                                             As Filed Pursuant to Rule 424(b)(1)
                                             Registration No. 333-43453;
                                                              333-43453-01



PROSPECTUS

                                 $2,437,000,000

                          Airplanes Pass Through Trust
                           (1998 Refinancing Trusts)
              SUBCLASS A-6, SUBCLASS A-7, SUBCLASS A-8 AND CLASS B
                           PASS THROUGH CERTIFICATES
                            ------------------------

  Each pass through certificate of any class or subclass (the "1998 Refinancing Certificates") offered as described herein (the "Offering") will represent a fractional undivided beneficial interest in four corresponding classes or subclasses of refinancing notes (collectively, the "1998 Refinancing Notes") issued by Airplanes Limited, a Jersey limited liability company ("Airplanes Limited"), and Airplanes U.S. Trust, a Delaware business trust ("Airplanes Trust" and, together with Airplanes Limited, "Airplanes Group"). Airplanes Limited and Airplanes Trust have each fully and unconditionally guaranteed (the "1998 Refinancing Guarantees") the other's obligations under the 1998 Refinancing Notes. Each corresponding class or subclass of 1998 Refinancing Notes will be held by a separate pass through trust (each, a "1998 Refinancing Trust" and, collectively, the "1998 Refinancing Trusts"), formed pursuant to a Pass Through Trust Agreement (the "Trust Agreement") among Airplanes Limited, Airplanes Trust and Bankers Trust Company, as pass through trustee (the "1998 Refinancing Trustee"). The only source of payment for the 1998 Refinancing Notes, the 1998 Refinancing Guarantees and other obligations of Airplanes Group will be the payments made by the Lessees under the Leases, proceeds from dispositions, if any, of the assets of Airplanes Group, net payments, if any, under the Swap Agreements, disposals of the 1998 Refinancing Notes by the Indenture Trustees under certain circumstances and net cash proceeds received from the sale of Refinancing Certificates. There can be no assurance that rental payments under the Leases will be adequate to pay the interest, principal and premium, if any, on the 1998 Refinancing Notes and 1998 Refinancing Certificates in accordance with their terms. Payments on the 1998 Refinancing Notes and the 1998 Refinancing Certificates will be subordinated to certain other obligations of Airplanes Group as further described herein.

  Wholly owned subsidiaries of GPA Group plc ("GPA Group" and, together with its subsidiaries and affiliates, "GPA") act as Administrative Agent and Cash Manager and GE Capital Aviation Services, Limited ("GECAS") acts as Servicer in connection with the transaction described herein.
                               ------------------

NEITHER THE 1998 REFINANCING NOTES NOR THE 1998 REFINANCING CERTIFICATES ARE
  OBLIGATIONS OF, OR GUARANTEED BY, OR OFFERED FOR SALE BY, THE TRUSTEE, GPA
                       GROUP OR ANY OF THEIR AFFILIATES.

NEITHER THE 1998 REFINANCING NOTES NOR THE 1998 REFINANCING CERTIFICATES ARE OBLIGATIONS OF, OR GUARANTEED BY, OR OFFERED FOR SALE BY, GENERAL ELECTRIC
  CAPITAL CORPORATION OR ANY OF ITS AFFILIATES. THE 1998 REFINANCING NOTES
    AND THE 1998 REFINANCING GUARANTEES ARE SOLELY THE OBLIGATIONS OF
     AIRPLANES LIMITED AND AIRPLANES TRUST. THE 1998 REFINANCING CERTIFICATES REPRESENT ONLY BENEFICIAL INTERESTS IN THE 1998
       REFINANCING NOTES AND THE 1998 REFINANCING GUARANTEES HELD BY THE
                            1998 REFINANCING TRUSTS.
                            ------------------------

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS, THE
 INFORMATION SET FORTH IN THE SECTION ENTITLED "RISK FACTORS" COMMENCING ON
                                    PAGE 29.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                              INITIAL AGGREGATE                          EXPECTED FINAL            FINAL             PRICE TO
 PASS THROUGH CERTIFICATES    PRINCIPAL AMOUNT     INTEREST RATE(1)      PAYMENT DATE(2)       MATURITY DATE       PUBLIC(3)(4)
 -------------------------   -------------------  -------------------  -------------------  -------------------  ----------------
Subclass A-6...............     $850,000,000         LIBOR+ 0.340%      January 15, 2004      March 15, 2019           100%
Subclass A-7...............     $550,000,000         LIBOR+ 0.260%       March 15, 2001       March 15, 2019           100%
Subclass A-8...............     $700,000,000         LIBOR+ 0.375%       March 15, 2003       March 15, 2019           100%
Class B....................     $337,000,000         LIBOR+ 0.750%       March 15, 2009       March 15, 2019           100%

------------

(1) London interbank offered rate for one month U.S. dollar deposits (unless otherwise specified, "LIBOR") plus the applicable margin.
(2) Based on the Assumptions set forth herein. See "Description of Securities -- The Certificates -- Payments and Distributions".
(3) The aggregate gross proceeds to the 1998 Refinancing Trusts from the sale of all the 1998 Refinancing Certificates will be $2,437 million. All proceeds of the offering of the 1998 Refinancing Certificates will be used to refinance Airplanes Group's Subclass A-1, A-2 and A-3 Notes and the Class B Notes. Airplanes Limited and Airplanes U.S. Trust will pay underwriting commissions of approximately $13 million and certain other transaction expenses which are expected to be approximately $4 million. See "Underwriting".
(4) Airplanes Limited, Airplanes Trust and GPA Group have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting".
                            ------------------------

The 1998 Refinancing Certificates are offered subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Shearman & Sterling, counsel to the Underwriters. It is expected that delivery of the 1998 Refinancing Certificates will be made in book-entry form on or about March 16, 1998 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, against payment therefor in immediately available funds.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER

LEHMAN BROTHERS                                             SALOMON SMITH BARNEY
BANCAMERICA ROBERTSON STEPHENS                        CREDIT SUISSE FIRST BOSTON

SBC WARBURG DILLON READ INC.                                    SOCIETE GENERALE

March 9, 1998

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE 1998 REFINANCING CERTIFICATES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE 1998 REFINANCING CERTIFICATES IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE LUXEMBOURG STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

     There has been no market for the 1998 Refinancing Certificates prior to the Offering. The Underwriters have advised Airplanes Limited and Airplanes Trust that they presently intend to make a market in the 1998 Refinancing Certificates. The Underwriters are not obligated, however, to make a market in the 1998 Refinancing Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of or trading market for the 1998 Refinancing Certificates. See "Underwriting".

     Each class or subclass of the 1998 Refinancing Certificates will be issued as one or more global securities in registered form, which are expected to be deposited with Bankers Trust Company, as custodian for The Depository Trust Company ("DTC"). Except as described under "Description of Securities -- The Certificates", no Definitive Certificates will be available to the purchasers thereof. Beneficial interests in the 1998 Refinancing Certificates will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC, or its nominee and its participants (including Cedel Bank, societe anonyme ("CEDEL BANK") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") holding through their respective depositaries, Citibank, N.A. and Morgan Guaranty Trust Company of New York).

     Unless otherwise stated, all monetary amounts are expressed herein in United States dollars ("$"). Various numbers and percentages set out in this Prospectus have been rounded and accordingly may not total exactly.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the 1998 Refinancing Trusts, Airplanes Limited, Airplanes Trust, GPA Group or the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the 1998 Refinancing Trusts, Airplanes Limited, Airplanes Trust or GPA Group since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

     Until April 18, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Neither General Electric Capital Corporation ("GE CAPITAL"), GECAS nor any of their affiliates is the issuer or guarantor of the 1998 Refinancing Notes or the 1998 Refinancing Certificates. Accordingly, neither GE Capital, GECAS nor any of their affiliates makes any representations or warranties as to the accuracy or completeness of the information contained in this Prospectus and nothing herein shall be deemed to constitute any such representation or warranty by GE Capital, GECAS or any of their affiliates or any representation or warranty as to the future performance of Airplanes Limited or Airplanes Trust or the ability of Airplanes Limited or Airplanes Trust to make payments of interest or principal with respect to the 1998 Refinancing Notes or the 1998 Refinancing Certificates.

     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. AIRPLANES GROUP'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

     The consent of the Finance and Economics Committee of the States of Jersey (the "COMMITTEE") under the Control of Borrowing (Jersey) Order 1958 (as amended) (the "1958 ORDER") will be obtained to the issue of the 1998 Refinancing Notes by Airplanes Limited and, to the extent the same may be required under the 1958 Order, the 1998 Refinancing Certificates.

     When this document is circulated there will have been delivered a copy thereof to the Registrar of Companies in Jersey in accordance with Article 6 of the Companies (General Provisions) (Jersey) Order 1992 and the consent of the Registrar of Companies to its circulation will have been given and not withdrawn. It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Committee takes any responsibility for the financial soundness of Airplanes Limited or for the correctness of any statements made, or opinions expressed, with regard to it.

     Airplanes Group has taken all reasonable care to confirm that the information contained in this Prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement herein, whether of fact or opinion.

                               TABLE OF CONTENTS

                                                    PAGE
                                                    ----
Prospectus Summary..............................       5
Summary Combined Financial Data.................      26
Risk Factors....................................      29
  Risks Relating to Airplanes Group and
    Certain Third Parties.......................      29
  Aircraft Risks................................      34
  Risks Relating to the Leases..................      40
  Risk of Lessee Default........................      43
  Risks Relating to Payments on the
    1998 Refinancing Certificates...............      46
  Capital Markets Risks.........................      47
  Certain Bankruptcy Considerations.............      47
  Tax Risks.....................................      48
The Parties.....................................      51
  Airplanes Limited.............................      51
  Airplanes Trust...............................      52
  The Trust and Trustee.........................      53
  GPA...........................................      54
  GECAS.........................................      56
Use of Proceeds.................................      59
The Aircraft, Related Leases and Collateral.....      60
  The Aircraft..................................      60
  Purchase Options..............................      60
  Insurance.....................................      60
  Maintenance Reserves..........................      60
  Appraisers' Reports...........................      61
  Portfolio Information.........................      62
  Airplanes Group Portfolio Analysis............      65
  The Leases....................................      70
  The Lessees...................................      71
  Downtime......................................      75
The Commercial Aircraft Industry................      76
  Demand for Aircraft...........................      76
  New Aircraft Supply...........................      77
  Used Aircraft Supply..........................      78
  Operating Leasing.............................      78
  Role of Government............................      78
  Technical Regulation..........................      79
Management of Airplanes Group...................      81
  Directors and Controlling Trustees............      81
  Beneficial Ownership of Airplanes Limited.....      84
  Beneficial Ownership of Airplanes U.S.
    Trust.......................................      85
  The Servicer..................................      85
  Corporate Management..........................      90
Selected Combined Financial Data................      93
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................      96
  Introduction..................................      96
  General.......................................      96

                                                    PAGE
                                                    ----
  Results of Operations -- Nine Months Ended
    December 31, 1997 Compared with Nine Months
    Ended December 31, 1996.....................      96
  Results of Operations -- Year Ended March 31,
    1997 Compared with Year Ended March 31,
    1996........................................      99
  Results of Operations -- Year Ended March 31,
    1996 Compared with Year Ended March 31,
    1995........................................     103
  Financial Resources and Liquidity.............     105
  The Accounts..................................     110
Description of Securities.......................     113
  General.......................................     113
  The Certificates..............................     114
  Revenue Assumptions...........................     121
  The Notes and the Guarantees..................     129
    Defeasance..................................     138
    Priority of Payments........................     139
  The Class E Notes.............................     156
  The Cash Management Agreement.................     158
  The Accounts..................................     158
Reports to Certificateholders...................     159
Book-Entry Registration, Global Clearance and
  Settlement....................................     161
  Book-Entry Registration.......................     161
  Definitive Certificates.......................     163
  CUSIP, ISIN and Common Code Numbers...........     164
Tax Considerations..............................     165
  Certain Jersey Tax Considerations.............     165
  Irish Tax Considerations......................     166
  U.S. Federal Income Tax Considerations........     167
ERISA Considerations............................     172
Underwriting....................................     174
Legal Matters...................................     176
Enforcement of Civil Liabilities................     177
Experts.........................................     177
Additional Information..........................     177
Index to Financial Statements...................     F-1
Independent Auditors' Consent and Report on
  Schedule......................................     S-1
Appendix 1. Table of Defined Terms..............     A-1
Appendix 2. Aircraft Types Data.................     A-5
Appendix 3. Monthly Gross Revenues Based on the
  Assumptions...................................     A-6
Appendix 4. Expected Portfolio Value Based on
  the Depreciation Factors......................     A-8
Appendix 5. Target Loan to Value Ratio and
  Target Principal Balance of Class A and Class
  B Certificates................................    A-10
Appendix 6. Supplemental Loan to Value Ratio and
  Supplemental Principal Balance................    A-12
Appendix 7. Scheduled Principal Payment Amounts
  and Target Pool Factors for Fixed Rate
  Certificates..................................    A-14
Appendix 8. Percent of Initial Outstanding
  Principal Balance of the Certificates Based on
  the Assumed Case..............................    A-16

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used in this Prospectus Summary without definition have the meanings assigned in the text of this Prospectus. An Index referencing defined terms is attached as Appendix 1 hereto. Investors should thoroughly consider this Prospectus in its entirety, including the information set forth herein under "Risk Factors", prior to an investment in the 1998 Refinancing Certificates.

OVERVIEW

     The separate 1998 Refinancing Trusts will issue Subclass A-6 Certificates (the "SUBCLASS A-6 CERTIFICATES"), Subclass A-7 Certificates (the "SUBCLASS A-7 CERTIFICATES"), Subclass A-8 Certificates (the "SUBCLASS A-8 CERTIFICATES") or Class B Certificates (the "CLASS B CERTIFICATES"). Any Subclass A-6 Certificate that is issued will represent a fractional undivided interest in a pair of corresponding Subclass A-6 Notes issued by Airplanes Limited and Airplanes Trust (together with, unless the context otherwise requires, their subsidiaries, "AIRPLANES GROUP") and held by the "1998 REFINANCING TRUST A-6". Any Subclass A-7 Certificate that is issued will represent a fractional undivided interest in a pair of corresponding Subclass A-7 Notes issued by Airplanes Limited and Airplanes Trust and held by the "1998 REFINANCING TRUST A-7". Any Subclass A-8 Certificate that is issued will represent a fractional undivided interest in a pair of corresponding Subclass A-8 Notes issued by Airplanes Limited and Airplanes Trust and held by the "1998 REFINANCING TRUST A-8". Any Class B Certificate that is issued will represent a fractional undivided interest in a pair of corresponding Class B Notes issued by Airplanes Limited and Airplanes Trust and held by the "1998 REFINANCING TRUST B". The proceeds of the underwritten offering of the 1998 Refinancing Certificates (the "OFFERING") will be used to refinance Airplanes Limited's and Airplanes Trust's Subclass A-1 Notes, Subclass A-2 Notes, Subclass A-3 Notes and Class B Notes. Airplanes Limited and Airplanes Trust have each fully and unconditionally guaranteed the other's obligations under their respective 1998 Refinancing Notes.

AIRPLANES GROUP'S CAPITAL STRUCTURE AND PORTFOLIO

     Airplanes Limited and Airplanes Trust are special purpose vehicles that were established to acquire 229 aircraft from GPA in March 1996 for the purpose of refinancing substantially all of GPA's secured debt obligations at the time and enhancing GPA's ability to meet its remaining debt obligations. Airplanes Limited and Airplanes Trust funded this acquisition by causing Airplanes Pass Through Trust to issue $4,048 million of Pass Through Certificates (collectively, the "EXISTING CERTIFICATES" and, together with the 1998 Refinancing Certificates, the "CERTIFICATES") in four classes -- Class A, Class B, Class C and Class D. The Class A Certificates were further subdivided into five separate sub-classes. Each class and subclass of the Certificates represents fractional undivided beneficial interests in two corresponding classes or subclasses of notes (collectively, the "EXISTING NOTES" and, together with the 1998 Refinancing Notes, the "NOTES") issued by Airplanes Limited and Airplanes U.S. Trust. Airplanes Group received the net proceeds from an underwritten offering of the Existing Certificates (the "1996 OFFERING") in exchange for the Existing Notes and used such net proceeds, together with approximately $604 million in aggregate principal amount of a fifth class of Airplanes Group notes (the "CLASS E NOTES"), to pay the purchase price for the acquisition of certain subsidiaries of GPA Group which owned the 229 aircraft (the "ACQUISITION") and to refinance approximately $2.9 billion of secured indebtedness and other obligations of GPA owed under certain bank facilities.

     GPA is the holder of a majority in aggregate principal amount of the Class E Notes. Minimum interest at the rate of 1% and, in more limited circumstances, supplemental interest at the rate of 10%, will be paid on the outstanding principal balance of the Class E Notes only to the extent that Airplanes Group has sufficient cashflow after paying or providing for each of the items ranking prior to such payment under the priority of payments. GPA as the holder of the Class E Notes is effectively entitled to the residual value of the Aircraft after the repayment of the Class A, Class B, Class C and Class D Notes. See "Prospectus Summary -- Overview of Priority of Payments" and "Description of Securities -- The Notes and the Guarantees -- Priority of Payments" and "-- The Class E Notes".

     Through the payment date in February 1998, GPA and the other holders of the Class E Notes had received aggregate payments of minimum interest on the Class E Notes of approximately $9.15 million. No payment of supplemental interest on the Class E Notes has been made to date. Based on the assumptions set forth under "Description of Securities -- The Certificates -- Assumptions" (the "ASSUMPTIONS"), the present value of the aggregate future payments of minimum interest on the Class E Notes to be paid from March 15, 1998 through October 15, 2012 (the payment date at which all amounts outstanding under the Notes are assumed to have been repaid) is approximately $35 million (using a discount rate of 15%). Based on the Assumptions, no supplemental interest on the Class E Notes is assumed to have been paid prior to such date. Based on the Assumptions, the Expected Portfolio Value (as defined under "Description of Securities -- The Notes and the Guarantees -- Principal Amortization of Floating Rate Notes") of the Aircraft at October 15, 2012 will equal approximately $990 million.

     Investors should not rely on the above amounts as an indication of the fair value of the Class E Notes. Moreover, as described under "Description of the Securities -- The Certificates -- Assumptions", it is highly likely that actual experience will vary from the Assumptions. Accordingly, the actual amount of future interest payments on the Class E Notes and the Expected Portfolio Value of the Aircraft will likely differ from the amounts set forth above.

     Of the $598 million of Subclass A-5 Notes and the $375 million of Class B Notes originally issued in March 1996, $490 million and $37 million, respectively, had been repaid as of February 17, 1998 in accordance with the terms of such Notes. Of the $604 million of Class E Notes issued, approximately $13 million was subsequently canceled pursuant to the purchase price adjustment provisions of the agreements pursuant to which the aircraft-owning subsidiaries of GPA Group were sold to Airplanes Group.

     Of the 229 aircraft and related leases acquired from GPA on March 28, 1996, Airplanes Limited indirectly acquired 206 of the aircraft and related leases through the acquisition of 95% of the capital stock of Airplanes Holdings Limited ("HOLDING CO.") and Airplanes Trust indirectly acquired 23 aircraft through the acquisition of the capital stock of AeroUSA, Inc. ("AEROUSA"), a Connecticut corporation. During the fiscal year ending March 31, 1997, in order to facilitate the structuring of certain leasing transactions, two aircraft were transferred from the indirect ownership of Airplanes Limited to AeroUSA.

     At January 23, 1998, ten of the original 229 aircraft had been sold, one had suffered a constructive total loss (a "constructive total loss" occurs when an aircraft is damaged and the cost of repair exceeds the value of the aircraft), and 212 of the remaining 218 owned aircraft (the "AIRCRAFT") in the portfolio of Aircraft owned by Airplanes Group (the "PORTFOLIO") were on lease to 74 operators in 38 countries. The leases with respect to the Aircraft at January 23, 1998 are referred to as the "EXISTING LEASES". The number of Aircraft in the Portfolio at January 23, 1998 gives effect to the delivery of three DC8 Aircraft to Emery Worldwide Airlines, Inc. ("EMERY"), as if all of such deliveries occurred prior to January 23, 1998. A contract for the sale of six DC8 aircraft (including the three aircraft mentioned above) to Emery was signed on December 30, 1997, for an aggregate price that meets the aggregate Note Target Price (as defined under "Description of Securities -- The Notes and Guarantees -- Trust Indenture Covenants"). Three Aircraft were delivered to Emery on December 30, 1997, and the remaining three Aircraft are expected to be delivered to Emery by March 20, 1998. See "The Aircraft, the Related Leases and Collateral".

     As of January 23, 1998, Holding Co. owned (i) 30 of the Aircraft and related Existing Leases, (ii) twelve wholly owned subsidiaries which owned 167 of the Aircraft (including Holding Co., the "AIRCRAFT OWNING COMPANIES") and
(iii) ten other wholly owned subsidiaries ("SPECIAL LESSORS") which owned no Aircraft and whose business is to lease certain of the Aircraft from the Aircraft Owning Companies and sublease such Aircraft to various aircraft operators. The Special Lessors are largely incorporated in various European jurisdictions. Additional Special Lessors may be organized in other jurisdictions in the future. As of January 23, 1998, AeroUSA owned, directly and indirectly, 21 of the Aircraft. The indirect ownership of the Aircraft by two different entities, Airplanes Limited and Airplanes Trust, reflects GPA Group's corporate structure prior to the Acquisition. It would not have been tax-efficient in Ireland or the United States to have a single direct or indirect owner of the Aircraft following the Acquisition. The Aircraft Owning Companies, the Special Lessors and AeroUSA are referred to herein as the "TRANSFERRED COMPANIES".

SERVICER

     GECAS acts as servicer (the "SERVICER") pursuant to the servicing agreement among Airplanes Limited, AeroUSA, Holding Co., Airplanes Trust, GPA Cash Manager Limited, as Cash Manager, and GECAS dated as of March 28, 1996 (the "SERVICING AGREEMENT") and performs certain aircraft-related services on behalf of Airplanes Group. Airplanes Limited, AeroUSA and Holding Co. have directed the Servicer to perform such services in a manner that is intended to be consistent with maximizing the cash flows derived from the Aircraft and the Existing Leases and future leases related thereto (the "FUTURE LEASES" and, together with the Existing Leases, the "LEASES") over time, subject to the constraints imposed by the Trust Indentures and by seeking to achieve a balanced and diversified portfolio (including, without limitation, with respect to lessees, geography and lease term lengths), in all cases taking into account then existing and anticipated market conditions affecting the operating lease market for used aircraft and the commercial aviation industry generally. The Servicer is not required pursuant to the terms of the Servicing Agreement to obtain rental rates designed to pay any amounts due and owing under the Notes and no assurance can be given that the rental rates of the Leases will be sufficient to pay interest and principal on the Notes in accordance with their terms.

     As described below under "The Parties -- GPA", GE Capital has the right to acquire at any time until October 29, 2001, 90% of the ordinary share capital of GPA Group. There can be no assurance, however, that GE Capital will elect to acquire any of such ordinary shares. Neither the Certificates nor the Notes are obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

RANKING

     After the payment of amounts due and owing in respect of, among other things, taxes and obligations to lessees and various service providers (including, without limitation, the Servicer, the Administrative Agent and the Cash Manager), the cash flows derived primarily from the Leases will be applied, indirectly, towards the payment of amounts due to Certificateholders. Payments of interest on the Subclass A-6, Subclass A-7 and Subclass A-8 Notes and the corresponding Subclass A-6, Subclass A-7 and Subclass A-8 Certificates will rank equally with payments of interest on the other subclasses of Class A Notes. Payments of interest on the Class B Notes and the corresponding Class B Certificates will be made after payments of interest on the Class A Notes and certain payments of principal on the Class A Notes. Interest at the rate of 1% on the outstanding principal balance of the Class E Notes will be paid in priority to certain payments of principal on the 1998 Refinancing Notes and the corresponding 1998 Refinancing Certificates and, assuming Available Collections are sufficient therefor, this would result in maximum annual interest payments on the Class E Notes of $5.91 million. See "Prospectus Summary -- Overview of Priority of Payments" and "Description of Securities -- The Notes and the Guarantees -- Priority of Payments".

GPA

     The Acquisition was structured, and Airplanes Group's activities since the Acquisition have been conducted, with the intent of establishing Airplanes Limited, Airplanes Trust, Holding Co., AeroUSA and their respective subsidiaries as legal entities distinct from GPA that would be unaffected by the bankruptcy or insolvency of GPA Group or any of its affiliates. If such entities were to be consolidated with GPA Group or otherwise affected by any bankruptcy or insolvency of the GPA Group and its affiliates, payments to Certificateholders could be materially adversely affected. See "Risk Factors -- Certain Bankruptcy Considerations".

     A majority of the Directors of Airplanes Limited and a majority of the Controlling Trustees of Airplanes Trust are independent of GPA, although certain significant transactions may only be approved by a unanimous vote of all the Directors of Airplanes Limited and all the Controlling Trustees of Airplanes Trust, respectively.

LACK OF EXECUTIVE MANAGEMENT

     Airplanes Limited and Airplanes Trust have no employees or executive officers. Accordingly, the Directors and Controlling Trustees rely upon the Servicer, the Administrative Agent, the Cash Manager and other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. See "Management of Airplanes Group".

THE 1998 REFINANCING CERTIFICATES

     The following table summarizes certain of the principal terms of the Offering.

                                 SUBCLASS A-6      SUBCLASS A-7     SUBCLASS A-8       CLASS B
                                 CERTIFICATES      CERTIFICATES     CERTIFICATES     CERTIFICATES
                               ----------------   --------------   --------------   --------------
Aggregate Principal Amount...      $850,000,000     $550,000,000     $700,000,000     $337,000,000
Expected Ratings:
  DCR........................                AA               AA               AA                A
  Moody's....................               Aa2              Aa2              Aa2               A2
  Standard & Poor's..........                AA               AA               AA                A
Interest Rate................      LIBOR+0.340%     LIBOR+0.260%     LIBOR+0.375%     LIBOR+0.750%
Initial Loan to Aircraft
  Value (Cumulative)(1)......             60.2%            60.2%            60.2%            68.6%
Expected Weighted Average
  Life.......................         3.1 Years        3.0 Years        5.0 Years        6.1 Years
Expected Final Payment
  Date.......................  January 15, 2004   March 15, 2001   March 15, 2003   March 15, 2009
Final Maturity Date..........    March 15, 2019   March 15, 2019   March 15, 2019   March 15, 2019

---------------

(1) "INITIAL LOAN TO AIRCRAFT VALUE" represents, in the case of the Subclass A-6, A-7 and A-8 Certificates, the initial aggregate principal amount of such Class A Certificates plus the estimated outstanding aggregate principal balance at March 16, 1998 of the other subclasses of Class A Certificates and, in the case of the Class B Certificates, such initial and estimated outstanding aggregate principal amounts of all Class A Certificates plus the initial aggregate principal amount of the Class B Certificates, in each case expressed as a percentage of (i) the aggregate Appraised Value of the Aircraft (including the three Aircraft with respect to which a contract for sale was signed with Emery) plus (ii) $120 million, the Liquidity Reserve Amount less the amount of Lessee Security Deposits at such date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- The Accounts -- Liquidity Reserve Amount".

RATINGS OF THE 1998 REFINANCING CERTIFICATES

     The ratings of the 1998 Refinancing Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the 1998 Refinancing Certificates. Payments of principal and interest on the 1998 Refinancing Notes will be payable only after any Expenses have been paid or provided for in full and only to the extent that Available Collections are sufficient therefor in accordance with the priority of payments established for the Notes. In addition, Airplanes Group's ability to pay Step-Up Interest or principal in full on the 1998 Refinancing Notes on the Expected Final Payment Date (as indicated in the table above, the "EXPECTED FINAL PAYMENT DATE") for the 1998 Refinancing Certificates (or on any other date prior to the Final Maturity Date (as indicated in the table above, the "FINAL MATURITY DATE")) has not been rated by any of the Rating Agencies. The ratings assigned to the 1998 Refinancing Certificates do not address the effect of any imposition of any withholding tax on any payments under the Leases, the 1998 Refinancing Notes, the 1998 Refinancing Guarantees, the 1998 Refinancing Certificates or otherwise. See "Risk Factors -- Tax Risks" and "Tax Considerations".

     A rating is not a recommendation to buy, sell or hold 1998 Refinancing Certificates inasmuch as ratings do not comment as to market price or suitability for a particular investor and may be subject to revision, suspension or withdrawal at any time by the assigning Rating Agency. In the event that a rating initially assigned to the 1998 Refinancing Certificates is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the 1998 Refinancing Certificates.

                            THE AIRCRAFT AND LESSEES

     The following pie charts summarize Airplanes Group's exposure as of January 23, 1998 to various types of Aircraft, Lessees, ages of Aircraft, noise restrictions applying to Aircraft and the regions and countries in which Lessees are based. All percentages have been calculated by reference to the Appraised Value (as of January 23, 1998) of the Aircraft based on a Portfolio of 218 Aircraft (after giving effect to the delivery of three aircraft to Emery as if such deliveries had occurred prior to January 23, 1998).

                         EXPOSURE TO INDIVIDUAL LESSEES

Malev...................  2.37%
Air Europa..............  2.48%
TAM.....................  2.55%
Mexicana................  2.83%
Off-Lease...............  2.91%
Transbrasil.............  3.02%
Airtours................  3.30%
Avianca.................  3.55%
Burlington Air..........  4.14%
THY.....................  4.74%
Canadian Airlines.......  5.51%
Aeromexico..............  5.57%
Varig...................  6.70%
Other................... 50.33%

Total Number of Lessees is 74

                          EXPOSURE TO TYPE OF AIRCRAFT

DHC8-300CA..............  3.09%
B757-200................  3.32%
B737-200A...............  4.46%
B737-500................  6.14%
MD11....................  6.23%
B767-300ER..............  6.78%
F100....................  6.77%
B737-300................  6.41%
DC8-71F.................  8.71%
A320-200................  9.67%
Other................... 10.02%
MD83.................... 12.99%
B737-400................ 15.40%

Total Number of Aircraft is 218
Narrow Body Aircraft: 203 (82.12%)
Widebody Aircraft: 15 (16.88%)

                EXPOSURE TO COUNTRIES IN WHICH LESSEES ARE BASED

Ireland.................  2.40%
Italy...................  2.41%
Sweden..................  2.81%
Off-Lease...............  2.91%
Chile...................  2.92%
China...................  3.56%
Spain...................  4.50%
UK......................  4.65%
Colombia................  4.59%
Canada..................  6.18%
Mexico..................  8.59%
Turkey..................  8.68%
USA..................... 10.99%
Brazil.................. 13.94%
Other................... 20.87%

Total Number of Countries is 38

                 EXPOSURE OF AIRCRAFT TO NOISE RESTRICTIONS(1)

Stage 2 Aircraft........  6.56%
Stage 3 Aircraft........ 93.44%

Turboprop Aircraft are included as Stage 3 Aircraft

                 EXPOSURE TO REGION IN WHICH LESSEES ARE BASED

Other...................  2.35%
Off-Lease...............  2.91%
Asia and Far East....... 10.29%
North America........... 17.17%
Europe.................. 33.64%
Latin America........... 33.64%

Europe includes Turkey and Other includes CIS countries





  EXPOSURE TO YEAR OF AIRCRAFT MANUFACTURE OR SUBSEQUENT FREIGHTER CONVERSION

1987....................  1.55%
1993....................  3.30%
1989....................  4.39%
1988....................  5.03%
1990.................... 10.40%
Other................... 12.86%
1991.................... 23.15%
1992.................... 39.35%

Weighted average age from manufacture or conversion is approximately 7.6 years

(1) See "The Aircraft, Related Leases and Collateral -- Portfolio Information -- The Aircraft".

                                   PAYMENT FLOWS


     The flowchart under this heading provides a summary of payment flows within Airplanes Group. Payments under the Leases are received from the Lessees by AeroUSA, a subsidiary of Airplanes U.S. Trust and by Holding Co. and Aircraft Owning Companies and Special Lessors, all of which are subsidiaries of Airplanes Limited. The Lease payments are then used by the above named subsidiaries of Airplanes U.S. Trust and Airplanes Limited to pay interest and principal on intercompany loans to Airplanes U.S. Trust and Airplanes Limited. Airplanes U.S. Trust uses the funds received from AeroUSA to pay interest and principal on the Airplanes Trust Notes and Guarantees to Airplanes Pass Through Trust and to pay interest and principal on the Class E Notes to GPA, Inc. Airplanes Limited uses the funds it receives from the Aircraft Owning Companies and Special Lessors and Holding Co. to pay interest and principal on the Airplanes Limited Notes and Guarantees to Airplanes Pass Through Trust, to pay interest and principal on the Class E Notes to GPA Group(1) and to pay dividends on equity interest in Airplanes Limited to the Charitable Trusts. Finally, Airplanes Pass Through Trust uses the funds it receives from Airplanes U.S. Trust and Airplanes Limited to pay interest and principal on the Class A-D Certificates.

---------------

(1) Approximately $83 million (or 14%) of the aggregate principal amount of the Class E Notes are held by consolidated subsidiaries of GPA Group in which minority shareholders have interests representing approximately $23 million (or 4%) of the aggregate principal amount of the Class E Notes. See "The Parties -- GPA".

                             OWNERSHIP STRUCTURE(1)


     The flowchart under this heading sets forth the ownership structure of Airplanes Group. Airplanes Group consists of Airplanes Limited, a Jersey limited liability company and Airplanes U.S. Trust, a Delaware business trust.

     One-hundred percent of the equity interest in Airplanes Limited is held by the Charitable Trusts. Airplanes Limited holds 95% of the equity interest in Holding Co. GPA Group holds the remaining 5% equity interest in Holding Co. Holding Co. owns 100% of the equity interest in the Aircraft Owning Companies and Special Lessors. Together, Holding Co. and the Aircraft Owning Companies and Special Lessors own 197 Aircraft.

     The residual interest in Airplanes U.S. Trust is held by GPA, Inc. One-hundred percent of the equity interest in GPA, Inc. is held by GPA Group. Airplanes U.S. Trust owns 100% of the equity interest in AeroUSA and its wholly owned subsidiary(2). AeroUSA and its subsidiary together own 21 Aircraft.

---------------

(1) Airplanes Group may establish additional subsidiaries from time to time for the purpose of directly or indirectly leasing Aircraft from the Aircraft Owning Companies or any other subsidiary of Holding Co. or AeroUSA and sub-leasing them to operators where commercial or other reasons make it desirable to do so. Any additional subsidiaries will be subject to restrictions set forth in the Trust Indentures.

(2) The shares of AeroUSA and its wholly-owned subsidiary are held by voting trusts with First Security Bank of Utah, National Association acting as trustee in order to satisfy regulations of the U.S. Federal Aviation Administration regarding the U.S. citizenship of the owners of U.S.-registered aircraft. Airplanes Trust holds voting trust certificates representing such respective shares.

                                  OVERVIEW OF
                              PRIORITY OF PAYMENTS

     The following chart summarizes the order of priority of payments on the Notes, the Class E Notes and other obligations of Airplanes Group as described in more detail in "Description of the Securities -- The Notes and the Guarantees -- Priority of Payments".

     Collections

     (i)     Required Expense Amount

     (ii)    Class A Interest and Swap Payments

     (iii)   First Collection Account Top-Up

     (iv)    Minimum Hedge Payment

     (v)     Class A Minimum Principal

     (vi)    Class B Interest

     (vii)   Class B Minimum Principal

     (viii)  Class C Interest

     (ix)    Class D Interest

     (x)     Second Collection Account Top-Up

     (xi)    Class A Principal Adjustment Amount

     (xii)   Class C Scheduled Principal

     (xiii)  Class D Scheduled Principal

     (xiv)   Modification Payments

     (xv)    Class A Note Step-Up Interest

     (xvi)   Class E Minimum Interest

     (xvii)  Supplemental Hedge Payment

     (xviii) Class B Supplemental Principal

     (xix)   Class A Supplemental Principal

     (xx)    Class D Outstanding Principal

     (xxi)   Class C Outstanding Principal

     (xxii)  Class E Supplemental Interest

     (xxiii) Class B Outstanding Principal

     (xxiv)  Class A Outstanding Principal

     (xxv)   Subordinated Swap Payments

     (xxvi)  Class E Accrued Unpaid Interest

     (xxvii) Class E Outstanding Principal

                                  THE OFFERING

The 1998 Refinancing
Trusts.....................  Each 1998 Refinancing Trust will be formed under the laws of the State of New York pursuant to a Trust Agreement among Airplanes Limited, Airplanes Trust and Bankers Trust Company, as trustee for the holders of the Existing Certificates, and will acquire the 1998 Refinancing Notes and the 1998 Refinancing Guarantees and will issue and sell the 1998 Refinancing Certificates. The 1998 Refinancing Trusts together with the Existing Trusts are referred to as the "AIRPLANES PASS THROUGH TRUST" or the "TRUST". Bankers Trust Company will be trustee for the holders of the 1998 Refinancing Certificates (the "1998 REFINANCING TRUSTEE" and, together with the trustee for the holders of the Existing Certificates, the "TRUSTEE"). The Trust's principal office is located in care of the Trustee at 4 Albany Street, New York, New York 10006. See "The Parties -- The Trust and Trustee".

Trust Assets...............  The respective classes and subclasses of 1998
                             Refinancing Notes and 1998 Refinancing Guarantees, will represent substantially all of the assets of the corresponding 1998 Refinancing Trust (the "TRUST ASSETS"). Under the Trust Agreement, the Trustee may not transfer any of the 1998 Refinancing Notes or the 1998 Refinancing Guarantees except in connection with an exercise of remedies following a Note Event of Default. See "The Parties -- The Trust and Trustee".

Payment Dates..............  Interest on the 1998 Refinancing Certificates will be payable monthly in arrears on the fifteenth day of each month, commencing April 15, 1998 (each a "PAYMENT DATE"); provided that if any Payment Date would otherwise fall on a day which is not a Business Day, the relevant Payment Date will be the first following day which is a Business Day. For the purposes of the Certificates, "BUSINESS DAY" means a day on which U.S. dollar deposits may be dealt in on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England. See "Description of Securities -- The Certificates -- Payments and Distributions".

Record Date................  The record date (the "RECORD DATE") with respect to each Payment Date will be the close of business on the day that is 15 days prior to such Payment Date, whether or not such day is a Business Day. See "Description of Securities -- The Certificates -- Payments and Distributions".

Reference Date.............  The reference date (the "REFERENCE DATE") with respect to each Payment Date will be the day that is two Business Days prior to such Payment Date. See "Description of Securities -- The Notes and the Guarantees -- Reference Agency Agreement".

Calculation Date...........  The fourth Business Day immediately preceding each
                             Payment Date is the "CALCULATION DATE".

Interest Accrual Period....  The period beginning on (and including) March 16,
                             1998 (the "CLOSING DATE") and ending on (but excluding) the first Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date is called an "INTEREST ACCRUAL PERIOD"; provided that the final Interest Accrual Period will end on but exclude the Final Maturity Date (or, if earlier with respect to any class or subclass of Notes, the date such class or subclass of Notes is paid in full). Account balances with respect to each Interest Accrual Period shall be determined by reference to the balance of funds on deposit in Accounts on the Calculation Date immediately preceding each Payment Date. See "Description of Securities -- The Certificates -- Payments and Distributions".

Accrued Interest...........  Any accrued interest that is not paid on a Payment
                             Date will bear interest at the stated rate of the relevant class or subclass of the 1998 Refinancing Notes.

Sources of Payments on the
  1998 Refinancing
  Certificates
  and 1998 Refinancing
  Notes....................  The only source of payment for the 1998 Refinancing
                             Certificates, the 1998 Refinancing Notes, the 1998 Refinancing Guarantees and the other obligations of Airplanes Group will be the payments made by the Lessees under the Leases, proceeds from dispositions, if any, of the assets of Airplanes Group, net payments, if any, under the Swap Agreements and other hedging instruments, net cash proceeds received from the sale of Refinancing Certificates and proceeds, if any, received in connection with disposals of the 1998 Refinancing Notes by the Indenture Trustees under certain circumstances. Payments on the 1998 Refinancing Notes and the 1998 Refinancing Guarantees and, correspondingly, on the 1998 Refinancing Certificates, will be made only to the extent of amounts on deposit in the Collection Account on the Calculation Date relating to each Payment Date net of Expenses (other than Permitted Accruals in respect of Modification Payments) then due and payable or reasonably anticipated to become due and payable during the next Interest Accrual Period (the "REQUIRED EXPENSE AMOUNT") and other amounts set forth in "Description of Securities -- The Notes and the Guarantees -- Priority of Payments" (the "AVAILABLE COLLECTIONS"). On each Payment Date, interest, principal and premium, if any, paid in respect of each class or subclass of the 1998 Refinancing Notes, to the extent received by the 1998 Refinancing Trustee, will be passed through to holders of the corresponding class or subclass of the 1998 Refinancing Certificates on the Record Date for such Payment Date (the "1998 REFINANCING CERTIFICATEHOLDERS" and together with the holders of the Existing Certificates, the "CERTIFICATEHOLDERS"). It is expected, based on the Assumptions, that funds to be received by the 1998 Refinancing Trustee in respect of the 1998 Refinancing Notes will be sufficient to pay interest, principal and premium, if any, on the 1998 Refinancing Certificates. See "Description of Securities -- The Certificates" and "-- The Notes and the Guarantees -- Priority of Payments", "Risk Factors -- Risks Relating to Payments on the 1998 Refinancing Certificates" and "-- Capital Markets Risks".

1998 Refinancing
Guarantees.................  Each of Airplanes Limited and Airplanes Trust shall unconditionally guarantee the obligations of the other under the 1998 Refinancing Notes (the "1998 REFINANCING GUARANTEES"). Payments under the 1998 Refinancing Guarantees will be subordinated in priority of payment in accordance with the priority of payments on each class or subclass of the 1998 Refinancing Notes. The guarantees on the Existing Notes are referred to herein as the "EXISTING GUARANTEES". The Existing Guarantees, together with the 1998 Refinancing Guarantees, are referred to herein as the "GUARANTEES".

Use of Proceeds............  The purpose of the Offering is to refinance the
                             Subclass A-1 Notes, Subclass A-2 Notes, Subclass A-3 Notes and Class B Notes of Airplanes Group. All of the proceeds from the Offering will be used for such purpose. See "Use of Proceeds".

Ratings of the 1998
Refinancing Certificates...  It is a condition to the issuance of the 1998
                             Refinancing Certificates that each class or subclass of the 1998 Refinancing Certificates will receive ratings from Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S" and, together with DCR and Moody's, the "RATING AGENCIES") as set forth under "Description of the Securities -- The Certificates -- Ratings".

Listing....................  Application has been made to list the 1998
                             Refinancing Certificates on the Luxembourg Stock Exchange. See "Additional Information".

Denominations..............  The 1998 Refinancing Certificates will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided that a single Certificate of each class or subclass may be issued in a denomination of less than $100,000. See "Description of the Securities -- The Certificates".

Form.......................  It is expected that the 1998 Refinancing
                             Certificates will be issued in fully registered form only in the name of Cede & Co. as the nominee of DTC. No person acquiring an interest in the 1998 Refinancing Certificates will be entitled to receive a Definitive Certificate representing such person's interest in the corresponding 1998 Refinancing Trust, except in the event that Definitive Certificates are issued under the limited circumstances described herein. 1998 Refinancing Certificateholders will hold their 1998 Refinancing Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe), if they are participants in such systems, or indirectly through organizations which are participants in such systems. See "Book-Entry, Registration, Global Clearance and Settlement".

Airplanes Limited..........  Airplanes Limited is a special purpose limited liability company formed under the laws of Jersey with its registered and principal office located at 22 Grenville Street, St. Helier, Jersey, JE4 8PX, Channel Islands (telephone: 011-44-1534-609-000) ("AIRPLANES LIMITED"). See "The Parties -- Airplanes Limited" and "Management of Airplanes Group".

Airplanes Trust............  Airplanes U.S. Trust is a Delaware business trust
                             ("AIRPLANES TRUST"), organized pursuant to the Airplanes Trust Agreement (the "AIRPLANES TRUST AGREEMENT") among GPA, Inc., a wholly owned subsidiary of GPA Group ("GPA, INC."), as settlor (the "SETTLOR"), Wilmington Trust Company, as trustee (the "DELAWARE TRUSTEE") and the Controlling Trustees thereunder. Airplanes Trust's principal office is located in care of the Delaware Trustee at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 (telephone:
                             1-302-651-1000). See "The Parties -- Airplanes Trust" and "Management of Airplanes Group".

Airplanes Group............  Airplanes Limited and Airplanes Trust and, unless the context otherwise requires, the subsidiaries of each of them on a combined basis. See "Prospectus Summary -- The Portfolio".

Airplanes Limited
  1998 Refinancing Notes...  Airplanes Limited will issue the 1998 Refinancing
                             Notes (the "AIRPLANES LIMITED 1998 REFINANCING NOTES") pursuant to a supplement to the trust indenture dated March 28, 1996 (as amended or supplemented, the "AIRPLANES LIMITED INDENTURE"), among Airplanes Limited, Airplanes Trust and Bankers Trust Company, as Airplanes Limited Indenture Trustee (the "AIRPLANES LIMITED INDENTURE TRUSTEE"). The Airplanes Limited 1998 Refinancing Notes, together with the Existing Notes issued by Airplanes Limited, are referred to as the "AIRPLANES LIMITED NOTES". See "Description of Securities -- The Notes and the Guarantees".

Airplanes Trust
  1998 Refinancing Notes...  Airplanes Trust will issue the 1998 Refinancing
                             Notes (the "AIRPLANES TRUST 1998 REFINANCING
                             NOTES") pursuant to a supplement to the trust indenture dated March 28, 1996 (as amended or supplemented, the "AIRPLANES TRUST INDENTURE" and, together with the Airplanes Limited Indenture, the "TRUST INDENTURES"), among Airplanes Limited, Airplanes Trust and Bankers Trust Company, as Airplanes Trust Indenture Trustee (the "AIRPLANES TRUST INDENTURE TRUSTEE", and together with the Airplanes Limited Indenture Trustee, the "INDENTURE TRUSTEES"). The Airplanes Trust 1998 Refinancing Notes, together with the Existing Notes issued by Airplanes Trust, are referred to as the "AIRPLANES TRUST NOTES". See "Description of Securities -- The Notes and the Guarantees".

1998 Refinancing Notes.....  The 1998 Refinancing Notes shall comprise the
                             Airplanes Limited 1998 Refinancing Notes and the Airplanes Trust 1998 Refinancing Notes. The 1998 Refinancing Notes are expected to be divided into four classes or subclasses, the Subclass A-6 Notes, the Subclass A-7 Notes, the Subclass A-8 Notes and the Class B Notes. Each class or subclass of the 1998 Refinancing Notes will be entitled to receive interest from their date of delivery at a rate per annum equal to one month LIBOR on the applicable Reference Date plus the applicable margin set forth on the cover page of this Prospectus. The interest rates on each class or subclass of the 1998 Refinancing Notes will be determined for the initial Interest Accrual Period two Business Days prior to the scheduled delivery thereof.

                             The 1998 Refinancing Notes and the other subclasses of Class A Notes are referred to collectively herein as the "FLOATING RATE NOTES" and the 1998 Refinancing Certificates and the other subclasses of Class A Certificates are referred to collectively herein as the "FLOATING RATE CERTIFICATES". The Existing Class C Notes and Class D Notes are collectively referred to herein as the "FIXED RATE NOTES" and the Existing Class C Certificates and Class D Certificates are collectively referred to herein as the "FIXED RATE CERTIFICATES". See "Description of Securities -- The Notes and the Guarantees".

Status of 1998 Refinancing
  Notes....................  The 1998 Refinancing Notes will constitute direct obligations of Airplanes Limited and Airplanes Trust, as the case may be. None of the Trustee, the Indenture Trustees or the Certificateholders has or will have any security interest, mortgage, charge or other similar interest in any of the Aircraft or the Leases. The Security Trustee has been granted a security interest in one-third of the ordinary share capital of Holding Co. and its subsidiaries and in Airplanes Group's interests in the cash in the Accounts. In addition, the Accounts (except for certain Rental Accounts) are held in the name of the Security Trustee. See "Description of Securities -- The Notes and the Guarantees". Airplanes Group's ability to incur indebtedness is significantly constrained. However, Airplanes Group will have the ability, in certain circumstances, to refinance certain classes or subclasses of Certificates through the issuance and sale by separate trusts of new certificates (the "REFINANCING CERTIFICATES"). Such Refinancing Certificates will rank equally with the classes or subclasses of refinanced Certificates and will never rank higher in priority than the Class A Certificates. See "Description of Securities -- The Notes and the Guarantees -- Trust Indenture Covenants -- Limitations on Indebtedness".

Payments on the
  1998 Refinancing Notes...  Interest, principal and premium, if any, on the
                             1998 Refinancing Notes will be paid only out of Available Collections with respect to any Interest Accrual Period received on or prior to the Calculation Date relating to such Interest Accrual Period. On each Payment Date, principal will be payable in respect of the 1998 Refinancing Notes and the Existing Notes to the extent of Available Collections, in an amount up to the Principal Distribution Amount, if any, on such Payment Date but only to the extent that funds are available for such purpose after having made the payments ranking in priority thereto. The expected principal payments on the 1998 Refinancing Notes have been determined on the basis of the Assumptions, which include, among other things, assumptions regarding the timing and amount of payments under the Existing Leases, assumptions regarding the terms of and payments under Future Leases and assumptions regarding the ability of the Trust to refinance maturing Certificates, including Subclass A-7 Certificates and Subclass A-8 Certificates, through the issuance and sale of Refinancing Certificates.

                             On the basis of the Assumptions, the Subclass A-7 Certificates and Subclass A-8 Certificates are not expected to receive any payments of Principal Distribution Amount until they are repaid in full with an issue of Refinancing Certificates on or prior to their respective Expected Final Payment Dates on March 15, 2001, and March 15, 2003. Also on the basis of the Assumptions and following repayment in full of the Subclass A-5 Certificates, the Subclass A-6 Certificates are expected to receive, to the extent there are Available Collections sufficient therefor, all Principal Distribution Amounts payable with respect to the Class A Certificates until the Subclass A-6 Certificates have been repaid in full. The Outstanding Principal Balance of the Subclass A-5 Certificates was approximately $108 million at February 17, 1998. The Expected Final Payment Date of the Subclass A-5 Certificates is April 15, 1999, but, based on the payment performance of the Subclass A-5 Certificates to date, the Subclass A-5 Certificates are expected to be paid in full by

                             August 17, 1998 (and by May 15, 1998 if three additional Aircraft, the sale of which has been agreed in principle, are sold to Emery prior to May 10, 1998). The Expected Final Payment Date of the Subclass A-6 Certificates is January 15, 2004.

                             It is highly likely that the Assumptions will not correspond to actual experience and as a result the actual principal payments received are likely to vary from the expected principal payments in respect of such class or subclass of Certificates, and the actual maturity of any class or subclass of Certificates is likely to occur earlier or later than its Expected Final Payment Date. See "Description of Securities -- The Notes and the Guarantees -- Priority of Payments", "Risk Factors -- Risks Relating to Payments on the 1998 Refinancing Certificates" and "Risk Factors -- Capital Markets Risks".

Step-Up Interest...........  If any of the Subclass A-4, A-7 or A-8 Notes is not
                             repaid on or before the Expected Final Payment Date for such subclass, such subclass of Notes will accrue interest thereafter at a rate equal to the stated interest rate therefor, plus 0.50% per annum (the "STEP-UP INTEREST"). For any period in which Step-Up Interest is accruing on any subclass of the Class A Notes, Step-Up Interest will also accrue on the Subclass A-5 Notes. Payments of Step-Up Interest will be subordinated to certain other obligations of Airplanes Group, including the payment of the Principal Adjustment Amount to the Class A Notes and the Minimum Principal Payment Amount of the Class B Notes and payment of the Scheduled Principal Payment Amount to the Class C Notes and Class D Notes and will not be rated by the Rating Agencies. See "Description of Securities -- The Notes and the Guarantees -- Interest".

Priority of Payments.......  On each Payment Date, distributions from Available
                             Collections will be made in accordance with the priority of payments set forth in "Description of Securities -- The Notes and the Guarantees -- Priority of Payments". Payments on the Notes will be subordinated to all fees, costs, or expenses incurred by any Airplanes Group member in the course of the business activities permitted to be conducted by it under the Trust Indentures (the "EXPENSES") and (other than interest payments on the Class A Notes with respect to which such amounts rank equally) certain amounts due to the parties providing interest rate swaps and other hedging instruments (the "SWAP PROVIDERS"). Furthermore, payments on the Class D Notes and Class D Certificates will be effectively subordinated in priority of payment to payments on all other classes of Notes and Certificates, payments on the Class C Notes and Class C Certificates will be effectively subordinated in priority of payment to payments on the Class A and Class B Notes and Class A and Class B Certificates and payments on the Class B Notes and Class B Certificates will be effectively subordinated in priority of payment to payments on the Class A Notes and Class A Certificates.

Redemption of the
  1998 Refinancing Notes...  Subject to certain conditions described in
                             "Description of Securities -- The Notes and the Guarantees -- Redemption", the 1998 Refinancing Notes may be redeemed on any Payment Date, in whole or in part, at the Redemption Price, plus accrued but unpaid interest. Within each class or subclass of the 1998 Refinancing Notes, the Redemption Price will be applied pro rata among all such Notes.

                             The Redemption Price of the 1998 Refinancing Notes redeemed (1) with the application of Available Collections, will equal the Outstanding Principal Balance of the amount of such class or subclass of Notes being redeemed, without premium and (2) with the application of funds other than Available Collections (including proceeds from Refinancing Certificates and proceeds from third parties), will equal the product of the applicable Redemption Premium set out below and the Outstanding Principal Balance of the amount of such class or subclass of Notes being redeemed.

                                            REDEMPTION DATE                    REDEMPTION PREMIUM
                                       --------------------------   ----------------------------------------
                                                                    SUBCLASS   SUBCLASS   SUBCLASS
                                                                      A-6        A-7        A-8      CLASS B
                                                                     NOTES      NOTES      NOTES      NOTES
                                                                    --------   --------   --------   -------
                                       After the Closing Date....   101.50%    101.00%    101.50%    102.00%
                                       On or after March 15,
                                         1999....................   101.00%    100.50%    101.00%    101.50%
                                       On or after March 15,
                                         2000....................   100.50%    100.00%    100.50%    101.00%
                                       On or after March 15,
                                         2001....................   100.00%    100.00%    100.25%    100.50%
                                       On or after March 15,
                                         2002....................   100.00%         --    100.00%    100.25%
                                       On or after March 15,
                                         2003....................   100.00%         --         --    100.00%

                             In addition, each class or subclass of the 1998 Refinancing Notes may be redeemed on any Payment Date, in whole, but not in part, without premium, upon the occurrence of certain adverse tax events affecting Airplanes Group, at a Redemption Price equal to the Outstanding Principal Balance thereof, plus accrued and unpaid interest thereon. See "Description of the Securities -- The Notes and the Guarantees -- Redemption".

Capital Stock of Airplanes
  Limited..................  Airplanes Limited has an authorized share capital of 10,000 ordinary shares, $1 par value per share ("CAPITAL STOCK"), of which 30 shares have been issued. The issued Capital Stock of Airplanes Limited is held by Juris Limited and Lively Limited, each a Jersey corporation, (together, the "NOMINEES"), for the benefit of certain charitable trusts established under the laws of Jersey (collectively, the "CHARITABLE TRUSTS"). See "The Parties -- Airplanes Limited".

Airplanes Trust Residual
  Interest.................  GPA, Inc., a wholly owned subsidiary of GPA Group, owns all of the residual ownership interest in Airplanes Trust (the "AIRPLANES TRUST RESIDUAL INTEREST"). Upon repayment in full of the Airplanes Trust Notes, the Airplanes Trust Class E Notes and the Airplanes Trust Refinancing Notes, if any, the AeroUSA Shares will revert to GPA through its ownership of the Airplanes Trust Residual Interest. See "The Parties -- Airplanes Trust".

GPA Group..................  GPA Group is a public limited company incorporated in Ireland. Wholly owned subsidiaries of GPA Group act as the Administrative Agent and Cash Manager. See "The Parties -- GPA" and "Management of Airplanes Group -- Corporate Management."

Appraised Value............  As described herein, Airplanes Group has obtained from Aircraft Information Services, Inc., BK
                             Associates, Inc. and Airclaims Limited (the
                             "APPRAISERS") three desktop appraisals (the
                             "APPRAISALS") of the value of each of the Aircraft as of January 23, 1998. The Appraisers ascertain the value of each Aircraft on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Aircraft's "highest and best use", presuming an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of each Aircraft (with certain assumptions as to use since the last reported status), (each value so ascertained for the Aircraft, a "BASE VALUE"). The average of the Base Values as of January 23, 1998 for each of the Aircraft in the Portfolio as of January 23, 1998 (with the exception of 9 Aircraft subject to finance leases as of January 23, 1998 which have been included in the computation of the Appraised Value of the Portfolio at Airplanes Group's net book value) is referred to herein as the "APPRAISED VALUE". (Finance leases are fixed term leases pursuant to which Airplanes Group retains title to the aircraft but substantially all of the risks and rewards associated with ownership, including the residual value of the aircraft, are transferred to the Lessee. The payment terms of a finance lease are structured on the basis that the lessee has economic ownership of the aircraft and makes a series of "rental" payments designed to pay for substantially all of the cost of the aircraft (the principal element) and the cost of financing the aircraft price (the interest element).) None of the Appraisals attribute any value to the relevant Lease, the Maintenance Reserves, cash and certain commitment fees that serve as security (collectively, the "SECURITY DEPOSITS") or certain letters of credit, third-party guarantees or bank guarantees or the cash equivalent thereof required under the relevant Leases (the "RELATED COLLATERAL"), if any, related to the particular Aircraft. The aggregate Appraised Value of the Portfolio at January 23, 1998 was approximately $3,813 million based on a portfolio of 218 Aircraft ($3,859 million based on a portfolio of 221 Aircraft, which includes the three Aircraft with respect to which a contract for sale was signed on December 30, 1997 and which are scheduled to be delivered to Emery by March 20, 1998). An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds received upon a sale of any Aircraft are likely to be less than the Appraised Value thereof. See "Risk Factors -- Aircraft Risks -- Risk of Decline in Aircraft Values" and "The Aircraft, Related Leases and Collateral -- Appraisers' Report."

Leases.....................  At January 23, 1998, the average remaining term, weighted by Appraised Value (without giving effect to Purchase Options, early termination options or extension options) of the Existing Leases was approximately 32 months. All of the Existing Leases will expire under their terms prior to the last Final Maturity Date of the Certificates and, therefore, Airplanes Group must re-lease substantially all of the Aircraft one or more times prior to the last Final Maturity Date except to the extent that Aircraft are sold prior to such Final Maturity Date. Each Existing Lease is either (a) an operating lease for a fixed term pursuant to which Airplanes Group will retain title to the Aircraft and substantially all of the risks and rewards associated with ownership, including the residual value of the Aircraft (although, as of January 23, 1998, 121 of the Existing Leases contained, and a certain portion of the Future Leases may contain, Purchase Options, early termination options or extension options), or (b) a finance lease for a fixed term, pursuant to which Airplanes Group retains title to the Aircraft but substantially all of the risks and rewards associated with ownership, including the residual value of the Aircraft, are transferred to the Lessee. Only 9 of the Existing Leases (or 1.47% as a percentage of the Appraised Value of the Portfolio) were classified as finance leases as of January 23, 1998. See "Risk Factors -- Risks Relating to the Leases -- Inability to Re-Lease Aircraft on Favorable Terms" and "The Aircraft, Related Leases and Collateral -- The Leases."

Lessees....................  As of January 23, 1998, there were 74 lessees
                             (together with the lessees in respect of Future Leases, the "LESSEES") of the Aircraft pursuant to the Existing Leases in 38 different countries. Many of the Lessees are in a relatively weak financial condition and some face serious financial difficulties. At February 19, 1998, 29 Lessees and three former lessees were in arrears with respect to Rental Payments for periods greater than 30 days, amounting to $12.7 million (of which $2.0 million related to the three former lessees). Of the $12.7 million total, $2.9 million was in arrears for a period greater than 30 days, $1.4 million was in arrears for a period greater than 60 days and $8.4 million was in arrears for a period greater than 90 days. As of February 19, 1998, four additional Lessees were being allowed deferrals of Rental Payments, maintenance and miscellaneous payments totaling approximately $12.6 million (of which $0.1 million was outstanding for greater than 30 days, $0.1 million was outstanding for greater than 60 days and $12.4 million was outstanding for greater than 90 days). These Lessees are being allowed deferrals of rentals, maintenance and miscellaneous payments for periods of up to 70 months. See "Risk Factors -- Risk of Lessee Default".

Rental Accounts............  The "RENTAL ACCOUNTS" are the accounts into which payments made by Lessees under the Leases are paid. The balance on deposit in each Rental Account is transferred within one Business Day of receipt thereof into the Collection Account, other than certain limited amounts required to be left on deposit for local legal or regulatory reasons. See "Description of Securities -- The Accounts".

Lessee Funded Account......  The "LESSEE FUNDED ACCOUNT" is the account (or accounts) into which amounts received from Lessees in respect of Maintenance Reserves and Security Deposits that are required to be segregated from Airplanes Group's other funds ("SEGREGATED FUNDS") are deposited and held. Funds on deposit in the Lessee Funded Account are used to make certain maintenance and security deposit related payments to Lessees or may be applied against maintenance related payments otherwise required to be made by the Lessee during the term of the related Lease or upon expiration thereof or repossession of the Aircraft. In certain circumstances, on expiration of a Lease, surplus funds may be credited from the Lessee Funded Account to the Collection Account. Amounts on deposit in the Lessee Funded Account are not available to pay interest, principal or premium, if any, on the Certificates. See "Description of Securities -- The Accounts".

Collection Account.........  The "COLLECTION ACCOUNT" is the account into which all Collections received by or on behalf of Airplanes Group in the course of conducting its business are deposited. Except as noted below, the Collection Account is maintained at a balance at least equal to the Liquidity

                             Reserve Amount. The Liquidity Reserve Amount is currently approximately $174 million and is intended to provide, to the extent that payments required in respect of the Leases are insufficient, for (i) Airplanes Group's maintenance obligations,
                             (ii) Airplanes Group's obligation to repay Lessee Security Deposits and (iii) certain other contingencies in respect of the Aircraft (the "LIQUIDITY RESERVE AMOUNT"). The balance of funds in the Collection Account may fall below the Liquidity Reserve Amount at any time and Airplanes Group may continue to make certain payments required on the Notes in the circumstances described under "Description of Securities -- The Accounts -- Liquidity Reserve Amount". See "Description of Securities -- The Accounts".

Expense Account............  The "EXPENSE ACCOUNT" is the account into which the
                             Cash Manager deposits the Required Expense Amount (other than certain Expenses transferred directly to payees from the Collection Account) on each Payment Date. See "Description of Securities -- The Accounts".

Servicer...................  GECAS provides certain services with respect to the aircraft owned at any time by Airplanes Group and the related Leases in accordance with the terms of the Servicing Agreement. Airplanes Limited, AeroUSA and Holding Co. are jointly and severally obligated to pay the Servicer an annual asset-based servicing fee equal to approximately 0.495%, adjusted annually for inflation, of the agreed book value of each Aircraft being serviced by the Servicer. Such fees amounted to $22.7 million in the year ended March 31, 1997. The Servicer is also entitled to certain additional fees based, in part, on the annual cash flow generated by the Leases in excess of certain cash flow targets and on sales of Aircraft at the direction of the Airplanes Group, which fees are subject to an aggregate annual minimum in the amount of approximately $1.5 million. In the year ended March 31, 1997, the Servicer was paid $1.5 million in such additional fees.

                             Pursuant to the Servicing Agreement, the Servicer provides certain services to Airplanes Group, including, among others, collecting Rental Payments and other receivables due under the Leases, monitoring the performance of maintenance and insurance obligations of Lessees, enforcing payment by Lessees under the Leases and remarketing, including re-leasing Aircraft on lease expiration or repossession from Lessees.

                             The initial term of the Servicing Agreement expires on the earlier of (i) March 28, 2014 (which is prior to the Final Maturity Date of the 1998 Refinancing Certificates) or (ii) payment in full of all amounts Outstanding to be paid under the Notes. Airplanes Group and the Servicer each have the ability to terminate the Servicing Agreement prior to the expiration of its initial term under certain circumstances described under "Management of Airplanes Group -- The Servicer -- Term and Termination" and "-- Tax Status". The Servicer is not required pursuant to the terms of the Servicing Agreement to obtain rental rates designed to pay any amounts due and owing under the Notes and no assurance can be given that the rental rates of Leases or Rental Payments with respect thereto will be sufficient to pay interest and principal on the Notes in accordance with their terms. See "Management of Airplanes Group -- The Servicer."

                             Neither the 1998 Refinancing Certificates nor the 1998 Refinancing Notes are obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

Cash Manager...............  GPA Cash Manager Limited, a wholly owned subsidiary of GPA Group, ("GPA CASH MANAGER") acts as Cash Manager (the "CASH MANAGER") pursuant to a Cash Management Agreement dated as of March 28, 1996, among Airplanes Limited, Airplanes Trust, the Cash Manager, GPA Group, the Indenture Trustees and the Security Trustee (the "CASH MANAGEMENT AGREEMENT"). The Cash Management Agreement, the Trust Indentures and the Security Trust Agreement, taken together, establish the rights of the Noteholders as among themselves with respect to the Aircraft owned by Airplanes Group, the related Leases and all proceeds therefrom, and govern the distribution of Available Collections to pay amounts due and owing under the Notes. The Cash Management Agreement and Trust Indentures taken together further provide for the creation and operation of the Accounts. See "Management of Airplanes Group -- Corporate Management". In the year ended March 31, 1997, the Cash Manager was paid $0.9 million in fees. Neither the 1998 Refinancing Certificates nor the 1998 Refinancing Notes are obligations of, or guaranteed or offered for sale by, the Cash Manager.

Administrative Agent.......  GPA Financial Services (Ireland) Limited, a wholly owned subsidiary of GPA Group ("GPA FINANCIAL"), acts as Administrative Agent (the "ADMINISTRATIVE AGENT") pursuant to an administrative agency agreement, dated as of March 28, 1996 (the "ADMINISTRATIVE AGENCY AGREEMENT"), among Airplanes Limited, Airplanes Trust, Holding Co., AeroUSA, the Administrative Agent and GPA Group. The Administrative Agent provides certain liability management, interest rate risk management, corporate administrative and accounting services to Airplanes Group and also provides certain financial modeling and computational services to Airplanes Group, including providing cash flow projections and forecasts to assist the Directors and the Controlling Trustees in making leasing, selling, refinancing, hedging and certain other decisions. See "Management of Airplanes Group -- Corporate Management". In addition, it monitors the performance of the Servicer (including the Servicer's compliance with the Servicing Agreement) and reports on such performance to Airplanes Group. In the year ended March 31, 1997, fees paid to the Administrative Agent were $7.6 million. Neither the 1998 Refinancing Certificates nor the 1998 Refinancing Notes are obligations of, guaranteed by or offered for sale by the Administrative Agent.

Future Aircraft
Dispositions...............  Airplanes Group may sell Aircraft (i) pursuant to the exercise of Purchase Options held by Lessees,
                             (ii) within Airplanes Limited and its subsidiaries and within Airplanes Trust and its subsidiaries, without limitation, and within the Airplanes Group, provided that such sale does not materially adversely affect the Certificateholders and (iii) in other circumstances, provided that any such sale does not cause a Note Event of Default under the Trust Indentures and certain other conditions are met. In addition, Airplanes Group may sell Aircraft at prices below the specified target prices in certain limited circumstances which may, in turn, affect the amount and timing of principal payments to Certificateholders and, in turn, affect the average life of the Certificates.

                             See "Description of Securities -- The Notes and the Guarantees -- Trust Indenture Covenants", "-- Redemption" and "-- Defeasance".

Operating Covenants........  Airplanes Group may not enter into any Future Lease
                             (other than a renewal, extension or restructuring of any Lease) unless after entering into such Future Lease, Airplanes Group is in compliance with certain criteria in respect of, among others, geographic and other concentration limits (the "RE-LEASING GUIDELINES"); provided that Airplanes Group may enter into a Future Lease not meeting such criteria if the Rating Agencies shall have confirmed in writing that entering into such Lease will not result in the lowering or withdrawal by them of their current ratings on any class of the Certificates then outstanding. See "Description of Securities -- The Notes and the Guarantees -- Operating Covenants", "-- Concentration Limits", "-- Compliance with Law, Maintenance of Permits", "-- Appraisal of Portfolio", "-- Maintenance of Assets", "-- Notification of Indenture Trustee, Cash Manager and Administrative Agent", "-- Leases", "-- Opinions", "-- Insurance" and "-- Indemnity".

Certain Taxation Matters...  In the opinion of Davis Polk & Wardwell, United
                             States Federal Tax Counsel to Airplanes Limited and Airplanes Trust, each of the 1998 Refinancing Trusts will be classified as a "grantor trust" for United States Federal income tax purposes and not as an association (or publicly traded partnership) taxable as a corporation and accordingly, each 1998 Refinancing Certificateholder will be treated as if it owned directly the portion of each 1998 Refinancing Note of Airplanes Limited and each 1998 Refinancing Note of Airplanes Trust represented by such 1998 Refinancing Certificate.

                             Airplanes Limited will receive an opinion of Mourant du Feu & Jeune, Jersey Tax Counsel, that, among other things, payments by Airplanes Limited on the Airplanes Limited 1998 Refinancing Notes will not be subject to Jersey withholding tax. In addition, Airplanes Limited will receive an opinion of McCann FitzGerald, Irish Tax Counsel, that, among other things, payments by Airplanes Limited on the Airplanes Limited 1998 Refinancing Notes will not be subject to Irish withholding tax on the basis described in "Tax Considerations -- Irish Tax Considerations".

                             Neither Airplanes Limited nor Airplanes Trust, nor any subsidiary of either of them, will be obliged to make any additional payments with respect to any class or subclass of the 1998 Refinancing Notes (or the Intercompany Loans), and thus no payments will be passed through to a corresponding class or subclass of the 1998 Refinancing Certificateholders, in respect of any withholding or deduction required to be made under applicable law from payments on any class or subclass of the 1998 Refinancing Notes or the Intercompany Loans. If any withholding or deduction is required with respect to any class or subclass of the 1998 Refinancing Notes and such class or subclass of the 1998 Refinancing Notes is not redeemed, the net amount of interest received by the 1998 Refinancing Trustee and passed through to such 1998 Refinancing Certificateholders and all entities acquiring a beneficial interest in such class or subclass of the 1998 Refinancing Certificates will be reduced by the amount of such withholding or deduction. See "Tax Considerations".

                             Certain favorable Irish tax benefits currently existing in favor of Airplanes Group could be lost if the Servicer does not maintain certain employment levels in Shannon, Ireland. The Servicer has not agreed to, and there can be no assurances that the Servicer will, maintain any such employment levels at any time in the future. See "Risk Factors -- Risks Relating to Airplanes Group and Certain Third Parties -- Inability of Certificateholders or Trustee to Participate in Management", "-- Tax Risks -- Loss of Certain Irish Tax Benefits" and "Management of Airplanes Group -- The Servicer -- Tax Status".

ERISA Considerations.......  The 1998 Refinancing Certificates are eligible for purchase under certain circumstances by an employee benefit plan or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "CODE"). See "ERISA Considerations".

                             Any such plan should consider whether an investment in the 1998 Refinancing Certificates could result in a prohibited transaction or cause the assets of each 1998 Refinancing Trust to be plan assets.

                        SUMMARY COMBINED FINANCIAL DATA

     The summary combined financial data set out below for each of the years in the three-year period ended March 31, 1997 have been extracted or derived from the audited Financial Statements of Airplanes Limited and Airplanes Trust included elsewhere in this Prospectus, which have been audited by KPMG -- Dublin, Ireland, independent chartered accountants. See "Experts". These financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The selected financial data set forth below as of December 31, 1997 and for the nine month periods ended December 31, 1996 and December 31, 1997 have not been audited but in the opinion of management reflect all adjustments, consisting only of normal and recurring adjustments, necessary to present a fair statement of the information presented therein.

     The summary combined financial data set forth below are presented on the basis that the Aircraft have been operated separately from GPA within the Airplanes Group for all periods presented or from the date of acquisition by GPA, as appropriate. Investors should note, however, that Airplanes Group has conducted independent business operations only since March 28, 1996. Accordingly, for periods prior to March 28, 1996, adjustments and allocations were made of, among other items, historical indebtedness, net interest expense, selling, general and administrative expenses and tax amounts, as further described in Note 2 to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations". While Airplanes Group believes that the summary combined financial data set forth below are an appropriate presentation, such data for periods prior to March 28, 1996 are not necessarily indicative of the financial results that might have occurred had Airplanes Group been an independently financed and managed group during the periods up to March 28, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The summary combined financial data set forth below combine the operating results, assets, liabilities and cash flows of each of Airplanes Limited and Airplanes Trust. The separate balance sheets, statements of operations, statements of changes in shareholders' deficit/net liabilities and statements of cash flows of Airplanes Limited and Airplanes Trust are contained in the Financial Statements included elsewhere in this Prospectus, and investors should note that the Notes and the Guarantees comprise obligations of two different legal entities owning different assets. The Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust believe that a combined presentation is most appropriate because, among other things, the assets of Airplanes Limited and Airplanes Trust are managed on the basis of one combined aircraft fleet, and each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the performance of the other under their respective Notes. The Guarantees have been structured to ensure that no payments are made on a junior class of Notes of Airplanes Trust or Airplanes Limited, as the case may be, before any amounts due and payable on a more senior class of Notes of Airplanes Limited or Airplanes Trust, respectively, are paid pursuant to the Guarantees.

     As GPA continues to hold substantially all of the Class E Notes through which it has access to certain of the benefits inherent in the Aircraft, aircraft assets are stated on the predecessor cost basis (i.e., reflecting GPA's historical cost less accumulated depreciation). The difference between such predecessor cost basis and the amount of Airplanes Group's indebtedness is a significant component of Total Shareholders' Deficit in the Combined Balance Sheet Data.

     COMBINED STATEMENT OF OPERATIONS DATA(1)

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                            YEAR ENDED MARCH 31,    DECEMBER 31,
                                                            ---------------------   -------------
                                                            1995    1996    1997    1996    1997
                                                            -----   -----   -----   -----   -----
                                                                        ($ MILLIONS)
Revenues(2)
  Aircraft leasing.......................................    608     616     604     459     450
  Aircraft sales.........................................     --      --      --      --      94
Expenses
  Cost of aircraft sales.................................     --      --      --      --     (90)
  Depreciation and amortization..........................   (208)   (207)   (223)   (155)   (146)
  Net interest expense(3)(4).............................   (348)   (368)   (383)   (286)   (308)
  Provision for maintenance..............................    (88)    (97)    (91)    (72)    (70)
  Bad and doubtful debts.................................    (33)     28      --      --      --
  Provision for loss making leases and downtime,
     net(5)..............................................     (5)     15      12      14       7
  Other lease costs......................................    (17)    (21)    (21)    (30)    (22)
  Selling, general and administrative expenses...........    (34)    (35)    (38)    (27)    (29)
Income tax benefit.......................................     16      13      10      --       2
                                                            ----    ----    ----    ----    ----
Net loss.................................................   (109)    (56)   (130)    (97)   (112)
                                                            ====    ====    ====    ====    ====

     COMBINED BALANCE SHEET DATA(1)

                                                                MARCH 31,           DECEMBER 31,
                                                         ------------------------   ------------
                                                          1995     1996     1997        1997
                                                         ------   ------   ------   ------------
                                                                      ($ MILLIONS)
Aircraft, net, and net investment in capital and sales
  type leases.........................................    4,181    3,965    3,731       3,481
                                                         ------   ------   ------      ------
Total assets..........................................    4,386    4,236    4,048       3,860
                                                         ======   ======   ======      ======
  Indebtedness(3).....................................   (4,602)  (4,634)  (4,397)     (4,224)
  Provision for maintenance...........................     (268)    (311)    (313)       (314)
Total liabilities.....................................   (5,228)  (5,252)  (5,194)     (5,118)
                                                         ======   ======   ======      ======
Net liabilities.......................................     (842)  (1,016)  (1,146)     (1,258)

     COMBINED STATEMENT OF CASH FLOWS AND OTHER DATA(1)

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                            YEAR ENDED MARCH 31,    DECEMBER 31,
                                                            ---------------------   -------------
                                                            1995    1996    1997    1996    1997
                                                            -----   -----   -----   -----   -----
                                                                        ($ MILLIONS)
Cash paid in respect of interest(3)(4)...................    303     323     265     200     190
                                                            ====    ====    ====    ====    ====
Net cash provided by operating activities (after payment
  of interest)...........................................    177     216     224     182     177
Net cash (used in)/provided by investing activities......    (23)     13      19      13     103
Net cash used in financing activities....................   (154)   (144)   (238)   (175)   (175)
                                                            ----    ----    ----    ----    ----
Net increase in cash.....................................     --      85       5      20     105
                                                            ====    ====    ====    ====    ====

     SELECTED RATIOS(1)

                                                                                     NINE MONTHS
                                                                                        ENDED
                                                            YEAR ENDED MARCH 31,    DECEMBER 31,
                                                            ---------------------   -------------
                                                            1995    1996    1997    1996    1997
                                                            -----   -----   -----   -----   -----
                                                                        ($ MILLIONS)
Deficiency of Combined Earnings to Combined
  Fixed Charges(6).......................................   (125)    (69)   (140)    (97)   (114)

---------------

(1) The financial statements of Airplanes Group are stated in U.S. dollars which is the principal operating currency of Airplanes Group and the aviation industry.

(2) Revenues include Maintenance Reserve receipts. See Note 16 to the Financial Statements.

(3) For all periods and dates prior to March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have been based on certain assumptions as described more fully in Note 2 to the Financial Statements. For all periods and dates since March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have reflected the actual terms of the Existing Notes and Airplanes Group's Class E Notes.

(4) Net interest expense is significantly higher than cash paid in respect of interest in all periods reflecting the high interest rate accruing on the Class E Notes (20% adjusted for inflation) relative to the lower amount of cash interest payable on the Class E Notes for so long as the Notes remain outstanding. Net interest expense is stated after crediting interest income of $9 million in 1995, $8 million in 1996, $17 million in 1997, $12 million in the nine months ended December 31, 1996 and $12 million in the nine months ended December 31, 1997.

(5) A lease agreement is deemed to be "loss making" in circumstances where the contracted rental payments are insufficient to cover depreciation and interest attributable to the Aircraft plus certain direct costs attributable to the lease over its term. Following the adoption of SFAS 121 "Accounting for the Impairment of Long Lived Assets and Long Lived Assets To Be Disposed Of ("FAS 121"), with effect from April 1, 1996, Airplanes Group no longer makes separate provisions for downtime costs. See Note 4(b) to the Financial Statements.

(6) Represents the amount by which Airplanes Group's loss before income taxes and fixed charges exceeded fixed charges. Fixed charges consists of interest expense. Because Airplanes Group's fixed charges exceeded earnings for all periods presented, a ratio of earnings to fixed charges is not presented.

                                  RISK FACTORS

     The following summarizes certain risks involved in an investment in the 1998 Refinancing Certificates which may materially affect the ability of Airplanes Limited and Airplanes Trust to pay the interest, principal of, and premium, if any, on the 1998 Refinancing Notes (and hence, the ability of each 1998 Refinancing Trust to pay interest, principal and premium, if any, on the 1998 Refinancing Certificates) in full at or before their respective Final Maturity Dates. Investors should read and carefully consider, among other things, the following factors in connection with the purchase of the 1998 Refinancing Certificates.

     There can be no assurance that rental payments under the Existing Leases will be adequate to pay the interest, principal and premium, if any, on the 1998 Refinancing Notes in accordance with their terms.

RISKS RELATING TO AIRPLANES GROUP AND CERTAIN THIRD PARTIES

     LIMITED RESOURCES OF EACH 1998 REFINANCING TRUST

     The 1998 Refinancing Notes and the 1998 Refinancing Guarantees are solely obligations of Airplanes Limited and Airplanes Trust. The 1998 Refinancing Trusts do not have, nor are they expected to have, any significant assets or sources of funds other than the applicable class or subclass of 1998 Refinancing Notes and the related 1998 Refinancing Guarantees. Neither the 1998 Refinancing Certificates nor the 1998 Refinancing Notes are obligations of, guaranteed by, or offered for sale by, the Trustee, the Indenture Trustees, GPA Group or any affiliate of the foregoing. Furthermore, neither the 1998 Refinancing Certificates nor the 1998 Refinancing Notes are obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

     RELIANCE ON SUBSIDIARIES TO MAKE PAYMENTS

     Substantially all of the assets of Airplanes Limited and Airplanes Trust are the shares of their direct subsidiaries and loans to their direct and indirect subsidiaries. Accordingly, Airplanes Limited and Airplanes Trust depend on intercompany loan and other payments from their direct and indirect subsidiaries to make payments on the Notes. The ability of Airplanes Limited and Airplanes Trust to make payments on the Notes will therefore be affected by, among other things, the imposition of withholding or other taxes on payments within Airplanes Group, including payments by such subsidiaries to Airplanes Limited and Airplanes Trust and the payment by such subsidiaries of amounts due to other creditors, including lessees and tax authorities. To the extent that these obligations to Lessees and other creditors significantly exceed expectations, or to the extent that unforeseen and significant tax liabilities arise, there may be a significant adverse impact upon payments on the Notes. Airplanes Limited has guaranteed the obligations of many of its subsidiaries to Lessees and payments on these guarantees, which comprise part of the Expenses, rank senior in priority of payment to any payments on any class of Notes.

     The ability of Airplanes Limited's and Airplanes Trust's subsidiaries to make payments on their intercompany obligations to Airplanes Limited and Airplanes Trust, and Airplanes Limited's and Airplanes Trust's ultimate ability to pay interest and premium, if any, on, and repay the principal of, the Notes, will be primarily dependent upon the receipt of payments under the Leases and, in the case of each of the Subclass A-4, A-7 and A-8 Notes, the ability of Airplanes Group to refinance the Outstanding Principal Balance of such Notes by issuing Refinancing Notes. See "-- Capital Markets Risks -- Refinancing of Certain Certificates". Receipt of sufficient payments under the Leases will depend upon a number of factors, including without limitation (i) the timing of receipt of Rental Payments and the ability of the Lessees to make such payments;
(ii) the ability to re-lease any Aircraft upon expiration or termination of a Lease without excessive levels of downtime and at sufficient rental rates; (iii) the possible exercise by a Lessee of a Purchase Option or an early termination option and (iv) future maintenance costs associated with re-leasing Aircraft. There can be no assurance that the Rental Payments actually received during the term of the Leases will be sufficient to meet amounts due under the Notes. See "-- Risks Relating to Payments on the Certificates".

     LACK OF SECURITY INTEREST

     None of the Trustee, the Indenture Trustees or the Certificateholders has or will have any security interest, mortgage, charge or other similar interest in any of the Aircraft or the Leases. As a result, such parties do not have available to them certain rights upon a Note Event of Default which would have been available to them had their interests in the Aircraft and the Leases been directly secured by such assets. The Security Trustee has been granted a security interest in one-third of the ordinary share capital of Holding Co., certain of its subsidiaries and the subsidiaries of Airplanes Trust. In addition, the Accounts (other than certain Rental Accounts) are held in the name of the Security Trustee.

     POSSIBLE CONTINGENT LIABILITIES OF TRANSFERRED COMPANIES

     The Aircraft and certain of the Existing Leases were acquired in the Acquisition through Airplanes Group's purchase of the Transferred Companies. Prior to the sale of the Transferred Companies in March 1996, GPA Group took steps to ensure that there were no material contingent liabilities related to any of the Transferred Companies, but no assurances can be given that pre-transfer liabilities will not be identified in the future. GPA has indemnified Airplanes Group against certain losses, if any, suffered by Airplanes Group (including any Transferred Company or any of their directors) as a result of, among others, the breach of GPA's representations and warranties in the stock purchase agreements pursuant to which the shares of Holding Co. and AeroUSA were purchased (the "STOCK PURCHASE AGREEMENTS") that there were no liabilities, actual or contingent, of a Transferred Company that existed at the time of transfer but were not disclosed in the financial statements of the relevant Transferred Company or otherwise disclosed to Airplanes Group. Many of the representations and warranties were qualified by standards relating to their materiality in relation to Airplanes Group. The maximum amount that may be recovered from GPA as a result of such indemnification or any breach of representation or warranty contained in the Stock Purchase Agreements is an amount approximately equal to the purchase price (the "PURCHASE PRICE") paid in the Acquisition. In addition, the representations and warranties of GPA contained in the Stock Purchase Agreements will only survive until March 28, 1999.

     TAX LIABILITIES OF AEROUSA. AeroUSA and its wholly owned subsidiary, AeroUSA 3 Inc., a Connecticut corporation, ("AEROUSA 3"), continue to file U.S. federal consolidated tax returns and certain state and local tax returns with GPA, Inc. and its subsidiaries (the "GPA U.S. TAX GROUP"). There are ongoing tax audits by certain state and local tax authorities with respect to taxes previously reported by the GPA U.S. Tax Group. GPA Group believes that none of these audits will have a material adverse impact upon the results of operations, financial condition or liquidity of AeroUSA or AeroUSA 3. AeroUSA, Airplanes Trust, GPA, Inc. and GPA Group entered into a Tax Sharing Agreement (the "TAX SHARING AGREEMENT") dated as of March 28, 1996 pursuant to which GPA indemnified AeroUSA against any U.S. federal, state or local tax liabilities ("TAX LIABILITIES"), suffered by AeroUSA or AeroUSA 3 that are (i) related to any tax period or portion thereof prior to March 28, 1996 or (ii) related to any tax period or portion thereof beginning on or after March 28, 1996 and are Tax Liabilities that AeroUSA or AeroUSA 3 would not have incurred if they were not members of the GPA U.S. Tax Group. Furthermore, under the Tax Sharing Agreement, with respect to GPA U.S. Tax Group returns, (i) AeroUSA shall be liable to GPA, Inc. for its share of Tax Liabilities based on the amount of Tax Liabilities that AeroUSA would have incurred if it and AeroUSA 3 were not members of the GPA U.S. Tax Group (the "STAND-ALONE TAX LIABILITY") and (ii) to the extent that any amount payable by any member of the GPA U.S. Tax Group (other than AeroUSA or AeroUSA 3) in respect of Tax Liabilities for any tax period following March 28, 1996 is reduced as a result of a tax asset generated by AeroUSA or AeroUSA 3, then GPA Group will pay to AeroUSA, at the time such tax savings are realized, an amount equal to the difference between the actual taxes paid for such tax period and the amount of taxes that would have been payable in the absence of such tax asset. With respect to a liability of AeroUSA described in clause (i) of the preceding sentence, AeroUSA will pay such amounts to GPA, Inc. in cash only to the extent that payments due to taxing authorities are attributable to the Stand-alone Tax Liability of AeroUSA and AeroUSA 3; the remainder of any amounts payable to GPA, Inc. described in clause (i) will be paid in the form of subordinated, non-interest paying AeroUSA notes. Tax warranties of GPA and the indemnity of GPA for Tax Liabilities related to any tax period or portion thereof prior to March 28, 1996 will survive until March 28, 2003.

     The receipt by Airplanes Group from GPA of any amounts pursuant to indemnities against tax and other liabilities of the Transferred Companies will depend upon the financial condition and liquidity of GPA at the time any claim is made. Furthermore, to the extent any tax or other claims are successfully made against the Transferred Companies and not indemnified by GPA or paid from Airplanes Group's available cash flow, investors should recognize that because the Notes are not secured directly or indirectly by the Aircraft or the Leases, substantially all of the assets of the Transferred Companies, including the Aircraft, would be available for attachment and satisfaction of any such claim.

     INABILITY OF CERTIFICATEHOLDERS OR TRUSTEE TO PARTICIPATE IN MANAGEMENT

     Except to the limited extent described herein, neither the Trustee nor any Certificateholder has any right to participate in the management or affairs of Airplanes Group. In particular, such parties cannot supervise the functions relating to the Leases and the re-lease of the Aircraft, which functions have generally been delegated to the Servicer under the Servicing Agreement. See "Management of the Aircraft -- Corporate Management", "Description of Securities -- The Notes and the Guarantees -- Trust Indenture Covenants" and "-- Note Events of Default and Remedies".

     RELIANCE UPON SERVICE PROVIDERS

     Because Airplanes Group neither has nor will have executive management resources of its own (although Airplanes Limited has a Board of Directors and Airplanes Trust has a Board of Controlling Trustees), Airplanes Group relies upon the Servicer, the Administrative Agent, the Cash Manager and other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. While Airplanes Group has retained GECAS as the Servicer and wholly owned subsidiaries of GPA Group as the Cash Manager and Administrative Agent, there can be no assurance that Airplanes Group will continue its arrangements with these organizations until the Notes are paid in full or that such organizations will continue their relationship with Airplanes Group until such time. Failure of these foregoing organizations to perform their respective contractual obligations to Airplanes Group could have a material adverse effect upon Airplanes Group's operations, which could adversely affect Airplanes Group's ability to repay the Notes and consequently affect the amount of payments made in respect of the Certificates. In the event that the Servicer, the Administrative Agent or the Cash Manager were to resign or have their respective contracts terminated pursuant to their respective contractual arrangements with, or on behalf of, Airplanes Group, there can be no assurance that suitable replacement service providers could be found, or found in a timely manner, and engaged on terms acceptable to Airplanes Group or that would not cause a downgrading in the then current ratings relating to the Certificates. The loss of the Servicer, the Administrative Agent or the Cash Manager under such circumstances could have a material adverse effect on Airplanes Group's ability to make payments on the Notes.

     Accordingly, no investor should purchase 1998 Refinancing Certificates unless such investor accepts the terms upon which the various services are to be provided by the Servicer, the Administrative Agent and the Cash Manager pursuant to the Servicing Agreement, the Administrative Agency Agreement and the Cash Management Agreement, respectively. See "Management of Airplanes Group -- Corporate Management".

     RELIANCE UPON SERVICE PROVIDERS FOR CERTAIN TAX BENEFITS. In addition, in the event that either GECAS or a GPA subsidiary no longer serves as Servicer or Administrative Agent and Cash Manager, respectively, on behalf of Airplanes Group or either such party fails to maintain, among other things, certain employment levels in Ireland, or GPA fails to hold 5% of the capital stock of Holding Co., certain corporate tax and other tax benefits currently afforded to Holding Co. and other Irish tax resident Transferred Companies may be lost. Holding Co. and other Irish tax resident Transferred Companies are currently entitled to pay Irish corporate tax at a reduced rate of 10% and may deduct interest payments to Airplanes Limited on intercompany loans from their income in computing their liability to Irish tax. If such benefits were lost, these companies would be subject to Irish corporate taxation at general Irish statutory rates (currently 32%) and may lose the ability to deduct such interest payments to Airplanes Limited. The loss of such tax benefits would likely lead to a downgrade in the current ratings of the Certificates and would have a material adverse effect on Airplanes Limited's ability to pay interest, principal and premium, if any, on the Airplanes Limited Notes. See "-- Risks Relating to the Financial Condition of GPA" and "-- Tax Risks" and "Management of Airplanes Group -- The Servicer".

     CONFLICTS OF INTEREST OF GECAS

     In addition to acting as Servicer, GECAS also participates in the management of certain aircraft assets owned by Aircraft Lease Portfolio Securitization 94-1 Limited ("ALPS 94-1"), GE Capital and its affiliates and other third parties, including GPA and its affiliates. GECAS will from time to time have conflicts of interest in performing its obligations to Airplanes Group and the other entities to which it provides management services and with respect to the aircraft for which it provides such services. Under the terms of the Servicing Agreement, the Servicer is not obliged to disclose conflicts of interest. Therefore, Airplanes Group will not always be aware of all conflicts of interest involving the Servicer. Such conflicts may be particularly acute in situations involving GE Capital or its affiliates or investment vehicles sponsored by GE Capital or its affiliates (collectively, "GE GROUP"). Under certain of GECAS's aircraft servicing arrangements (including the ALPS 94-1 Servicing Agreement), such conflicts will not entitle the entities to whom GECAS provides services to replace GECAS as servicer except in certain limited circumstances.

     As of December 31, 1997, the portfolio of aircraft managed by GECAS and its affiliates (the "GECAS MANAGED PORTFOLIO") comprised approximately 854 aircraft. At such date, the owned portfolio of GE Group was comprised of 490 aircraft or 57% of the GECAS Managed Portfolio. GECAS announced in early 1996 it had entered into a multi-year order for five Boeing 777's and 102 Boeing 737 jet aircraft, and options for 76 Boeing 737 jet aircraft of which 18 Boeing 737 jet aircraft were purchased in the period up to December 31, 1997. Under the agreement with Boeing, GECAS also may purchase up to a further 76 Boeing 737 jet aircraft. In addition, in the same period GECAS purchased two Boeing 737 jet aircraft, which were not included in the order announced in 1996. On July 15, 1996, GECAS entered into an order for a combination of 40 A319, A320 or A321 aircraft and five A340 aircraft, and options for a further 40 A319, A320 or A321 aircraft and five A340 aircraft. The first aircraft under this Airbus order was delivered in August 1997. From time to time, GE Group is likely to acquire additional new and used aircraft that are expected to be included in the GECAS Managed Portfolio and to be managed by GECAS and its affiliates and, in addition, GECAS may from time to time provide aircraft services to various third parties. GECAS also manages, and may in the future form and sponsor, additional aircraft or equipment leasing programs, some of which may have investment objectives that are the same as, or similar to, those of Airplanes Group. It is likely that, at various times, the aircraft in any such programs will compete with the Aircraft when the Aircraft are being marketed for re-lease or sale, and such programs may create additional conflicts of interest with respect to the marketing of the Aircraft for re-lease or sale. Conflicts of interest may also arise that involve the provision by GE Group of aircraft or engine financing to third parties, including the Lessees. Moreover, certain of GECAS's marketing and servicing arrangements with its affiliates and other third parties include provisions that may have the effect, in certain circumstances, of requiring GECAS to give preference to such affiliates, other third parties or their respective aircraft over the Aircraft. Particularly acute conflicts of interest may arise when a lessee in financial distress needs to release some of its aircraft and its fleet consists of a mixture of GE Capital-owned aircraft and GE Capital-managed aircraft.

     GECAS acts as servicer of 87 Stage 3 and six Stage 2 aircraft (as of December 31, 1997) that are owned or leased-in (i.e., an aircraft that is not owned but is leased from a third party and then sub-leased to an airline) by GPA or its affiliates pursuant to an amended and restated management agreement between GECAS and GPA dated as of March 28, 1996 (the "GPA MANAGEMENT AGREEMENT"). In addition, in connection with ALPS 94-1, GECAS services 27 Stage 3 aircraft and provides certain other services, which primarily relate to the sale and lease of aircraft after the expiration of their initial lease terms.

     Pursuant to the terms of the Servicing Agreement, GECAS has agreed to perform the services required thereby with reasonable care and diligence at all times (the "GECAS SERVICES STANDARD"). If a conflict of interest arises regarding GECAS's management of two particular Aircraft, or aircraft assets other than those owned by the Airplanes Group, on the one part, and Aircraft, on the other part, the Servicer is required to perform the services in good faith and to the extent that two particular Aircraft or the Aircraft and other aircraft then managed by GECAS are substantially similar in terms of objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, the Servicer will not discriminate, (a) among the Aircraft or (b) between any of the Aircraft and any other aircraft then managed by GECAS on an unreasonable basis (the "GECAS CONFLICTS STANDARD").

     Under certain limited circumstances in which a conflict of interest arises with respect to a particular Aircraft or Lease that requires, in the good faith opinion of the Servicer, an arm's-length negotiation between the Servicer or any of its affiliates and Airplanes Group, the Servicing Agreement provides that the Servicer shall be entitled to withdraw from acting as Servicer with respect to such Aircraft or Lease in connection with the negotiation of the issue giving rise to such conflict of interest and Airplanes Group shall be entitled to appoint an independent representative to act on behalf of Airplanes Group with respect to such negotiation. The Servicer shall be entitled to act on behalf of itself or any of its affiliates with respect to such negotiation. In the event that the Servicer reasonably determines that certain services required to be carried out under the Servicing Agreement would place the Servicer in a conflict of interest such that the Servicer could not, in its good faith opinion, perform its obligations within the requirements of the Servicing Agreement, the Servicer may resign as Servicer for all Aircraft, or, at its election, for any affected Aircraft, such resignation to become effective upon the appointment of a replacement servicer.

     LIMITATION OF LIABILITY ON THE PART OF THE SERVICER

     Pursuant to the Servicing Agreement, the Servicer and its affiliates are not liable or accountable to any person, other than Airplanes Limited, AeroUSA and Holding Co. to the limited extent described below, under any circumstances, for any liabilities, obligations, losses, damages, penalties, taxes, suits, judgments, costs, fees, expenses and disbursements directly or indirectly arising out of, in connection with or related to, the management by the Servicer of the Aircraft or other aircraft assets ("LOSSES"), and Airplanes Limited, AeroUSA and Holding Co. shall jointly and severally indemnify the Servicer and its affiliates on an after-tax basis for any Losses, unless such Losses are finally adjudicated to have resulted directly from the Servicer's gross negligence or wilful misconduct in respect of its obligation to apply the GECAS Services Standard or the GECAS Conflicts Standard in respect of its performance of the services under the Servicing Agreement. Airplanes Limited, AeroUSA and Holding Co. also jointly and severally indemnify the Servicer and its affiliates on an after-tax basis for any losses that may be imposed on, incurred by or asserted against, the Servicer and its affiliates, directly or indirectly, arising out of, in connection with or related to, the Servicer or any of its affiliates' involvement in connection with the structuring or implementation of any aspect of the Acquisition, the original offering of the Existing Notes and related transactions in March 1996. Airplanes Limited, AeroUSA and Holding Co. are entitled to terminate the Servicing Agreement if the Servicer fails in any material respect to perform any material service thereunder to either the GECAS Services Standard or the GECAS Conflicts Standard and such failure has a material adverse effect on Airplanes Group taken as a whole. The Servicer does not assume any liability or accountability for (i) the direct or indirect transfer of the Aircraft, the Leases or any assets to any person within the Airplanes Group, (ii) the adequacy of the terms of any Lease relating to any Aircraft to the extent any such Lease was novated, amended or modified in connection with the direct or indirect transfer of the Aircraft or the Leases to or among the Transferred Companies on or prior to March 28, 1996, (iii) the reliability or creditworthiness of any Lessee with respect to its obligations under any Lease, (iv) the adequacy of the Rental Payments derived from the Leases to support the various obligations of the Airplanes Group, (v) the adequacy of the Maintenance Reserves or Security Deposits relating to the Aircraft, (vi) the terms and conditions of the Notes or any notes issued in refinancings (the "REFINANCING NOTES"), (vii) the ability of Airplanes Limited and Airplanes Trust to comply with the terms and conditions of the Notes, the Guarantees or any Refinancing Notes and (viii) the structuring or implementation of any aspect of the various transactions contemplated in this Prospectus.

     The duties and obligations of the Servicer are limited to those expressly set forth in the Servicing Agreement and the Servicer does not have any fiduciary or other implied duties or obligations to Airplanes Group or any other person, including any Certificateholder.

     CONFLICTS OF INTEREST OF GPA

     GPA currently holds substantially all of the Class E Notes issued by Airplanes Group. GPA Financial acts as Administrative Agent and GPA Cash Manager acts as Cash Manager for Airplanes Group. In addition, GPA holds all of the Class E Notes issued by ALPS 94-1 and, as a result, has certain access to potential benefits relating to the aircraft it sold to ALPS 94-1. Finally, as at December 31, 1997, GPA owned and leased-in a significant fleet of 87 Stage 3 aircraft and six Stage 2 aircraft. Of the 87 Stage 3 aircraft, 26 aircraft are leased-in.

     GPA Financial may from time to time have conflicts of interest in performing its obligations to Airplanes Group as Administrative Agent resulting from GPA's interests in its own aircraft and GPA's interests in ALPS 94-1. These conflicts may arise, for instance, when GPA Financial as Administrative Agent advises Airplanes Group as to the annual budget to be adopted for Airplanes Group and with respect to decisions by Airplanes Group to re-lease or sell Aircraft.

     Pursuant to the Administrative Agency Agreement, GPA Financial is obligated, in performing its services as Administrative Agent, to devote the same amount of time and attention and is required to exercise the same level of skill, care and diligence in the performance of its services as it would if it were administering such services on its own behalf (the "ADMINISTRATIVE AGENT'S SERVICES STANDARD"). In addition, if any conflicts of interest arise with respect to GPA Financial's role as Administrative Agent and its other interests, the Administrative Agency Agreement requires GPA Financial to report such conflict promptly to Airplanes Group and to act in a manner that treats Airplanes Group equally with the entities giving rise to the conflict of interest, does not violate the Administrative Agent's Services Standard and would not be reasonably likely to have a material adverse effect on Airplanes Group (the "ADMINISTRATIVE AGENT'S CONFLICT DUTIES").

     Given the limited discretion that may be exercised by GPA Cash Manager in its role as Cash Manager, it is unlikely that conflicts of interest in connection with its services in such capacity will arise relative to GPA's other interests.

     ABSENCE OF PROFITABLE OPERATIONS

     Airplanes Group has incurred net losses since its inception and expects to continue to incur net losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". There can be no assurance that Airplanes Group will achieve or sustain profitability in the future.

     CONFLICTS OF INTEREST OF LEGAL COUNSEL

     Airplanes Group and GPA Group are, and have in the past been, represented by the same Jersey and United States legal counsel, and it is anticipated that such multiple representation will continue in the future. Without independent legal representation, the terms of the agreements negotiated between Airplanes Group and GPA could disproportionately benefit one party over the other. Should a significant dispute arise in the future between Airplanes Group and GPA or any of their respective affiliates, Airplanes Group anticipates that it will retain separate counsel to represent it in such matter.

AIRCRAFT RISKS

     RISK OF OPERATIONAL RESTRICTIONS AFFECTING AIRPLANES GROUP'S ABILITY TO COMPETE

     In connection with re-leasing of the Aircraft, Airplanes Group may encounter competition from, among others, other aircraft leasing companies (including GPA and International Lease Finance Corporation), airlines, aircraft manufacturers, aircraft owners, financial institutions (including GE Capital and its affiliates), aircraft brokers, special purpose vehicles (including ALPS 94-1) formed for the purpose of acquiring, leasing and selling aircraft and public and private limited partnerships and funds with investment objectives similar to those of Airplanes Group (including investment vehicles sponsored by GE Capital and its affiliates). Airplanes Group is subject to restrictions in the Trust Indentures and the constituent documents of Airplanes Limited and Airplanes Trust that will impair Airplanes Group's operational flexibility. For instance, GPA has in the past granted concessionary rental rates to airlines in return for equity investments in order to place aircraft on lease and minimize the number of aircraft on the ground. GPA has also entered into similar arrangements with troubled lessees in order to restructure the obligations of those lessees while maximizing the number of aircraft remaining on viable leases to such lessees and minimizing the overall cost to GPA. It can be expected that Airplanes Group will encounter similar commercial situations in the future but its ability to offer a flexible, market-driven, response will be limited by certain contractual constraints. In addition, certain competing aircraft lessors (including GE Capital and its affiliates) have, or have access to, financial resources substantially greater than those of Airplanes Group, may have a lower overall cost of capital and may provide financial services or other benefits to potential lessees that Airplanes Group cannot provide. Airplanes Group is also subject to certain limitations as to eligible Lessees and geographic diversification of the Lessees that must be satisfied in order to maintain the ratings of the Certificates. Airplanes Group's competitors may not be subject to such limitations.

     CYCLICALITY OF SUPPLY OF AND DEMAND FOR AIRCRAFT

     GENERAL FACTORS CAUSING FLUCTUATION IN SUPPLY AND DEMAND. The aircraft leasing market in general is affected by various factors that are not within the control of Airplanes Group such as interest rates, the availability of credit and other general economic conditions; manufacturer production levels and price discounting; passenger demand; retirement and obsolescence of aircraft models; re-introduction into service of aircraft previously in storage; fuel costs; governmental regulation and air traffic control infrastructure constraints. The effects of deregulation of commercial aviation in the United States and the increasing trend toward deregulation in other significant jurisdictions where Lessees currently, or may in the future, operate aircraft, may contribute to further uncertainty in the commercial aviation industry. The availability of commercial jet aircraft for lease or sale has periodically experienced cycles of oversupply and undersupply, primarily as a result of the cyclicality of the world economy. The condition of the aviation industry will vary at different points in the business cycle for lessors and sellers of aircraft at the times when the Aircraft are being marketed for re-lease or sale, and there can be no assurance such conditions will allow re-lease or, where applicable, sale, on satisfactory terms. Despite the relatively strong demand currently prevailing for aircraft on operating lease in general, an oversupply of certain types of used Stage 3 aircraft continues to exist, in particular, older widebody aircraft. Also, as airlines increasingly have the option to use jet aircraft with similar seat capacities to turboprop aircraft, the market for turboprop aircraft, in particular ATR 42-300s, remains problematic in respect of both the lease rates achievable and used aircraft values. ATR 42-300 Aircraft represented 0.65% of the Portfolio by Appraised Value at January 23, 1998.

     FLUCTUATION OF SUPPLY AND DEMAND DUE TO ISOLATED EVENTS. In addition to the general factors discussed above, the values of specific aircraft types will also be affected by developments not within the control of Airplanes Group such as manufacturers exiting the industry or ceasing to produce certain aircraft types in the Portfolio and the introduction by manufacturers of new and more efficient aircraft that compete directly with aircraft types in the Portfolio, particularly if such new aircraft types are introduced at discounted prices.

     The recent bankruptcy of Fokker N.V. and the discontinuation of its aircraft manufacturing operations have resulted in significant reductions of values and lease rates for Fokker aircraft, which reductions may continue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Nine Months Ended December 31, 1997 Compared with Nine Months Ended December 31, 1996." Uncertainty as to the long-term marketability for lease or sale of Fokker 100 aircraft generally is expected to lead to further reductions in value for this aircraft type, which could be significant. Approximately 6.77% of the Aircraft in the Portfolio by Appraised Value are Fokker 100s. Also, the merger between Boeing and McDonnell Douglas Corporation may adversely affect the value of aircraft manufactured by McDonnell Douglas Corporation and lease rates that Airplanes Group is able to obtain on those aircraft. Boeing has announced that it will cease production of MD83 aircraft in 1999. Approximately 19.22% of the Aircraft in the Portfolio by Appraised Value are MD11s and MD83s.

     All of the major manufacturers are implementing programs to shorten the lead times and reduce the cost of manufacturing commercial aircraft, including reorganization of design and production systems and business arrangements with suppliers which have resulted in shifts in aircraft ordering patterns such that purchasers are able to acquire aircraft at shorter lead times than previously required. Some manufacturers are also considering the use of lower cost production locations than those they currently use. These developments have resulted in decreases in the prices of new aircraft when adjusted for inflation. Boeing has introduced a new series of B737 aircraft at attractive prices and Airbus has continued to offer A320, A319 and A321 aircraft at competitive prices. This price discounting is the primary cause of declines in the value of existing A320 aircraft and B737-300/400 and 500 series aircraft. A320-200 and B737-300/400 and 500 Aircraft represented 37.63% of the Portfolio by Appraised Value at January 23, 1998. Depending on the extent to which cost savings continue to be achieved and passed on to the manufacturers' customers, these factors could have an adverse impact on the ability of Airplanes Group to re-lease or sell the Aircraft and on the Rental Payments from Future Leases of the Aircraft.

     RISK OF DECLINE IN AIRCRAFT VALUES

     The Purchase Price paid by Airplanes Group to GPA for the Aircraft was calculated largely on the basis of the Initial Appraised Value (the average of three appraisals performed by independent appraisers as of October 31, 1995) (the "INITIAL APPRAISED VALUE") of the Aircraft which assumed an open, unrestricted "stable market environment with a reasonable balance of supply and demand" and certain other factors set out in the definition of Base Value above. Base Values of aircraft are often greater, and often substantially greater than, the current market values of such aircraft. The Initial Appraised Value was more than, and may have been substantially more than, the value of aircraft in the market at the time of purchase, given overcapacity in the aviation industry at that time.

     The value of specific aircraft will depend on the factors identified above under "-- Cyclicality of Supply of and Demand for Aircraft" as well as on a number of other factors that are not within the control of Airplanes Group, such as market and economic condition of the aircraft, the particular maintenance and operating history of the aircraft, the number of operators using each type of aircraft, the supply of each type of aircraft and any regulatory and legal requirements that must be satisfied before the aircraft can be sold. Values of the Aircraft may be adversely affected by changes in the competitive and financial position of the relevant commercial aircraft manufacturer, by the withdrawal of such manufacturer from the commercial aviation market, or from the maintenance and spare parts markets, or by unexpected manufacturing defects that may surface.

     Updated appraisals of the Aircraft were obtained by Airplanes Group on January 23, 1998. On the basis of these three updated appraisals, the average appraised Base Value of the Aircraft in the Portfolio at January 23, 1998 was approximately $3,813 million compared with $4,034 million based on the February 25, 1997 appraisals. This decrease was approximately $83 million more than the expected decrease implied by the aircraft depreciation schedules that form part of the terms of the Notes. Based on a Portfolio of 221 Aircraft at January 23, 1998, which includes the three Aircraft that are scheduled to be delivered to Emery by March 20, 1998, the average appraised base value of the Portfolio at January 23, 1998 was approximately $3,859 million compared with $4,085 million based on the February 25, 1997 appraisals. This decrease was approximately $84 million more than the expected decrease implied by the aircraft depreciation schedules that form part of the terms of the Notes. Greater than expected decreases in value occurred across the Portfolio with significant impacts resulting from decreases in values of Fokker 100s and, to a lesser extent, MD11s and MD83s. These greater than expected decreases were due primarily, in the case of the Fokker 100s, to Fokker exiting the industry, and in the case of the MD11s and MD83s, to the Boeing/McDonnell Douglas merger. Airplanes Group also suffered greater than expected decreases in the value of its B767-300ER Aircraft due in part to the competition this aircraft type now faces from the relatively new A330-200 aircraft. Finally, greater than expected decreases also occurred with respect to the values of A320-200s and B737-300/400/500s due primarily to continued price discounting by Boeing and Airbus.

     Any reduction in Aircraft values may adversely affect Airplanes Group's ability to maintain the current rental rates and may adversely affect its ability to make payments on the Notes.

     EXERCISE OF PURCHASE OPTIONS AT PRICES BELOW ESTIMATED FAIR MARKET VALUE OR NET BOOK VALUE

     As of January 23, 1998, four Lessees with respect to 17 Aircraft, representing approximately 6.8% of the Portfolio by Appraised Value, have options to purchase Aircraft at prices below estimated fair market value at the option exercise date. (For the purposes of this analysis, estimated fair market value has been arrived at by deducting the estimated depreciation (as calculated by Airplanes Group's existing depreciation policy) from January 23, 1998 to the option exercise date from the Appraised Value of each Aircraft as determined as of January 23, 1998).

     In the event that a significant number of options to purchase Aircraft are exercised at prices below estimated fair market value or Airplanes Group's estimated net book value at the option exercise date, the amount and timing of principal payments to certain Certificateholders and the average lives of the Certificates may be adversely affected.

     SALES OF AIRCRAFT AT PRICES BELOW AIRCRAFT APPRAISED VALUES

     Airplanes Group believes that, due to current overcapacity in the aviation industry, with respect to certain aircraft types such as certain turboprop, Stage 2 and older widebody aircraft, the value of the Aircraft in the current market (as compared with the "stable market environment with a reasonable balance of supply and demand" and the other factors assumed in the determination of Base Value) is less than, and is likely to be substantially less than, the Appraised Value. Furthermore, neither the Appraised Value nor the value of the Aircraft in the current market should be relied upon as a measure of the realizable value of the Aircraft. If it were necessary to dispose of Aircraft in a distress situation, and particularly if a large number of Aircraft were required to be sold, the proceeds from such a sale of Aircraft would be substantially less than the value in the current market. However, Airplanes Group does not expect to have to sell Aircraft to provide for payment of principal and interest on the Notes, and does not anticipate conducting any distress sales. Nevertheless, following a Note Event of Default, there can be no assurance that Aircraft, if sold, would not be sold at prices significantly less than the Appraised Value of such Aircraft. In addition, prior to a Note Event of Default, each Trust Indenture permits Airplanes Group to sell Aircraft at prices below a specified target price in certain limited circumstances and in limited aggregate amounts, which may adversely affect the amount and timing of principal payments to certain Certificateholders and may, in turn, affect the average lives of the Certificates. At January 23, 1998, Airplanes Group had sold ten Aircraft (for an aggregate of $139 million) with an appraised value of $170 million (based on the February 25, 1997 appraisals) pursuant to such provisions in the Trust Indentures (the sale of ten Aircraft gives effect to the delivery of three DC8-71F aircraft to Emery as if such deliveries had all occurred prior to January 23, 1998). See "Description of Securities -- The Notes and the Guarantees -- Trust Indenture Covenants".

     LESSEE DEFAULTS RESULTING IN LIENS ON AIRCRAFT

     Liens which secure the payment of, among other things, airport taxes, customs duties, air navigation charges (including charges imposed by Eurocontrol), landing charges, crew wages, repairer's charges or salvage ("LIENS") are likely, depending on the jurisdiction in question, to attach to the Aircraft in the normal course of operation. The sums which such Liens secure may be substantial and may, with certain jurisdictions or limited types of Liens (particularly fleet liens) exceed the value of the Aircraft in respect of which the Lien is being asserted.

     In some jurisdictions, aircraft Liens may give the holder thereof the right to detain or, in limited cases, sell or cause the forfeiture of the Aircraft, and, until discharged, such Liens could adversely affect the ability of Airplanes Group to repossess, re-lease or sell the Aircraft. In particular, under the laws of the United Kingdom, if a particular Lessee (whether or not it is a European operator) defaults in payments to Eurocontrol of air navigation charges (relating to navigation services provided within European airspace by Eurocontrol), the Civil Aviation Authority of the United Kingdom (the "CAA") has the right to detain, pending payment, any aircraft operated by the defaulting operator at the time of detention when a relevant Aircraft is located at any designated airport within the United Kingdom. Furthermore, if such charges are not paid within a specified period, the CAA has the power to sell the detained aircraft to satisfy the outstanding charges. These charges may also relate to a period when the detained aircraft was being operated by a prior operator. A similar form of "fleet lien" is granted to certain airport authorities under the laws of the United Kingdom and in Ireland in relation to unpaid airport landing fees.

     Under each of the Existing Leases, the relevant Lessees are responsible for, and are required to discharge, all such Liens arising during the term of such Leases, with the exception of those arising by reason of, among others, Airplanes Group's or the Lessor's own acts or those created by, or arising by reason of, debts or liabilities of Airplanes Group's predecessors in title or any previous operator. However, there can be no assurance that Future Leases will contain such conditions or that the Lessees will comply with such obligations. Any failure to remove Liens could adversely affect Airplanes Group's ability to repossess, re-lease or sell an Aircraft if a Lessee defaults. The Servicer is not obligated under the terms of the Servicing Agreement to remove any Liens from Aircraft.

     FAILURE TO MAINTAIN REGISTRATION OF AIRCRAFT

     All of the Aircraft which are being operated must be duly registered at all times with an appropriate aviation authority. Generally, failure to maintain the registration of any Aircraft which is on lease would be a default under the applicable Lease, entitling Airplanes Group to exercise its rights and remedies thereunder. If an Aircraft were to be operated without a valid registration, the Lessee operator or, in some cases, the owner or lessor, may be subject to penalties which could constitute or result in a Lien being placed on such Aircraft. Loss of registration could have other adverse effects, including inability to operate the Aircraft and loss of insurance, which in turn could have a material adverse effect on the ability of Airplanes Group to pay interest and principal on the Notes. However, there can be no assurance that Future Leases will contain such terms or that Lessees will comply with such terms.

     TECHNOLOGICAL RISKS

     Airplanes Group's ability to lease or sell the Aircraft may be adversely affected to the extent that the availability for lease or sale of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations make the Aircraft less competitive. This risk, which is common to all aircraft lessors, is particularly significant for Airplanes Group given its need to repay principal and interest on the Notes over a relatively long period, which will require that many of the Aircraft be leased or sold close to the end of their useful economic life. Furthermore, the extent to which Airplanes Group is able to manage these technological risks through modifications to aircraft and sale of aircraft is expected to be limited and any sales of aircraft will depend on Airplanes Group's ability to satisfy the criteria set forth under "Description of Securities -- The Notes and the Guarantees -- Trust Indenture Covenants".

     YEAR 2000 RISK

     Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. Airplanes Group has recently begun a process of assessing the potential impact of this issue on its operations. Because all of its operational functions have been delegated to the Servicer, Administrative Agent and Cash Manager in accordance with the terms of their respective service agreements, Airplanes Group has no information systems of its own. Airplanes Group may, however, suffer a material adverse impact on its business and results of operations if information technology upon which the Servicer, Administrative Agent and Cash Manager rely is not Year 2000 compliant. The Servicer, Administrative Agent and Cash Manager are in the process of reviewing their Year 2000 exposure and identifying the steps that will need to be taken to ensure that their systems are Year 2000 compliant.

     Airplanes Group may also suffer an adverse impact on its business and results of operations if its suppliers, financial institutions, technical advisors, Lessees and others with which it conducts business are not Year 2000 compliant. The Servicer is currently preparing a survey of the third parties with which it deals on behalf of Airplanes Group to determine the extent of such third parties' exposure to Year 2000 risks and the status of their Year 2000 compliance efforts.

     In addition, aircraft and air traffic control infrastructure depend heavily upon microprocessors and software technology. Major manufacturers, including Boeing, have begun a Year 2000 review of the systems employed on their aircraft and are expected to advise owners, operators and service providers of the steps to be taken to address any Year 2000 problems that are identified. Among the aircraft systems that have been identified as being susceptible to Year 2000 are certain on-board aircraft management and navigation systems. The Servicer is also preparing a survey of aircraft and aircraft parts manufacturers and suppliers to determine the extent to which their products are Year 2000 compliant. These review programs are still at a relatively early stage and thus, the nature and the extent of the risks posed by the potential failure of aircraft and aircraft control systems as a result of Year 2000 problems has not been fully determined. Any failure of the systems employed by Airplanes Group's Aircraft to be Year 2000 compliant could have a material adverse effect on Airplanes Group's business and results of operations. Moreover, it is currently not clear whether or to what extent manufacturers, owners or lessees will be responsible for the costs necessary to bring aircraft systems into Year 2000 compliance.

     Because the assessment of the Year 2000 risks relevant to Airplanes Group is still at an early stage, Airplanes Group is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate Year 2000 problems. Such expenditures could, however, have a material adverse impact on the ability of Airplanes Group to make payments on the Notes.

     AIRCRAFT TYPE CONCENTRATIONS

     At January 23, 1998, two aircraft types contained in the Portfolio each represented over 10% of the Portfolio by Appraised Value: Boeing 737-400s constituted 15.41% and McDonnell Douglas MD83s constituted 12.99%. Also, at January 23, 1998, narrowbody Aircraft constituted 83.10% of the Portfolio by Appraised Value (excluding turboprops, narrowbody Aircraft constituted 77.85% of the Portfolio by Appraised Value).

     At January 23, 1998, 15 Aircraft or 16.90% of the Portfolio by Appraised Value, were widebody aircraft. These widebody Aircraft include four B767-300ERs (6.78% of the Portfolio by Appraised Value), three MD11s (6.23% of the Portfolio by Appraised Value), one B767-200ER (1.38% of the Portfolio by Appraised Value), one B747-200 (0.98% of the Portfolio by Appraised Value), two A300-B4-200s (0.65% of the Portfolio by Appraised Value), three A300-B4-100s (0.45% of the Portfolio by Appraised Value) and one A300-C4-200 (0.42% of the Portfolio by Appraised Value). The rental rates obtained by Airplanes Group from a new Lessee in respect of the three MD-11 aircraft have recently been reduced by approximately one-third as compared with the prior Leases. The decline in rental rates received for the three MD-11s reflects the decision by McDonnell Douglas to cease production of MD-11 aircraft and the subsequent merger between McDonnell Douglas and Boeing. See "-- Risks Relating to the Leases -- Risk of Decline in Rental Rates."

     GOVERNMENT REGULATION

     In addition to the general requirements regarding maintenance of the Aircraft, aviation authorities from time to time issue Airworthiness Directives ("ADS") requiring the operators of aircraft to take particular maintenance actions or make particular modifications with respect to all aircraft of certain designated types. Certain manufacturer recommendations may also be issued. To the extent that a Lessee fails to perform ADs required to maintain its Certificate of Airworthiness or other manufacturer requirements in respect of an Aircraft (whether or not currently subject to a Lease), Airplanes Group may have to bear (or, to the extent required under the relevant Lease, share) the cost of compliance. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the Aircraft are registered, possibly as part of the airworthiness requirements, but also in other jurisdictions where the Aircraft operate. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which ultimately will require all aircraft to comply with the most restrictive currently applicable standards. Such regulations restrict the future operation of aircraft that do not meet Stage 3 noise requirements and ultimately will prohibit the operation of such aircraft in the relevant jurisdictions early in the next century (December 31, 1999 in the case of the United States). As 6.56% of the Aircraft by Appraised Value at January 23, 1998, did not meet the Stage 3 requirements, these regulations may adversely affect Airplanes Group. Furthermore, there can be no assurance that no new ADs or noise or emissions reduction requirements will not be adopted in the future that could result in significant costs to Airplanes Group or adversely affect the value of, or its ability to re-lease, Stage 2 or Stage 3 Aircraft. Certain organizations and jurisdictions are now considering tightening noise and emissions certification requirements for newly manufactured aircraft.

RISKS RELATING TO THE LEASES

     EXPOSURE TO DOWNSIDE RISK AS OWNER OF AIRCRAFT

     Most of the Existing Leases are operating leases, under which Airplanes Group retains substantially all of the risks and rewards associated with ownership of the Aircraft, including the Aircraft's residual value. Nine of the Existing Leases are finance leases, which effectively transfer the benefits and risks of ownership of the Aircraft from Airplanes Group to the finance lessee. The Existing Leases are "net" leases pursuant to which the Lessees are obliged to make Rental Payments and generally assume responsibility for, among other things, (i) maintaining the Aircraft, (ii) ensuring proper operation of the Aircraft, (iii) providing indemnification and insurance for losses resulting from operation of the Aircraft, (iv) paying all costs of operating the Aircraft and keeping the Aircraft free of liens (as defined in the relevant Lease) (other than permitted liens under the relevant Lease) resulting from such operation and
(v) complying with all governmental licensing and other requirements, including ADs (except in certain cases where the terms of the relevant Lease require the Lessor to share the cost thereof). As of February 19, 1998, 29 Lessees and three former lessees were delinquent in their Lease payments. See "-- Risk of Lessee Default".

     INABILITY TO RE-LEASE AIRCRAFT ON FAVOURABLE TERMS

     Upon termination of any Lease, the Servicer is obligated pursuant to the terms of the Servicing Agreement to use commercially reasonable efforts on behalf of Airplanes Group to re-lease the related Aircraft. There can be no assurance, however, that Airplanes Group will be able to obtain Rental Payments and lease terms (including maintenance and redelivery condition agreements) in the future comparable to those contained in the Existing Leases. Airplanes Group's ability to re-lease Aircraft, as well as its ability to obtain such Rental Payments and such terms, may be adversely affected by, among other things, restrictions imposed by the Trust Indentures, the economic condition of the airline industry, the supply of competing aircraft, other matters affecting the demand for particular aircraft types and competition from lessors offering leases on more favorable terms than Airplanes Group.

     The expected number of Aircraft that Airplanes Group must place with Lessees through December 31, 2002 is made up of the sum of (i) Aircraft in Airplanes Group's existing Portfolio that are currently available for marketing, and (ii) Aircraft coming to the end of their Existing Lease terms before December 31, 2002, less the aggregate of (a) Aircraft which are currently the subject of a Lease extending through December 31, 2002, (b) Aircraft which are the subject of a non-binding letter of intent to sell or lease and (c) any Aircraft sold prior to December 31, 2002. Additional Aircraft may need to be re-leased if such Aircraft become available through premature terminations of Leases or if letters of intent do not result in Leases or if Aircraft subject to lease agreements are not delivered. Airplanes Group's expected re-leasing requirements from January 23, 1998 through the year 2002 are shown in the following table:

        AIRPLANES GROUP LEASE PLACEMENT REQUIREMENT AT JANUARY 23, 1998

                                                            1998    1999    2000    2001    2002
                                                            ----    ----    ----    ----    ----
Aircraft available for marketing(1).....................      6      --      --      --      --
Contracted Lease expirations (including expirations of
  Leases that are assumed to result from letters of
  intent)(2)............................................     60      32      48      32      34
Less Aircraft subject to contract or letter of
  intent(2)(3)..........................................    (34)     --      (2)     (6)     (2)
                                                            ---      --      --      --      --
Placement requirement(4)(5).............................     32      32      46      26      32
                                                            ===      ==      ==      ==      ==

---------------

(1) Aircraft available for marketing consist of those Aircraft which were not in revenue service with Lessees as of January 23, 1998.

(2) Excluded from these Aircraft are three DC8 Aircraft on lease to Emery which Airplanes Group has contracted to sell and which are due for delivery by March 20, 1998.

(3) Airplanes Group's Lease placement requirement assumes that letters of intent will in due course be reflected in binding contracts. Although letters of intent are not legally binding, most of GPA Group's and Airplanes Group's letters of intent have, historically, resulted in lease agreements between the parties thereto.

(4) Assumes that Aircraft coming to the end of currently contracted Lease terms which are not, as of January 23, 1998, the subject of an additional agreement or letter of intent need to be re-leased only once more before the year 2002. See "Risk of Lessee Default -- Financial Condition of Lessee" below.

(5) Assumes that no Existing Lease entered into by Airplanes Group terminates prematurely and that there are no sales of Aircraft. See "Risk of Lessee Default -- Inability to Terminate Leases or Repossess Aircraft" below.

     There can be no assurance that, with significant numbers of Aircraft to re-lease in the future, Airplanes Group will be able continually to re-lease such Aircraft without significant periods of downtime or without any adverse effect on the rental rates it is able to obtain, especially during downturns in demand for aircraft on operating lease and that the ability of Airplanes Group to make payments of interest, principal and premium, if any, on the Notes will not be adversely affected thereby. See "Risk Factors -- Risks Relating to Airplanes Group and Certain Third Parties."

     REQUIREMENT FOR CERTAIN LICENSES AND APPROVALS

     A number of Leases require specific licenses, consents or approvals for different aspects of the Leases. These include consents from governmental or regulatory authorities to certain payments under the Leases and to the import, re-export or de-registration of the Aircraft. No assurance can be given that such requirements may not be increased by subsequent changes in applicable law or administrative practice or that a consent, once given, will not be withdrawn. Furthermore, consents needed in connection with future re-leasing or sale of an Aircraft may not be forthcoming. Any such event could have an adverse impact on Airplanes Group's ability to re-lease or sell Aircraft.

     RISK OF DECLINE IN RENTAL RATES

     Future rental rates and the ability to re-lease Aircraft worldwide both depend upon a number of factors that are not within the control of Airplanes Group. See "-- Aircraft Risks -- Cyclicality of Supply of and Demand for Aircraft; Risk of Decline in Aircraft Values" and "-- Failure to Perform Aircraft Maintenance". Each of the bankruptcy of Fokker N.V., the manufacturer of 6.77% of the Aircraft by Appraised Value, and the merger between Boeing and McDonnell Douglas Corporation (McDonnell Douglas Corporation is the manufacturer of 31.24% of the Aircraft by Appraised Value), has adversely affected the rental rates that Airplanes Group is able to obtain on Aircraft manufactured by Fokker N.V. and McDonnell Douglas Corporation, and may adversely affect its ability to make payments of interest and premium, if any, on, and principal of, the Notes. The rental rates obtained by Airplanes Group from Varig, S.A. ("VARIG") in 1997 in respect of three MD-11 Aircraft are approximately one-third lower than the contracted rentals under the previous lease agreements for these Aircraft and this will adversely affect Airplanes Group's operating cash flows. In addition, the rental rates obtained by Airplanes Group from TAM in October 1997 in respect of six Fokker 100 Aircraft are approximately 24% lower than the contracted rentals under the previous lease agreements for these Aircraft and this will also adversely affect Airplanes Group's operating cash flows.

     FAILURE TO PERFORM AIRCRAFT MAINTENANCE

     The standards of maintenance observed by the various Lessees and the condition of the Aircraft at the time of sale or lease may affect the future values and rental rates for the Aircraft. Under the Leases, it is primarily the responsibility of the relevant Lessee to maintain the Aircraft and to comply with all governmental requirements applicable to the Lessee and the Aircraft, including, without limitation, operational, maintenance, and registration requirements and in most cases, manufacturer recommendations or

ADs (although in certain cases the relevant Lessor has agreed to share the cost of complying with certain ADs or manufacturer recommendations). Failure of a Lessee to perform required or recommended maintenance with respect to an Aircraft during the term of the Lease could result in a grounding of such Aircraft and is likely to require Airplanes Group to incur costs, which could be substantial, to restore such Aircraft to an acceptable maintenance condition prior to re-leasing.

     RISK OF MAINTENANCE LIABILITIES EXCEEDING MAINTENANCE RESERVES

     At December 31, 1997, Airplanes Group had maintenance liabilities of $314 million (the "MAINTENANCE RESERVES"). At February 10, 1998 Airplanes Group held $80 million in cash (the "MAINTENANCE RESERVE AMOUNT") specifically in respect of maintenance reserve liabilities which, together with projected future maintenance reserve payments under the leases, is believed by Airplanes Group, following consultation with the Administrative Agent, to be sufficient, based on an analysis of anticipated future maintenance expenses, to provide Airplanes Group with sufficient liquidity to meet its maintenance liabilities. This amount of cash has been determined to be appropriate for the funding of Airplanes Group's maintenance reserve liabilities based on an analysis of Airplanes Group's, GPA's and overall industry historical experience of the frequency and cost of maintenance checks performed by lessees relative to the projected maintenance payments to be made to Airplanes Group under the terms of the Leases.

     In addition, remaining cash balances held in the Expense Account and the Collection Account at any date ($165.4 million at February 10, 1998) will, in accordance with the priority of payments, be available to discharge maintenance liabilities together with other Required Expense Amounts as they fall due for payment.

     There can be no assurance, however, that Airplanes Group's future maintenance requirements will correspond to Airplanes Group's or GPA's historical experience, or the industry's experience overall, particularly as the Aircraft age. Furthermore, there can be no assurance that actual maintenance payments by lessees and other cash received by Airplanes Group will not be significantly less than projected. Actual maintenance payments by Lessees will depend upon numerous factors including defaults and the ability of Airplanes Group to obtain satisfactory maintenance terms in Leases. An increasing number of Leases do not provide for any maintenance payments to be made by Lessees as security for their maintenance obligations. Any significant variations in such factors may materially adversely affect the ability of Airplanes Group to make payments of interest, principal and premium, if any, on the Notes.

     LIABILITY, LOSS AND INSURANCE

     The Lessees are required under the Existing Leases to indemnify the related lessor (and generally, if different, the owner) for, and insure against, liabilities arising out of use and operation of the Aircraft, including third party claims for death or injury to persons and damage to property for which Airplanes Group may be deemed liable. Any insurance proceeds received by Airplanes Group in respect of such claims shall be paid first to the applicable lessor in the event of loss of the Aircraft, to effect repairs or in the case of liability insurance, for indemnification of third party liabilities, with the balance, after deduction for all amounts due and payable by the Lessee under the applicable lease, to be paid to the Lessee. The Lessees are also required to maintain public liability, property damage and hull all risks insurance on the Aircraft at agreed levels subject to hull deductibles which generally range from $250,000 to $1 million. Although Airplanes Group believes that the insurance required under the Leases will be adequate to cover all likely claims, there can be no assurance that one or more catastrophic events will not exceed coverage limits. The Lessees are required under the Leases to provide evidence of insurance, and the insurers must notify Airplanes Group if any Lessee insurance is to be canceled or terminated. In such event, the Servicer is obligated pursuant to the terms of the Servicing Agreement to use commercially reasonable efforts to procure alternative insurance coverage to the extent commercially available in the relevant insurance market. However, any inadequate insurance coverage or default by the Lessees in fulfilling their indemnification or insurance obligations will affect the proceeds that would be received upon an event of loss under the respective Leases or claim under the relevant liability insurance.

     With respect to certain Existing Leases, the Lessor may arrange separate political risk repossession insurance for its own benefit, covering (a) confiscation, nationalization and requisition of title of the relevant aircraft by the government of the country of registry and denegation and deprivation of legal title and rights, and (b) the failure of the authorities in that country to allow de-registration and export of the Aircraft, subject to the conditions of the policies.

     RISK OF WITHHOLDING TAX ON LEASE RENTALS

     Airplanes Group endeavors to structure its Leases in such a way that either no withholding taxes will be applicable to payments by the Lessees under the Leases, or (in the event of such taxes being or becoming applicable) the Lessees will be obliged to pay corresponding additional amounts. However, there can be no assurances that Leases to which Airplanes Group may become a party as a result of re-leasing the Aircraft will not result in the imposition of withholding or other taxes in circumstances where the Lessee has not agreed to, or is unable to, pay compensatory additional amounts.

RISK OF LESSEE DEFAULT

     DETERIORATION IN FINANCIAL CONDITION OF LESSEES

     The ability of each Lessee to perform its obligations under its Lease will depend primarily on such Lessee's financial condition. A Lessee's financial condition may be affected by various factors beyond the control of Airplanes Group, including competition, fare levels, passenger demand, operating costs (including the price and availability of jet fuel and labor costs), economic conditions in the countries in which the Lessees operate and environmental and other governmental regulation of or affecting the air transportation business. Many of Airplanes Group's existing Lessees are in a relatively weak financial position. There can be no assurance as to the extent to which Lessees will be able to perform their financial and other obligations under the Leases.

     As of February 19, 1998, amounts outstanding for a period greater than 30 days in respect of Rental Payments, Maintenance Reserves, and other miscellaneous amounts due under the Leases (net of default interest and certain cash in transit) amounted to approximately $12.7 million in respect of 29 Lessees (who had a combined total of 94 Aircraft on lease as of such date) and three former lessees ($2.0 million of the $12.7 million related to these three former lessees). Of the total $12.7 million, $2.9 million was in arrears for a period greater than 30 days, $1.4 million was in arrears for a period greater than 60 days and $8.4 million was in arrears for a period greater than 90 days. Certain of these Lessees as well as certain other Lessees have consistently been significantly in arrears in their Rental Payments and have recently experienced or are currently experiencing financial difficulties. In addition to these amounts four further Lessees were being allowed formal deferrals of rent, maintenance and miscellaneous payments totaling approximately $12.6 million at February 19, 1998. Of the total $12.6 million, $0.1 million was outstanding for greater than 30 days, $0.1 million was outstanding for greater than 60 days and $12.4 million was outstanding for greater than 90 days. Such Lessees are being allowed deferrals of rentals, maintenance and miscellaneous payments for periods of up to 70 months. See "The Aircraft, Related Leases and Collateral -- The Lessees".

     Of the $12.7 million in arrears greater than 30 days, $2.5 million represented arrears with respect to the two Indonesian Lessees operating four Fokker 100 Aircraft and two B737-200A Aircraft. Airplanes Group is in the process of recovering possession of these Aircraft and terminating the related Leases. Airplanes Group expects to incur costs in restoring the Aircraft to a suitable technical condition for release which cannot be determined at this time but which may be significant.

     There can be no assurance that more Lessees will not become in arrears or in default for any reason.

     RISK OF REGIONAL ECONOMIC DOWNTURNS AFFECTING LESSEE FINANCIAL CONDITION

     EUROPEAN CONCENTRATION. At January 23, 1998, Airplanes Group leased 62 Aircraft representing approximately 33.64% of the Portfolio by Appraised Value to twenty-six aircraft operators in Europe.

     The commercial aviation industry in European countries, as in the rest of the world generally, is highly sensitive to general economic conditions. Because a substantial portion of airline travel (business and especially leisure) is discretionary, the industry has tended to suffer severe financial difficulties during economic downturns. Accordingly, the financial prospects for European Lessees can be expected to depend largely on the level of economic activity in Europe generally and in the specific countries in which such Lessees operate. A recession or other worsening of economic conditions in one or more of these countries may have a material adverse effect on the ability of European Lessees to meet their financial and other obligations under the Leases. In addition, commercial airlines in Europe face, and can be expected to continue to face, increased competitive pressures, in part as a result of the continuing deregulation of the airline industry by the European Union (the "EU"). There can be no assurance that competitive pressures resulting from such deregulation will not have a material adverse impact on the operations of such Lessees.

     LATIN AMERICAN CONCENTRATION. At January 23, 1998, the Lessees with respect to 33.65% of the Aircraft by Appraised Value operated in Latin America, principally Brazil, Mexico, Colombia and Chile. The prospects for Lessee operations in these countries can be expected to be dependent in part on the general level of political stability and economic activity and policies in those countries. Although certain countries in Latin America have experienced substantial improvement in their economies in the past several years, which has resulted in increased political stability and overall increased economic growth, there can be no assurance that such progress can be maintained or that further progress will be made. Future developments in the political systems or economies of these countries or the implementation of future governmental policies in these countries may have a material adverse effect on Lessee operations in those countries.

     The economy of the Latin American region as a whole and of particular Latin American countries may be materially affected by developments in other countries in Latin America and also by developments in countries in other regions of the world that are perceived to demonstrate similar "emerging market" characteristics. For example, in December 1994 a decrease in capital inflow to Mexico coupled with a large current account deficit led to diminishing foreign exchange reserves which ultimately forced Mexico to allow the peso to float freely. The subsequent devaluation of the peso led to a currency crisis in Mexico which dampened investor confidence and resulted in lower levels of foreign investment in Latin America in general. More recently, Brazil has experienced significant downturns in its financial markets, with large decreases in Brazilian financial asset prices and considerable pressure for a devaluation of the Brazilian currency. The loss of confidence in the Brazilian markets and currency has been associated with the economic crises currently affecting "emerging markets" in Asia. See "-- Asia Pacific Concentration" below. The Brazilian government has responded to these pressures with a series of austerity measures including increased interest rates, public spending cuts and tax increases. This has led to widespread expectations that economic growth in Brazil will be significantly reduced through at least 1998 with the real possibility of a recession that would adversely affect the operations of Airplanes Group's Brazilian customers.

     Airplanes Group has entered into rent deferral and restructuring arrangements with certain significant Brazilian and Mexican Lessees who have experienced difficulties due to overcapacity and adverse market conditions. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Latin America."

     NORTH AMERICAN CONCENTRATION. At January 23, 1998, Airplanes Group leased 43 Aircraft representing approximately 17.17% of its Portfolio by Appraised Value, to operators in North America. Airline industry profitability in North America has enjoyed a sustained improvement since 1993 due to a combination of traffic growth in line with the overall expansion of the economy in that region and relatively small growth in aircraft seat capacity leading to a significant increase in load factors.

     In 1996 and early 1997 a number of significant new aircraft orders were announced by North American airlines. However, even in the prevailing robust industry environment some airlines are reporting losses or very low profits due to either unsuccessful competitive initiatives in respect of fares and/or capacity, or uncompetitive cost structures. In the next few years airline profit margins are likely to come under pressure due to a combination of labor cost increases and increased aircraft ownership costs as new aircraft are delivered and a large number of Stage 2 aircraft are hush-kitted. In the early 1990s, several North American airlines who are currently lessees of Airplanes Group entered into plans of reorganization or sought the protection of bankruptcy, insolvency or other similar proceedings. There can be no assurance that such events will not re-occur in respect of these or other North American lessees of Airplanes Group and adversely affect the ability of such lessees to make timely and full Rental Payments under their respective leases.

     Airplanes Group has entered into rent deferral and restructuring arrangements with certain significant North American lessees. See "The Aircraft, Related Leases and Collateral -- The Lessees -- North America."

     ASIAN CONCENTRATION. At January 23, 1998, Airplanes Group leased 20 Aircraft representing approximately 10.29% of its Portfolio by Appraised Value, to operators in Asia. Trading conditions in the civil aviation industry in Asia have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of Indonesia, Thailand, Korea and Malaysia have experienced particularly acute difficulties resulting in many business failures, significant depreciation of local currencies against the dollar (the currency in which Lease payments are payable), sovereign and corporate credit ratings downgrades and internationally organized financial stability measures. This downturn in the region's economies has undermined business confidence and has had an adverse impact on the results of operations of Airplanes Group's lessees in the region and consequently on Airplanes Group's revenues and cash flows. Several airlines in the region have recently announced their intention to reschedule their aircraft purchase obligations, reduce headcount and eliminate certain routes. Since 1990, the market in this region for aircraft on operating lease has demonstrated significant growth rates and the recessionary conditions that are now expected to prevail in large parts of the region for a significant period of time will have an adverse impact on global aircraft demand.

     One Indonesian lessee was already experiencing financial difficulties prior to the current regional economic difficulties and is currently in arrears in its payment obligations which had been restructured in December 1996. Airplanes Group's other Indonesian Lessee has also fallen into arrears with its payment obligations and has requested a partial deferral of its rental. Airplanes Group is currently in the process of recovering possession of the Aircraft that it has on lease to these two Indonesian Lessees and terminating the related Leases. See "The Aircraft, Related Leases and Collateral -- The Lessees -- Asia."

     INABILITY TO TERMINATE LEASES OR REPOSSESS AIRCRAFT

     Airplanes Group's rights and remedies in the event of a default under each Lease include the right of the relevant Lessor to terminate such Lease and to repossess the related Aircraft. If a defaulting Lessee contests such termination and repossession or is bankrupt or under court protection, however, it may be difficult, expensive and time-consuming for Airplanes Group to enforce its rights. With the large numbers of Aircraft in its Portfolio, it is likely that Airplanes Group will encounter enforcement delays or difficulties in various jurisdictions. Airplanes Group may incur direct costs associated with repossession of an Aircraft which include legal and similar costs, the direct costs of returning the Aircraft to an appropriate jurisdiction and any necessary maintenance to make the Aircraft available for re-leasing or sale. Maintenance costs with respect to repossessed aircraft may be significant. In particular, in connection with the ongoing recovery by Airplanes Group of possession of six Aircraft from two Indonesian Lessees, it is anticipated that significant expenditures may be required in order to restore such Aircraft to a suitable condition for release. Repossession does not necessarily imply an ability to export or deregister and profitably redeploy the Aircraft. In cases where a Lessee or other operator flies only domestic routes, repossession may be more difficult, especially if the jurisdiction permits the Lessee to resist deregistration and the Aircraft is registered in such jurisdiction. In addition, in connection with the repossession of an aircraft, the aircraft owner may also find it necessary to pay debts secured by outstanding Liens as well as, in certain jurisdictions, taxes to the extent not paid by the Lessee. Significant costs may also be incurred in retrieving or recreating aircraft records in a repossession. Aircraft records are generally required for obtaining a Certificate of Airworthiness for the Aircraft.

     Airplanes Group may suffer adverse consequences as a result of a Lessee default and the related termination of the Lease and repossession of the related Aircraft. Airplanes Group's exercise of its rights and remedies (including repossession) upon a Lessee default also may be subject to the limitations and requirements of applicable law, including the need to obtain a court order for repossession of the Aircraft and/or to obtain consents or approvals for deregistration or re-export of the Aircraft. When a defaulting Lessee is the subject of a bankruptcy, protective administration, insolvency or similar event, additional limitations and requirements may apply. Certain jurisdictions will give rights to the trustee in bankruptcy or a similar officer to assume or reject the Lease or to assign it to a third party, or will entitle the Lessee or another third party to retain possession of the Aircraft (without performing the obligations under the relevant Lease) for a period that cannot be determined in advance. Accordingly, in such circumstances, Airplanes Group may be delayed in, or prevented from, enforcing certain of its rights under a Lease and in releasing the affected Aircraft. Further, the premature termination of Leases may, in certain circumstances, lead Airplanes Group to incur substantial swap breakage costs under its agreements with Swap Providers ("SWAP AGREEMENTS").

RISKS RELATING TO PAYMENTS ON THE 1998 REFINANCING CERTIFICATES

     FACTORS AFFECTING THE AMOUNT AND TIMING OF PAYMENTS UNDER THE 1998 REFINANCING CERTIFICATES

     The ability of Airplanes Group to re-lease Aircraft upon expiration or termination of the related Leases, as well as other events outside of Airplanes Group's control, will affect payments on, and the Weighted Average Lives of, the 1998 Refinancing Notes and, accordingly, the 1998 Refinancing Certificates, and may therefore affect the yield on the 1998 Refinancing Certificates. Early terminations, whether as a result of Lessee defaults or otherwise, may cause Aircraft to be re-leased earlier and more frequently and at lower rental rates than expected, and could adversely affect payments on the 1998 Refinancing Certificates. The exercise of Purchase Options or the occurrence of termination events cannot be predicted and may be influenced by a variety of economic and other factors, including future interest rates and the availability and market value of aircraft at future dates. See "Description of the Securities -- The Certificates".

     CASH FLOW FROM AIRCRAFT AND LEASES NOT PREDICTABLE; FAILURE OF ACTUAL EXPERIENCE TO MATCH
     THE ASSUMPTIONS

     The expected repayment of the 1998 Refinancing Notes described in this Prospectus was arrived at on the basis of the Assumptions. It is highly unlikely that the Assumptions will be consistent with Airplanes Group's experience for numerous reasons. Any inability of Airplanes Group to find financially able and willing Lessees of the Aircraft at acceptable rental rates will affect the timing and amount of proceeds realized from Leases of Aircraft. In addition, other economic and political factors, such as prevailing interest rates and the availability of credit and market demand for aircraft rentals cannot be assured. Rental Payments, insurance recoveries, maintenance reserve payments, expenses and liabilities will often be dependent upon the actions of third parties, which are difficult to predict and are generally not within Airplanes Group's control. Accordingly, collections and other realizations with respect to certain Leases and Aircraft could occur at substantially different times and levels than anticipated and may not occur at all. As a result, there can be no assurance that Airplanes Group will be able to repay the initial Outstanding Principal Balance on the 1998 Refinancing Notes or any other class or subclass of the Notes.

     SUBORDINATION PROVISIONS

     The Expenses and certain other payments will be senior in priority of payment to the 1998 Refinancing Notes and will be paid out of funds on deposit in the Collection Account before any payments are made on the 1998 Refinancing Notes.

     EARLY REDEMPTION AND DEFEASANCE

     Each class or subclass of the 1998 Refinancing Notes, and the corresponding 1998 Refinancing Certificates, may be redeemed on any Payment Date, in whole or in part, at the applicable Redemption Price, plus accrued but unpaid interest; provided, however, that there shall have been paid in full all accrued and unpaid interest and other amounts with respect to all subclasses and classes of Notes ranking equally with such class or subclass of the 1998 Refinancing Notes to be redeemed on such Payment Date. In addition, each class or subclass of the 1998 Refinancing Notes may be redeemed in whole but not in part on any Payment Date, without premium, upon the occurrence of certain adverse tax events affecting Airplanes Group. Finally, each class or subclass of the 1998 Refinancing Notes may be redeemed or defeased, in whole, at the applicable Redemption Price plus accrued and unpaid interest, in connection with any sale of all or substantially all of the assets of Airplanes Group. Certain classes or subclasses of the Notes may be redeemed at such time as other classes or subclasses of the Notes are being defeased. See "Description of Securities -- The Notes and the Guarantees -- Redemption" and "Description of Securities -- The Notes and the Guarantees -- Defeasance".

CAPITAL MARKETS RISKS

     ABSENCE OF PUBLIC MARKET

     There is currently no market for the 1998 Refinancing Certificates. The Underwriters have advised Airplanes Group that they currently intend to make a market in the 1998 Refinancing Certificates but they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide 1998 Refinancing Certificateholders with liquidity of investment or that it will continue.

     INABILITY TO REFINANCE CERTAIN CERTIFICATES

     The Subclass A-4, A-7 and A-8 Certificates and the corresponding subclasses of Notes are expected to reach their Expected Final Payment Dates before Airplanes Group has received sufficient Available Collections to pay all of the principal on such Notes and the corresponding Certificates. Airplanes Group will attempt to refinance each of the Subclass A-4, A-7 and A-8 Certificates with the net cash proceeds realized from public offerings and sales by a trust of Refinancing Certificates. The Refinancing Certificates will rank equally with the remaining outstanding subclasses of Class A Certificates but their interest rate, average life, principal payment provisions, redemption provisions and other economic terms will be determined by the Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust at the time of issuance and may be substantially different from those applicable to the Certificates to be refinanced. No assurance can be given, however, as to Airplanes Group's ability to refinance Certificates in this manner. Any attempt to issue Refinancing Certificates may be adversely affected by conditions in the capital markets generally or the market's then current perception of the commercial aviation industry, the operating lease business or Airplanes Group in particular. Any failure to sell Refinancing Certificates on acceptable terms at the required times will result in failure to refinance the Subclass A-4, A-7 or A-8 Certificates. This may increase the overall cost of borrowing and may affect the liquidity and market prices of the Certificates generally.

CERTAIN BANKRUPTCY CONSIDERATIONS

     IRISH BANKRUPTCY CONSIDERATIONS

     Airplanes Group has taken steps to ensure that the assets and liabilities of Airplanes Group are not consolidated with those of GPA in the event that GPA were to become either voluntarily or involuntarily the subject of an application for relief under applicable bankruptcy or insolvency laws. These steps include
(a) the creation of Airplanes Limited and Airplanes Trust as separate legal entities outside Ireland, (b) the requirement that GPA hold none of Airplanes Limited's issued equity or voting share capital other than 5% of the capital stock of Holding Co. and not control the composition of the Board of Directors of either of them (prior to any exercise by GE Capital of its option), and (c) the inclusion in various transaction documents of provisions requiring that the business and affairs of each member of Airplanes Group be at all times identifiable and separate from and managed and controlled apart from and independently of GPA.

     Subject to certain qualifications and reservations and based on certain assumptions set forth in an opinion issued to Airplanes Group by McCann FitzGerald, Irish counsel have concluded that (a) in any examination of GPA Group or any of its affiliates prior to any exercise by GE Capital of its option to acquire at least 90% of GPA Group's ordinary share capital, an Irish examiner would not be able to contend successfully that an examiner should be appointed to any member of Airplanes Group on the grounds that, after the 1996 Closing Date, such member is a "related company" of GPA Group or such affiliate, and (b) an Irish court should not, prior to any exercise by GE Capital of such option, treat GPA or any of its affiliates, on the one hand, and any member of Airplanes Group, on the other, as a single entity in any winding up of GPA Group or such affiliate and order (i) the pooling of any of the assets and liabilities of any member of Airplanes Group with those of GPA or (ii) the contribution of any of the assets of any member of Airplanes Group to the repayment of the debts of GPA.

     There can be no assurance, however, that the circumstances and assumptions upon which counsel will base their opinion will not change, that a court of competent jurisdiction would not decide differently from the views expressed in such counsel's opinions or that such opinions will prove to be correct. Such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the existence of different facts could lead a court to reach a different conclusion.

     U.S. BANKRUPTCY CONSIDERATIONS

     If GPA, Inc. were to become a debtor in a proceeding under the U.S. Bankruptcy Code and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that the assets and liabilities of GPA, Inc. should be substantively consolidated with those of Airplanes Trust, AeroUSA or AeroUSA 3, delays in payments on the Notes (and consequently on the Certificates) could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in-bankruptcy or such debtor, such court could substantively consolidate Airplanes Trust, AeroUSA and/or AeroUSA 3 with GPA, Inc. or otherwise consider the AeroUSA Shares to be part of GPA, Inc.'s estate or take other actions that would be adverse to the Certificateholders and that could result in reductions in payments on the Certificates.

     Davis Polk & Wardwell has delivered a reasoned opinion to GPA Group and Airplanes Group to the effect that, based on various assumptions and qualifications set forth in the opinion, notwithstanding the fact that there is no case law directly on point and accordingly the issue is not free from doubt, in a proceeding under the U.S. Bankruptcy Code relating to GPA, Inc., a court properly presented with the facts and exercising reasonable discretion and applying New York law would not grant an order consolidating the assets and liabilities of Airplanes Trust, AeroUSA or AeroUSA 3 with those of GPA, Inc. The assumptions and qualifications contained in this opinion include (i) an assumption that the representations and warranties of Airplanes Trust, AeroUSA, GPA Group, and GPA, Inc. set forth in the relevant Stock Purchase Agreement, the Administrative Agency Agreement and the Cash Management Agreement continue to be accurate and that the parties thereto will continue to be in compliance with their obligations thereunder, and (ii) an assumption that the transfer of the AeroUSA Shares did not constitute a fraudulent conveyance or other voidable transfer under the U.S. Bankruptcy Code or other applicable state law.

     There can be no assurance, however, that a court would not decide differently from the views expressed in counsel's opinions and such opinions represent only the best judgment of counsel and are not binding on the courts. In particular, such opinions depend on certain factual assumptions and the existence of different facts could lead a court to reach a different conclusion.

TAX RISKS

     Ownership of the 1998 Refinancing Certificates entails certain risks with respect to the application of Irish tax laws, United States federal tax laws, Jersey tax laws and the tax laws of the jurisdictions in which the Transferred Companies and the Lessees are organized, reside or operate. In addition, the tax consequences of the purchase of the 1998 Refinancing Certificates will depend to some extent upon an investor's individual circumstances.

     Airplanes Limited will receive an opinion of Mourant du Feu & Jeune, Jersey tax counsel, that neither Airplanes Limited nor the 1998 Refinancing Trusts are subject to Jersey income tax and that payments with respect to both the Airplanes Limited 1998 Refinancing Notes and the 1998 Refinancing Certificates will not be subject to Jersey withholding tax.

     Airplanes Limited will also receive an opinion of McCann FitzGerald, Irish tax counsel, that based on certain assumptions and subject to certain restrictions, none of Airplanes Limited, Airplanes Trust, AeroUSA or the 1998 Refinancing Trusts are subject to Irish income tax on its income, and that payments with respect to both the 1998 Refinancing Notes and the 1998 Refinancing Certificates will not be subject to Irish withholding tax. See "Tax Considerations -- Irish Tax Considerations -- Irish Income and Withholding Taxes".

     Each prospective investor should be aware, however, that such opinions represent only the best judgment of counsel and are not binding on the applicable taxing authorities or the courts. Such opinions depend upon certain factual assumptions and the existence of different facts could lead to circumstances not anticipated by counsel. Moreover, investors should be aware that the laws and regulations upon which an investor's treatment is based are subject to change. In addition, there can be no assurance that the future management of the Aircraft by the Servicer in accordance with the terms of the Servicing Agreement will not expose Airplanes Limited, Holding Co. or the Irish tax resident Transferred Companies to tax liabilities outside Ireland.

     IMPOSITION OF INCOME TAX

     Whether any of Airplanes Limited, Holding Co. or the Transferred Companies will be subject to United States federal income tax may depend on the manner in which the activities of the Servicer and Administrative Agent are performed for Airplanes Limited, Holding Co. and the Transferred Companies and the application of the recently ratified income tax treaty between the United States and Ireland (the "TREATY"). There can be no assurance that the activities of the Servicer or Administrative Agent will not expose Airplanes Limited, Holding Co. and the Transferred Companies to United States federal income tax on their income. Airplanes Limited, Holding Co. and the Transferred Companies, with the support of the Irish authorities, have sought a ruling from the United States authorities under the Treaty, to the effect that Airplanes Limited, Holding Co. and the Transferred Companies would be deemed to meet certain requirements necessary for eligibility for Treaty benefits. However, there can be no assurance that Airplanes Limited, Holding Co. and the Transferred Companies would not be subject to United States federal income tax on some or all of their income under the Treaty and/or that their application to the United States authorities will be successful.

     Airplanes Limited, Airplanes Trust and AeroUSA do not intend to be (and have taken steps designed to ensure that they will not be) treated as doing business in Ireland and, therefore, do not expect to be subject to Irish income tax. However, if the operations of Airplanes Limited, Airplanes Trust or AeroUSA differ from those intended or expected, Airplanes Limited or Airplanes Trust could become subject to Irish taxes.

     IMPOSITION OF WITHHOLDING TAX

     Neither the Trustee nor Airplanes Group will make any additional payments to Certificateholders in respect of any withholding or deduction required to be made by applicable law with respect to payments made on either the Notes or the Certificates. In the event that Airplanes Group is or will be required to make a withholding or deduction, it will use reasonable efforts to avoid the application of such withholding taxes and may in certain circumstances redeem the Notes (which would result in repayment of the Certificates) in the event such withholding taxes cannot be avoided. In the event any withholding taxes are imposed with respect to the Notes and Airplanes Group does not redeem the Notes, the net amount of interest received by the Trustee and passed through to the Certificateholders will be reduced by the amount of the withholding or deduction.

     LOSS OF CERTAIN IRISH TAX BENEFITS

     Airplanes Limited owns 95% of the capital stock of Holding Co. and the remaining 5% is owned by GPA Group. The 5% shareholding by GPA Group is intended to ensure that Holding Co. and certain other Transferred Companies will continue to be entitled to certain corporate tax benefits for Shannon, Ireland certified companies. If GPA Group were to be liquidated or GPA Group or GECAS were to reduce or relocate their respective operations for any reason such that either party failed to maintain, among other things, certain employment levels in Ireland or GPA Financial or GECAS were to resign or be terminated in accordance with the terms of the Administrative Agency Agreement and the Servicing Agreement, respectively, then Holding Co. (and the other Irish tax resident Transferred Companies) may become subject to Irish corporate taxation at general Irish statutory rates (currently 32%) and may lose the ability to deduct interest payments to Airplanes Limited from their income in computing their liability to Irish tax. Such a loss of tax benefits would likely lead to a downgrade in the then current ratings on the Certificates and would have a materially adverse effect on Airplanes Limited's ability to pay interest, principal and premium, if any, on the Notes issued by Airplanes Limited.

     The Servicing Agreement sets out certain tax-related undertakings (including maintaining minimum employment levels in Ireland) with respect to the Servicer which are designed to maintain a favorable tax treatment in Ireland for Holding Co. and the Irish tax resident Transferred Companies. In the event that the Servicer fails to perform such undertakings and a material tax event occurs, Airplanes Group's sole remedy will be to terminate the Servicing Agreement and replace GECAS as the Servicer. In such circumstances, there is no assurance that the Airplanes Group would be able to find a servicer to replace GECAS. See "Risk Factors -- Tax Risks" and "Management of Airplanes Group -- The Servicer".

     Upon the scheduled termination of the preferential tax rate on December 31, 2005, Holding Co. and the other Irish tax resident Transferred Companies will become subject to Irish corporate tax on their net trading income at a 12 1/2% rate as announced by the Minister for Finance of Ireland on December 3, 1997. According to such announcement, non-trading income will be taxed at 25%. There can be no assurance that the announced rates will be adopted as law in Ireland or that, if adopted, such rates will not thereafter be changed. However, assuming Holding Co. and the other Irish tax resident Transferred Companies continue to be entitled to the benefit of the 10% corporate tax rate for Shannon, Ireland certified companies until December 31, 2005, they will continue to be able to deduct interest payments to Airplanes Limited in computing their Irish income tax liability and will continue to be in a position to make such interest payments without deduction for withholding beyond 2005.

                                  THE PARTIES

AIRPLANES LIMITED

     Airplanes Limited is a special purpose limited liability company formed on November 3, 1995 under the laws of Jersey for an unlimited duration for certain limited purposes, including directly or indirectly acquiring, financing, re-financing, owning, leasing, re-leasing, maintaining and modifying the Aircraft. In addition, within the limits set forth in the Airplanes Limited Trust Indenture, Airplanes Limited may sell the Aircraft. Airplanes Limited may also guarantee the obligations of Airplanes Trust and the subsidiaries of Airplanes Trust, enter into certain hedging contracts as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rate Management", and establish and provide loans or guarantees to, or in respect of, its subsidiaries.

     Airplanes Limited has one direct subsidiary, Holding Co., in which it holds 95% of the ordinary share capital. GPA Group holds the remaining 5% of the ordinary share capital of Holding Co. The 5% shareholding by GPA Group is intended to ensure that Holding Co. and certain of the other Transferred Companies will continue to be entitled to certain corporate tax benefits for Shannon certified companies. Airplanes Limited operates its business through its direct and indirect subsidiaries. Airplanes Limited and its subsidiaries are also permitted to lease Aircraft to or from, or sell Aircraft to or buy Aircraft from, other members of Airplanes Group.

     Airplanes Limited has an authorized share capital of 10,000 ordinary shares, $1 par value per share, 30 of which have been issued. All of the issued Capital Stock of Airplanes Limited is held by the Nominees for the benefit of the Charitable Trusts. The holders of the issued Capital Stock are entitled under the Articles of Association of Airplanes Limited to an annual fixed cumulative preferential dividend of $4,500 (the "ANNUAL DIVIDEND AMOUNT"). The Annual Dividend Amount will be paid only when Airplanes Limited has distributable profits which may lawfully be so paid as dividends and no Event of Default has occurred and is continuing.

     Airplanes Limited has a Board of Directors but does not have and will not have any employees or executive officers. Accordingly, the Board relies upon the Servicer, the Administrative Agent, the Cash Manager and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. The Board consists of five members (the "DIRECTORS"), one of whom is appointed by the holder or holders of a majority in aggregate principal amount of the Class E Notes (currently GPA) and four of whom are Independent Directors. Certain significant transactions or proceedings of Airplanes Limited may only be approved by a unanimous vote of all the Directors of Airplanes Limited. These transactions and proceedings principally relate to certain insolvency proceedings, amendments to Airplanes Limited's Memorandum or Articles of Association, mergers or, subject to certain exceptions, sale of all or substantially all of Airplanes Limited's assets. The succeeding Independent Directors generally will be appointed by a majority of the then standing Directors. "INDEPENDENT DIRECTORS" will not be officers, directors or employees of GPA Group, GECAS, GE Capital, any holder of the Class E Notes or any affiliate of these persons.

     GE Capital has the right to acquire at any time up to and including October 29, 2001, not less than 90% of the ordinary share capital of GPA Group (the "CALL RIGHT"). If GE Capital were to exercise the Call Right and acquire 90% of the ordinary share capital of GPA Group, GE Capital would pay between approximately $59 million and approximately $108 million, depending on certain events as stipulated in the terms governing the exercise of the Call Right. If GE Capital exercises the Call Right, it will be obliged to make an offer to all other ordinary shareholders to purchase their ordinary shares. Alternatively, GE Capital may make a general offer to all ordinary shareholders on or before October 29, 2001 (a "GENERAL OFFER"). If GE Capital were to acquire 100% of the ordinary share capital of GPA Group pursuant to the above offers, GE Capital would pay approximately $120 million if it were to do so on or before March 31, 1998 or approximately $65 million if GE Capital were to exercise its rights in this regard after March 31, 1998. If GE Capital acquires 90% or more of the ordinary share capital of GPA Group, the holder of a majority in aggregate principal amount of the Class E Notes would be entitled to dismiss the then-acting Directors and Controlling Trustees and to appoint new Directors and Controlling Trustees; provided that (i) GE Capital guarantees the performance by GECAS of its obligations under the Servicing Agreement, if GECAS is then the Servicer,
(ii) GE Capital shall then have a rating of at least Aa1 or AA+ on its long-term, senior unsecured debt obligations from Moody's or Standard & Poor's, respectively, and (iii) each of Airplanes Limited and Airplanes Trust shall continue to have at least three Independent Directors and Independent Trustees, as applicable, who will form a committee to review and, if thought fit, approve, by a vote of at least two of the three committee members, any transactions of Airplanes Group (other than as described in the next paragraph) in which GE Capital or any of its affiliates is an interested party. There can be no assurance that GE Capital will elect to exercise its rights to acquire any ordinary share capital of GPA Group.

     At such time, if any, as the Directors and Controlling Trustees have been appointed by the holder of a majority in aggregate principal amount of the Class E Notes, then the Directors and Controlling Trustees shall have the authority, acting on a simple majority vote, without any independent committee veto rights, to cause Airplanes Group to sell, directly or indirectly, all of the assets of the Airplanes Group, whether through a stock or an asset sale, to any person who provides, as consideration therefor, any combination of cash, obligations of the United States government or of corporate issuers rated at least AA+ or its equivalent and Class E Notes which, through the payment of interest, principal and premium, if any, in respect thereof, will be sufficient to repay or defease, as the case may be, the Notes in accordance with their terms and the terms of the Trust Indentures, discharge any Class E Notes not so transferred and pay, with respect to Airplanes Limited, to the trustees of the Charitable Trusts an amount (the "DISCOUNTED ANNUAL DIVIDEND AMOUNT") equal to the discounted present value of the Annual Dividend Amount payable to the trustees of the Charitable Trusts through the Final Maturity Date of the Class E Notes, plus any arrears of the Annual Dividend Amount. See "Description of Securities -- The Notes and the Guarantees -- Defeasance".

     Neither Airplanes Limited nor any of its subsidiaries is involved in or subject to any legal or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the 1998 Refinancing Notes nor is Airplanes Limited aware that any such proceedings are pending or threatened. See "-- GPA" below.

     Airplanes Limited has no ownership or leasehold interest in any real property. Airplanes Limited's registered and principal office is located at 22 Grenville Street, St. Helier, Jersey and its telephone number is 011-44-1534-609000.

AIRPLANES TRUST

     Airplanes Trust is a business trust formed pursuant to the Airplanes Trust Agreement dated November 29, 1995, as amended and restated as of March 11, 1996, under the laws of Delaware for certain limited purposes, including acquiring, financing, re-financing and owning the AeroUSA Shares. In addition, Airplanes Trust may guarantee the obligations of Airplanes Limited, enter into certain hedging contracts and establish and provide loans or guarantees in respect of its subsidiaries.

     Airplanes Trust has one direct subsidiary, AeroUSA. AeroUSA itself has one direct subsidiary, AeroUSA 3. The shares of AeroUSA and AeroUSA 3 are held by separate voting trusts with First Security Bank of Utah, National Association acting as trustee in order to satisfy regulations of the U.S. Federal Aviation Administration regarding the U.S. citizenship of the owners of U.S.-registered aircraft. Airplanes Trust holds voting trust certificates representing shares of AeroUSA. Airplanes Trust operates its business through AeroUSA. AeroUSA and its subsidiaries are also permitted to lease Aircraft to or from or sell Aircraft to, or buy aircraft from, other members of Airplanes Group.

     GPA, Inc. holds the Airplanes Trust Residual Interest in all of the property of Airplanes Trust, including the AeroUSA Shares. Upon repayment in full of the Airplanes Trust Notes, the Airplanes Trust Class E Notes and the Airplanes Trust Refinancing Notes, the AeroUSA Shares will be transferred back to GPA, Inc. pursuant to its ownership of the Airplanes Trust Residual Interest.

     The trustees of Airplanes Trust consist of Wilmington Trust Company, as Delaware Trustee, and as controlling trustees (the "CONTROLLING TRUSTEES"), the same individuals who act as Directors of Airplanes Limited. Airplanes Trust has no and will have no employees or executive officers. Accordingly, the Controlling

Trustees rely upon the Servicer, the Administrative Agent, the Cash Manager and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. One member of the Board of Controlling Trustees is appointed by the holder of a majority in aggregate principal amount of the Class E Notes (currently GPA) and four are Independent Trustees. Any succeeding Independent Trustees will be appointed by a majority of the then acting Independent Trustees. "INDEPENDENT TRUSTEES" will not be officers, directors, employees or consultants of GPA Group, GECAS, GE Capital, any holder of the Class E Notes or any affiliate of these persons. Approval of certain significant transactions or proceedings with respect to Airplanes Trust or AeroUSA may only be obtained by a unanimous vote of all the Controlling Trustees of Airplanes Trust. These transactions and proceedings principally relate to certain insolvency proceedings, amendments to Airplanes Trust's or AeroUSA's constituent documents, mergers or, subject to certain exceptions, sale of all or substantially all of Airplanes Trust's or AeroUSA's assets. The composition of Airplanes Trust's Board of Controlling Trustees, and its composition if GE Capital acquires 90% or more of the ordinary share capital of GPA Group and elects to dismiss the then-acting Controlling Trustees, will be determined in the same manner as the composition of the Board of Directors of Airplanes Limited is determined. See "-- Airplanes Limited" above. There can be no assurance that GE Capital will elect to exercise its rights to acquire any ordinary share capital of GPA Group.

     None of Airplanes Trust, AeroUSA or AeroUSA 3 is involved in or subject to any legal or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the 1998 Refinancing Notes nor is Airplanes Trust, AeroUSA or AeroUSA 3 aware that any such proceedings are pending or threatened. See "-- GPA" below.

     Airplanes Trust has no ownership or leasehold interest in any real property. Airplanes Trust's principal office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company and its telephone number is 1-302-651-1000.

THE TRUST AND TRUSTEE

     Following the issue of the Subclass A-6 Certificates, the Subclass A-7 Certificates, the Subclass A-8 Certificates and the Class B Certificates, the Trust will consist of eight separate trusts, each of which has been organized under the laws of the State of New York pursuant to the Trust Agreement among Airplanes Trust, Airplanes Limited and the Trustee on behalf of the holders of each class or subclass of Certificates, for the purpose of acquiring and holding the Notes and the Guarantees. The Trust has no significant assets other than the Notes and the Guarantees. The Trust Agreement does not permit the Trustee to engage in any activities with respect to any class or subclass of Certificates other than holding the Notes and the Guarantees, issuing the Certificates, acting as paying agent with respect thereto and engaging in certain other activities related thereto.

     The Trust Agreement provides that Airplanes Limited and Airplanes Trust will pay the Trustee's fees and expenses. The Trust Agreement further provides that the Trustee is entitled to indemnification by Airplanes Limited and Airplanes Trust for, and will be held harmless against, any loss, liability or expenses incurred by it (other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Trust Agreement), except to the extent that such loss, liability or expense is for or in respect of taxes, in which case the Trustee may be entitled to be reimbursed by the Trust.

     Bankers Trust Company is the Trustee for each of the Trusts. The Trustee and any of its affiliates may hold Certificates in their own names. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates, the Notes, the Guarantees or the Trust Indentures. Bankers Trust Company is also the Indenture Trustee under each of the Trust Indentures pursuant to which the Notes are issued. The Trustee and various affiliates of the Trustee have provided various services to GPA in the past and may continue to provide services in the future.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event Airplanes Limited and Airplanes Trust will be obligated to appoint a successor pass through trustee and/or indenture trustee. If the Trustee ceases to be eligible to continue as a trustee with respect to the Trusts or any class or subclass of Certificates or becomes incapable of acting as trustee under the Trust Agreement or becomes insolvent, Airplanes Limited and Airplanes Trust may remove the Trustee, or any Certificateholder of the applicable class or subclass who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of a successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     Pursuant to the Trust Indenture Act, if any class or subclass of Certificates is outstanding and an Event of Default should occur with respect to that class or subclass of Certificates, the existing Trustee would be required either to resign as Trustee under the Trust Agreement with respect to such class or subclass or to resign as Trustee under the Trust Agreement with respect to all other classes or subclasses of Certificates within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

     As described above, each Trust corresponds to a separate class or subclass of Certificates. Each class of Certificates has different priorities of payment from Certificates of other classes. Each subclass of Certificates ranks equally with each other subclass of the same class of Certificates, but may bear different interest rates and may have different or potentially different principal repayment schedules. Accordingly, Certificateholders of the Subclass A-6 Certificates, Subclass A-7 Certificates, the Subclass A-8 Certificates and the Class B Certificates may have divergent or conflicting interests from the Certificateholders of other classes or subclasses.

GPA

     INTRODUCTION

     GPA Group, through wholly owned subsidiaries, provides administrative, accounting, liability management, financial consulting and cash management services to Airplanes Group in its capacity as Administrative Agent and Cash Manager. GPA Group and its subsidiaries also hold substantially all of the Class E Notes and, as such, are entitled to nominate one Director of Airplanes Limited and one Controlling Trustee of Airplanes Trust. The GPA Group nominated Director and Controlling Trustee is Edward Hansom, who is also a director of ALPS 94-1.

     GPA is a significant lessor of modern commercial aircraft and is a significant participant in the global commercial aviation industry. GPA leases aircraft throughout the world almost exclusively by way of operating lease. At December 31, 1997, GPA had 93 commercial aircraft in its portfolio, of which 88 were on lease to 37 lessees in 20 countries. The 67 aircraft classified as owned by GPA include 29 aircraft leased-in pursuant to finance leases and six aircraft leased out pursuant to finance leases. At December 31, 1997, GPA owned or leased-in three aircraft types which represented over 10% each of its portfolio by appraised value. Airbus A320 aircraft constituted approximately 18.8%, B737-300 aircraft constituted approximately 14.2% and Boeing 737-400 aircraft constituted approximately 12.5%. Overall, at December 31, 1997, narrowbody aircraft (including turboprops) constituted approximately 88.6% of GPA's portfolio by appraised value and Stage 3 aircraft (including turboprops) constituted approximately 97.2% of GPA's portfolio by appraised value. At December 31, 1997, 32.1% of GPA's portfolio (by appraised value) was on lease to North American airlines, 26.3% was on lease to European based airlines, 19.4% was on lease to Asian airlines and 16.2% was on lease to Latin American airlines. Also at December 31, 1997, approximately 35.3% of GPA's portfolio was on lease to three airlines, of which approximately 14.7% was on lease to one U.S. airline, approximately 11.2% was on lease to one Chinese airline and approximately 10% was on lease to one Brazilian airline, in each case by appraised value.

     In addition to its remaining, owned aircraft, GPA continues to have an interest in the aircraft owned by Airplanes Group by virtue of its deeply subordinated investment in Airplanes Limited and Airplanes Trust.

Also, because GPA has access to certain potential benefits arising from the aircraft owned by ALPS 94-1, GPA continues to have an interest in such aircraft.

     The following table indicates the maturities of GPA's expected remaining indebtedness as of December 31, 1997.

                                                                  YEAR ENDING MARCH 31,
                                                      ---------------------------------------------
                                                      1998   1999   2000   2001   2002   THEREAFTER
                                                      ----   ----   ----   ----   ----   ----------
                                                                      ($ MILLIONS)
Secured facilities..................................    4     26     35    140     20       156
Unsecured facilities................................   --    106      1     --     52         3
                                                      ---    ---    ---    ---    ---       ---
Total(1)............................................    4    132     36    140     72       159
                                                      ===    ===    ===    ===    ===       ===

---------------

(1) As of December 31, 1997, GPA had cash on hand of $322.5 million ($156.1 million of which were restricted cash balances).

     At December 31, 1997, GPA employed 29 people who perform those functions for which GPA has not delegated responsibility to GECAS pursuant to the Aircraft Servicing Agreement between GPA and GECAS (the "GPA SERVICING AGREEMENT"). GPA continues to manage all matters related to its continuing business, operations, assets and liabilities and the assets and liabilities of certain of its associated companies and subsidiaries, other than matters that are expressly the responsibility of GECAS under the GPA Servicing Agreement. Matters with respect to which GPA did not delegate responsibility to GECAS under the GPA Servicing Agreement include (i) monitoring GECAS' performance under the GPA Servicing Agreement; (ii) decisions with respect to GPA's orders and options for future aircraft deliveries; (iii) management of GPA's assets not managed by GECAS; (iv) the management of all of GPA's liabilities; (v) all finance functions not specifically provided by GECAS, including all matters relating to secured and unsecured financings and managing relationships with secured and unsecured creditors and rating agencies; (vi) all treasury functions not specifically provided by GECAS, including cash management, approval of cash disbursements and currency and interest rate risk management; (vii) all accounting functions not specifically provided by GECAS, including the monitoring of cash receipts and disbursements and accounts payable and receivable, accounting policies and decisions, preparation of financial statements and audits thereof; (viii) all corporate secretarial activities; (ix) all shareholder matters; (x) all legal and regulatory matters not specifically provided by GECAS; (xi) the arrangement and procurement of insurance other than insurance relating to the assets managed by GECAS and certain other GPA assets; (xii) GPA employee matters; and (xiii) adoption of annual budgets.

     In 1996, GE Capital was granted the right to acquire at any time up to October 29, 2001, not less than 90% of the ordinary share capital of GPA Group. If GE Capital were to exercise the Call Right and acquire 90% of the ordinary share capital of GPA Group, GE Capital would pay between approximately $59 million and approximately $108 million, depending on certain events as stipulated in the terms governing the exercise of the Call Right. If GE Capital exercises the Call Right, it will be obliged to make an offer to all other ordinary shareholders to purchase their ordinary shares. Alternatively, GE Capital may make a General Offer on or before October 29, 2001. If GE Capital were to acquire 100% of the ordinary share capital of GPA Group under the Call Right or a General Offer, GE Capital would pay approximately $120 million if it were to do so on or before March 31, 1998 or approximately $65 million if GE Capital were to exercise its rights in this regard after March 31, 1998.

     In connection with the Call Right, GPA and GE Capital entered into an agreement (the "GENERAL AGREEMENT") in which GPA agreed, among other things, and subject to certain exceptions, to various restrictions on its business and on its ability to change its capital structure. GPA has also agreed to refrain from taking certain other actions which have the effect of reducing the value of, or imposing materially adverse conditions on the exercise of, the Call Right. Additionally, under the General Agreement GPA has made comprehensive representations and warranties and has agreed to indemnify GE Capital for losses based on breaches of covenants, inaccuracies in representations and warranties or for any liabilities of GPA. The

General Agreement ceases upon the earlier of exercise in full of the Call Right or its expiry on October 29, 2001.

     On November 5, 1992, GPA obtained a preliminary injunction for repossession and export of thirteen aircraft and three spare engines (the "REPOSSESSED ASSETS") from VASP, a Brazilian airline, which had defaulted under its lease agreements with GPA. On May 10, 1993, at a full hearing, the Brazilian courts gave a decision fully validating the repossession injunction. VASP appealed this decision to the High Court of the State of Sao Paolo (the "HIGH COURT"). On December 18, 1996, the High Court found in favor of VASP in its appeal against the court order granting GPA repossession and export of the Repossessed Assets. GPA was instructed to return the Repossessed Assets for lease by VASP under the terms of the original lease agreements between GPA and VASP within thirty days of notification by VASP that it requires return of the assets. The decision of the High Court was stayed pending a number of clarificatory motions by both sides before the same court. In responding to those motions, the High Court granted VASP the right to seek damages against GPA in lieu of the return of the Repossessed Assets. GPA has sought leave to appeal the December 1996 decision and the court's responses to the clarificatory motions to the Brazilian Superior Court of Justice and the Federal Supreme Court. In addition, GPA has filed a writ of mandamus to the High Court seeking to overturn the decision of the High Court and has sought a stay of the High Court's decisions pending its appeals.

     Seven of the thirteen aircraft which were repossessed by GPA from VASP following the 1992 injunction and the 1993 decision are now owned by Airplanes Group although none of them are habitually based in Brazil. However, a number of these aircraft operate into Brazil from time to time. The judgment of the High Court only applies to those assets which are the subject matter of the proceedings.

     VASP sought to serve GPA with the notice requiring return of the Repossessed Assets within thirty days of the notice. However, the High Court has referred all matters concerning the notice to a lower court. Should VASP commence any action before the lower court in respect of the notice, GPA has advised Airplanes Group that it will challenge a number of matters relating to the notice including its validity. The only immediate risk to the Repossessed Assets would arise if they were located in Brazil and if VASP were successful in enforcing its judgment having sought repossession rather than damages.

     GPA has informed Airplanes Group that it has been advised that the decision of the High Court in this matter is incorrect as a matter of Brazilian law. GPA has further informed Airplanes Group that it is actively pursuing all courses of action that may be available to it, including appeals to superior courts and intends to defend its position vigorously and to pursue each of its claims and counter claims against VASP. GPA has advised Airplanes Group that it believes the outcome of these matters will not have a material adverse effect on Airplanes Group's liquidity, results of operations or financial condition.

GECAS

     GECAS provides various services to Airplanes Group as Servicer under the Servicing Agreement.

     GECAS and its affiliates are the world's largest managers of commercial aircraft. As of December 31, 1997, the GECAS Managed Portfolio consisted of approximately 854 aircraft, which are on lease to more than 156 lessees in 53 countries throughout the world. GECAS announced in early 1996 that it had entered into a multi-year order for five Boeing 777 and 102 Boeing 737 aircraft, and options for 76 Boeing 737 aircraft, of which 18 Boeing 737 aircraft were purchased in the period up to December 31, 1997. Under the agreement with Boeing, GECAS also may purchase up to a further 76 Boeing 737 aircraft. In addition, in the same period GECAS purchased two Boeing 737 aircraft, which were not included in the order announced in 1996. On July 15, 1996, GECAS entered into an order for a combination of 40 A319, A320 and A321 aircraft and five A340 aircraft, and options for a further 40 A319, A320 or A321 aircraft and five A340 aircraft. The first aircraft under this order was delivered in August 1997. As a global commercial aviation financial services company, GECAS and its affiliates
(i) offer a broad range of financial products to airlines and aircraft operators, aircraft owners, lenders and investors, including financing leases, operating leases, tax-advantaged and other incentive-based financing and debt and equity financing, and (ii) provide asset management, marketing and technical support services to aircraft owners, lenders and investors, including GE Capital, GPA and their respective affiliates, ALPS 94-1 and certain third parties. GECAS, together with GECAS, Inc., has access to approximately 223 employees worldwide and has operations in Stamford, Connecticut; Shannon, Ireland; San Francisco, California, and a number of other locations, including Beijing, Dallas, Hong Kong, Miami and Singapore.

     GECAS is headquartered in Shannon, Ireland and at December 31, 1997 had 120 employees.

     One of GECAS's principal businesses is providing a broad range of financial products to airlines and aircraft operators and to aircraft owners, lenders and investors throughout the world. To meet the fleet financing needs of its airline customers, GECAS and its affiliates offer such financing options as financing leases (including both direct financing and leveraged leases), operating leases and other structured finance transactions, as well as general corporate financing, including direct debt (both senior and subordinated) and equity and debtor-in-possession financing. In conjunction with this business, GECAS and its affiliates are responsible for developing, negotiating and consummating aircraft-related investment opportunities in the aviation industry for its affiliate, GE Capital, including the acquisition of aircraft for GE Capital. On behalf of GE Capital or its affiliates, GECAS will likely offer aircraft or engine financing to customers of the GE Aircraft Engines Division, and will also likely offer, on behalf of GE Group, other financial products to such customers, including in connection with a restructuring or other modification of such customer's existing financing provided by the GE Aircraft Engines Division, or otherwise.

     With respect to its owner, lender and investor customers, GECAS intends to continue to market a range of products that are intended to allow financial institutions and other investors to realize the benefits of aircraft ownership while the aircraft are managed by GECAS. GECAS expects to arrange and negotiate the sale of aircraft with operating leases in place, rental rates, tax benefits and related assets from the portfolio it manages, as well as structured pooled financings and other incentive-driven transactions.

     GECAS offers a broad range of management services to aircraft owners, lenders and investors, including collection of rental payments, arranging and monitoring of aircraft maintenance performed by others, limited technical inspection of aircraft, arranging and monitoring insurance, arranging for aircraft valuations, registration and deregistration of aircraft, monitoring compliance with lease agreements and enforcement of lease provisions against lessees, confirming compliance with applicable ADs and facilitating delivery and redelivery of aircraft. GECAS devotes substantial resources to marketing for sale and re-lease the aircraft that it manages. Generally, to the extent an aircraft is on lease at the time it is being marketed for sale, it is a more attractive candidate to be sold to potential financial investors when compared to an aircraft that is not currently under lease. GECAS arranges for its customers, including GE Capital, GPA and their respective affiliates and certain third parties, the sale of both unencumbered aircraft and aircraft that are subject to operating leases to investors who seek a return on their investment from a combination of future rental payments, the aircraft's residual value and, in certain instances, tax benefits. GECAS identifies potential purchasers, determines which aircraft satisfy the specific needs of a particular airline or investor, negotiates commercial terms and executes the sale of such aircraft. GECAS's lease marketing activities serve both its airline customer base and its investor customer base. GECAS designs tax-advantaged transactions as well as operating lease structures, both to meet the varying needs of its customers and to facilitate the subsequent sale of the leased aircraft to financial investors. The aircraft and lease marketing services provided by GECAS include planning, negotiation and execution of leases and remarketing aircraft for re-lease prior to expiration of a lease term.

     The table below sets forth the different aircraft comprising the GECAS Managed Portfolio as of December 31, 1997 by manufacturer and by whether the aircraft are owned and managed by affiliates of GE Capital or simply managed for third parties.

                                                       GE CAPITAL   OTHER MANAGED   AIRPLANES
AIRCRAFT TYPE AND CLASS                    ALPS 94-1    FLEET(1)    THIRD PARTIES     GROUP     TOTAL
-----------------------                    ---------   ----------   -------------   ---------   -----
Airbus
  A300..................................       1           19             --             6        26
  A310..................................      --            8             --            --         8
  A319..................................      --            8             --            --         8
  A320..................................       4           21              5            12        42
Boeing
  B727..................................      --           19              2             2        23
  B737-200..............................      --           58             13            32       103
  B737-300/400/500(2)...................      10          175             11            44       240
  B747..................................      --           24              1             1        26
  B757-200/ER...........................       3           27             --             3        33
  B767-200ER/EM.........................      --            8             --             1         9
  B767-300ER............................       3           24             --             4        31
McDonnell Douglas
  DC8...................................      --            9              2            25        36
  DC9...................................      --           11             24            18        53
  DC10..................................      --           11              1            --        12
  MD11..................................      --                           2             3         5
  MD82..................................      --           20              6             2        28
  MD83..................................       3           20              5            23        51
  MD87..................................      --           --             --             1         1
  MD88..................................      --           14             --            --        14
Fokker
  F28...................................      --            4             --            --         4
  F100..................................       3           --             10            16        29
Other Jets..............................      --            6              2                       8
Turboprops..............................      --            4             32            28        64
                                              --          ---            ---           ---       ---
     Total..............................      27          490            116           221       854
                                              ==          ===            ===           ===       ===
Body Type:
  Widebody..............................       4          100              4            15       123
  Narrowbody............................      23          390            112           206       731
Stage Compliance:(3)
  Stage 2...............................      --           98             19            52       169
  Stage 3...............................      27          392             97           169       685

---------------

(1) Certain aircraft included in the GE Capital fleet are owned by joint ventures or pursuant to other arrangements in which unaffiliated parties have interests.

(2) For purposes of this table, 9 B737 aircraft have been included in the GE Capital fleet but both GPA and GE Capital are included in the lease chain.

(3) Turboprop aircraft have been classified as Stage 3 compliant.

                                USE OF PROCEEDS

     All of the proceeds of the Offering will be used to refinance the Subclass A-1, A-2 and A-3 Certificates and the Class B Certificates of the Existing Trusts and the corresponding Subclass A-1, A-2 and A-3 Notes and Class B Notes of Airplanes Group. The Subclass A-1 Notes have an interest rate of LIBOR + 0.25%, an expected final payment date of March 15, 1998 and a final maturity date of March 15, 2006. The Subclass A-2 Notes have an interest rate of LIBOR + 0.32%, an expected final payment date of March 15, 1999 and a final maturity date of March 15, 2009. The Subclass A-3 Notes have an interest rate of LIBOR + 0.47%, an expected final payment date of March 15, 2001 and a final maturity date of March 15, 2015. The existing Class B Notes have an interest rate of LIBOR + 1.10%, an expected final payment date of March 15, 2009 and a final maturity date of March 15, 2019.

     Airplanes Group will pay aggregate underwriting commissions of approximately $13 million and certain other transaction expenses of approximately $4 million.

                  THE AIRCRAFT, RELATED LEASES AND COLLATERAL

THE AIRCRAFT

     The assets of Airplanes Group consist principally of the Aircraft. As of January 23, 1998 Airplanes Group owned (i) 218 Aircraft (after giving effect to the delivery of three aircraft to Emery as if all of such deliveries had occurred prior to January 23, 1998); (ii) the rights under the related Leases; and (iii) monies on deposit in the Collection Account. At February 10, 1998, the Collection Account balance was $222.3 million (made up of the Liquidity Reserve Amount of $174.4 million and other collections of $47.9 million). The balance in the Expense Account on that date was $23.1 million. The Liquidity Reserve Amount consisted of the Miscellaneous Reserve Amount of $40.0 million, the Maintenance Reserve Amount of $80.0 million and the Security Deposit Reserve Amount of $54.4 million. As of January 23, 1998 the Aircraft had an Appraised Value of $3,813 million. The Appraised Value is equal to the average of the opinions of the Appraisers as to the Base Value of each Aircraft as of January 23, 1998 without taking into account the value of the Leases, Maintenance Reserves, Security Deposits or other Related Collateral and on the basis of the Appraiser's assumptions described herein.

PURCHASE OPTIONS

     At January 23, 1998, Lessees with respect to 66 Aircraft have the benefit of options to purchase Aircraft (each a "PURCHASE OPTION") at various dates between 1998 and 2004 at prices generally at or above their estimated Appraised Value at the exercise date. Four Lessees with respect to 17 Aircraft, representing approximately 6.8% of the Portfolio by Appraised Value, have options to purchase Aircraft at prices below estimated fair market value at the option exercise date. (For the purposes of this analysis, estimated fair market value has been arrived at by deducting the estimated depreciation (as calculated by Airplanes Group's existing depreciation policy) from January 23, 1998 to the option exercise date from the Appraised Value of each Aircraft).

INSURANCE

     In certain jurisdictions, liabilities for risks for which the Lessees are required to provide insurance may also attach to the Lessors and Airplanes Group as direct and indirect owners of the Aircraft, irrespective of fault. Under the Leases, the Lessees are currently obliged to indemnify against such claims certain named parties and, in most cases, their respective successors, assigns, shareholders, employees, affiliates and agents. Most of the Leases require the Lessee to maintain the liability insurance for a specified period between one and three years after termination of such Lease to cover liabilities that may have arisen prior to terminations but that only became known thereafter.

MAINTENANCE RESERVES

     Many of the Leases require the Lessees to pay maintenance reserves or "supplemental rent" amounts in respect of their obligation to maintain the Aircraft. Generally, each such Lease in the Portfolio bears an associated liability on the part of the Lessor to reimburse the Lessee for maintenance performed on the Aircraft, engines or parts. The obligation of Airplanes Group to Lessees with respect to maintenance is included within Expenses and thus ranks in priority to any payments on the Notes. At December 31, 1997, Airplanes Group recorded approximately $314 million of maintenance reserve liabilities. A Liquidity Reserve Amount of approximately $174.4 million is currently maintained in the Collection Account of which $80 million relates to the Maintenance Reserve Amount. Airplanes Group and GPA Group believe that of this amount $80 million is considered necessary as the cash balance which together with projected future maintenance payments under the Leases will be sufficient, based on an analysis of anticipated future maintenance expenses, to provide Airplanes Group with sufficient liquidity to meet its maintenance liabilities. This amount of cash has been determined by Airplanes Group to be appropriate for the funding of Airplanes Group's maintenance reserve liabilities based on an analysis of Airplanes Group's, GPA's and overall industry historical experience of the frequency and cost of maintenance checks performed by Lessees relative to the projected maintenance payments to be made to Airplanes Group under the terms of the Leases.

     There can be no assurance, however, that Airplanes Group's maintenance requirements will correspond to historical experience, or the industry's experience overall, particularly as the Aircraft get older. Furthermore there can be no assurance that actual maintenance payments by Lessees and other cash received by Airplanes Group will not be significantly less than projected. Actual maintenance payments by Lessees will depend upon numerous factors including defaults and the ability of Airplanes Group to obtain satisfactory maintenance terms in Leases. An increasing number of Leases do not provide for any maintenance payments to be made by Lessees as security for their maintenance obligations. Any significant variations in such factors may materially adversely affect the ability of Airplanes Group to make payments of interest, principal and premium, if any, on the Notes.

APPRAISERS' REPORTS

     The following summary is qualified in its entirety by reference to the Appraisals, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The Appraisers have provided Appraisals (without physical inspection) of the value of each of the Aircraft at normal utilization rates in an open, unrestricted and stable market as of January 23, 1998, adjusted to account for the reported maintenance standard of the Aircraft. The Appraisals do not reflect the value of the Leases, Maintenance Reserves, Security Deposits or other Related Collateral, if any. The Appraisals explain the methodology used to determine the values for the Aircraft. Based on the Appraisals, the aggregate Base Values calculated by each of the three Appraisers for the Aircraft in the Portfolio as of January 23, 1998 are $3,950 million in the case of BK Associates, Inc., $3,934 million in the case of Aircraft Information Services, Inc. and $3,597 million in the case of Airclaims Limited ($3,992 million, $3,980 million and $3,648 million, respectively, if the three Aircraft which are scheduled to be delivered to Emery by March 20, 1998 are included in the Portfolio) had occurred prior to January 23, 1998). The aggregate Appraised Value of the Aircraft is $3,813 million ($3,859 million if the three Aircraft which are scheduled to be delivered to Emery by March 20, 1998 are included in the Portfolio), which is approximately $14 million lower than the average of the aggregate Base Values calculated by the three Appraisers because Aircraft subject to finance leases have been included in the computation of the Appraised Value of the Portfolio at Airplanes Group's net book value (which represents the value of amounts payable by the finance lessees) rather than the Aircraft's Base Value. Airplanes Group believes that, due to current excess supply of certain aircraft in the market, including in particular certain turboprop, Stage 2 and older wide-body aircraft, the value of the Aircraft in the current market (as compared with the "stable market environment with a reasonable balance of supply and demand" and the other factors assumed in the determination of Base Value) is less than, and is likely to be substantially less than, the Appraised Value. Furthermore, neither the Appraised Value nor the value of the Aircraft in the current market should be relied upon as a measure of the realizable value of the Aircraft. If it were necessary to dispose of Aircraft in a distress situation, and particularly if a large number of Aircraft were required to be sold, the proceeds from such a sale would be substantially less than even the value in the current market. However, Airplanes Group does not expect to have to sell Aircraft to provide for payment of principal and interest on the Notes, and does not anticipate conducting any distress sales. Nevertheless, there can be no assurance that Airplanes Group would not have to sell one or more Aircraft in a distress sale situation at prices significantly less than their Appraised Value.

     Rental rates and aircraft values depend on a number of factors that are not within the control of Airplanes Group. See "Risk Factors -- Aircraft Risks -- Cyclicality of Supply of and Demand for Aircraft" and "-- Risk of Decline in Aircraft Values" and "-- Risks Relating to the Leases -- Risk of Decline in Rental Rates".

     The standards of maintenance observed by the Lessees and the condition of the Aircraft at the time of sale may also affect the rental rates and values of the Aircraft. Under each Existing Lease, it is the responsibility of the Lessee to maintain the Aircraft and to comply with all governmental requirements applicable to such Lessee or the Aircraft, including, without limitation, operational, maintenance and registration requirements, and, in most cases, manufacturer recommendations, although in certain cases the Lessor has agreed to participate in the cost of certain required modifications to the Aircraft. For a description of general economic and industry specific factors affecting rental rates and aircraft values, as well as certain risks associated with a Lessee's failing to perform its obligations under a Lease, see "Risk Factors -- Aircraft Risks -- Cyclicality of Supply of and Demand for Aircraft" and "-- Risk of Decline in Aircraft Values" and "-- Risks Relating to the Leases -- Risk of Decline in Rental Rates" and "-- Failure to Perform Aircraft Maintenance".

PORTFOLIO INFORMATION

     THE AIRCRAFT

     Aircraft representing 93.44% of the Appraised Value of the Aircraft at January 23, 1998, hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention (the "CHICAGO CONVENTION") or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations ("STAGE 3 AIRCRAFT") (assuming for this purpose that turboprop Aircraft are Stage 3 aircraft). The remaining 6.56% of the Aircraft by Appraised Value are of an aircraft type that holds or is capable of holding a noise certificate issued under Chapter 2 of the Chicago Convention or has been shown to comply with the Stage 2 noise levels ("STAGE 2 AIRCRAFT") and does not comply with the requirements for a Stage 3 aircraft. Stage 2 aircraft are noisier than Stage 3 aircraft. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations restricting the future operation of aircraft that do not meet Stage 3 noise requirements.

     The following table sets forth the exposure of Airplanes Group's Portfolio by type of aircraft calculated by reference to the number of Aircraft at January 23, 1998 and the Appraised Value of the Aircraft as of January 23, 1998. For the purpose of the following table, turboprop Aircraft are assumed to be Stage 3 aircraft.

                                                                                                   % OF PORTFOLIO
                                                           NUMBER OF                    ENGINE      BY APPRAISED
          MANUFACTURER                TYPE OF AIRCRAFT     AIRCRAFT      BODY TYPE      STAGE          VALUE
          ------------                ----------------     ---------     ----------     ------     --------------
Boeing (45.54%)..................     727-200A                  2        Narrowbody       2              0.21
                                      737-200A                 30        Narrowbody       2              4.46
                                      737-200C                  2        Narrowbody       2              0.44
                                      737-300                  11        Narrowbody       3              6.41
                                      737-400                  22        Narrowbody       3             15.41
                                      737-500                  11        Narrowbody       3              6.14
                                      747-200BC(1)              1        Widebody         3              0.98
                                      757-200                   3        Narrowbody       3              3.32
                                      767-200ER                 1        Widebody         3              1.38
                                      767-300ER                 4        Widebody         3              6.78
McDonnell Douglas (31.24%).......     DC8-71F                  21        Narrowbody       3              8.71
                                      DC8-73CF                  1        Narrowbody       3              0.52
                                      DC9-14                    2        Narrowbody       2              0.05
                                      DC9-15                    6        Narrowbody       2              0.14
                                      DC9-32                    6        Narrowbody       2              0.78
                                      DC9-51                    4        Narrowbody       2              0.49
                                      MD11                      3        Widebody         3              6.23
                                      MD82                      2        Narrowbody       3              0.95
                                      MD83                     23        Narrowbody       3             12.99
                                      MD87                      1        Narrowbody       3              0.39
Airbus (11.20%)..................     A300-B4-100               3        Widebody         3              0.45
                                      A300-B4-203               2        Widebody         3              0.65
                                      A300-C4-203               1        Widebody         3              0.42
                                      A320-200                 12        Narrowbody       3              9.67
Fokker (6.77%)...................     F100                     16        Narrowbody       3              6.77
Bombardier De Havilland
  (4.48%)........................     DHC8-100                  5        Turboprop        3              0.81
                                      DHC8-102                  1        Turboprop        3              0.13
                                      DHC8-300                 13        Turboprop        3              3.09
                                      DHC8-300C                 2        Turboprop        3              0.46

                                                                                                   % OF PORTFOLIO
                                                           NUMBER OF                    ENGINE      BY APPRAISED
          MANUFACTURER                TYPE OF AIRCRAFT     AIRCRAFT      BODY TYPE      STAGE          VALUE
          ------------                ----------------     ---------     ----------     ------     --------------
Other (0.77%)....................     METRO-III                 3        Turboprop        3              0.12
                                      ATR42-300                 3        Turboprop        3              0.47
                                      ATR42-320                 1        Turboprop        3              0.18
                                                              ---                                      ------
                                                              218                                      100.00
                                                              ===                                      ======

---------------

(1) Currently undergoing conversion to freighter configuration.

     The following table sets forth the exposure of the Portfolio to certain individual Lessees calculated as of January 23, 1998 by reference to the Appraised Value of the Aircraft at January 23, 1998.

                                                                NUMBER OF    % OF PORTFOLIO BY
                         LESSEE(1)                              AIRCRAFT      APPRAISED VALUE
                         ---------                              ---------    ------------------
Varig.......................................................         4               6.70
Aerovias de Mexico S.A. de C.V. ("AEROMEXICO")..............        11               5.57
Canadian Airlines International Limited ("CANADIAN
  AIRLINES")................................................        13               5.51
Turk Hava Yollari A.O ("THY")...............................         7               4.74
Burlington Air Express, Inc. ("BURLINGTON AIR").............        10               4.14
Aerovias Nacionales de Colombia S.A. ("AVIANCA")............         5               3.55
Airtours International Airways Limited ("AIRTOURS").........         4               3.30
Transbrasil.................................................         2               3.02
Compania Mexicana de Aviacion S.A. de C.V ("MEXICANA")......         8               2.83
Transportes Aereos Regionais S.A. ("TAM")...................         6               2.55
Air Espana S.A. ("AIR EUROPA")..............................         4               2.48
Malev.......................................................         7               2.37
Other (62 Lessees)..........................................       131              50.33
Off-Lease(2)................................................         6               2.91
                                                                   ---             ------
     Total..................................................       218             100.00
                                                                   ===             ======

---------------

(1) Total number of Lessees = 74

(2) Of the six Aircraft off-lease, one is now the subject of a lease contract and four are the subject of non-binding letters of intent to lease and one is expected to be sold for scrap after March 31, 1998.

     The following table sets forth the exposure of the Portfolio as of January 23, 1998 to countries in which Lessees are domiciled calculated by reference to the Appraised Value of the Aircraft at January 23, 1998.

                                                                NUMBER OF    % OF PORTFOLIO BY
                         COUNTRY(1)                             AIRCRAFT      APPRAISED VALUE
                         ----------                             ---------    ------------------
Brazil......................................................        15              13.94
United States...............................................        27              10.99
Turkey......................................................        13               8.68
Mexico......................................................        27               8.59
Canada......................................................        16               6.18
United Kingdom..............................................         9               4.65
Colombia....................................................         8               4.59
Spain.......................................................         8               4.50
China.......................................................         6               3.56
Chile.......................................................        10               2.92
Sweden......................................................         2               2.81
Italy.......................................................         4               2.41
Ireland.....................................................         5               2.40
Other Countries (25 countries)..............................        62              20.87
Off-Lease(2)................................................         6               2.91
                                                                   ---             ------
     Total..................................................       218             100.00
                                                                   ===             ======

---------------

(1) Total number of countries = 38

(2) Of the six Aircraft off-lease, one is now subject to a lease contract and four are the subject of non-binding letters of intent to lease and one is expected to be sold for scrap after March 31, 1998.

     The following table sets forth the exposure of the Portfolio by regions in which Lessees are domiciled calculated as of January 23, 1998 by reference to number of Aircraft and the Appraised Value of the Aircraft as of January 23, 1998.

                                                                NUMBER OF    % OF PORTFOLIO BY
                           REGION                               AIRCRAFT      APPRAISED VALUE
                           ------                               ---------    -----------------
Latin America...............................................        77             33.65
Europe (excluding CIS Countries)............................        62             33.64
North America...............................................        43             17.17
Asia & Far East.............................................        20             10.29
Africa......................................................         3              1.54
Others (including CIS Countries)............................         3              0.51
Australia & New Zealand.....................................         4              0.30
Off-Lease(1)................................................         6              2.91
                                                                   ---            ------
     Total..................................................       218            100.00
                                                                   ===            ======

---------------

(1) Of the six Aircraft off-lease, one is now subject to a lease contract and four are the subject of non-binding letters of intent to lease and one is expected to be sold for scrap after March 31, 1998.

     The following table sets forth the exposure of the Portfolio by year of aircraft manufacture or conversion to freighter calculated as of January 23, 1998 by reference to the Appraised Value of the Aircraft as of January 23, 1998.

                                                                NUMBER OF    % OF PORTFOLIO BY
          YEAR OF MANUFACTURE/FREIGHTER CONVERSION              AIRCRAFT      APPRAISED VALUE
          ----------------------------------------              ---------    -----------------
1987........................................................         3              1.55
1988........................................................        15              5.03
1989........................................................         9              4.39
1990........................................................        21             10.40
1991........................................................        43             23.15
1992........................................................        54             39.33
1993........................................................         7              3.30
Other.......................................................        66             12.86
                                                                   ---            ------
     Total..................................................       218            100.00
                                                                   ===            ======

     The following table sets forth the exposure of the Portfolio by seat category calculated as of January 23, 1998 by reference to the Appraised Value as of January 23, 1998. Passenger Aircraft are assumed to be configured with the typical number of seats as set forth in Appendix 2.

                                                                     NUMBER OF    % OF PORTFOLIO BY
SEAT CATEGORY                     AIRCRAFT TYPES                     AIRCRAFT      APPRAISED VALUE
-------------                     --------------                     ---------    -----------------
less than 51     DHC8, Metro-III, ATR42..........................        28              5.25
51-90            DC9-14/15.......................................         8              0.19
91-120           B737-200, B737-500, DC9-32/51, MD87, F100.......        68             19.03
121-170          B727-200, B737-300/400, MD82/83, A320-200.......        72             45.65
171-240          B757-200, B767-200ER............................         4              4.70
241-350          B767-300ER, MD11, A300..........................        13             14.53
351 and above    B747-200(1).....................................         1              0.98
Freighter        B737-200C, DC8-71F/73CF.........................        24              9.66
                                                                        ---            ------
                                                                        218            100.00
                                                                        ===            ======

---------------

(1) This Aircraft is currently undergoing conversion to freighter configuration.

     Further particulars of the Portfolio as of January 23, 1998 are contained in the table below.

AIRPLANES GROUP PORTFOLIO ANALYSIS

                                                                                                                  DATE OF
                                                                        AIRCRAFT         ENGINE       SERIAL   MANUFACTURE/
       REGION                COUNTRY                 LESSEE               TYPE        CONFIGURATION   NUMBER    CONVERSION
       ------                -------                 ------           -------------  ---------------  ------   -------------
Africa                 Tunisia               Nouvelair Tunisie        MD83           JT8D-219         49442    29-Apr-87
                       Tunisia               Nouvelair Tunisie        MD83           JT8D-219         49624    1-Aug-88
                       Tunisia               Nouvelair Tunisie        MD83           JT8D-219         49672    1-Jul-88
Asia & Far East        China                 China Southern           B737-500       CFM56-3C1        24897    26-Feb-91
                       China                 China Southern           B737-500       CFM56-3C1        25182    3-Feb-92
                       China                 China Southern           B737-500       CFM56-3C1        25183    14-Feb-92
                       China                 China Southern           B737-500       CFM56-3C1        25188    12-Mar-92
                       China                 China Southwest          B757-200       RB211-535E4-37   26156    25-Nov-92
                       China                 Xiamen                   B737-200QC     JT8D-17A         23066    9-Dec-83
                       India                 Jet Airways              B737-400       CFM56-3C1        24345    1-Jun-89
                       India                 Jet Airways              B737-400       CFM56-3C1        24687    25-May-90
                       India                 Jet Airways              B737-500       CFM56-3C1        25191    10-Apr-92
                       Indonesia             PT Mandala Airlines      B737-200A      JT8D-15          22396    1-Feb-81
                       Indonesia             PT Mandala Airlines      B737-200A      JT8D-17A         23023    30-Mar-83
                       Indonesia             Sempati                  F100           TAY650-15        11336    5-Jun-91

                        APPRAISED
                         VALUE AT
                       JANUARY 23,
                           1998
       REGION           (US$000'S)
       ------          ------------
Africa                     19,375
                           19,433
                           20,030
Asia & Far East            20,635
                           21,513
                           21,587
                           21,362
                           42,410
                            8,382
                           24,412
                           26,572
                           21,267
                            6,727
                            7,153
                           16,367


                                                                                                                  DATE OF
                                                                        AIRCRAFT         ENGINE       SERIAL   MANUFACTURE/
       REGION                COUNTRY                 LESSEE               TYPE        CONFIGURATION   NUMBER    CONVERSION
       ------                -------                 ------           -------------  ---------------  ------   -------------
Asia & Far East        Indonesia             Sempati                  F100           TAY650-15        11339    1-Jul-91
                       Indonesia             Sempati                  F100           TAY650-15        11347    1-Oct-91
                       Indonesia             Sempati(1)               F100           TAY650-15        11266    17-Aug-90
                       Malaysia              Air Asia                 B737-300       CFM56-3C1        24907    1-Mar-91
                       Pakistan              Pakistan Int. Airline    A300-B4-203    CF6-50C2           269    11-Aug-83
                       Philippines           Philippine Airlines      B737-300       CFM56-3B1        24770    1-Oct-90
                       South Korea           Asiana Airlines          B737-400       CFM56-3C1        24493    14-Jul-89
                       South Korea           Asiana Airlines          B737-400       CFM56-3C1        24520    21-Dec-89
Australia & New
 Zealand               Australia             National Jet Systems     DHC8-100       PW121              229    1-Sep-90
                       New Zealand           Air Nelson               METRO-III      TPE331-11          705    1-Aug-88
                       New Zealand           Air Nelson               METRO-III      TPE331-11          711    1-Mar-88
                       New Zealand           Air Nelson               METRO-III      TPE331-11          712    1-Jun-88
Europe                 Austria               Rheintalflug             DHC8-300       PW123              307    1-Dec-91
                       France                Air France               A320-200       CFM56-5A3          203    1-Sep-91
                       France                Air France               A320-200       CFM56              220    1-Sep-91
                                             Estago
                       Germany               Anlagen-Vermietungs      MD83           JT8D-219         49620    1-Jul-88
                       Hungary               Malev                    B737-200A      JT8D-15          21735    1-Jun-79
                       Hungary               Malev                    B737-200A      JT8D-15          22090    1-May-80
                       Hungary               Malev                    B737-200A      JT8D-17A         22803    14-Feb-83
                       Hungary               Malev                    B737-200A      JT8D-17A         22804    1-Feb-83
                       Hungary               Malev                    B737-200A      JT8D-15          22979    1-Mar-83
                       Hungary               Malev                    B737-400       CFM56-3C1        26069    2-Nov-92
                       Hungary               Malev                    B737-400       CFM56-3C1        26071    13-Nov-92
                       Ireland               Aer Lingus               B737-400       CFM56-3C1        24689    3-Jul-90
                       Ireland               Aer Lingus               B737-400       CFM56-3C1        24690    1-Jul-90
                       Ireland               Aer Lingus               B737-400       CFM56-3C1        25180    21-Jan-92
                       Ireland               Transaer International   A300-B4-100    CF6-50C2            12    20-May-75
                       Ireland               Transaer International   A300-B4-100    CF6-50C2            20    1-Oct-75
                       Italy                 Air One SpA              B737-300       CFM56-3C1        25179    12-Feb-92
                       Italy                 Air One SpA              B737-300       CFM56-3C1        25187    14-Mar-92
                       Italy                 Eurofly                  MD83           JT8D-219         49390    1-Apr-86
                       Italy                 Eurofly                  MD83           JT8D-219         49631    14-Jun-89
                       Netherlands           Schreiner Airways        DHC8-300       PW123              232    20-Oct-90
                       Netherlands           Schreiner Airways        DHC8-300A      PW123              276    13-May-91
                       Netherlands           Schreiner Airways        DHC8-300A      PW123              283    1-Sep-91
                       Netherlands           Schreiner Airways        DHC8-300A      PW123              298    1-Apr-92
                       Netherlands           Schreiner Airways        DHC8-300A      PW123              300    1-Apr-92
                       Netherlands           Transavia                B737-300       CFM56-3C1        24905    1-Feb-91
                                             Wideroe's Flyveselskap
                       Norway                a/s                      DHC8-300       PW123              293    1-Oct-91
                                             Wideroe's Flyveselskap
                       Norway                a/s                      DHC8-300       PW123              342    1-Dec-92
                       Spain                 Air Europa               B737-300       CFM56-3B2        23749    1-May-87
                       Spain                 Air Europa               B737-300       CFM56-3B2        23923    1-Apr-88
                       Spain                 Air Europa               B737-400       CFM56-3C1        24906    24-Feb-91
                       Spain                 Air Europa               B737-400       CFM56-3C1        24912    14-Jun-91
                       Spain                 IBERIA                   DC8-71F        CFM56-2C1        45945    19-May-92(4)
                       Spain                 Spanair                  MD83           JT8D-219         49626    22-Oct-88
                       Spain                 Spanair                  MD83           JT8D-219         49709    1-Dec-88
                       Spain                 Spanair                  MD83           JT8D-219         49938    1-Dec-90
                       Sweden                Blue Scandinavia AB      B757-200       RB2110-535E4-37  26151    23-Jul-92
                       Sweden                SAS                      B767-300ER     PW4060           25411    15-Jan-92
                       Switzerland           Edelweiss Air AG         MD83           JT8D-219         49935    26-Sep-90
                       Switzerland           Edelweiss Air AG         MD83           JT8D-219         49951    25-Aug-91
                       Turkey                Istanbul                 B737-400       CFM56-3C1        24683    7-Aug-90
                       Turkey                Istanbul                 B737-400       CFM56-3C1        24691    9-Aug-90
                       Turkey                MNG Airlines             A300-C4-203    CF6-50C2            83    1-May-79
                       Turkey                Pegasus                  B737-400       CFM56-3C1        24684    1-Apr-90
                       Turkey                Pegasus                  B737-400       CFM56-3C1        26081    10-Mar-93
                       Turkey                Sun Express              B737-400       CFM56-3C1        25190    7-Apr-92
                       Turkey                Turk Hava Yollari        B737-400       CFM56-3C1        24917    24-Jun-91

                        APPRAISED
                         VALUE AT
                       JANUARY 23,
                           1998
       REGION           (US$000'S)
       ------          ------------
Asia & Far East            16,420
                           16,493
                           11,889
                           24,507
                           12,652
                           22,962
                           24,397
                           24,802
Australia & New
 Zealand                    7,000
                            1,483
                            1,490
                            1,467
Europe                      8,977
                           29,520
                           29,757

                           19,772
                            5,922
                            6,455
                            7,160
                            7,120
                            6,940
                           28,337
                           28,298
                           26,202
                           25,655
                           27,480
                            5,850
                            6,150
                           26,107
                           25,767
                           19,250
                           20,765
                            8,163
                            8,853
                            8,963
                            9,202
                            9,275
                           24,723

                            9,077

                           10,435
                           20,337
                           21,730
                           26,300
                           26,347
                           15,322
                           19,378
                           19,930
                           22,325
                           42,303
                           64,820
                           22,175
                           23,183
                           25,695
                           25,757
                           16,145
                           25,677
                           29,003
                           27,992
                           26,838


                                                                                                                  DATE OF
                                                                        AIRCRAFT         ENGINE       SERIAL   MANUFACTURE/
       REGION                COUNTRY                 LESSEE               TYPE        CONFIGURATION   NUMBER    CONVERSION
       ------                -------                 ------           -------------  ---------------  ------   -------------
Europe                 Turkey                Turk Hava Yollari        B737-400       CFM56-3C1        25181    3-Feb-92
                       Turkey                Turk Hava Yollari        B737-400       CFM56-3C1        25184    2-Mar-92
                       Turkey                Turk Hava Yollari        B737-400       CFM56-3C1        25261    9-Apr-92
                       Turkey                Turk Hava Yollari        B737-500       CFM56-3C1        25288    16-Jun-92
                       Turkey                Turk Hava Yollari        B737-500       CFM56-3C1        25289    12-Jun-92
                       Turkey                Turk Hava Yollari        B737-400       CFM56-3C1        26065    1-May-92
                       United Kingdom        Airtours International   A320-200       CFM56              294    2-Apr-92
                       United Kingdom        Airtours International   A320-200       CFM56              301    22-Apr-92
                       United Kingdom        Airtours International   A320-200       CFM56              348    17-Jun-92
                       United Kingdom        Airtours International   A320-200       CFM56-5A3          349    30-Oct-92
                       United Kingdom        British Midland          B737-500       CFM56-3C1        25185    18-Feb-92
                       United Kingdom        Brymon Airways           DHC8-300A      PW123              296    1-Oct-91
                       United Kingdom        Brymon Airways           DHC8-300       PW123              334    8-Oct-92
                       United Kingdom        Titan Airways            ATR42-300      PW120              109    14-Oct-88
                       United Kingdom        Titan Airways            ATR42-300      PW120              113    18-Nov-88
Latin America          Antigua               Liat                     DHC8-102       PW120-A            113    1-Sep-88
                       Antigua               Liat                     DHC8-100       PW120-A            140    1-Mar-89
                       Antigua               Liat                     DHC8-100       PW120-A            144    1-Mar-89
                       Antigua               Liat                     DHC8-100       PW120-A            270    1-May-91
                       Argentina             Aerolineas Argentinas    B737-200A      JT8D-17          21192    1-Mar-76
                       Argentina             LAPA                     B737-200A      JT8D-17          21193    1-Jul-76
                       Argentina             LAPA                     B737-200A      JT8D-17          21196    1-Jul-76
                       Argentina             LAPA                     B737-200A      JT8D-15          22278    19-Mar-80
                       Argentina             LAPA                     B737-200A      JT8D-15          22368    1-Sep-80
                       Argentina             LAPA                     B737-200A      JT8D-15          22369    1-Sep-80
                       Argentina             LAPA                     B737-200A      JT8D-15          22633    1-Mar-81
                       Argentina             LAPA                     B737-200QC     JT8D-17A         23065    15-Oct-96
                       Aruba                 Air Aruba                MD83           JT8D-219         49950    1-Nov-91
                       Brazil                Rio Sul                  B737-500       CFM56-3C1        25186    11-Mar-92
                       Brazil                Rio Sul                  B737-500       CFM56-3C1        25192    14-Apr-92
                       Brazil                Rio Sul                  B737-500       CFM56-3C1        26075    23-Oct-92
                       Brazil                TAM                      F100           TAY650-15        11304    27-Feb-91
                       Brazil                TAM                      F100           TAY650-15        11305    19-Apr-91
                       Brazil                TAM                      F100           TAY650-15        11371    19-Dec-91
                       Brazil                TAM (Meridionais)        F100           TAY650-15        11284    31-Jul-90
                       Brazil                TAM (Meridionais)        F100           TAY650-15        11285    1-Aug-90
                       Brazil                TAM (Meridionais)        F100           TAY650-15        11348    6-Aug-91
                       Brazil                Transbrasil              B767-300ER     PW4060           24948    19-Jul-91
                       Brazil                Transbrasil              B767-200ER     PW4056           25421    14-Jan-92
                       Brazil                VARIG                    MD11           CF6-80C2-D1F     48499    31-Dec-91
                       Brazil                VARIG                    MD11           CF6-80C2-D1F     48500    1-Mar-92
                       Brazil                VARIG                    MD11           CF6-80C2-D1F     48501    1-Sep-92
                       Brazil                VARIG(1)                 B737-300       CFM56-3B2        26852    20-Apr-92
                       Chile                 Fast Air                 DC8-71F        CFM56-2C1        45810    9-Apr-92(4)
                       Chile                 Fast Air                 DC8-71F        CFM56-2C1        45970    15-Oct-92(4)
                       Chile                 Fast Air                 DC8-71F        CFM56-2C1        45976    10-Aug-91(4)
                       Chile                 Fast Air                 DC8-71F        CFM56-2C1        45996    29-Oct-92(4)
                       Chile                 Fast Air                 DC8-71F        CFM56-2C1        45997    7-Dec-93(4)
                       Chile                 Lan Chile Airlines       B737-200A      JT8D-15          21960    1-Mar-80
                       Chile                 Lan Chile Airlines       B737-200A      JT8D-15          22397    1-Feb-81
                       Chile                 Lan Chile Airlines       B737-200A      JT8D-17A         22407    1-Sep-80
                       Chile                 Lan Chile Airlines       B737-200A      JT8D-15          22632    1-Feb-82
                       Chile                 Lan Chile Airlines       B737-200A      JT8D-17A         23024    1-May-83
                       Colombia              ACES                     ATR42-320      PW121-5A1          284    1-Jan-92
                       Colombia              Avianca                  B757-200       RB211-535E4-37   26154    22-Sep-92
                       Colombia              Avianca                  MD83           JT8D-219         49939    26-Oct-90
                       Colombia              Avianca                  MD83           JT8D-219         49946    18-Jul-91
                       Colombia              Avianca                  MD83           JT8D-219         53120    29-Jul-92
                       Colombia              Avianca                  MD83           JT8D-219         53125    2-Apr-92

                        APPRAISED
                         VALUE AT
                       JANUARY 23,
                           1998
       REGION           (US$000'S)
       ------          ------------
Europe                     27,658
                           27,748
                           27,807
                           21,300
                           21,297
                           27,923
                           31,642
                           31,415
                           31,157
                           31,707
                           21,207
                            9,283
                            9,920
                            5,513
                            5,537
Latin America               4,922
                            5,160
                            5,590
                            6,337
                            4,742
                            4,628
                            4,680
                            6,048
                            6,187
                            6,468
                            7,243
                            8,263
                           23,552
                           21,188
                           21,158
                           21,613
                           16,000
                           16,127
                           17,050
                           15,683
                           15,658
                           16,553
                           62,190
                           52,783
                           77,133
                           79,643
                           80,740
                           17,846
                           15,865
                           15,532
                           16,482
                           15,983
                           15,388
                            6,007
                            6,418
                            6,740
                            6,225
                            6,707
                            6,943
                           41,807
                           22,422
                           23,077
                           23,957
                           24,037


                                                                                                                  DATE OF
                                                                        AIRCRAFT         ENGINE       SERIAL   MANUFACTURE/
       REGION                COUNTRY                 LESSEE               TYPE        CONFIGURATION   NUMBER    CONVERSION
       ------                -------                 ------           -------------  ---------------  ------   -------------
Latin America          Colombia              Tampa                    DC8-71F        CFM56-2C1        45849    9-Mar-91(4)
                       Colombia              Tampa                    DC8-71F        CFM56-2C1        46066    24-Apr-91(4)
                       Mexico                Aerocalifornia           DC9-14         JT8D-7B          45736    1-Aug-66
                       Mexico                Aerocalifornia           DC9-14         JT8D-7B          45743    1-May-66
                       Mexico                Aerocalifornia           DC9-15         JT8D-7A          45785    1-Nov-66
                       Mexico                Aerocalifornia           DC9-15         JT8D-7B          45786    1-Mar-67
                       Mexico                Aerocalifornia           DC9-15         JT8D-7A          47059    1-May-67
                       Mexico                Aerocalifornia           DC9-15         JT8D-7A          47085    1-Jul-67
                       Mexico                Aerocalifornia           DC9-15         JT8D-7A          47122    1-Dec-67
                       Mexico                Aerocalifornia           DC9-15         JT8D-7A          47126    1-Oct-68
                       Mexico                Aeromexico               B767-300ER     PW4060           26200    1-Sep-92
                       Mexico                Aeromexico               B767-300ER     PW4060           26204    1-Oct-92
                       Mexico                Aeromexico               DC9-32         JT8D-17          48125    1-Apr-80
                       Mexico                Aeromexico               DC9-32         JT8D-17          48126    1-Apr-80
                       Mexico                Aeromexico               DC9-32         JT8D-17          48127    1-Jul-80
                       Mexico                Aeromexico               DC9-32         JT8D-17          48128    1-Aug-80
                       Mexico                Aeromexico               DC9-32         JT8D-17          48129    1-Nov-80
                       Mexico                Aeromexico               DC9-32         JT8D-17          48130    1-Dec-80
                       Mexico                Aeromexico               MD82           JT8D-217         49660    1-Mar-88
                       Mexico                Aeromexico               MD82           JT8D-217A        49667    21-Jan-88
                       Mexico                Aeromexico               MD87           JT8D-219         49673    1-Dec-88
                       Mexico                Mexicana                 F100           TAY650-15        11309    16-May-91
                       Mexico                Mexicana                 F100           TAY650-15        11319    5-Apr-91
                       Mexico                Mexicana                 F100           TAY650-15        11374    20-Jan-92
                       Mexico                Mexicana                 F100           TAY650-15        11375    1-Dec-92
                       Mexico                Mexicana                 F100           TAY650-15        11382    1-Jan-93
                       Mexico                Mexicana                 F100           TAY650-15        11384    1-Jan-93
                       Mexico                Mexicana                 B727-200A      JT8D-17R         21346    1-Oct-80
                       Mexico                Mexicana                 B727-200A      JT8D-17R         21600    1-Nov-80
                       Netherlands Antilles  ALM                      DHC8-300C      PW123              230    1-Feb-91
                       Netherlands Antilles  ALM                      DHC8-300C      PW123              242    1-Nov-90
                       Peru                  Aerosanta                B737-200A      JT8D-17          21206    26-Feb-76
                       Trinidad & Tobago     BWIA International       MD83           JT8D-219         49789    23-Sep-89
North America          Canada                BOMBARDIER INC           DHC8-300       PW123              244    1-Dec-90
                       Canada                BOMBARDIER INC           DHC8-300A      PW123              266    20-Mar-91
                       Canada                BOMBARDIER INC           DHC8-300A      PW123              267    4-Apr-91
                       Canada                Canadian Airlines        A320-200       CFM56-5A1          174    1-Apr-91
                       Canada                Canadian Airlines        A320-200       CFM56-5A1          175    1-Apr-91
                       Canada                Canadian Airlines        A320-200       CFM56-5A1          232    1-Oct-91
                       Canada                Canadian Airlines        A320-200       CFM56-5A1          284    9-Mar-92
                       Canada                Canadian Airlines        A320-200       CFM56-5A1          309    13-May-92
                       Canada                Canadian Airlines        A320-200       CFM56-5A1          404    1-Jan-94
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          20922    1-Aug-74
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          20958    1-Jan-75
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          20959    1-Nov-74
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          21115    1-Dec-75
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          21639    1-Nov-78
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          21712    1-Feb-79
                       Canada                Canadian Airlines(1)     B737-200A      JT8D-9A          22873    1-Jul-82
                       U.S.A.                Emery Worldwide          DC8-71F        CFM56-2C1        45977    23-Nov-90(4)
                       U.S.A.                Emery Worldwide          DC8-71F        CFM56-2C1        45983    24-Jan-94(4)
                       U.S.A.                Emery Worldwide          DC8-71F        CFM56-2C1        46039    29-Oct-90(4)
                       U.S.A.                America West             B737-300       CFM56-3B1        23499    1-Jun-86
                       U.S.A.                America West             B737-300       CFM56-3B1        23500    1-Jun-86
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45811    30-May-91(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45813    28-Apr-92(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45946    23-Apr-92(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45971    13-Feb-92(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45973    27-Feb-92(4)

                        APPRAISED
                         VALUE AT
                       JANUARY 23,
                           1998
       REGION           (US$000'S)
       ------          ------------
Latin America              16,495
                           16,283
                              983
                              840
                              892
                            1,035
                              887
                              887
                              853
                              933
                           65,537
                           65,965
                            4,840
                            4,860
                            4,850
                            4,903
                            4,938
                            5,195
                           18,128
                           18,065
                           15,048
                           16,007
                           15,962
                           16,920
                           16,977
                           16,970
                           17,030
                            4,093
                            4,062
                            8,730
                            8,633
                            4,940
                           21,352
North America               8,075
                            8,717
                            8,772
                           29,438
                           29,422
                           29,547
                           30,552
                           30,457
                           34,267
                            2,082
                            2,397
                            2,397
                            2,897
                            4,119
                            4,510
                            7,837
                           15,843
                           14,733
                           15,970
                           20,983
                           20,592
                           15,263
                           16,013
                           15,733
                           15,907
                           15,880


                                                                                                                  DATE OF
                                                                        AIRCRAFT         ENGINE       SERIAL   MANUFACTURE/
       REGION                COUNTRY                 LESSEE               TYPE        CONFIGURATION   NUMBER    CONVERSION
       ------                -------                 ------           -------------  ---------------  ------   -------------
North America          U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45978    23-Apr-93(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45993    23-Jun-93(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45994    1-Sep-94(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        45998    21-May-93(4)
                       U.S.A.                Burlington Air Express   DC8-71F        CFM56-2C1        46065    12-Jan-92(4)
                       U.S.A.                Frontier                 B737-300       CFM56-3B1        23177    1-Apr-86
                       U.S.A.                Hawaiian Airlines        DC9-51         JT8D-17          47742    1-Jun-77
                       U.S.A.                Hawaiian Airlines        DC9-51         JT8D-17          47784    1-May-79
                       U.S.A.                Hawaiian Airlines        DC9-51         JT8D-17          47796    1-Apr-79
                       U.S.A.                Hawaiian Airlines        DC9-51         JT8D-17          48122    26-Jan-81
                       U.S.A.                Idefix                   ATR42-300      PW120              249    1-Jun-91
                       U.S.A.                Reno Air                 MD-83          JT8D-219         49941    1-Dec-90
                       U.S.A.                Reno Air                 MD-83          JT8D-219         49949    5-Aug-91
                       U.S.A.                SAT                      DC8-73CF       CFM56-2C1        46091    1-Dec-89(4)
                       U.S.A.                Tower Air                B747-200BC     JT9D-7Q          21730    7-Jun-79
                       U.S.A.                TWA                      MD83           JT8D-219         49575    1-Oct-87
                       U.S.A.                US Air Express           DHC8-100       PW121              258    1-Jan-91
Others                 Cyprus                Fornax Aircraft Leasing  B737-200A      JT8D-17          21685    1-Jan-79
                       Lithuania             Lithuanian Airlines      B737-200A      JT8D-15          22453    1-Mar-81
                       Ukraine               Ukraine International    B737-200A      JT8D-17A         22802    1-Feb-83
Off Lease                                    Off Lease                A300-B4-100    CF6-50C2             9    26-Dec-74
                                             Off Lease - Lease
                                             Transaer (3)             A300-B4-203    CF6-50C2           131    7-Feb-81
                                             Off Lease - Lease LOI
                                             Air Liberte S.A. (2)     MD83           JT8D-219         49943    1-Jul-91
                                             Off Lease - Lease LOI
                                             Meridiana SpA (2)        MD83           JT8D-219         49792    1-Nov-89
                                             Off Lease - Lease LOI
                                             Olympic (2)              B737-400       CFM56-3C1        24911    1-Apr-91
                                             Off Lease - Lease LOI
                                             Spanair (2)              MD83           JT8D-219         49936    6-Oct-90

                        APPRAISED
                         VALUE AT
                       JANUARY 23,
                           1998
       REGION           (US$000'S)
       ------          ------------
North America              16,068
                           16,068
                           15,708
                           15,273
                           16,107
                           18,808
                            4,162
                            4,562
                            4,632
                            5,173
                            6,997
                           22,170
                           23,100
                           19,723
                           37,473
                           19,363
                            6,700
Others                      5,737
                            6,165
                            7,373
Off Lease                   5,200

                           12,135

                           23,568

                           21,118

                           26,843

                           22,012
                        ---------
                        3,812,842
                        =========

---------------

(1) Aircraft Lease Receivable Book Values are used for the Aircraft subject to Finance Leases (9 in total) rather than the Appraised Values of these Aircraft.

(2) "LEASE LOI" denotes Aircraft subject to non-binding Letter of Intent for operating lease.

(3) This aircraft is subject to a lease contract and is scheduled for delivery to the relevant lessee after January 23, 1998.

(4) The following table sets forth the date of original manufacture for the Aircraft that were converted to freighter Aircraft:

                                     DATE OF
           SERIAL NO.              MANUFACTURE
           ----------              -----------
45810............................    May-67
45811............................    Aug-67
45813............................    Jan-67
45849............................    Apr-67
45945............................    Mar-68
45946............................    Mar-68
45970............................    Mar-68
45971............................    May-68
45973............................    May-68
45976............................    Jul-68
45977............................    Jul-68

                                     DATE OF
           SERIAL NO.              MANUFACTURE
           ----------              -----------
45978............................    Jul-68
45983............................    Apr-68
45993............................    Aug-68
45994............................    Aug-68
45996............................    Oct-68
45997............................    Oct-68
45998............................    Oct-68
46039............................    May-69
46065............................    Jun-69
46066............................    Jun-69
46091............................    Apr-70

THE LEASES

     GENERAL

     All Leases are managed by the Servicer pursuant to the Servicing Agreement. References in this Prospectus to "LESSOR" will mean the relevant subsidiary of Airplanes Group which leases the Aircraft to the operator.

     There is a reasonable degree of standardization in the Existing Lease documentation although variations do exist as a result of Lessee negotiation. In respect of at least 90% of the Existing Leases, the Lessee is responsible for all operating expenses, including routine maintenance, fuel, crews, airport and navigation charges, taxes, licenses, registration and insurance, including public liability insurance as described below.

     Each Existing Lease requires the Lessee to make periodic Rental Payments during the Lease term. The majority of Existing Leases have an original term in excess of five years and certain Existing Leases include options for the Lessee or the Lessor to extend the term of the Lease with Rental Payments either similar to the rent payable during the original term or at future market rates. Substantially all existing Lessees are required to make payments to the relevant Lessor without set-off or counterclaim, and most Existing Leases include an obligation of the relevant Lessee to gross-up payments under such Lease where payments are subject to withholding and other taxes.

     Each Existing Lease specifies certain provisions regarding the rights and remedies of the Lessor in the event of a default by the relevant Lessee in the performance of its financial or other obligations under such Existing Lease. These remedies include the right to terminate the Lease and/or to repossess the Aircraft. Depending on the jurisdiction, the rights of the Lessor may be significantly impaired if there is an event of default due to the relevant Lessee's bankruptcy, as a result of, among other things, extended mandatory waiting periods between default and repossession, or reductions in the amount of, or delays in the receipt of, payments under the Lease. See "Risk Factors -- Risks of Lessee Default".

     MAINTENANCE

     The Existing Leases contain detailed provisions specifying maintenance standards and the required conditions of Aircraft upon redelivery and these conditions must generally be met at the Lessee's expense. During the term of each Existing Lease, Airplanes Group requires the Lessee to maintain the applicable Aircraft in accordance with a maintenance program approved by the state of registration.

     Certain of the Existing Leases require the Lessee to pay cash Maintenance Reserves (approximately 56% of the Leases by Appraised Value) or to provide maintenance letters of credit or guarantees (approximately 13% of the Leases by Appraised Value) or a combination of both (approximately 3% of the Leases by Appraised Value). With respect to other Existing Leases, there is a specific redelivery condition whereby the Lessor relies on the credit of the Lessee and the ability of the Lessee to comply with the maintenance requirements.

     At least 90% of the Existing Leases provide for the Aircraft to be redelivered in a specified condition upon expiration of the Existing Lease and stipulate the payments to be made by the Lessee to the Lessor or, in certain cases, by the Lessor to the Lessee to reflect the extent to which the actual redelivery condition of the Aircraft falls below or exceeds the redelivery condition specified in the Existing Lease.

     Heavy maintenance on significant components of an aircraft, such as the airframe and the engines, is generally required to be performed on a cycle of several years and the cost of such maintenance may be material in relation to the value of the Aircraft, with the overhaul of a single such component often exceeding $1 million. Pursuant to the Existing Leases, if and when an Aircraft is transferred from one Lessee to another between maintenance overhauls, the transferring Lessee is generally required to pay for that portion of the succeeding overhaul that can be attributed to its use of the Aircraft under its Existing Lease.

     INDEMNIFICATION AND INSURANCE

     Under the terms of each Existing Lease, the Lessees are required to carry the types of insurance which are customary in the air transportation industry, including comprehensive liability insurance and aircraft hull insurance. The Lessor (and generally, if different, the owner) is named as an additional insured on hull and liability policies carried by the Lessees. The Lessees are responsible for insurance for any liabilities arising out of the operation of the Aircraft, including any liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the Aircraft, subject to customary exclusions. The coverage is usually worldwide, subject to limitations consistent with individual operators. Under the Servicing Agreement, the Servicer is required to monitor the Lessee's performance of their respective obligations with the insurance provisions of the applicable Existing Leases.

     In certain jurisdictions, liabilities for risks for which the Lessees are required to provide insurance may also attach to the Lessors and Airplanes Group as direct and indirect owners of the Aircraft, irrespective of fault. Under the Existing Leases, the Lessees are currently obliged to indemnify against such claims certain named parties and, in most cases, their respective successors, assigns, shareholders, employees, affiliates and agents. Under most Existing Leases each Lessee is obliged to indemnify Airplanes Limited or Airplanes Trust, as applicable, the Lessor, the relevant Aircraft Owning Company and the Indenture Trustee as named indemnitees under the applicable Existing Lease. At least 90% of the Existing Leases also require the Lessee to maintain the liability insurance for a specified period between one and three years after termination of such Existing Lease to cover liabilities that may have arisen prior to terminations but that became known thereafter.

     With respect to certain Existing Leases, the Lessor may arrange separate political risk repossession insurance for its own benefit, covering (a) confiscation, nationalization and requisition of title of the relevant Aircraft by the government of the country of registry and denegation and deprivation of legal title and rights, and (b) the failure of the authorities in that country to allow de-registration and export of the Aircraft, subject to the conditions of the policies.

THE LESSEES

     As of January 23, 1998, there were 74 Lessees in 38 countries throughout the world.

     Despite the continued economic recovery in the air transport industry over the last two years, a number of the Lessees remain in a relatively weak financial position and there can be no assurance that the rate of Lessee defaults will not increase in the future. As of February 19, 1998, amounts outstanding for a period greater than 30 days in respect of Rental Payments, Maintenance Reserves and other miscellaneous amounts due under the Leases (net of amounts in respect of default interest and certain cash in transit) amounted to $12.7 million in respect of 29 Lessees (who had a combined total of 94 Aircraft on lease as of such date) and three former lessees ($2.0 million of the $12.7 million related to these three former lessees). Of the total $12.7 million, $2.9 million was in arrears for a period greater than 30 days, $1.4 million was in arrears for a period greater than 60 days and $8.4 million was in arrears for a period greater than 90 days. Certain of these Lessees, as well as certain other Lessees, have consistently been significantly in arrears in their respective Rental Payments and/or are known to be currently experiencing financial difficulties. As of February 19, 1998, in addition to the $12.7 million in respect of payments past due more than 30 days, four further Lessees were being allowed deferrals of rent, maintenance and miscellaneous payments totaling $12.6 million. Of the total $12.6 million, $0.1 million was outstanding for greater than 30 days, $0.1 million was outstanding for greater than 60 days and $12.4 million was outstanding for greater than 90 days. Such Lessees are being allowed deferrals of rentals, maintenance and miscellaneous payments for periods of up to 70 months.

     In the past, restructurings have typically involved delaying rental payments for periods of up to 12 months. In certain circumstances, rescheduling arrangements for periods between 12 months and 60 months have been agreed. In addition, certain restructurings have involved voluntary terminations of Leases prior to Lease expiration, the replacement of Aircraft with less expensive aircraft and the arrangement of sub-leases from the Lessee to another aircraft operator. In other cases, it has been necessary to repossess Aircraft from Lessees which have defaulted and re-lease the Aircraft to other Lessees. The premature termination of Leases may, in certain circumstances, lead Airplanes Group to incur substantial swap breakage costs under its agreements with Swap Providers. See "Management Discussion and Analysis of Financial Condition and Results of Operations -- Interest Rate Management".

     Of the $12.7 million in arrears greater than 30 days, $2.5 million represented arrears with respect to the two Indonesian Lessees operating four Fokker 100 Aircraft and two B737-200A Aircraft. Airplanes Group is in the process of recovering possession of these Aircraft and terminating the related Leases. Airplanes Group expects to incur significant costs in restoring the Aircraft to a suitable technical condition for re-lease.

     The most significant deferrals, rescheduled amounts and difficult accounts, as of December 31, 1997, are referred to below.

Latin America

     Lessees with respect to approximately 33.65% of the Aircraft by Appraised Value operate in Latin America, principally Brazil, Mexico, Colombia and Chile. The prospects for Lessee operations in these countries can be expected to be in part dependent on the general level of political stability and economic activity and policies in those countries. Although certain countries in Latin America have experienced substantial improvement in their economies in the past several years which has resulted in increased political stability and overall increased economic growth, there can be no assurance that such progress can be maintained or that further progress will be made. Future developments in the political systems or economies of these countries or the implementation of future governmental policies in these countries may have a material effect on Lessee operations in those countries.

Brazil

     Recently, Brazil has experienced significant downturns in its financial markets, with large decreases in financial asset prices and considerable pressure for a devaluation of the Brazilian currency. The loss of confidence in the Brazilian markets and currency has been associated with the economic crises currently affecting "emerging markets" in Asia. See "-- Asia Pacific Concentration" below. The Brazilian government has responded to these pressures with a series of austerity measures including increased interest rates, public spending cuts and tax increases. This has led to widespread expectations that economic growth in Brazil will be significantly reduced through at least 1998 with the real possibility of a recession that would adversely affect the operations of Airplanes Group's Brazilian customers.

     At January 23, 1998, 15 Aircraft (or approximately 13.94% of Airplanes Group's Portfolio by Appraised Value) were leased to four Brazilian Lessees. At January 23, 1998, Airplanes Group had four Aircraft on lease to Varig (which included three MD11s and one B737-300) representing 6.70% of the Portfolio by Appraised Value. In 1994, GPA entered into a rescheduling agreement with Varig to reschedule the repayment of $14 million in arrears over a 48 month period. Airplanes Group assumed part of GPA's rights and obligations under such agreement as part of the Acquisition. GPA signed this formal deferral agreement in January 1995, under which all deferred obligations are due to be repaid by April 1999. At February 19, 1998, the amounts outstanding for a period greater than 90 days in respect of Varig's deferred obligations to Airplanes Group were approximately $0.7 million. Also at February 19, 1998, there were amounts outstanding of $0.7 million for a period greater than 30 days in respect of the other three Brazilian Lessees (of which $0.4 million was outstanding for a period greater than 30 days and $0.3 million was outstanding for a period greater than 90 days). As at September 30, 1997, Airplanes Group had six Fokker 100 Aircraft on lease to a Brazilian lessee, with an average remaining lease term of 29 months. During the month ended October 31, 1997 all six leases were restructured. In consideration for an extension of the leases for 119 months, the revised terms of the leases include rental rates reduced by approximately 24%, no maintenance reserve payments and the return of all previously paid maintenance reserves by Airplanes Group within 12 months.

Mexico

     Mexico continues to be a significant market for aircraft, and at January 23, 1998, 27 Aircraft representing approximately 8.59% of the Portfolio by Appraised Value, were being operated by three Mexican aircraft operators. In December 1996, a restructuring was completed with one Mexican lessee, Aerocalifornia, which operates eight Aircraft representing approximately 0.19% of the Portfolio by Appraised Value. These Aircraft are subject to operating leases with options to purchase the Aircraft on lease expiry. Under the restructuring agreement, all repayments were to be made over the six month period ending June 30, 1997, after which title to the Aircraft would transfer to the Lessee under the terms of the finance leases. The Lessee failed to comply with its obligations under this agreement. A revised agreement was entered into during January 1998 under which the Lessee agreed to repay the outstanding balance by April 1998 (of which $1 million was paid on January 30, 1998). At February 19, 1998, amounts outstanding for a period greater than 30 days in respect of this Lessee were $0.6 million (all of which was outstanding for a period greater than 90 days). In January 1996, a formal deferral arrangement was signed with Mexicana, another Mexican Lessee which operates eight Aircraft representing approximately 2.83% of the Portfolio by Appraised Value. Mexicana has agreed to repay its obligations over the four year period ending December 31, 1999. At February 19, 1998, the amounts outstanding for a period greater than 30 days in respect of Mexicana's deferred balance were $4.9 million (all of which was outstanding for a period greater than 90 days). The third Mexican Lessee has performed satisfactorily in the year ended December 31, 1997 and had no amounts outstanding for a period greater than 30 days at February 19, 1998.

North America

     North America is an important market for Airplanes Group's Aircraft with approximately 17.17% of the Portfolio by Appraised Value being operated in this region. At January 23, 1998, Airplanes Group had 27 Aircraft (or approximately 10.99% of the Portfolio by Appraised Value) on lease to 11 U.S.-based aircraft operators and 16 Aircraft (or approximately 6.18% of the Portfolio by Appraised Value) on lease to two Canadian aircraft operators. Airline industry profitability in North America has enjoyed a sustained improvement since 1993 due to a combination of traffic growth in line with the overall expansion of the economy in that region and relatively small growth in aircraft seat capacity, leading to a significant increase in load factors. In 1996 and early 1997 a number of significant new aircraft orders were announced by North American airlines. However, even in the prevailing robust industry environment some airlines are reporting losses or very low profits due to either unsuccessful competitive initiatives in respect of fares and/or capacity, or uncompetitive cost structures. In the next few years airline profit margins are likely to come under pressure due to a combination of labor cost increases and increased aircraft ownership costs as new aircraft are delivered and a large number of Stage 2 aircraft are hush-kitted. In the early 1990s, several North American airlines who are currently Lessees of Airplanes Group entered into plans of reorganization or sought the protection of bankruptcy, insolvency or other similar proceedings. There can be no assurance that such events will not re-occur in respect of these or other North American Lessees of Airplanes Group and adversely affect the ability of such Lessees to make timely and full Rental Payments under their respective Existing Leases.

     In December, 1996, Canadian Airlines, Airplanes Group's third largest Lessee at December 31, 1997 by Appraised Value, approached its creditors including Airplanes Group with proposals to reschedule its obligations. Canadian Airlines indicated that this approach was part of a general plan designed to address its financial difficulties. Airplanes Group has 13 aircraft on lease to Canadian Airlines, consisting of six A320s on operating leases and seven 737-200A Aircraft on finance leases. After a series of negotiations between GECAS, as Servicer to Airplanes Group, and Canadian Airlines, agreement in principle was reached on a rescheduling plan which granted Canadian Airlines a deferral of operating lease rentals for a three month period from December 1996 to February 1997 and a deferral of finance lease principal payments in respect of six of the seven Aircraft on finance leases, for the six month period from December 1996 to May 1997. The deferred payments are to be repaid with interest over a two and a half year period commencing October 1998. The agreement in principle resulted in a loss of cashflow to Airplanes Group of approximately $6.4 million over the six months to May 1997.

     Airplanes Group has its only B747 (approximately 1% of the Portfolio by Appraised Value) on lease to Tower Air. In June 1997, Airplanes Group and Tower Air entered into a rental deferral agreement which provides for the outstanding balance to be repaid over a six month period from July 15, 1997 to January 15, 1998. The deferred rentals have been repaid in full. In addition, during September 1997 in consideration for Tower Air extending the lease term to 180 months with revised rental rates, Airplanes Group agreed to a cargo conversion of the aircraft at a cost of approximately $10 million (of which $9 million has already been paid). The cargo conversion is expected to be completed by March 1998.

Asia

     As of January 23, 1998, 20 Aircraft representing approximately 10.29% of the Portfolio by Appraised Value were on lease to 10 aircraft operators in this region. Trading conditions in the civil aviation industry in Asia have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of Indonesia, Thailand, Korea and Malaysia have experienced particularly acute difficulties resulting in many business failures, significant depreciation of local currencies against the dollar (the currency in which Lease payments are payable), sovereign and corporate credit ratings downgrades and internationally organized financial stability measures. Several airlines in the region have recently announced their intention to reschedule their aircraft purchase obligations, reduce headcount and eliminate certain routes. Since 1990, the market in this region for aircraft on operating lease has demonstrated significant growth rates and the recessionary conditions that are now expected to prevail in large parts of the region for a significant period of time will have an adverse impact on global aircraft demand.

     At January 23, 1998, six Aircraft (or approximately 1.97% of the Portfolio by Appraised Value) were on lease to two aircraft operators in Indonesia. One Indonesian Lessee (the lessee of four Fokker 100 Aircraft comprising 1.60% of the Portfolio by Appraised Value) was already experiencing financial difficulties prior to the current regional economic difficulties. This Lessee is currently more than $2 million in arrears in its payment obligations which had been restructured as recently as December 1996. As of February 27, 1998, Airplanes Group had recovered possession of three Aircraft from this Indonesian Lessee and possession of the one remaining Aircraft on lease to this Lessee is scheduled to be recovered by March 2, 1998. Airplanes Group is in the process of terminating the Leases relating to these Aircraft. Airplanes Group's other Indonesian Lessee (the lessor of two B737-200A Aircraft comprising 0.36% of the Portfolio by Appraised Value) has also fallen into arrears with its payment obligations and has requested a partial deferral of its rental. Airplanes Group is in the process of recovering the two Aircraft on lease to this Lessee and terminating the related Leases. Airplanes Group may encounter delays or difficulties in recovering possession of the Aircraft or terminating such Leases. See "Risk Factors--Risk of Lessee Default--Inability to Terminate Leases or Repossess Aircraft". Also, the technical costs required to ensure the Aircraft are in suitable condition for re-leasing may be significant. Finally, given the recent significant reductions in realizable rental rates on Fokker 100 Aircraft, it may prove difficult to place the recovered Fokker 100 Aircraft. See "Risk Factors--Aircraft Risks--Risk of Decline in Aircraft Values" and "Risk Factors--Risks Relating to the Leases--Inability to Re-Lease Aircraft on Favourable Terms".

Europe (excluding CIS)

     As of January 23, 1998, 62 Aircraft representing approximately 33.64% of the Portfolio by Appraised Value were on lease to twenty-six aircraft operators in this region. The commercial aviation industry in European countries, as in the rest of the world generally, is highly sensitive to general economic conditions. Because a substantial portion of airline travel (business and especially leisure) is discretionary, the industry has tended to suffer severe financial difficulties during economic downturns. Accordingly, the financial prospects for European Lessees can be expected to depend largely on the level of economic activity in Europe generally and in the specific countries in which such Lessees operate. A recession or other worsening of economic conditions in one or more of these countries may have a material adverse effect on the ability of European Lessees to meet their financial and other obligations under the Leases. In addition, commercial airlines in Europe face, and can be expected to continue to face, increased competitive pressures, in part as a result of the continuing deregulation of the airline industry by the EU. There can be no assurance that competitive pressures resulting from such deregulation will not have a material adverse impact on the operations of such Lessees.

Additional Considerations

     In addition, certain Lessees have experienced periodic difficulties in meeting their maintenance obligations under the related Leases. Such difficulties have arisen from, inter alia, the failure of the applicable Lessee to have in place a sufficiently well established maintenance program, adverse climate and other environmental conditions in the locations where such related Aircraft are operated or financial and labor difficulties experienced by the relevant Lessee. A continuous failure by a Lessee to meet its maintenance obligations under the relevant Lease: (a) could result in a grounding of the Aircraft; (b) in the event of a re-lease of such Aircraft would likely cause Airplanes Group to incur costs, which may be substantial, in restoring such Aircraft to an acceptable maintenance condition; and (c) would be likely adversely to affect the value of the Aircraft.

DOWNTIME

     At January 23, 1998, six Aircraft were off-lease. Of these Aircraft, one is the subject of a lease contract, four are the subject of non-binding letters of intent to lease and one is expected to be sold for scrap after March 31, 1998.

                        THE COMMERCIAL AIRCRAFT INDUSTRY

     Commercial aviation is an important segment of the travel and tourism industry.

     The level of worldwide demand for air travel has been cyclical, and is influenced by a number of factors, including global and regional political stability, general economic, business and credit conditions, the impact of the price and availability of jet fuel on airline costs and technological developments in the field of transport and communications such as high-speed rail travel and video-conferencing which provide partial substitutes for some air travel.

     Demand for air travel as measured by the number of fare paying passengers carried multiplied by the distance flown in miles (revenue passenger miles, or "RPMS") has increased since 1970 in every year but one, 1991, in which there was a decline of 2.8% principally due to a worldwide economic slowdown exacerbated by the Gulf War. This decline in demand together with a sharp increase in surplus industry capacity led to widespread financial losses in the airline industry. The average annual increase in RPMs from 1970 to 1995, taking into account the decline in 1991, was approximately 7.0%. Historical growth in RPMs has shown a correlation with growth in world GDP and the decrease in the cost of air travel on an inflation-adjusted basis.

     Demand has varied in different regions of the world. In the period since 1990 the highest rates of annual increase in RPMs have been on certain routes in the Asia-Pacific region, although these growth rates are expected to suffer as a result of the economic crises that have recently affected several Asian economies. The lowest rates of annual increase in RPMs have been on domestic routes within Europe and the United States.

     Worldwide traffic grew by approximately 7.0% both in 1995 and 1996. There can be no assurance that the worldwide demand for air travel will continue to increase or that such worldwide demand will not decline.

                              WORLD TRAFFIC GROWTH
                         (EXCLUDING DOMESTIC CIS RPMS)

                                                                                  ANNUAL GROWTH
                                                                WORLD TRAFFIC     WORLD TRAFFIC
                            YEAR                                   IN RPMS           IN RPMS
                            ----                                -------------    ----------------
                                                                (BILLIONS)             (%)
1985........................................................         870.1
1990........................................................       1,212.7             6.9
1994........................................................       1,457.2             4.7
1995........................................................       1,558.6             7.0
1996........................................................       1,668.0             7.0

     There can be no assurance that future rates of growth in the commercial aviation industry will be consistent with recent annual rates of growth or, even if achieved on average, that there will not be cyclical variations in certain years. Furthermore, there can be no assurance that growth in RPMs will lead to increases in the profitability of airline operations or demand for aircraft.

DEMAND FOR AIRCRAFT

     Over time, an increase in RPMs will create a need for new aircraft capacity to service the incremental demand for air travel over and above the existing capacity provided by airlines. Growth in RPMs has been the principal long-term factor affecting demand for aircraft. Another factor contributing to the demand for aircraft is the need to replace aircraft that are retired at the end of their useful economic lives or are written off for other reasons, including casualties.

     In addition to those factors which affect the demand for air travel, the overall level of demand for commercial aircraft depends on a number of factors, including changes in aircraft productivity; the supply of new and used or replacement aircraft, which is affected by manufacturer production levels and may be affected by bankruptcies of significant owners or operators of aircraft; the ability of air transport infrastructure to accommodate commercial air traffic levels; the cost and availability of jet fuel; and governmental regulations and restrictions affecting the costs and benefits of owning and operating aircraft.

     The types of aircraft, jet or turboprop, required by an operator are dictated principally by its existing and anticipated structure of routes and traffic volume. An operator's specific choice of aircraft will also depend on a number of additional factors, including the size and composition of its current fleet, its ability to operate and maintain particular aircraft types based on the training of its personnel and the capacity of its ground facilities, seating capacity of the aircraft and operating costs. Approximately 70% of commercial jet aircraft manufactured outside the Commonwealth of Independent States ("CIS"), a federation of self-governing states which includes most of the republics of the former Soviet Union, are narrowbody aircraft with the balance being widebody aircraft. Increased airport congestion and limitations on air traffic control systems may lead to a relative increase in the number of widebody aircraft in the worldwide commercial jet fleet. As of August 14, 1997, of the 9,204 narrowbody aircraft in operation, approximately 20% were more than 25 years old while only approximately 2.9% of the 3,574 widebody aircraft in service on that date were more than 25 years old. It is difficult to predict whether any such increase in the number of widebody aircraft will have a material effect on the relative demand for either type of aircraft, as the demand for replacements for older narrowbody aircraft may equal or exceed the demand for widebody aircraft. Within the widebody sector, the availability of newer long-haul aircraft is likely to result in a continued weak market for earlier models such as the A300-B4, A310, B747-100, B747-200 and DC10. The newer models have lower operating costs and allow airlines to develop new long-haul routes more efficiently as well as to increase service frequency on established routes.

NEW AIRCRAFT SUPPLY

     There are currently two major manufacturers of commercial jet aircraft outside of the CIS (Boeing and Airbus Industrie G.I.E.) and three smaller manufacturers (British Aerospace plc, Bombardier and Embraer) which produce regional aircraft. The manufacturers of commercial jet aircraft in the CIS are currently not a material factor in supplying the requirements of operators outside the CIS and the former Eastern Bloc countries. There are three principal manufacturers which, together with their affiliates, produce substantially all commercial jet engines: General Electric Company, through the GE Aircraft Engines Division; United Technologies International, Inc., through Pratt & Whitney; and Rolls Royce. There are relatively more manufacturers of turboprop aircraft and engines than jet aircraft and engines.

     There has been a long-term trend toward consolidation of the commercial aircraft manufacturing industry, evidenced by the merger between Boeing and McDonnell Douglas, the creation of the Airbus Industrie consortium by four European manufacturers (Aerospatiale, British Aerospace, Daimler-Benz and CASA) and the exit of former participants such as Lockheed and Convair. The long lead time, high capital cost and technological sophistication required to bring a new aircraft model to the market create significant barriers to entry into the industry, particularly for narrowbody and widebody jet aircraft.

     Although most new aircraft are ordered under long-term, multi-aircraft contracts, the volume of aircraft production has varied significantly over the years, reflecting the changing state of the commercial aviation industry and the economy in general. Manufacturers generally adjust production levels in response to their customers' desires and financial capacity to take delivery of ordered aircraft which in turn may be affected by the level of air traffic and the availability of competitive used aircraft. Boeing and Airbus have both announced and partially implemented increased production levels from the cyclical low reached in 1995, with the result that new jet aircraft production levels are likely to double by 1999 to over 900 aircraft. This level of production is above the long-term requirement implied by industry forecasts, including those published by Boeing and Airbus. The increase in production has been accompanied by very aggressive pricing strategies in an effort by these companies to maximise their market share. A continuation of current new aircraft production and pricing trends is likely to have an adverse impact on Airplanes Group's ability to generate cash flows in line with the Assumptions.

USED AIRCRAFT SUPPLY

     The supply of used aircraft depends on the level of utilization of the existing worldwide fleet and the net change in this fleet based on manufacturers' production levels and aircraft retirements. Cyclical factors that affect air travel demand also may affect the supply of used aircraft. According to the Airclaims Limited CASE database, as of August 14, 1997 there were approximately 692 commercial jet aircraft in storage of which approximately 52% (359 aircraft) were Stage 2 aircraft and approximately 48% (333 aircraft) Stage 3 aircraft. The median ages of such aircraft in storage were approximately 26 and 18 years, respectively. According to third party industry sources, there was a total of 392 commercial jet aircraft available for sale or lease, of which 179 were Stage 2 aircraft and 213 were Stage 3 aircraft. Approximately 32% of such Stage 3 aircraft were narrowbodies and 68% widebodies. There are a number of aircraft in storage that are not available for sale or lease; conversely, a number of aircraft available for sale or lease are in service rather than in storage. In general older aircraft are significantly more likely to be stored than younger aircraft.

     The weak growth of air travel in the 1990-1994 period combined with high levels of new deliveries from manufacturers in the early 1990s resulted in low levels of profitability or significant losses for many airlines and leasing companies, a significant increase in the supply of used aircraft and decrease in their value, especially for Stage 2 aircraft and older Stage 3 widebody aircraft. There can be no assurance that such oversupply will diminish or that any future downturn in the commercial aviation industry or the worldwide demand for aircraft will not result in increased availability of used aircraft for lease or sale in the future, particularly at the times Aircraft are being marketed for lease by Airplanes Group.

OPERATING LEASING

     Until the mid-1970s, almost all commercial aircraft were either owned by their airline operators or leased under finance leases from financial institutions, except for short-term leases of surplus aircraft from one airline to another. Beginning in the mid-1970s, in contrast, leasing companies were willing to purchase aircraft and undertake the risk of finding a buyer or lessee for such aircraft.

     Leasing companies acquire aircraft for lease through purchases of used aircraft, often through sale-leaseback arrangements with the operators of such aircraft. Also, in the mid-1980s a number of leasing companies started to acquire new aircraft directly from manufacturers, with or without lease commitments for such aircraft. Leasing companies and other financial institutions have become significant purchasers of new aircraft and their jet aircraft orders and options constituted approximately 18% of outstanding jet orders as of August 14, 1997.

     The number of airlines taking aircraft on operating and finance leases has increased from 139 out of a worldwide total of 305 in 1980 (approximately 46% of total airlines) to 463 out of a worldwide total of 672 in 1997 (approximately 69% of total airlines).

     Many operating lessees are airlines that cannot independently finance the purchase of aircraft, that desire greater flexibility in fleet planning or that choose to take advantage of demand from leasing companies to acquire assets through equipment sale-leaseback transactions.

ROLE OF GOVERNMENT

     National governments play a major role in the regulation of air transportation through the establishment of standards of aircraft certification, airworthiness and operation, the regulation of airspace and the provision of services, including navigational aids, air traffic control and search and rescue. There is a general worldwide uniformity of standards because all nations with any significant civil aviation industry are members of the International Civil Aviation Organization (a United Nations agency) and apply the technical standards developed by this agency as the basis of national aviation regulations. In many countries, the national government regulates both domestic routes and the pricing of air travel, although since the late 1980s there has been a trend in certain jurisdictions, such as the European Union, Australia, Mexico and Brazil, toward limited deregulation and the progressive opening up of routes to competition, which could lead to developments similar to those which have occurred in the United States since the enactment of the Airline

Deregulation Act of 1978. In particular, the European Union introduced a package of liberalization measures in 1993 affecting the licensing of air carriers, access to air routes within the European Union and fares and rates for air transportation services.

     National governments have also influenced the financial condition of the commercial aviation industry in other ways. These include the ownership or support of national and local airlines, often with direct subsidies although there is currently a worldwide trend toward the complete or partial privatization of many government-owned airlines. However, there have been recent initiatives within the European Union intended to make more stringent the conditions subject to which state aid may be given to airlines. Most governments limit the extent to which foreign interests may own domestic airlines (although this is no longer the case within the European Union with respect to the nationals of other member states). Certain national governments also have provided financial support of local commercial passenger jet manufacturing industries. Indirect financial support is also provided to aircraft and engine manufacturers through the issuance of credits and guarantees from national export credit agencies.

     There can be no assurance, however, that the recent trends toward deregulation of routes and pricing of air travel and toward complete or partial privatization of government-owned airlines will continue or will occur in the manner announced by the relevant governments. Although such trends may result initially in an increase in the number of airlines worldwide, they also may result ultimately in a greater concentration of larger airlines due to the failure of smaller, more thinly capitalized airlines. In any event, deregulation and privatization may at times adversely affect the future market for aircraft, including the Aircraft.

TECHNICAL REGULATION

     In addition to general requirements regarding maintenance of aircraft, aviation authorities from time to time issue ADs requiring the operators of aircraft to take particular maintenance actions or make particular modifications with respect to a number of aircraft of one or more designated types. ADs normally specify a period of time in which to carry out the required action or modification and generally enough time is allowed to permit the implementation of the AD in connection with scheduled maintenance of the aircraft or engines. The Initial Leases typically require the Lessees to bear the cost of compliance with ADs issued by applicable aviation authorities and, in most cases, relevant manufacturers' recommendations. In some cases, Airplanes Group may be required to contribute a portion of such costs over a specified threshold. However, to the extent that a Lessee fails to perform ADs required on an Aircraft, Airplanes Group would bear the cost of compliance necessary for the Aircraft to maintain its Certificate of Airworthiness. In such circumstances, funds in the Collection Account and Lessee Funded Account will be available to Airplanes Group to mitigate the costs of compliance, although such use would reduce the availability of such amounts to cover the cost of scheduled maintenance. There can be no assurance that such funds will be available at the time needed or that any funds available will be sufficient for such purposes.

     In addition to the foregoing requirements relating to airworthiness, other governmental regulations may apply to the Aircraft, including requirements relating to noise and emissions levels. Such regulations may be imposed not only by the jurisdictions in which the Aircraft are registered, possibly in connection with airworthiness requirements, but also in jurisdictions where the Aircraft operate. Chapters 2 and 3 of Chicago Convention establish two progressively restrictive noise level standards that correspond to the requirements for Stage 2 and Stage 3 aircraft. A number of jurisdictions have adopted, or are in the process of adopting, noise regulations which ultimately will require all aircraft to comply with the most restrictive of these standards. Such regulations restrict the future operation of aircraft that are not Stage 3 aircraft and ultimately will prohibit the operation of such aircraft in the relevant jurisdictions early in the next century (1999, in the case of the United States). Since 6.56% of the Aircraft by Appraised Value were not Stage 3 aircraft as of January 23, 1998, these regulations may affect Airplanes Group adversely. In addition, local municipalities may have more stringent noise regulations than those applicable to Stage 3 aircraft.

     Volume 2 of Annex 16 of the Chicago Convention also contains standards and recommendations regarding limitations on vented fuel and smoke and gaseous emissions for aircraft. While a number of countries have adopted regulations implementing these recommendations, such regulations generally have been prospective in nature, requiring only that newly manufactured engines meet particular standards after a particular date. To the extent that any such regulations require modifications to the Engines owned by Airplanes Group, they would receive the same treatment under the Leases as do ADs.

     There can be no assurance, however, that new noise or emissions reduction requirements will not be adopted in the future that would adversely affect the value of some or all Stage 3 aircraft. Some organizations and jurisdictions have already begun to discuss the tightening of noise and emissions certification requirements for newly manufactured aircraft. There can be no assurance that any such regulations, if adopted, would not adversely affect the value of the Aircraft.

                         MANAGEMENT OF AIRPLANES GROUP

     The following description of the management of Airplanes Group is subject to and is qualified in its entirety by reference to the Servicing Agreement, the Administrative Agency Agreement, the Cash Management Agreement, Airplanes Limited's Articles of Association, the Airplanes Trust Agreement and the Secretarial Services Agreement, forms of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Except to the limited extent described herein, particularly upon a Note Event of Default, neither the Trustee nor any of the Certificateholders has any right to participate in the management or affairs of Airplanes Group. In particular, such parties cannot supervise the functions relating to the Leases and the release of the Aircraft, which functions have generally been delegated to the Servicer under the Servicing Agreement. See "Risk Factors -- Risks Relating to Airplanes Group and Certain Third Parties -- Inability of Certificateholders or Trustee to Participate in Management", "Description of Securities -- The Notes and the Guarantees -- Trust Indenture Covenants" and "-- Note Events of Default and Remedies".

DIRECTORS AND CONTROLLING TRUSTEES

     The Board is currently composed of five members. The holder or holders of a majority in aggregate principal amount of the Class E Notes issued by Airplanes Limited (currently GPA) have the right to appoint one Director of Airplanes Limited while the Class E Notes are outstanding. The remaining Directors must be Independent Directors subject to GE Capital's right to appoint new Directors as set forth below. Independent Directors are appointed by a majority of the then standing Directors. Edward Hansom has been appointed a Director by GPA as majority holder of the Class E Notes. If no Independent Directors are serving on the Board at any time, four new Independent Directors will be appointed in accordance with Airplanes Limited's Articles of Association. Certain significant transactions or proceedings of Airplanes Limited may only be approved by a unanimous vote of all Directors. These transactions and proceedings principally relate to certain insolvency proceedings, amendments to Airplanes Limited's Memorandum or Articles of Association, mergers or, subject to certain exceptions, the sale of all or substantially all of Airplanes Limited's assets.

     Four Independent Trustees have been appointed who are the same individuals as the Independent Directors of Airplanes Limited. Independent Trustees are appointed by a majority of the then standing Controlling Trustees. The holders of a majority in aggregate principal amount of the Class E Notes issued by Airplanes Trust (currently GPA) have the right to appoint one of the Controlling Trustees of Airplanes Trust, and Mr. Hansom has been appointed a Controlling Trustee by GPA, as majority holder of the Class E Notes. The five trustees other than the Delaware Trustee are the Controlling Trustees with the right to manage Airplanes Trust. Approval of certain significant transactions or proceedings with respect to Airplanes Trust or AeroUSA may only be obtained by a unanimous vote of all Controlling Trustees. These transactions and proceedings principally relate to certain insolvency proceedings, amendments to Airplanes Trust's or AeroUSA's constituent documents, mergers or, subject to certain exceptions, sale of all or substantially all of Airplanes Trust's or AeroUSA's assets.

     The Directors and the Controlling Trustees, their respective ages and principal activities are as follows:

                 NAME                     AGE           OFFICES HELD WITH THE REGISTRATION
                 ----                     ---           ----------------------------------
Roy M. Dantzic........................    53     Director, Airplanes Limited
                                                 Controlling Trustee, Airplanes Trust
William A. Franke.....................    60     Director and Chairman, Airplanes Limited
                                                 Controlling Trustee and Chairman, Airplanes Trust
Hugh R. Jenkins.......................    64     Director, Airplanes Limited
                                                 Controlling Trustee, Airplanes Trust
William M. McCann.....................    53     Director, Airplanes Limited
                                                 Controlling Trustee, Airplanes Trust
Edward J. Hansom......................    39     Director, Airplanes Limited
                                                 Controlling Trustee, Airplanes Trust

     Roy Dantzic started his career with Coopers & Lybrand qualifying as a chartered accountant in 1968. He moved into the City of London in 1970 and spent the next 10 years in corporate advisory work, principally as a director of Samuel Montagu. In 1980, the British Government appointed Mr. Dantzic as Finance Director of British National Oil Corporation and he served in such capacity until 1984. Between 1985 and 1989 he was a director of the corporate broking division of Wood McKenzie. In 1989 he joined the board of Stanhope Properties and served as its Finance Director from 1992 until the company was acquired in 1995. In August 1995, Mr. Dantzic became a director of the corporate broking division of Merrill Lynch International Ltd. He has served as non-executive director on the boards of Central Electricity Generating Board, British Nuclear Fuels Limited, Saxon Oil Limited and Total Oil Holdings Ltd. Mr. Dantzic is currently managing director of the property division of BG plc.

     William Franke is Chairman and Chief Executive Officer of America West Holdings Corporation since February 1997 and since 1992, Chairman of the Board of its principal subsidiary, America West Airlines, Inc., an airline and was the subsidiary's Chief Executive Officer from December 1993 until February 1997. Mr. Franke was formerly chairman, president and chief executive officer of Southwest Forest Industries, Inc., a Fortune 500 integrated forest products company based in Phoenix. He was Chairman of the executive committee at Valley National Bank (now Bank One, Arizona, N.A.) during its management restructuring and served as Chairman of the Executive Committee, acting Chief Executive Officer and Chairman of the special committee of directors of The Circle K Corporation during its financial restructuring. Mr. Franke is owner and president of Franke & Company, Inc., a financial advisory firm. He is currently a director of Central Newspapers, Inc., publisher of the Phoenix and Indianapolis morning and evening newspapers, of Phelps Dodge Corporation, a major mining and manufacturing company and Beringer Wine Estates. He is also a director of the Air Transport Association (ATA).

     Hugh Jenkins has spent over 20 years in senior investment management positions. Most recently with the Prudential Corporation Plc, a large life insurance company where from 1989 to December 1995 he was an Executive Director and Chairman/Chief Executive of its investment management subsidiary with overall responsibility for the Group's investments worldwide. His previous appointments included: 1986-1989 Group Investment Director of Allied Dunbar Insurance Plc; 1985-1986 Director of Heron International, N.V. and from 1973-1985 as Director-General of Investments for the pension plans of the National Coal Board. He is currently Chairman, Thorn Plc and a non-executive Director of The Rank Organisation Plc, EMI Plc, Johnson Matthey Plc and Gartmore European Investment Trust Plc.

     William McCann, a chartered accountant, became a partner in Craig Gardner/Price Waterhouse in 1972. From 1987 to 1995, he was the managing partner of Craig Gardner/Price Waterhouse in the Republic of Ireland. From 1991 to 1995 he was a member of the Price Waterhouse World Board. Mr. McCann currently is Chairman of the Electricity Supply Board, Ireland, Deputy Chairperson of the Irish Takeover Panel and a Director of the Central Bank of Ireland. He is also a director of Canada Life Assurance (Ireland) Limited, Murray Global Accumulation Funds plc and is a director of a number of other companies. He is a Board Member of the University College Dublin Graduate School of Business.

     On March 28, 1996, Edward Hansom was appointed a Director of Airplanes Limited and a Controlling Trustee of Airplanes Trust by GPA Group as majority holder of the Class E Notes. Mr. Hansom is Chief Financial Officer of GPA Group. He joined GPA Group in 1988 from the treasury division of Schroders. Prior to taking up his current position in May 1997, Mr. Hansom was General Manager, Treasury of GPA Group. Mr. Hansom is also a director of ALPS 94-1.

     The Board of Directors and the Controlling Trustees of Airplanes Limited and Airplanes Trust, respectively, are non-executive Directors and Controlling Trustees, as the case may be. Further, as is common with many other special purpose companies, neither Airplanes Limited nor Airplanes Trust has, or will have, any employees or executive officers. Accordingly, the Board of Directors and the Controlling Trustees each rely and will rely upon the Servicer, the Administrative Agent, the Cash Manager and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. See "Risk Factors -- Risks Relating to Airplanes Group and Certain Third Parties".

Certain individuals other than the Directors and Controlling Trustees listed above serve as directors of various subsidiaries of Airplanes Group.

     If GE Capital acquires 90% or more of the ordinary share capital of GPA Group, the holder of a majority in aggregate principal amount of the Class E Notes, would be entitled to dismiss the Directors and the Controlling Trustees and to appoint new Directors and Controlling Trustees, provided that (i) GE Capital guarantees the performance by GECAS of its obligations under the Servicing Agreement, if GECAS is then the Servicer, (ii) GE Capital shall then have a rating of at least Aa1 or AA+ on its long-term, senior unsecured debt obligations from Moody's or Standard & Poor's, respectively, and (iii) each of Airplanes Limited and Airplanes Trust shall continue to have at least three Independent Directors or Independent Trustees, as applicable, who will form a committee to review and, if thought fit, approve, by a vote of at least two of the three committee members, any transactions of Airplanes Group (other than as described in the next paragraph) in which GE Capital or any of its affiliates is an interested party. There can be no assurance that GE Capital will elect to exercise its right to acquire any ordinary share capital of GPA Group. Neither the Certificates nor the Notes are obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

     At such time, if any, as the Directors and Controlling Trustees have been appointed by the holder of a majority in aggregate principal amount of the Class E Notes, then the Directors and Controlling Trustees shall have the authority, acting on a simple majority vote, without any independent committee veto rights to cause Airplanes Group to sell, directly or indirectly, all of the assets of the Airplanes Group, whether through a stock or an asset sale, to any person who provides, as consideration therefor, any combination of cash, obligations of the United States government or of corporate issuers rated at least AA+ or its equivalent and Class E Notes which, through the payment of interest, principal and premium, if any, in respect thereof, will be sufficient to repay or defease, as the case may be, the Notes in accordance with their terms and the terms of the Trust Indentures, discharge any Class E Notes not so transferred and pay, with respect to Airplanes Limited, the Discounted Annual Dividend Amount, plus any arrears of the Annual Dividend Amount. See "Description of Securities -- The Notes and the Guarantees Defeasance".

     All Directors and Controlling Trustees are compensated for travel and other expenses incurred by them in the performance of their duties. Airplanes Limited and Airplanes Trust pays each Independent Director and Independent Trustee, as the case may be, an aggregate fee of $75,000 per annum for their services in both capacities. The Chairman of Airplanes Limited and Airplanes Trust receives an additional $50,000 per annum for his services in such capacity. Neither the Director nor the Controlling Trustee appointed by the holder of a majority in aggregate principal amount of the Class E Notes receives remuneration from Airplanes Limited or Airplanes Trust for his services. In addition, Mr. Dantzic, Mr. Jenkins and Mr. McCann receive $7,500, $2,500 and $7,500, respectively, per annum for their services as directors of Holding Co. and certain of its subsidiaries. Mr. Dantzic, Mr. Jenkins and Mr. McCann are also entitled to receive an additional $1,000 in respect of each board meeting of the above companies which they attend, subject to a maximum payment of $5,000 per annum for each of them. Mr. Franke receives an aggregate of $2,500 per annum from AeroUSA and AeroUSA 3 for his services as a director of those companies and is also entitled to receive an additional $1,000 in respect of each board meeting of these companies which he attends, subject to a maximum payment of $5,000 per annum.

     The Directors and the Controlling Trustees do not and will not receive any additional cash or non-cash compensation (either in the form of stock options, stock appreciation rights or pursuant to any long-term incentive plan, benefit or actuarial plan or any other similar arrangements of any kind) as salary or bonus for their services as Directors or Controlling Trustees. None of the Directors or Controlling Trustees currently has an employment contract with either Airplanes Limited or Airplanes Trust or serves as a member of a compensation committee of either Airplanes Limited or Airplanes Trust. The compensation of the Directors of Airplanes Limited is set forth in the Articles of Association of Airplanes Limited and that of the Controlling Trustees is set forth in the Airplanes Trust Agreement. None of the Directors or Controlling Trustees has any beneficial ownership in any of the equity securities of Airplanes Limited, Airplanes Trust or any of the subsidiaries of Airplanes Limited or Airplanes Trust.

     None of the Directors, Controlling Trustees or any member of their families, or any person owning more than five percent of Airplanes Limited's Capital Stock, has been a party to any transaction, or is party to any currently proposed transaction, with either of Airplanes Limited or Airplanes Trust or any of their respective subsidiaries. Nor has any Director or Controlling Trustee or any member of his family, or any corporation, organization or trust in which such Director or Controlling Trustee is an executive officer, partner, trustee or has a beneficial interest, been indebted in any amount to Airplanes Limited or Airplanes Trust.

     Neither Airplanes Limited nor Airplanes Trust knows of any arrangement, other than GE Capital's right to elect to acquire at least 90% of the ordinary share capital of GPA Group, the exercise of which could result in a change in control of either Airplanes Limited or Airplanes Trust. There can be no assurance that GE Capital will elect to exercise its right to acquire any ordinary share capital of GPA Group.

BENEFICIAL OWNERSHIP OF AIRPLANES LIMITED

TITLE OF CLASS                NAME AND ADDRESS                          NUMBER OF SHARES   PERCENT OF CLASS
--------------                ----------------                          ----------------   ----------------
Common Stock................  Mourant & Co. Trustees Limited,              10 Shares          33 1/3%
                              as trustee of Holdings Trust I
                              22 Grenville Street
                              St. Helier
                              Jersey, Channel Islands
Common Stock................  Mourant & Co. Trustees Limited,              10 Shares          33 1/3%
                              as trustee of Holdings Trust II
                              22 Grenville Street
                              St. Helier
                              Jersey, Channel Islands
Common Stock................  Mourant & Co. Trustees Limited,              10 Shares          33 1/3%
                              as trustee of Holdings Trust III
                              22 Grenville Street
                              St. Helier
                              Jersey, Channel Islands

     Pursuant to the Shareholders Agreement entered into by Mourant & Co. Trustees Limited as trustee of the Charitable Trusts (the "CHARITABLE TRUST TRUSTEES"), Juris Limited and Lively Limited and the Airplanes Limited Indenture Trustee (the "SHAREHOLDERS AGREEMENT"), the Charitable Trust Trustees have agreed that, as long as the Airplanes Limited Notes are outstanding, they will not, without the prior written approval of the Airplanes Limited Indenture Trustee and all the Directors, transfer any part of the Capital Stock or any interest therein unless the transferee (a) is a trustee of a trust formed for charitable purposes substantially identical to those for which the Charitable Trusts are established and (b) enters into an agreement substantially identical to the Shareholders Agreement in favor of the Airplanes Limited Indenture Trustee. Pursuant to the instruments of trust establishing Holdings Trust I, Holdings Trust II and Holdings Trust III, a certificate given by the Directors to the Charitable Trust Trustees that their voting of the Capital Stock in a specified manner is in the best commercial interests of Airplanes Limited shall, for the purposes of the exercise of the Charitable Trust Trustees' discretion, be conclusive that any such action is in the best commercial interests of Airplanes Limited.

BENEFICIAL OWNERSHIP OF AIRPLANES U.S. TRUST

                                                                            PRINCIPAL AMOUNT   PERCENTAGE
TITLE OF CLASS                NAME AND ADDRESS                                  OF NOTES        OF CLASS
--------------                ----------------                              ----------------   ----------
Class E Notes...............  GPA, Inc., a wholly owned subsidiary of         $53,000,000         100%
                              GPA Group plc
                              c/o Lee Farm Corporate Park
                              83 Wooster Heights Road
                              Danbury, CT
                              United States

     GPA, Inc. holds the Airplanes Trust Residual Interest in all of the property of Airplanes Trust, including the AeroUSA Shares. Upon repayment in full of the Airplanes Trust Notes, the Airplanes Trust Class E Notes and the Airplanes Trust Refinancing Notes, the AeroUSA Shares will be transferred back to GPA, Inc. pursuant to its ownership of the Airplanes Trust Residual Interest.

THE SERVICER

     The Servicer and its affiliates have not assumed and are not responsible for, or guarantors of, and shall not assume or be responsible for, or guarantors of, any liabilities of Airplanes Limited, Airplanes Trust, Holding Co. or any of their affiliates, including, without limitation, any payments due with respect to the Notes.

     The Servicer provides services pursuant to the terms of the Servicing Agreement on behalf of Airplanes Group (except in certain circumstances described below where a substitute servicer may perform such services). The Servicing Agreement (a) sets forth the various duties of the Servicer with respect to the management and administration of the Aircraft and the Leases, (b) sets forth certain aircraft marketing activities to be performed by the Servicer and (c) sets forth certain Aircraft management-related obligations of the Servicer in connection with offers and sales by Airplanes Group of Refinancing Certificates or Additional Certificates.

     The Servicer provides the services in accordance with the express terms of the Servicing Agreement, which, among other things, provides that the Servicer will act in accordance with applicable law and with directions given by Holding Co., on behalf of Airplanes Limited, AeroUSA and Holding Co., from time to time in accordance with the Servicing Agreement. In addition, under the Servicing Agreement, the Servicer agrees to perform its services in accordance with the GECAS Services Standard and the GECAS Conflicts Standard.

     The duties and obligations of the Servicer are limited to those expressly set forth in the Servicing Agreement and the Servicer does not have any fiduciary or other implied duties or obligations to the Airplanes Group or any other person, including any Certificateholder. Under the terms of the Servicing Agreement, Airplanes Group has directed the Servicer to, and the Servicer is obliged to, perform its services in a manner that is intended to be consistent with maximizing the cash flows derived from the Leases relating to the Aircraft over time, subject to the constraints imposed by the Trust Indentures and the Servicing Agreement and by seeking to achieve a balanced and diversified portfolio (including with respect to lessees, geography and lease term lengths), in all cases taking into account the then-existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally. As part of the terms of the Servicing Agreement, Airplanes Group has acknowledged the inherent uncertainty in determining market conditions at any point in time as well as the inherent limitations in anticipating market conditions from time to time. The Servicing Agreement states that these provisions of the Servicing Agreement do not impose any higher or different standard of care or liability than the GECAS Services Standard or the standard of liability contained in the Servicing Agreement.

     In addition to managing the Aircraft, GECAS also manages aircraft assets owned by ALPS 94-1 and GE Group and other third parties, including GPA. In the course of conducting such activities, GECAS will from time to time have conflicts of interest in performing its obligations on behalf of Airplanes Group. Under certain circumstances, the Servicer may resign from the performance of its duties pursuant to the Servicing Agreement in relation to all the Aircraft generally or, in certain circumstances, one or more Aircraft individually, provided in either case that a replacement servicer has been appointed that complies with certain criteria. With respect to the negotiation of certain conflicts of interest, the Servicer may withdraw from representing Airplanes Group, which shall be required to appoint an independent representative to represent Airplanes Group as to such negotiation, and the Servicer shall be entitled to act on behalf of itself or any of its affiliates with respect to such negotiation. See "Risk Factors -- Conflicts of Interest of GECAS".

     Pursuant to the Servicing Agreement, the Servicer is not liable or accountable to any person, other than Airplanes Limited, AeroUSA and Holding Co. to the limited extent described below, under any circumstances, for any Losses and Airplanes Limited, AeroUSA and Holding Co. jointly and severally indemnify the Servicer and its affiliates on an after-tax basis for any Losses, unless such Losses are finally adjudicated to have resulted directly from the Servicer's gross negligence or wilful misconduct in respect of its obligation to apply the GECAS Services Standard or the GECAS Conflicts Standard in respect of its performance of the services under the Servicing Agreement. Airplanes Limited, AeroUSA and Holding Co. also jointly and severally indemnify the Servicer and its affiliates on an after-tax basis for any losses that may be imposed on, incurred by or asserted against, the Servicer or any of its affiliates, directly or indirectly, arising out of, in connection with or related to, the Servicer or any of its affiliates' involvement (or alleged involvement) in connection with the structuring or implementation of any aspect of the Acquisition. Airplanes Limited, Holding Co. and AeroUSA are entitled jointly to terminate the Servicing Agreement if the Servicer fails to perform in any material respect any material service thereunder to either the GECAS Services Standard or the GECAS Conflicts Standard and such failure has a material adverse effect on Airplanes Group taken as a whole. See "Risk Factors -- Limitation of Liability on the Part of the Servicer".

     Notwithstanding anything to the contrary stated above, the Servicer is not obligated to take or refrain from taking any action that it believes is reasonably likely to (i) violate any applicable law with respect to GECAS or its affiliates, (ii) violate any established written policies of GE, in effect from time to time, applicable to GE Group related to business practices with respect to legal, ethical and social matters ("GE POLICY") or (iii) lead to an investigation by any governmental authority.

     AIRCRAFT SERVICES

     Pursuant to the Servicing Agreement, the Servicer has, among other things, undertaken:

     - to grant Airplanes Group and its agents, including the Administrative Agent, access to certain information and personnel of the Servicer under specified circumstances to enable Airplanes Group to monitor the Servicer's compliance with the Servicing Agreement and otherwise for the purposes of Airplanes Group's business

     -  not to commingle with its own funds any funds of Airplanes Group.

     The main categories of services being provided by the Servicer pursuant to the Servicing Agreement in respect of the Aircraft (the "SERVICES") are:

     - Lease marketing services, including, subject to the terms of the Indentures and the Servicing Agreement, remarketing, Lease negotiation and execution (including, without limitation, negotiating final Lease terms)

     - Aircraft assets management services, including Lease rent collection, Aircraft maintenance, insurance, contract compliance of, and enforcement against, Lessees, and accepting delivery and redelivery of Aircraft

     - Aircraft sales services as, when and to the extent directed by Airplanes Group

     - monitoring of maintenance and provision of records and information with respect to the Aircraft

     -  arranging for valuations and monitoring regulatory developments

     - using commercially reasonable efforts to keep Airplanes Group in compliance with certain covenants under the Notes directly relating to the operation of the Aircraft

     - providing to Airplanes Group certain data and information relating to the Aircraft

     - certain limited Aircraft-related assistance in connection with the public or private offerings of Refinancing Certificates, including consenting to public disclosure relating to the Servicer and its affiliates contained in any prospectus, certain limited Aircraft-related participation in marketing activities solely with respect to the Aircraft and the Servicer and the Services, and providing Airplanes Group, underwriters, rating agencies and/or other advisors with the reasonable opportunity to conduct due diligence with respect to the Servicer as it relates to the Aircraft

     - legal and other professional services in relation to the Aircraft (other than in relation to litigation not arising in the ordinary course of the operating lease business by or against Airplanes Group, or any of its affiliates)

     -  periodic reporting of operational information relating to the Aircraft

     OPERATING GUIDELINES

     Under the Servicing Agreement, the Servicer is entitled to exercise such authority as is necessary to give it a practicable and working autonomy in performing the Services, while at the same time Holding Co., acting on behalf of Airplanes Group through the Administrative Agent and in its own capacity, has established monitoring and control procedures which are expected to enable it properly to manage the business and assets of the Airplanes Group.

     Pursuant to the terms of the Servicing Agreement, the Servicer is required to comply with the GECAS Services Standard and the GECAS Conflicts Standard in the performance of the Services. All transactions to be entered into by the Servicer on behalf of Airplanes Group (other than with other persons within Airplanes Group) are required to be at arm's length and on fair market value terms unless otherwise agreed or directed by Airplanes Group. Certain transactions or matters with respect to Aircraft require the specific approval of Airplanes Group, including:

     -  sales of Aircraft (other than as required by a Lease)

     - the entering into of any Leases (including renewals or extensions, unless any such Lease had originally been approved) if the Lease does not comply with any applicable operating covenants set forth under "Description of Securities -- The Notes and the Guarantees -- Operating Covenants"

     - terminating any Lease or Leases (without substitution of, or replacement by, another substantially similar lease) to any single Lessee with respect to Aircraft then having an aggregate depreciated net book value in excess of $200 million

     - unless provided for in the applicable budget, entering into any contract for the modification or maintenance of Aircraft where the costs to be incurred (A) exceed the greater of (i) the estimated aggregate cost of a heavy maintenance check for similar aircraft and (ii) available Maintenance Reserves or other collateral under the related Lease or (B) are outside the ordinary course of Airplanes Group's business

     - issuing any guarantee on behalf of, or otherwise pledging the credit of, other than with respect to trade payables in the ordinary course of business, Airplanes Limited, Airplanes Trust, Holding Co. or any of their subsidiaries (other than in connection with entering into a Lease with respect to an Aircraft)

     - any transaction with GE Capital or any of its affiliates not contemplated in the Servicing Agreement.

     BUDGETS

     Holding Co. adopts an annual budget each year with respect to all Aircraft owned by Airplanes Group. Under the Servicing Agreement, the Servicer has undertaken to use reasonable commercial efforts to attempt to achieve the budget each year.

     MANAGEMENT FEES

     Airplanes Limited, AeroUSA and Holding Co. are jointly and severally obligated to pay a fee (the "ASSET BASED SERVICING FEE") to the Servicer, pursuant to the Servicing Agreement, in a per annum amount equal to approximately 0.495% of an agreed value of each Aircraft payable monthly in arrears on a pro rata basis for the period such Aircraft is under management. Airplanes Group is obliged to pay for certain expenses incurred or approved by the Servicer on behalf of Airplanes Group in connection with the Servicer's performance of the Services. These expenses include, among other expenses, Aircraft maintenance costs and insurance, outside professional advisory fees (including legal fees) and other out of pocket expenses, all of which in the aggregate may constitute a significant additional component of Airplanes Group's total overhead costs. In the year ended March 31, 1997 Aircraft Maintenance Reserve expenditures amounted to $89 million. Other expenses, including outside professional advisory fees, insurance and other out of pocket expenses amounted to $21 million. The Servicer is also entitled to certain additional fees based on (i) the aggregate annual cash flow generated by the Leases in excess of certain cash flow targets and (ii) sales of Aircraft at the direction of Airplanes Group. Such fees are subject to a mandatory aggregate annual minimum fee in the amount of $1.5 million. In the year ended March 31, 1997, the Servicer was paid $1.5 million in such additional fees.

     In addition, the Servicer is entitled to certain additional fees in connection with various Aircraft management-related services required to be provided by the Servicer pursuant to the Servicing Agreement in connection with any offerings and sales by the Airplanes Group of Refinancing Certificates.

     TERM AND TERMINATION

     The Servicing Agreement is for a non-cancellable initial term expiring on the earlier of (i) March 28, 2014 or (ii) payment in full of all amounts outstanding to be paid under the Notes. Each party has the right to terminate the Servicing Agreement under certain circumstances. The Servicer has the right to terminate the Servicing Agreement if, among other things:

     - Airplanes Limited, AeroUSA and/or Holding Co. fails to pay when due (i) any servicing fees if not paid within five days of notice of such failure, or (ii) any other amount payable by Airplanes Limited, AeroUSA or Holding Co. to the Servicer if not paid within ten days of notice of such failure

     - Airplanes Limited, AeroUSA, Holding Co. or any of their subsidiaries fails to perform or observe or violates in any material respect any material term, covenant, condition or agreement to be performed or observed by it under the Servicing Agreement

     - any material representation or warranty by any person within the Airplanes Group pursuant to the Servicing Agreement or any other related document shall be false or misleading in any material respect and such misrepresentation or breach of warranty is reasonably likely to have a material adverse effect on the Servicer or its rights and obligations under the Servicing Agreement

     - an involuntary proceeding is commenced in respect of Airplanes Limited, Airplanes Trust, AeroUSA, Holding Co. or any Significant Subsidiary of any of such entities under applicable bankruptcy, insolvency, receivership or similar law, and such proceeding shall continue undismissed for 75 days or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or a voluntary proceeding is commenced in respect of Airplanes Limited, Airplanes Trust, AeroUSA, Holding Co. or any Significant Subsidiary of any of such entities under bankruptcy, insolvency, receivership or similar law or any such person shall make a general assignment for the benefit of its creditors

     -  no person within Airplanes Group owns any aircraft

     -  the Trust Indentures shall cease to be in full force and effect

     - any guarantee in favor of the Servicer by any person within Airplanes Group ceases to be legal, valid and binding.

     Airplanes Limited, AeroUSA and Holding Co. have the right to terminate the Servicing Agreement upon:

     - the Servicer ceasing to be at least 75% owned, directly or indirectly, by GE Capital or GE

     - the Servicer failing in any material respect to perform any material services required pursuant to the Servicing Agreement in accordance with the GECAS Services Standard or the GECAS Conflicts Standard and such failure having a material adverse effect on Airplanes Group taken as a whole

     - commencement of an involuntary proceeding in respect of GE, GE Capital or the Servicer under bankruptcy, insolvency, receivership or similar law, if such proceeding continues undismissed for 75 days or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or commencement of a voluntary proceeding in respect of GE, GE Capital or the Servicer under bankruptcy, insolvency, receivership or similar law or any such person shall make a general assignment for the benefit of its creditors.

     The Servicer may resign from performing the services pursuant to the Servicing Agreement if it reasonably determines that directions given, or services required, would, if carried out (i) be unlawful under applicable law,
(ii) be in violation of GE Policy, (iii) be likely to lead to an investigation by any governmental authority, (iv) expose the Servicer to liabilities for which adequate indemnity has not been provided or (v) place the Servicer in a conflict of interest with respect to which, in the Servicer's good faith opinion, the Servicer could not continue to perform its obligations under the Servicing Agreement in accordance with its terms.

     The Servicer may not resign from its obligations under the Servicing Agreement nor may the Servicing Agreement be terminated, except upon expiration of the Servicing Agreement at the end of the term thereof, unless a replacement servicer has been appointed and accepted such appointment and the Rating Agencies have confirmed to Airplanes Group that no lowering or withdrawal of the then current ratings of any Certificates will result from such appointment. In the event that a replacement servicer has not been appointed within 90 days after any termination of the Servicing Agreement or resignation by the Servicer, the Servicer may petition any court of competent jurisdiction for the appointment of a replacement servicer. Notwithstanding any other term to the contrary, the Servicer may terminate the Servicing Agreement, whether or not a replacement servicer has been appointed and accepted such appointment, in the event that Airplanes Limited, AeroUSA or Holding Co. have failed, after the applicable cure periods, to pay amounts due to the Servicer.

     TAX STATUS

     By virtue of GPA Group's ownership of 5% of the issued and outstanding ordinary share capital of Holding Co. and the continued ability of GPA Group and GECAS to satisfy certain employment levels in Shannon, Ireland, it is intended that the Irish tax resident Transferred Companies will continue to benefit from their status as Shannon certified companies. As a result of this status, the Irish tax resident Transferred Companies are intended to enjoy reduced rates of corporation tax and advance corporation tax together with improved entitlements to capital allowances. In addition, the benefits include the right to pay interest, in certain circumstances, without paying Irish withholding tax and to deduct payments of interest in computing liability for corporate tax. There can be no assurance that the future management of the Aircraft by the Servicer in accordance with the terms of the Servicing Agreement will not expose Holding Co. or the Irish tax resident Transferred Companies to tax liabilities outside Ireland. The Servicing Agreement sets out certain tax-related undertakings with respect to the Servicer which are designed to maintain a favorable tax treatment in Ireland for Holding Co. and the Irish tax resident Transferred Companies.

     These tax-related undertakings include the following:

     - maintaining minimum levels of employment in Ireland, if required for Holding Co. or the Irish tax resident Transferred Companies to maintain their Shannon licences and tax certification

     - holding meetings of the board of directors of the Servicer in Shannon no less frequently than quarterly and only occasionally outside Shannon

     - the Servicer's transaction approval committee (meeting in Shannon not less frequently than monthly and meeting outside Ireland only occasionally) shall be comprised of at least five persons, a majority of whom will be employees of the Servicer, and such committee shall have and regularly exercise the power to approve contracts

     - except in certain circumstances, contracts entered into by the Servicer with respect to the purchase, sale, lease or other disposition of Aircraft shall either be signed in Ireland or signed outside of Ireland pursuant to a limited power of attorney

     - the managing director (but not necessarily the chairman of the board of directors) of the Servicer shall be an officer and employee of the Servicer based in Shannon

     -  the Servicer shall not itself maintain an office outside Shannon

     - the Servicer shall compensate any of its affiliates for services provided outside Ireland to the Servicer to the extent services are provided by express agreement in respect of the Aircraft.

     In the event that the Servicer breaches a tax-related undertaking as a result of its gross negligence or wilful misconduct and Airplanes Group experiences a material tax event (broadly defined as incurrence of aggregate liability for taxes of $28 million in any one or more years during the term of the Servicing Agreement, provided that, if the aggregate liability for any one year does not exceed $4 million, it will not be taken into account), Airplanes Group's sole remedy, upon six months' prior written notice, will be to terminate the Servicing Agreement. Subject to compliance with certain procedural guidelines set forth in the Servicing Agreement, the Servicer has the right for any good faith commercial reason, as determined in its sole discretion, to modify the tax-related undertakings. Any such modification could lead to a loss of any favorable tax treatment afforded to Holding Co. and other Irish tax resident Transferred Companies in Ireland. See "Risk Factors -- Tax Risks".

     ASSIGNMENT OF SERVICING AGREEMENT

     The Servicing Agreement and the rights and obligations of the Servicer, on the one hand, and Airplanes Limited, Holding Co. and AeroUSA, jointly and severally, on the other hand, are not assignable by any of such parties other than with the prior consent of the other parties. However, the Servicer may delegate any portion, but not all, of its duties to GE Capital or GE or any 75% or more owned subsidiary of GE Capital or GE.

     PRIORITY PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES

     The fees and expenses of the Servicer rank senior in priority of payment to all payments of interest, principal and premium, if any, on the Notes.

     The joint and several obligations of Airplanes Limited, Holding Co. and AeroUSA under the Servicing Agreement have been guaranteed for the benefit of the Servicer by each entity within Airplanes Group.

CORPORATE MANAGEMENT

     With regard to the corporate affairs of Airplanes Group, management services are provided by four entities: the Administrative Agent, the Cash Manager, the Company Secretary and the Delaware Trustee.

     ADMINISTRATIVE AGENT

     GPA Financial acts as the Administrative Agent of Airplanes Group.

     The Administrative Agent is responsible for providing administrative and accounting services to the Directors and Controlling Trustees. The Administrative Agent's duties include:

     (a) monitoring the performance of the Servicer (including the Servicer's compliance with the Servicing Agreement) and reporting on such performance to Airplanes Group;

     (b) assisting Airplanes Group in establishing a program for compliance by the Servicer with the Servicing Agreement;

     (c) acting as liaison with the Rating Agencies to confirm the rating impact of certain decisions and coordinating responses to Rating Agency questions;

     (d) the maintenance on behalf of Airplanes Group of accounting ledgers and the provision on a quarterly and annual basis of draft accounts on a combined basis for Airplanes Group as well as, on a quarterly and annual basis, on an individual company basis for certain companies. However, Airplanes Group retains responsibility for the ledgers and accounts including all discretionary decisions and judgments relating to the preparation and maintenance thereof, and Airplanes Group retains responsibility for, and prepares, its financial statements;

     (e) preparing annual budgets and presenting them to Airplanes Group for approval;

     (f)  authorizing payment of certain bills and expenses;

     (g) to the extent required by Airplanes Group or the parties thereto, coordinating any amendments to the transaction agreements, subject to the terms of such agreements and approval by Airplanes Group;

     (h) supervising outside counsel and coordinating legal advice received by Airplanes Group other than with respect to the Servicer's performance under the Servicing Agreement;

     (i) preparing and coordinating reports to investors (including preparing press releases and managing investor relations) and to the Commission with the assistance of outside counsel and auditors, if appropriate;

     (j) preparing for the approval of Airplanes Group and filing all required tax returns with the assistance of outside counsel and auditors, if appropriate;

     (k) maintaining, or monitoring the maintenance of, the books and records of Airplanes Group other than those maintained by the Company Secretary and the Delaware Trustee;

     (l) preparing an agenda and any required papers for meetings of the governing bodies of the entities within Airplanes Group;

     (m) assisting Airplanes Group in developing and implementing its interest rate management policy and developing financial models, cash flow projections and forecasts, to the extent required by Airplanes Group, and in making aircraft lease, sale and capital investment decisions;

     (n) advising Airplanes Group as to the appropriate levels of the Liquidity Reserve Amount; and

     (o) providing additional services upon the request of Airplanes Group upon terms to be agreed at the time of any such request.

     The Administrative Agent also provides other administrative services, including (a) assistance in arranging refinancings of all or a portion of the Notes, (b) assistance in filing and making effective a shelf registration statement on behalf of Airplanes Group with the Commission relating to certain of the Certificates, and (c) undertaking an effort to avoid any adverse change in the tax status of the various members of Airplanes Group. Airplanes Limited, AeroUSA and Holding Co. are, jointly and severally, obligated to pay a fee (the "ADMINISTRATIVE FEE") to the Administrative Agent in a per annum amount equal to $6 million, payable monthly in arrears. The Administrative Agent is also entitled to an additional fee (the "REDUCING FEE") in an amount equal to $2 million per annum, payable monthly in arrears, which is reduced by certain agreed amounts in the event that Airplanes Group sells, retires or disposes of 76 or more of the Aircraft. Both the Administrative Fee and the Reducing Fee will, from time to time, be adjusted for inflation. The Administrative Agent is also entitled to be reimbursed for certain expenses incurred in connection with the performance of its services under the Administrative Agency Agreement. The Administrative Agent may resign on 60 days' written notice in certain circumstances. Airplanes Group may remove the Administrative Agent on 120 days' written notice with or without cause, as long as Airplanes Group has, with the consent of the Servicer, engaged another person or entity to perform the services that were being provided by the Administrative Agent.

     CASH MANAGER

     GPA Cash Manager acts as the Cash Manager. The Cash Manager provides cash management and related services to Airplanes Group. In the ordinary course of Airplanes Group's business, the Cash Manager informs the Servicer and the Administrative Agent of the aggregate deposits in the Accounts as required and provides such other information as shall be required in connection with the Accounts. Subject to certain limitations and at the direction of Airplanes Group, the Cash Manager is authorized to invest the funds held by Airplanes Group in the Collection Account and the Lessee Funded Account in certain prescribed investments (the "PERMITTED ACCOUNT INVESTMENTS") on permitted terms. Permitted Account Investments include short-term U.S. government securities, bank deposits, commercial paper and certain other highly rated short-term debt instruments. At all times, the Accounts will be maintained in the name of the Security Trustee, except that certain Rental Accounts which, for certain legal or other regulatory reasons, cannot be established in the name of the Security Trustee, will be maintained in the names of such parties as are specified in the relevant Leases and maintained with another bank that has a rating of AA or the equivalent or higher or any other responsible or reputable bank.

     In addition, the Cash Manager receives certain data provided by the Servicer with respect to the Aircraft and Leases of Airplanes Group and calculates certain monthly payments and makes all other calculations as required under the Cash Management Agreement. The Cash Manager also provides the Trustee with such information as is required by the Trustee to provide its reports to the Certificateholders.

     The Cash Manager is required to exercise the same level of skill, care and diligence in the performance of its services as a prudent business person would in administering such services on its own behalf. The Cash Manager receives a fee of $1 million per annum from Airplanes Group in respect of its services to Airplanes Group. The Cash Manager is entitled to indemnification by Airplanes Group for, and is held harmless against, any loss or liability incurred by the Cash Manager (other than through its own deceit, fraud, wilful default or gross negligence (or simple negligence in the handling of funds) or that of its officers, directors, agents and employees).

     The Cash Manager may resign on 30 days' written notice as long as Airplanes Group has engaged another person or entity to perform the services that were being provided by the Cash Manager. Airplanes Group may remove the Cash Manager at any time with or without cause.

     COMPANY SECRETARY

     The Company Secretary (with respect to any company, the entity which provides its secretarial services, the "COMPANY SECRETARY") maintains company books and records, including minute books and stock transfer records. It makes available telephone, telecopy, telex and post office box facilities and maintains a registered office in the relevant jurisdictions.

     Mourant & Co. Secretaries Limited acts as Company Secretary for Airplanes Limited.

     DELAWARE TRUSTEE

     Wilmington Trust Company maintains the books and records, including minute books and records and trust certificate records, of Airplanes Trust. It makes available telephone, telecopy, telex and post office box facilities and maintains its principal place of business in Delaware.

                        SELECTED COMBINED FINANCIAL DATA

     The selected combined financial data set out below for each of the years in the five-year period ended March 31, 1997 have been extracted or derived from the audited Financial Statements of Airplanes Limited and Airplanes Trust included elsewhere in this Prospectus, which have been audited by KPMG -- Dublin, Ireland, independent chartered accountants. See "Experts". These financial statements have been prepared in accordance with U.S. GAAP. The selected financial data set forth below as of December 31, 1997 and for the nine month periods ended December 31, 1996 and December 31, 1997 have not been audited but in the opinion of management reflect all adjustments, consisting only of normal and recurring adjustments, necessary to present a fair statement of the information presented therein.

     The selected combined financial data set forth below are presented on the basis that the Aircraft have been operated separately from GPA within Airplanes Group for all periods presented or from the date of acquisition by GPA, as appropriate. Investors should note, however, that Airplanes Group has conducted independent business operations only since March 28, 1996. Accordingly, for periods prior to March 28, 1996 adjustments and allocations have been made of, among other items, historical indebtedness, net interest expense, selling, general and administrative expenses and tax amounts, as further described in
Note 2 to the Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations". While Airplanes Group believes that the selected combined financial data set forth below are an appropriate presentation, such data for periods prior to March 28, 1996 are not necessarily indicative of the financial results that might have occurred had Airplanes Group been an independently financed and managed group during the periods up to March 28, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The selected combined financial data set forth below combine the operating results, assets, liabilities and cash flows of each of Airplanes Limited and Airplanes Trust. The separate balance sheets, statements of operations, statements of changes in shareholders' deficit/net liabilities and statements of cash flows of Airplanes Limited and Airplanes Trust are contained in the Financial Statements included elsewhere in this Prospectus, and investors should note that the Notes and the Guarantees comprise obligations of two different legal entities owning different assets. The Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust believe that a combined presentation is most appropriate because, among other things, the assets of Airplanes Limited and Airplanes Trust are managed on the basis of one combined aircraft fleet, and each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the performance of the other under their respective Notes. The Guarantees have been structured to ensure that no payments are made on a junior class of Notes of Airplanes Trust or Airplanes Limited, as the case may be, before any amounts due and payable on a more senior class of Notes of Airplanes Limited or Airplanes Trust, respectively, are paid pursuant to the Guarantees.

     The selected combined financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Financial Statements of Airplanes Group and the Notes thereto, which are included elsewhere in the Prospectus.

     As GPA continues to hold substantially all of the Class E Notes through which it has access to certain of the benefits inherent in the Aircraft, aircraft assets are stated on the predecessor cost basis (i.e., reflecting GPA's historical cost less accumulated depreciation). The difference between such predecessor cost basis and the amount of Airplanes Group's indebtedness is a significant component of Total Shareholders' Deficit in the Combined Balance Sheet Data.

     COMBINED STATEMENT OF OPERATIONS DATA(1)

                                                                                  NINE MONTHS
                                                                                     ENDED
                                                    YEAR ENDED MARCH 31,         DECEMBER 31,
                                              --------------------------------   -------------
                                              1993   1994   1995   1996   1997   1996    1997
                                              ----   ----   ----   ----   ----   -----   -----
                                                                ($ MILLIONS)
Revenues(2)
  Aircraft leasing..........................   413    526    608    616    604    459     450
  Aircraft sales............................    --     --     --     --     --     --      94
Expenses
  Cost of aircraft sales....................    --     --     --     --     --     --     (90)
  Depreciation and amortization.............  (230)  (185)  (208)  (207)  (223)  (155)   (146)
  Net interest expense(3)(4)................  (203)  (252)  (348)  (368)  (383)  (286)   (308)
  Provision for maintenance.................   (83)   (71)   (88)   (97)   (91)   (72)    (70)
  Bad and doubtful debts....................   (31)   (20)   (33)    28     --     --      --
  Provision for loss making leases and
     downtime, net(5).......................   (33)   (27)    (5)    15     12     14       7
  Other lease costs.........................   (28)   (19)   (17)   (21)   (21)   (30)    (22)
  Selling, general and administrative
     expenses...............................   (22)   (26)   (34)   (35)   (38)   (27)    (29)
Income tax benefit..........................    32     13     16     13     10     --       2
                                              ----   ----   ----   ----   ----   ----    ----
Net loss....................................  (185)   (61)  (109)   (56)  (130)   (97)   (112)
                                              ====   ====   ====   ====   ====   ====    ====

     COMBINED BALANCE SHEET DATA(1)

                                                         MARCH 31,                  DECEMBER 31,
                                            ------------------------------------    ------------
                                             1994      1995      1996      1997         1997
                                            ------    ------    ------    ------    ------------
                                                                ($ MILLIONS)
Aircraft, net, and net investment in
  capital and sales type leases...........   4,332     4,181     3,965     3,731        3,481
                                            ------    ------    ------    ------       ------
Total assets..............................   4,561     4,386     4,236     4,048        3,860
                                            ======    ======    ======    ======       ======
  Indebtedness(3).........................  (4,583)   (4,602)   (4,634)   (4,397)      (4,224)
  Provision for maintenance...............    (217)     (268)     (311)     (313)        (314)
Total liabilities.........................  (5,169)   (5,228)   (5,252)   (5,194)      (5,118)
                                            ======    ======    ======    ======       ======
Net liabilities...........................    (608)     (842)   (1,016)   (1,146)      (1,258)

     COMBINED STATEMENT OF CASH FLOWS AND OTHER DATA(1)

                                                                                  NINE MONTHS
                                                                                     ENDED
                                                   YEAR ENDED MARCH 31,          DECEMBER 31,
                                            ----------------------------------   -------------
                                             1993    1994   1995   1996   1997   1996    1997
                                            ------   ----   ----   ----   ----   -----   -----
                                                               ($ MILLIONS)
Cash paid in respect of interest(3)(4)....     178    222    303    323    265    200     190
                                            ======   ====   ====   ====   ====   ====    ====
Net cash provided by operating activities
  (after payment of interest).............     164    189    177    216    224    182     177
Net cash (used in)/provided by investing
  activities..............................  (1,282)  (514)   (23)    13     19     13     103
Net cash (used in)/provided by financing
  activities..............................   1,118    325   (154)  (144)  (238)  (175)   (175)
                                            ------   ----   ----   ----   ----   ----    ----
Net increase in cash......................    --      --     --      85      5     20     105
                                            ======   ====   ====   ====   ====   ====    ====

     SELECTED RATIOS(1)

                                                                                 NINE MONTHS ENDED
                                                 YEAR ENDED MARCH 31,              DECEMBER 31,
                                         -------------------------------------   -----------------
                                         1993    1994    1995    1996    1997     1996      1997
                                         -----   -----   -----   -----   -----   -------   -------
                                                                                      ($ MILLIONS)
Deficiency of Combined Earnings to
  Combined Fixed Charges(6)............   (217)    (74)   (125)    (69)   (140)     (97)     (114)

---------------

(1) The financial statements of Airplanes Group are stated in U.S. dollars which is the principal operating currency of Airplanes Group and the aviation industry.

(2) Revenues include Maintenance Reserve receipts. See Note 16 to the Financial Statements.

(3) For all periods and dates prior to March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have been based on certain assumptions as described more fully in Note 2 to the Financial Statements. For all periods and dates since March 28, 1996, net interest expense, indebtedness and cash paid in respect of interest have reflected the actual terms of the Existing Notes and Airplanes Group's Class E Notes.

(4) Net interest expense is significantly higher than cash paid in respect of interest in all periods reflecting the high interest rate accruing on the Class E Notes (20% adjusted for inflation) relative to the lower amount of cash interest payable on the Class E Notes for so long as the Notes remain outstanding. Net interest expense is stated after crediting interest income of $6 million in 1993 and 1994, $9 million in 1995, $8 million in 1996, $17 million in 1997, $12 million in the nine months ended December 31, 1996 and $12 million in the nine months ended December 31, 1997.

(5) A lease agreement is deemed to be "loss making" in circumstances where the contracted rental payments are insufficient to cover depreciation and interest attributable to the Aircraft plus certain direct costs attributable to the lease over its term. Following the adoption of FAS 121 with effect from April 1, 1996, Airplanes Group no longer makes separate provisions for downtime costs. See Note 4(b) to the Financial Statements.

(6) Represents the amount by which Airplanes Group's loss before income taxes and fixed charges exceeded fixed charges. Fixed charges consists of interest expense. Because Airplanes Group's fixed charges exceeded earnings for all periods presented, a ratio of earnings to fixed charges is not presented.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

     The following discussion and analysis of Airplanes Group's financial condition and results of operations is presented as though the Aircraft have been operated and financed separately from GPA within the Airplanes Group in all periods under review or from their date of acquisition by GPA, as appropriate. It should be noted, however, that Airplanes Group only acquired the aircraft on March 28, 1996 and, therefore, has not conducted any business operations in the periods under review prior to March 28, 1996. Accordingly, adjustments and allocations have been made with respect to, among other things, historical indebtedness, net interest expense, selling, general and administrative expenses and tax amounts as further described below and in Note 2 to the Financial Statements for periods prior to March 28, 1996. While Airplanes Group believes that the following discussion and analysis is an appropriate presentation, it is not necessarily indicative of the financial results that might have occurred had Airplanes Group been an independently financed and managed group during the period to March 28, 1996.

     The following discussion and analysis is based primarily on the combined operating results of Airplanes Limited and Airplanes Trust and not on their results reported as individual entities. It should be noted, however, that the Notes and the Guarantees comprise obligations of two different legal entities owning different assets. The Directors and the Controlling Trustees believe that a combined discussion is the most appropriate basis of presentation because, among other things, Airplanes Limited and Airplanes Trust are not intended to be regarded as separate businesses but rather on the basis of one combined aircraft fleet and each of Airplanes Limited and Airplanes Trust has fully and unconditionally guaranteed the performance of the other under their respective Notes. The Guarantees have been structured to ensure that no payments are made on a junior class of Notes of Airplanes Trust or Airplanes Limited, as the case may be, before any amounts due and payable on a more senior class of Notes of Airplanes Limited or Airplanes Trust, respectively, are paid pursuant to the Guarantees.

GENERAL

     Substantially all of Airplanes Group's future business is expected to consist of aircraft operating lease activities. Airplanes Group may also engage in aircraft sales subject to certain limitations and guidelines. Airplanes Group's revenues and operating cash flows are determined by a number of significant factors including (i) trading conditions in the civil aviation industry and, in particular, the market for aircraft on operating leases, (ii) the mix, relative age and popularity of the various aircraft types in the Portfolio and (iii) Airplanes Group's financial resources and liquidity position relative to its competitors who may possess substantially greater financial resources.

     The effect of changes in currency rates on Airplanes Group is minimal because Airplanes Group conducts its business almost entirely in U.S. dollars.

RESULTS OF OPERATIONS -- NINE MONTHS ENDED DECEMBER 31, 1997 COMPARED WITH NINE MONTHS ENDED DECEMBER 31, 1996.

     Airplanes Group results of operations for the nine months ended December 31, 1997 reflected a continuation of reasonably favourable industry conditions for the period notwithstanding the fact that certain of its lessees continued to experience difficult trading conditions. Overall there was a net increase in cash of $105 million in the nine months to December 31, 1997 compared to a net increase of $20 million in the same period of the previous year. The net increase in cash in the nine month period to December 31, 1997 was primarily attributable to the proceeds received of $94 million in respect of the sale of seven Aircraft, (three DC8-71Fs, two DC10-30Fs and two DC10-30s) the prepayment of one year's rentals in the amount of $15 million by one South American Lessee and a reduction in maintenance claims paid for the nine months ended December 31, 1997.

     Overall, there was an increase in the net loss to $112 million for the nine months to December 31, 1997 compared to $97 million for the nine months to December 31, 1996 primarily attributable to an increase in net interest expense due to additional interest of $24 million being charged on accrued but unpaid Class E Note interest.

    LEASING REVENUES

     There was a $9 million decrease in leasing revenues for the nine months ended December 31, 1997 to $450 million (Airplanes Limited: $394 million; Airplanes Trust: $56 million) compared with $459 million (Airplanes Limited:
$405 million; Airplanes Trust: $54 million) for the nine months ended December 31, 1996. The decrease in 1997 was primarily attributable to the reduced rental rates for three MD11 Aircraft on lease to Varig which are approximately one-third lower than the contracted rentals received under such Aircraft's previous lease agreements which were in effect during the period to December 31, 1996. Leasing revenues were also adversely affected by the restructuring of leases in respect of six Fokker 100 Aircraft on lease to a Brazilian Lessee with an average remaining lease term of 29 months. In consideration for an extension of the leases for 119 months the revised terms of the leases included rental rates reduced by approximately 24% and no maintenance reserve payments. Finally, there was a reduction in the number of Aircraft on lease primarily due to the Aircraft sold in the period ended December 31, 1997. At December 31, 1997 Airplanes Group has 215 of its 221 owned Aircraft on lease (Airplanes Limited:
192 Aircraft; Airplanes Trust: 23 Aircraft) compared to 223 of its 229 owned Aircraft (Airplanes Limited: 199 Aircraft; Airplanes Trust: 24 Aircraft) at December 31, 1996. These factors were partially offset by a marginally higher interest rate environment (which impacts the pricing of certain lease rentals).

    AIRCRAFT SALES

     Sales revenues of $94 million (Airplanes Limited: $46 million; Airplanes
Trust: $48 million) in respect of the sale of seven Aircraft were received in the nine months ended December 31, 1997. No Aircraft were sold in the same period of the previous year. The net book value of these Aircraft at the date of sale was $90 million (Airplanes Limited: $41 million; Airplanes Trust: $49 million).

    DEPRECIATION AND AMORTIZATION

     The charge for depreciation and amortization in the nine months ended December 31, 1997 amounted to $146 million (Airplanes Limited: $129 million; Airplanes Trust: $17 million) compared with $155 million (Airplanes Limited:
$136 million; Airplanes Trust: $19 million) for the comparative period in 1996. The decrease arose as a result of the depreciation charge being calculated on the aircraft book values net of all valuation provisions required, in addition to a reduction in the number of Aircraft owned by Airplanes Group.

    NET INTEREST EXPENSE

     Net interest expense amounted to $308 million (Airplanes Limited: $278 million; Airplanes Trust: $30 million) in the nine month period ended December 31, 1997 compared to $286 million (Airplanes Limited: $260 million; Airplanes
Trust: $26 million) in the nine month period ended December 31, 1996. The increase in net interest expense was primarily due to additional interest being charged on accrued but unpaid Class E Note interest of $24 million, in addition to a marginally higher interest rate environment during the nine months to December 31, 1997. This was partially offset by lower average debt in the nine months to December 31, 1997 including, in particular, a reduction in the principal amount of the Subclass A-5 Notes.

     The weighted average interest rate on the Class A-D Notes during the nine months to December 31, 1997 was 6.83% and the average debt in respect of the Class A-D Notes outstanding during the period was $3,723 million. The Class E Notes accrue interest at a rate of 20% per annum (as adjusted by reference to changes in the U.S. consumer price index from that in effect on March 28, 1996). The weighted average interest rate on the Class A-D Notes during the nine months to December 31, 1996 was 6.60% and the average debt in respect of the Class A-D Notes outstanding during the period was $3,963 million.

     The difference between Airplanes Group's $308 million of net interest expense for the nine months ended December 31, 1997 (Airplanes Limited: $278 million; Airplanes Trust: $30 million) and Airplanes Group's cash paid in respect of interest of $190 million (Airplanes Limited: $173 million; Airplanes
Trust: $17 million) is substantially accounted for by the fact that Airplanes Group accrues interest on the Class E Notes at a rate substantially higher than the per annum rate of 1% actually paid in the period ended December 31, 1997. Furthermore, as a result of the greater than expected decrease in Aircraft appraised values as at February 25, 1997 as compared to the Initial Appraised Values, no interest payments on the Class E Notes were made from February 17, 1997 until July 15, 1997.

     Net interest expense is stated after deducting interest income earned during the relevant period. In the nine months ended December 31, 1997, Airplanes Group earned interest income (including lessee default interest) of $12 million (Airplanes Limited: $11 million; Airplanes Trust: $1 million) comparable to $12 million in the nine months ended December 31, 1996 (Airplanes
Limited: $12 million; Airplanes Trust: nil).

     BAD DEBT AND LOSS-MAKING LEASE PROVISIONS

     Airplanes Group's practice with respect to bad debts is to provide specifically for any amounts due but unpaid by Lessees based primarily on an assessment of the amount due in excess of security held and also taking into account the financial strength and condition of a lessee and the economic conditions existing in the Lessee's operating environment. While a small number of Airplanes Group's Lessees failed to meet their contractual obligations in the nine month period ended December 31, 1997, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of five Lessees (who had a combined total of seven Aircraft on Lease at December 31, 1997, or an aggregate appraised value of 2.91% based on the February 25, 1997 appraisals) and two former lessees, the credit exposure with regard to certain other carriers improved in the period. Overall, there was no net provision required in respect of bad and doubtful debts in the nine months ended December 31, 1997 comparable with no net provision required for the nine months ended December 31, 1996. While there was no overall net provision required in the nine months ended December 31, 1997 there was a requirement for provisions against receivable balances due from two Turkish Lessees and one Peruvian Lessee. These, however, were offset by a reduction in the provisions required in respect of two Mexican Lessees.

     A lease agreement is deemed to be "loss making" in circumstances where the contracted rental payments are insufficient to cover the depreciation and allocated interest attributable to the aircraft plus certain direct costs, such as legal fees and registration costs, attributable to the lease over its term. For these purposes, interest is allocated to individual Aircraft based on the weighted average interest cost of the remaining principal balance of the Class A-E Notes (with Class E Note interest assumed to be 11%) or, in periods prior to March 28, 1996, with indebtedness from GPA equivalent to the appraised value of such Aircraft at October 31, 1995. In the nine months to December 31, 1997, there was an overall net "loss making lease" provision utilized of $7 million (Airplanes Limited: $5 million; Airplanes Trust: $2 million) compared with a net "loss making lease" provision utilized of $14 million (Airplanes Limited: $9 million; Airplanes Trust: $5 million) in the nine month period to December 31, 1996. The net provision utilized of $7 million in the nine months ended December 31, 1997 is due to the fact that the only significant provisions required were in respect of leases signed in the three months ended December 31, 1997. Six Fokker 100 Aircraft on lease to a Brazilian Lessee were restructured in the three months ended December 31, 1997. The reduced rentals payable under the revised terms of these Leases required an additional "loss making lease" provision of approximately $13 million in the nine months ending December 31, 1997. In addition, a provision of $4 million was required in respect of one A300 Aircraft which was leased to a Turkish Lessee during November 1997 for five years.

     OTHER LEASE COSTS

     Other lease costs in the nine months ended December 31, 1997 amounted to $22 million (Airplanes Limited: $21 million; Airplanes Trust: $1 million) compared to other lease costs of $30 million (Airplanes Limited: $23 million; Airplanes Trust: $7 million) in the nine months to December 31, 1996. The reduction in the charge in the nine months to December 31, 1997, was primarily due to the fact that in the nine months to December 31, 1996, other lease costs included provisions for maintenance and other costs of $15 million in respect of two DC10-30 Aircraft, which were sold on April 4, 1997 and November 10, 1997, respectively. This was partially offset by an increase in technical costs of $5 million which relate primarily to two B737-200 Aircraft which were redelivered to Airplanes Group in the three months ended June 30, 1997 and a provision required of $4 million (including $3 million relating to potential costs payable to Eurocontrol, the European air traffic control regulator) in respect of three MD83 Aircraft which were on lease to a Turkish Lessee which ceased to trade on October 3, 1997. All three MD83 Aircraft have since been de-registered and are subject to non-binding letters of intent for lease by new operators with delivery dates during March and April 1998.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the nine month period to December 31, 1997 amounted to $29 million (Airplanes Limited: $27 million; Airplanes Trust: $2 million). This is a comparable expense to that incurred in the nine months to December 31, 1996 of $27 million (Airplanes Limited: $24 million; Airplanes Trust: $3 million).

     The most significant element of selling, general and administrative expenses is the aircraft servicing fees paid to GECAS. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of Aircraft under management pursuant to a servicing agreement. Selling, general and administrative expenses of $29 million in the nine months to December 31, 1997 include $20 million (Airplanes Limited: $19 million; Airplanes Trust: $1 million) relating to GECAS servicing fees as compared to the expense incurred in respect of GECAS servicing fees in the comparative period to December 31, 1996 of $18 million (Airplanes Limited: $16 million; Airplanes
Trust: $2 million). The increase is largely attributable to a cashflow incentive fee.

     A further significant element of Airplanes Group's actual selling, general and administrative expenses reported in the period to December 31, 1997 was $7 million (Airplanes Limited: $6 million; Airplanes Trust: $1 million) in respect of administrative agency and cash management fees payable to GPA, which is similar to the charge of $7 million for the period to December 31, 1996 (Airplanes Limited: $6 million; Airplanes Trust: $1 million).

     OPERATING LOSS

     The operating loss for the nine months ended December 31, 1997 was $114 million (Airplanes Limited: $105 million; Airplanes Trust: $9 million) compared with an operating loss of $97 million for the nine months ended December 31, 1996 (Airplanes Limited: $86 million; Airplanes Trust: $11 million). Airplanes Limited and Airplanes Trust expect to continue to report substantial losses in the future.

     TAXES

     There was an overall deferred tax benefit of $2 million in the nine months to December 31, 1997 (Airplanes Limited: $2 million; Airplanes Trust: $0 million), compared with no overall tax charge in the same period in 1996 (Airplanes Limited: a charge of $1 million; Airplanes Trust: a benefit of $1 million).

     NET LOSS

     The net loss after taxation for the nine months ended December 31, 1997 was $112 million (Airplanes Limited: $103 million; Airplanes Trust: $9 million) compared with a net loss after taxation for the nine months ended December 31, 1996 of $97 million (Airplanes Limited: $87 million; Airplanes Trust: $10 million).

RESULTS OF OPERATIONS -- YEAR ENDED MARCH 31, 1997 COMPARED WITH YEAR ENDED MARCH 31, 1996

     During the year ended March 31, 1997 there was a continuation of the recovery in the air transport industry which had affected Airplanes Group's results of operations positively in 1996. There was no net increase in the provision for bad debts in the year ended March 31, 1997 and the number of aircraft off-lease at March 31, 1997 was six compared with eleven at March 31, 1996. In general, however, in each of 1996 and 1997, there was no material increase in lease rates. The older widebody aircraft (which include A300s, DC10s and a B747) as well as turboprops (which include ATR42s, Metro-IIIs and DHC8s) remain problematic in respect of the ability to place the aircraft with lessees, the lease rates achievable and used aircraft values. At March 31, 1997, of the six aircraft off lease, two were DC10s and one was an A300. The majority of older widebody aircraft on lease at March 31, 1997 were loss-making, with the result that approximately 41% of the loss making lease provision required for Airplanes Group as a whole was in respect of four A300s and a B747. Furthermore, the rental rates obtained by Airplanes Group from Varig for three MD-11 Aircraft were approximately one third lower than the contracted rentals under the previous lease agreements for these Aircraft and this will adversely affect Airplanes Group's operating cashflows.

     When comparing the results for each of the two entities of Airplanes Trust and Airplanes Limited, it should be noted that two MD83 aircraft were transferred from Airplanes Limited to Airplanes Trust in the quarter ending June 30, 1997.

     REVENUES

     There was a small reduction in revenues for the year ended March 31, 1997 which were $604 million (Airplanes Limited: $532 million; Airplanes Trust: $72 million) compared with $616 million (Airplanes Limited: $556 million; Airplanes
Trust: $60 million) for the year ended March 31, 1996. The small reduction is a result of marginally lower interest rates in 1997 (which impacts the pricing of certain lease rentals) partially offset by a greater number of aircraft on lease. At March 31, 1997, Airplanes Group had 223 Aircraft on lease (Airplanes
Limited: 199 Aircraft; Airplanes Trust: 24 Aircraft) compared with 218 Aircraft on lease at March 31, 1996 (Airplanes Limited: 197 Aircraft; Airplanes Trust: 21 Aircraft). Maintenance Reserve receipts, which Airplanes Group receives from certain of its lessees to provide against the future cost of maintaining leased Aircraft, are included in revenues.

     DEPRECIATION AND AMORTIZATION

     The charge for depreciation and amortization in the year ended March 31, 1997 amounted to $223 million (Airplanes Limited: $191 million; Airplanes Trust:
$32 million) compared with $207 million (Airplanes Limited: $183 million; Airplanes Trust: $24 million) for the year ended March 31, 1996. The increased charge is primarily as a result of additional depreciation of $15 million (Airplanes Limited: $9 million; Airplanes Trust: $6 million) required, as a result of the application of FAS 121, in respect of two DC10 Aircraft. The adoption of FAS 121 did not have a material impact on the results for the year ended March 31, 1997. These two DC10 Aircraft were sold subsequent to March 31, 1997.

     NET INTEREST EXPENSE

     Net interest expense amounted to $383 million in the year ended March 31, 1997 (Airplanes Limited: $343 million; Airplanes Trust: $40 million) compared with $368 million for the year ended March 31, 1996 (Airplanes Limited: $335 million; Airplanes Trust: $33 million). In the period to March 28, 1996, net interest expense has been determined on the basis set out in Note 2 to the Financial Statements. This essentially assumes that until March 28, 1996, Airplanes Group's debt was assumed to be owed to GPA and was approximately equal to the appraised value of the Aircraft at October 31, 1995 plus the value of certain receivables acquired from GPA by Airplanes Group. No repayment of principal was assumed but any excess cash generated in Airplanes Group's business while part of GPA was deemed to be distributed back to GPA. At March 28, 1996, the actual aggregate amount of all classes of Notes issued was $4,652 million. Of the $604 million Class E Notes issued, $13 million were cancelled in July 1996 under the terms of the transaction relating to certain purchase price adjustments. It has been assumed that the indebtedness assumed owed to GPA at March 28, 1996 was repaid from the proceeds of the Existing Notes issued. The interest charge has been calculated until March 28, 1996 based on the assumption that all of the debt accrued interest at an assumed historic rate (based on GPA's assumed average cost of debt) of 8.2% in the year ended March 31, 1996.

     The interest charge for the year ended March 31, 1997 is based on the actual debt outstanding during the period and the actual terms of the Existing Notes and the Class E Notes. The weighted average interest rate on the Class A-D Notes during the year to March 31, 1997 was 6.61% and the average principal amount of debt in respect of the Class A-D Notes outstanding during the year was $3,936 million. The Class E Notes together with accrued and unpaid Class E Note interest accrue interest at a rate of 20% per annum (as adjusted by reference to the U.S. consumer price index).

     The difference in Airplanes Group's net interest expense and cash paid in respect of interest in the year to March 31, 1996 is substantially accounted for by the assumption that Airplanes Group paid cash interest only at the per annum rate of 1% on the portion of indebtedness to GPA which was assumed, for the purpose of the financial statements, to be refinanced by the Class E Notes (the Class E Note Portion). The Class E Note Portion was assumed to represent approximately 15% of total indebtedness to GPA in each period under review prior to March 28, 1996.

     The difference in Airplanes Group's net interest expense and cash paid in respect of interest in the year ended March 31, 1997 is substantially accounted for by the fact that Airplanes Group accrues interest on the Class E Notes at a rate substantially higher than the per annum rate of 1% actually paid in cash in the period. Furthermore, as a result of the greater than expected decrease in Appraised Values (as at February 25, 1997) compared to the Initial Appraised Values, no cash interest was paid on the Class E Notes on the Payment Dates in February 1997 through July 1997.

     Net interest expense is stated after deducting interest income earned during the relevant period. In the year ended March 31, 1997, Airplanes Group earned interest income (including lessee default interest) of $17 million (Airplanes Limited: $17 million; Airplanes Trust: $0 million) compared with $8 million in the year ended March 31, 1996 (Airplanes Limited: $7 million; Airplanes Trust: $1 million). The increase is primarily attributable to cash balances in the year ended March 31, 1997 being higher than those assumed in the period to March 31, 1996 and a higher level of default interest being earned in the year to March 31, 1997.

     The overall increase in net interest expense for the year ended March 31, 1997, despite marginally lower interest rates, a lower average principal amount of Class A-D Notes outstanding and higher interest income, is primarily due to the accrual of interest on outstanding and unpaid accrued Class E Note interest.

     BAD DEBT, DOWNTIME AND LOSS-MAKING LEASE PROVISIONS

     While certain of Airplanes Group's lessees continued to experience financial difficulties in the year ended March 31, 1997, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of these lessees, the credit exposure with regard to certain other major carriers improved in the period reflecting a somewhat improved trading environment in certain regions. Overall there was no charge required in respect of the provision for bad and doubtful debts in the year ended March 31, 1997. This arose principally as a result of the release of provisions in respect of one Mexican lessee and the use of a provision made in respect of one Indonesian lessee following the conclusion of a restructuring agreement with the lessee during 1997. These factors were offset by an increase in the provisions required in respect of one Indian lessee, one Canadian lessee and one Peruvian lessee. This is compared with a net credit in respect of bad and doubtful debts for the year ended March 31, 1996 of $28 million (Airplanes Limited: $27 million; Airplanes Trust $1 million), primarily as a result of a reduction in significant provisions required in respect of two Brazilian lessees and one Mexican lessee.

     Following the adoption of FAS 121, with effect from April 1, 1996, Airplanes Group no longer makes separate provisions in respect of downtime costs because under FAS 121, Airplanes Group's assessment of the need for downtime provisions is incorporated in its impairment assessment. (See Note 4(b) to the Financial Statements). Downtime provisions at March 31, 1996 of $7 million (Airplanes Limited: $4 million; Airplanes Trust: $3 million) were released during the year to March 31, 1997. In the year to March 31, 1996, the net provision released was also $7 million (Airplanes Limited: a release of $8 million; Airplanes Trust: a charge of $1 million).

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

     Due to the continuation of the recovery of the industry during the year ended March 31, 1997, the provision for loss-making leases at March 31, 1997 had decreased by $5 million as compared to the provision at March 31, 1996. Overall, however, the net provision released of $5 million (Airplanes Limited: $1 million; Airplanes Trust: $4 million) in the year to March 31, 1997, was a reduction compared to the net provision released in the year to March 31, 1996, of $8 million (Airplanes Limited: $10 million; Airplanes Trust a net charge of $2 million) which can be primarily attributed to the level of provisions required in respect of two loss-making leases (one A300 and the B747-200) signed in the year to March 31, 1997.

     OTHER LEASE COSTS

     Other lease costs in the year ended March 31, 1997 amounted to $21 million (Airplanes Limited: $20 million; Airplanes Trust: $1 million) compared with $21 million in 1996 (Airplanes Limited: $20 million; Airplanes Trust: $1 million).

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the year to March 31, 1997 amounted to $38 million (Airplanes Limited: $35 million; Airplanes Trust: $3 million). This is slightly higher than selling, general and administrative expenses incurred in the year to March 31, 1996 of $35 million (Airplanes
Limited: $32 million; Airplanes Trust: $3 million).

     The most significant element of selling, general and administrative expenses is the aircraft servicing fees paid to GECAS. Substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of Aircraft under management pursuant to a servicing agreement. Selling, general and administrative expenses of $38 million in the year to March 31, 1997 include $26 million (Airplanes Limited: $24 million; Airplanes Trust:
$2 million) relating to the GECAS servicing fee compared to $22 million (Airplanes Limited: $20 million; Airplanes Trust: $2 million) for the year ended March 31, 1996. The increase is largely attributable to a cashflow incentive fee.

     A further significant element of Airplanes Group's actual selling, general and administrative expenses reported in the period to March 31, 1997 was $9 million (Airplanes Limited: $8 million; Airplanes Trust: $1 million) in respect of administrative agency and cash management fees payable to GPA. Arrangements with GPA in respect of administrative agency services and cash management services only became effective on March 28, 1996.

     OPERATING LOSS

     The operating loss for the year ended March 31, 1997 was $140 million (Airplanes Limited: $122 million; Airplanes Trust: $18 million) compared with an operating loss of $69 million for the year ended March 31, 1996 (Airplanes
Limited: $48 million; Airplanes Trust: $21 million).

     TAXES

     Tax provisions and deferred tax assets and liabilities have been calculated as if Airplanes Limited and Airplanes Trust were separate taxable entities from GPA. There was a tax benefit of $10 million in 1997, primarily as a result of overprovision of deferred tax in prior years, (Airplanes Limited: $10 million; Airplanes Trust: $0 million) compared with a tax benefit of $13 million in 1996 (Airplanes Limited: $5 million; Airplanes Trust: $8 million), as a result of continuing operating losses.

     NET LOSS

     The net loss for 1997 after taxation was $130 million (Airplanes Limited:
$112 million; Airplanes Trust: $18 million) compared with a net loss for the year ended 1996 of $56 million (Airplanes Limited: $43 million; Airplanes Trust:
$13 million).

RESULTS OF OPERATIONS -- YEAR ENDED MARCH 31, 1996 COMPARED WITH YEAR ENDED MARCH 31, 1995

     Certain of Airplanes Group's lessees continued to experience difficult trading conditions in 1995 and to a lesser extent in 1996 and these had an adverse effect on Airplanes Group's operations for the years ending March 31, 1995 and 1996. There were, however, some signs of improvement in the industry and certain other significant lessees recorded generally improved trading performances resulting in the reversal in 1996 of some provisions previously made in respect of bad and doubtful debts.

     REVENUES

     Revenues for the year ended March 31, 1996 remained relatively unchanged at $616 million (Airplanes Limited: $556 million; Airplanes Trust: $60 million) compared with $608 million (Airplanes Limited: $547 million; Airplanes Trust:
$61 million) for the year ended March 31, 1995, reflecting the relatively similar portfolio in the periods. At March 31, 1996, Airplanes Group had 218 Aircraft on lease (Airplanes Limited: 197 Aircraft; Airplanes Trust: 21 Aircraft) compared with 221 Aircraft on lease at March 31, 1995 (Airplanes
Limited: 199 Aircraft; Airplanes Trust: 22 Aircraft). Maintenance Reserve receipts, which Airplanes Group receives from certain of its lessees to provide against the future cost of maintaining leased Aircraft, are included in revenues.

     DEPRECIATION AND AMORTIZATION

     The charge for depreciation and amortization in the year ended March 31, 1996 amounted to $207 million (Airplanes Limited: $183 million; Airplanes Trust:
$24 million) compared with $208 million (Airplanes Limited: $183 million; Airplanes Trust: $25 million) for the year ended March 31, 1995. The marginally reduced depreciation in 1996 reflects certain additional valuation provisions made in 1995, partly offset by depreciation costs for the full twelve month period to March 31, 1996 in respect of Aircraft which were acquired by GPA in 1995 (and not therefore reflected in results for the entire year ended March 31, 1995).

     NET INTEREST EXPENSE

     The interest charge has been calculated until March 28, 1996 based on the assumption that all of the debt bears interest at assumed historic rates (based on GPA's assumed average cost of debt) of 7.83% and 8.25% in the years ended March 31, 1995 and 1996, respectively. In the period from March 28, 1996 to March 31, 1996, interest expense has been based on the terms of the Existing Notes issued.

     On the basis assumed, net interest expense amounted to $368 million in the year ended March 31, 1996 (Airplanes Limited: $335 million; Airplanes Trust: $33 million) compared with $348 million for the same period ending March 31, 1995 (Airplanes Limited: $317 million; Airplanes Trust $31 million). The increase in 1996 was primarily attributable to the increase in the assumed rates. The difference in Airplanes Group's net interest expense and cash paid in respect of interest is substantially accounted for by the assumption that Airplanes Group paid cash interest of only 1% on the portion of indebtedness to GPA which was originally assumed for the purposes of the Financial Statements to be refinanced by the Class E Notes (originally assumed to represent approximately 15% of total indebtedness to GPA in each period under review until March 28, 1996).

     BAD DEBT, DOWNTIME AND LOSS-MAKING LEASE PROVISIONS

     While certain of Airplanes Group's lessees continued to experience financial difficulties in the year ended March 31, 1996, resulting in the requirement for additional provisions in respect of bad and doubtful debts in respect of these lessees, the credit exposure with regard to certain other major carriers improved in the period reflecting a somewhat improved trading environment in certain regions. Overall, as a result of the improved payment performance of certain lessees and also reflecting the conclusion of restructuring arrangements with certain other lessees, there was a net credit in respect of bad and doubtful debts of $28 million (Airplanes Limited: $27 million; Airplanes Trust: $1 million) in the year ended March 31, 1996 primarily as a result of a reduction in the significant provisions required in respect of two Brazilian lessees and one Mexican lessee. This
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

is compared with a net charge in respect of bad and doubtful debts for the year ended March 31, 1995 of $33 million (Airplanes Limited: $34 million; Airplanes
Trust: a credit of $1 million).

     Prior to the year ended March 31, 1997, Airplanes Group provided for downtime costs based on an estimated re-lease date of the particular Aircraft off-lease. Downtime costs included depreciation, allocated interest (determined as set forth below in the context of provisions for "loss-making" leases) and any other directly attributable costs for the specific Aircraft for the estimated off-lease period. Downtime provisions released for the year to March 31, 1996, were $7 million (Airplanes Limited: $8 million; Airplanes Trust: a net charge of $1 million) as compared to the provision required of $9 million (Airplanes Limited: $9 million; Airplanes Trust: $0 million) for the year to March 31, 1995. This is a reflection of the recovery of the industry during the year to March 31, 1996.

     The recovery of the air transport industry during the year ended March 31, 1996 was also reflected in the provision required for loss-making leases which decreased by $8 million compared to the provision at March 31, 1995. The net provision released of $8 million (Airplanes Limited: $10 million released; Airplanes Trust: a net charge of $2 million) in the year ended March 31, 1996, was an increase compared to the $4 million released (Airplanes Limited: $5 million released; Airplanes Trust: a net charge of $1 million) in the year ended March 31, 1995.

     OTHER LEASE COSTS

     Other lease costs in the year ended March 31, 1996 amounted to $21 million (Airplanes Limited: $20 million; Airplanes Trust: $1 million) compared with $17 million in 1995 (Airplanes Limited: $16 million; Airplanes Trust: $1 million). This increase is substantially attributable to increased maintenance related costs arising from default by certain lessees during 1996.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     The most significant element of selling, general and administrative expenses is the aircraft management fees paid to GECAS. For purposes of the Financial Statements, substantially all of these amounts represent asset based fees calculated as an annual percentage of agreed values of Aircraft under management. The balance of Airplanes Group's selling, general and administrative expenses has been based on GPA's historic overhead (but excluded any of GPA's restructuring or litigation costs) and apportioned between GPA and Airplanes Group in the same proportion that lease rental revenues generated by the Aircraft in the period under review bears to lease rental revenues generated by GPA's aircraft that were not sold to Airplanes Group. On this basis, selling, general and administrative expenses of $35 million in 1996 (Airplanes Limited:
$32 million; Airplanes Trust: $3 million) include $22 million (Airplanes Group:
$20 million; Airplanes Trust: $2 million) relating to GECAS management fees. This is a similar charge to that incurred in the year ended March 31, 1995. Selling, general and administrative expenses for the year ended March 31, 1995 were $34 million (Airplanes Limited: $31 million; Airplanes Trust: $3 million).

     OPERATING LOSS

     The operating loss for the year ended March 31, 1996 was $69 million (Airplanes Limited: $48 million; Airplanes Trust: $21 million) compared with an operating loss of $125 million for the year ended March 31, 1995 (Airplanes
Limited: $112 million; Airplanes Trust: $13 million).

     TAXES

     Tax provisions and deferred tax assets and liabilities have been calculated as if Airplanes Limited and Airplanes Trust were separate taxable entities from GPA. There was a tax benefit of $13 million in 1996 (Airplanes Limited: $5 million; Airplanes Trust: $8 million) compared with a tax benefit of $16 million in 1995 (Airplanes Limited: $11 million; Airplanes Trust: $5 million), reflecting the lower operating losses in 1996.

     NET LOSS

     The net loss for 1996 after taxation was $56 million (Airplanes Limited:
$43 million; Airplanes Trust: $13 million) compared with a net loss for the year ended 1995 of $109 million (Airplanes Limited: $101 million; Airplanes Trust: $8 million). The reduction in the net loss for the year ended March 31, 1996 was significantly affected by the reduction in provisions for bad and doubtful debts made during the period reflecting the improved trading performance of certain lessees.

FINANCIAL RESOURCES AND LIQUIDITY

     OVERVIEW

     Prior to the 1996 Offering, Airplanes Group had not operated as a separate business and consequently, had not been financed as such. GPA managed its cash resources centrally and cash generated by the subsidiaries of Airplanes Limited and Airplanes Trust was assumed to be transferred to GPA for the purpose of servicing GPA's indebtedness.

     The net increase in cash for the nine months to December 31, 1997 was $105 million compared to $20 million for the nine months to December 31, 1996. The increase in the net cash generated in the nine months to December 31, 1997 is primarily attributable to the increase in the net cash provided by investing activities as a result of the seven Aircraft sales.

     LIQUIDITY

     Airplanes Group's Statements of Cash Flows prior to the period ended March 28, 1996 have been prepared on the assumption that Airplanes Group maintained constant cash balances of approximately $135 million. The cash balances at December 31, 1997 amounted to $330 million (Airplanes Limited: $324 million; Airplanes Trust $6 million) compared to cash balances at December 31, 1996 of $240 million (Airplanes Limited: $234 million; Airplanes Trust: $6 million).

     OPERATING ACTIVITIES

     Operating cash flows depend on many factors including the performance of lessees and Airplanes Group's ability to re-lease Aircraft, the average cost of the Notes, the efficacy of Airplanes Group's interest rate hedging policies, the ability of Airplanes Group's swap providers to perform under the terms of their swap and similar obligations and whether Airplanes Group will be able to refinance certain subclasses of Notes that have not been repaid with lease cash flows.

Nine Months Ended December 31, 1997 Compared with Nine Months Ended December 31, 1996

     Net cash provided by operating activities in the nine months ended December 31, 1997 amounted to $177 million (Airplanes Limited: $186 million; Airplanes
Trust: $(9) million) compared with $182 million in the nine months ended December 31, 1996 (Airplanes Limited: $169 million; Airplanes Trust: $13 million). This reflects cash paid in respect of interest of $190 million in the nine months to December 31, 1997 (Airplanes Limited: $173 million; Airplanes
Trust: $17 million) compared with $200 million in the nine months to December 31, 1996 (Airplanes Limited: $182 million; Airplanes Trust $18 million). The decrease in cash from operations generated in the nine month period to December 31, 1997 is primarily attributable to the increase in both maintenance claims and technical costs for the nine months ended December 31, 1997 as compared to the nine months ended December 31, 1996. In addition, in the period to December 31, 1996 there was a receipt from GPA of $13 million pursuant to the purchase price adjustment provisions of Airplanes Group's agreement to acquire certain subsidiaries of GPA Group resulting in an increase in the cash provided by operating activities during 1996. These factors were partially offset by the prepayment during December 1997 of one year's rentals in the amount of $15 million by one South American Lessee.

Year Ended March 31, 1997 Compared With Year Ended March 31, 1996

     Net cash provided by operating activities amounted to $224 million in the fiscal year ended March 31, 1997 (Airplanes Limited: $214 million; Airplanes
Trust: $10 million), compared with $216 million in the fiscal year ended March 31, 1996 (Airplanes Limited: $196 million; Airplanes Trust: $20 million). This reflects cash paid in respect of interest of $265 million in the fiscal year ended March 31, 1997 (Airplanes Limited: $237 million; Airplanes Trust: $28 million), compared with $323 million in the fiscal year ended March 31, 1996 (Airplanes Limited: $294 million; Airplanes Trust: $29 million). See above for a discussion of the basis upon which Airplanes Group's interest charge and cash paid in respect of interest has been calculated. In addition, depreciation and amortization amounted to $223 million in the fiscal year ended March 31, 1997 (Airplanes Limited: $191 million; Airplanes Trust: $32 million), compared with $207 million in the fiscal year ended March 31, 1996 (Airplanes Limited: $183 million; Airplanes Trust: $24 million). The decrease in net Aircraft maintenance cash flows (included in net cash provided by operating activities), which were $43 million in the year ended March 31, 1996 compared to $2 million in the year ended March 31, 1997, is primarily attributable to a refund of $18 million of maintenance receipts to a lessee which were replaced by letters of credit and the balance consists of maintenance claims.

     The cash provided by operating activities in the year ended March 31, 1997 also reflects an increase in accruals and other liabilities of $21 million which relates primarily to an increase in deposits, unearned revenue and other accruals due to the timing of payments during the year ended March 31, 1997 compared to the year ended March 31, 1996. The cash provided by operating activities in the year ended March 31, 1996 reflects a decrease in accruals and other liabilities of $19 million primarily relating to the change from assumed accruals and other liabilities in the year ended March 31, 1995 to an actual level of accruals and other liabilities following March 28, 1996.

     INVESTING AND FINANCING ACTIVITIES

     In the year ended March 31, 1996, no use of cash to repay indebtedness was assumed other than distributions and transfers back to GPA of cash in amounts required to restore Airplanes Group's cash balance to $220 million at March 31, 1996. These distributions and transfers back have been treated as increases in Airplanes Group's net liabilities and amounted to $176 million in 1996 (Airplanes Limited: $147 million; Airplanes Trust: $29 million).

     In the year ended March 31, 1997, Airplanes Group repaid $238 million (Airplanes Limited: $216 million; Airplanes Trust: $22 million) of Subclass A-5 Notes and Class B Notes.

     Cash flows from investing activities in the nine months to December 31, 1997 primarily reflect the proceeds from the sale of seven aircraft. These aircraft consist of three DC8-71F aircraft sold to Emery, two DC10-30F aircraft sold to Varig under the early exercise of purchase options and two DC-10 aircraft, one of which was sold to DAS Air Cargo and the other to Gemini Air Cargo. In addition, the insurance proceeds in respect of one DC-9 aircraft, formerly on lease to a Mexican Lessee, which suffered a constructive total loss during October 1997, were received in December 1997. Cash flows from financing activities in the nine months to December 31, 1997 primarily reflect the repayment of $175 million of principal on Subclass A-5 and Class B Notes by Airplanes Group (Airplanes Limited: $159 million; Airplanes Trust: $16 million) compared to $175 million of principal on Subclass A-5 and Class B Notes repaid by Airplanes Group (Airplanes Limited: $163 million; Airplanes Trust: $12 million) in the nine months to December 31, 1996.

     Cash flows from investing activities are expected to be significantly greater in the three months ended March 31, 1998 as a result primarily of Airplanes Group's recent agreement with Emery for the sale of six DC8 Aircraft to Emery for an aggregate price that meets the aggregate Note Target Price.

     INDEBTEDNESS

General

     Airplanes Group's indebtedness consisted of the Class A-E Notes in the amount of $4,112 million (Airplanes Limited: $3,742 million; Airplanes Trust:
$370 million) at February 17, 1998. As of the date
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

hereof, there has been no material change in the indebtedness of Airplanes Group since such date. Airplanes Group had $591 million in Class E Notes outstanding at February 17, 1998. In order to repay principal on the Subclass A-4, A-7 and A-8 Notes on their Expected Final Payment Dates, Airplanes Group will have to refinance such Notes in the capital markets. In order to avoid stepped up interest costs, $200 million of Subclass A-4 Notes, $750 million of Subclass A-7 Notes and $500 million of Subclass A-8 Notes will have to be refinanced through the sale of further pass through certificates in 2003, 2001 and 2003, respectively. There can be no assurance that the Trust will be able to sell further pass through certificates in the amounts and at the times required and any failure to do so may have the impact of increasing Airplanes Group's borrowing costs.

1998 Aircraft Value Appraisals

     Under the terms of the Notes, Airplanes Group is required annually to commission an appraisal of the Aircraft. The purpose of the appraisal is to redirect, when appropriate, excess cash flow to the Class A Notes and to maintain and reduce the loan to value ratios for each class of Notes. Reductions in appraised values cannot affect interest payments to be made on the Class A-D Notes, but can cause the suspension of scheduled principal payments on the Class C and D Notes (which are scheduled to commence in May 1998 and 1999, respectively) and interest payments on the Class E Notes.

     Updated appraisals of the Aircraft were obtained by Airplanes Group on January 23, 1998. On the basis of these three updated appraisals, the average appraised Base Value of the Aircraft in the Portfolio at January 23, 1998 was approximately $3,813 million compared with $4,034 million based on the February 25, 1997 appraisals. This decrease was approximately $83 million more than the expected decrease implied by the aircraft depreciation schedules that form part of the terms of the Notes. Based on a Portfolio of 221 Aircraft at January 23, 1998, which includes the three Aircraft that are scheduled to be delivered to Emery by March 20, 1998, the average appraised base value of the Portfolio at January 23, 1998 was approximately $3,859 million compared with $4,085 million based on the February 25, 1997 appraisals. This decrease was approximately $84 million more than the expected decrease implied by the aircraft depreciation schedules that form part of the terms of the Notes. Greater than assumed decreases in value occurred across the Portfolio with significant impacts resulting from decreases in values of Fokker 100s and, to a lesser extent, MD11s and MD83s. These greater than expected decreases were due primarily, in the case of the Fokker 100s, to Fokker exiting the industry, and in the case of the MD11s and MD83s, to the Boeing/McDonnell Douglas merger. Airplanes Group also suffered greater than expected decreases in value of its B767 300ER Aircraft due in part to the competition this aircraft type now faces from the relatively new A330-200 aircraft. Finally, greater than expected decreases also occurred with respect to the values of A320-200s and B737-300/400/500s due primarily to continued price discounting by Boeing and Airbus.

     Although the decrease in appraised base values was approximately $84 million greater than the depreciation assumed under the terms of the Notes, Airplanes Group's cashflow generation since March 28, 1996 (the date of issue of the Notes) has also exceeded original assumptions and a Class A Principal Adjustment Amount of only $7 million was required to be made on the February 17, 1998 Payment Date. See "Cashflow Performance Relative to March 1996 Assumptions" below. Accordingly, there will be no suspension of payments ranking more junior to the Class A Principal Adjustment Amount, such as Class C Scheduled Principal and Class E Minimum Interest, as a result of the 1998 Aircraft appraisals.

Cashflow Performance Relative to March 1996 Assumptions

     The March 28, 1996 prospectus relating to the Certificates and underlying Notes contained various assumptions (the "1996 ASSUMPTIONS") regarding Airplanes Group's future revenues and cash inflows. In the period from March 28, 1996 to the January 9, 1998 Calculation Date, Airplanes Group generated cashflows of $172 million in excess of the 1996 Assumptions.

     Lease revenues have exceeded the Assumptions by $36 million primarily as the downtime and default experience of Airplanes Group has been better than assumed in March 1996 and also because of the prepayment in December 1997 by one South American lessee of one year's rental in the amount of

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

$15 million. Lease revenues have been greater than assumed in March 1996 partially as a result of a higher interest rate environment than was reflected in the 1996 Assumptions. Net maintenance reserve cashflows have exceeded the 1996 Assumptions by approximately $28 million (the 1996 Assumptions assumed that net maintenance cashflows would be zero). The most significant factor contributing to the greater cashflow generation relative to the Assumptions, however, was sales proceeds of $94 million from the sale of seven Aircraft (three DC8-71Fs, two DC10-30Fs and two DC10-30s). The 1996 Assumptions reflected no sales of Aircraft. Airplanes Group's cashflows in the period have been positively affected by the receipt of cash from other sources which the 1996 Assumptions had assumed would be cash neutral such as purchase price adjustment payments from GPA ($13 million), default interest paid by Lessees ($5 million), net Lessee security deposits retained ($4 million) and Aircraft insurance proceeds from insurers ($3 million). A number of other items, including interest earnings on cash balances, resulted in gross revenues exceeding the 1996 Assumptions for the period to January 9, 1998 by approximately $9 million.

     The positive contributions to Airplanes Group's cashflows relative to the 1996 Assumptions were partially offset by other leasing costs being approximately $10 million greater than assumed in March 1996 primarily as a result of technical costs arising on conversion of one B747 Aircraft. In addition, as a result of considerable costs incurred in the repossession of Aircraft from a number of lessees, repossession costs were $3 million greater than those contained in the 1996 Assumptions. Finally, the 1996 Assumptions reflected a receipt of $4 million in respect of a finance lease but this cash was not received due to the restructuring of the lease.

     In the period of January 9, 1998, Airplanes Group's actual selling, general and administrative expenses and net interest rate swap payments were approximately the same as those reflected in the 1996 Assumptions. With respect to the Notes and Class E Notes, the increase in gross revenues compared with the 1996 Assumptions resulted in greater than assumed distributions of principal to the Subclass A-5 Certificate holders ($123 million greater than assumed) and to the Class B Certificate holders ($9 million greater than assumed). There were also higher interest payments to the floating rate Class A and Class B Certificate holders as a result of the higher interest rate environment that actually prevailed in the period to January 9, 1998 compared with the interest rate levels reflected in the 1996 Assumptions. The impact of generally higher than assumed interest rates was partially offset, however, by the lower principal balances outstanding due to the greater than assumed principal amortisation. In addition, payments of $3 million in respect of the minimum and supplemental hedge amounts in the period were not assumed in March 1996.

     These factors were partially offset by lower distributions of interest to the Class E Note holders in the amount of $2 million as a result of the cancellation of $13 million of Class E Note Principal due to the purchase price adjustment and the deferral of Class E Note interest on the Payment Dates in February to July 1997 as a result of a fall in the February 25, 1997 Aircraft appraisals.

     As at the January 9, 1998 Calculation Date, Airplanes Group retained $23 million more in the Collection and Expense Accounts than anticipated in the 1996 Assumptions. Included in this $23 million is an amount in respect of a portion of the total costs (including underwriting fees) expected to be incurred in connection with the issuance of the 1998 Refinancing Certificates.

     INTEREST RATE MANAGEMENT

     The leasing revenues of Airplanes Group are generated primarily from Lease rental payments which are either fixed or floating. In the case of floating rate Leases, an element of the rental varies in line with changes in LIBOR, generally six-month LIBOR. Some Leases carry fixed and floating rental payments for different rental periods. Slightly more than half of the Leases are fixed rate Leases and there has been an increasing tendency for fixed rate Leases to be written.

     In general, an interest rate exposure arises to the extent that Airplanes Group's fixed and floating interest obligations in respect of the Class A-D Notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps. The Class A and B Notes bear floating rates of interest and the Class C and D Notes bear fixed rates of interest. The mix of fixed and floating rental payments contains a higher percentage of fixed rate payments than the percentage of fixed rate interest payments on the Notes, including as a result of the fact that the reset periods on floating rental payments are generally longer than the monthly reset periods on the Floating Rate Notes. In order to correlate the contracted fixed and floating rental payments to the fixed and floating interest payments on the Notes, Airplanes Group enters into interest rate swaps (the "SWAPS"). Under the Swaps, Airplanes Group pays fixed amounts and receives floating amounts on a monthly basis. The Swaps amortize having regard to the expected paydown schedule of the Class A and B Notes, the expiry dates of the leases under which lessees are contracted to make fixed rate rental payments and the LIBOR reset dates under the floating rate leases. At least every three months, and in practice more frequently, GPA Financial, as Airplanes Group's Administrative Agent seeks to enter into additional swaps or sell at market value or unwind part or all of the Swaps and any future swaps in order to rebalance the fixed and floating mix of interest obligations and the fixed and floating mix of rental payments. At December 31, 1997, Airplanes Group had unamortized Swaps with an aggregate notional principal balance of $2,680 million. The aggregate notional principal balance of these Swaps will be reduced to $1,880 million by the fiscal year ended March 31, 1998. These Swaps will be further reduced to an aggregate notional principal balance of $785 million by the year ended March 31, 1999, to an aggregate notional principal balance of $385 million by the year ended March 31, 2000 and to an aggregate notional principal balance of $115 million by the year ended March 31, 2001. None of the Swaps have maturity dates extending beyond August 2001. The fair values of the Swaps at December 31, 1997 was a negative $2.8 million.

     Additional interest rate exposure will arise to the extent that Lessees owing fixed rate rental payments default and interest rates have declined between the contract date of the Lease and the date of default. This exposure is managed through the purchase of options on interest rate swaps ("SWAPTIONS"). Airplanes Group purchases Swaptions which, if exercised, will allow Airplanes Group to enter into interest rate swap transactions under which it will pay floating amounts and receive fixed amounts. These Swaptions can be exercised in the event of defaults by Lessees owing fixed rate rental payments in circumstances where interest rates have declined since the contract date of such Leases. Because not all Lessees making fixed rate rental payments are expected to default and not all Lessee defaults are expected to occur following a decline in interest rates, Airplanes Group purchases Swaptions in a notional amount less than the full extent of the exposure associated with the Lessees making fixed rate rental payments. This notional amount (the "TARGET HEDGE") will be varied from time to time to reflect, among other things, changes in the mix of payments bases under future leases and in the prevailing level of interest rates. On each Payment Date Airplanes Group purchases Swaptions with an aggregate notional amount equal to the quotient of (i) the difference, if positive, between the Target Hedge and aggregate notional amount of Swaptions owned by Airplanes Group immediately prior to such purchase divided by (ii) the number of Payment Dates remaining until the Payment Date in May 1998 or, after May 15, 1998, one. The payment of premium for any such Swaptions may be made at two points in the Priority of Payments. Fifty percent of any such payment for any month is a "MINIMUM HEDGE PAYMENT" and is paid in the order of priority of payments set forth under "Description of Securities -- The Notes and the Guarantees -- Priority of Payments". The other 50% of any such premium payable is expended as a "SUPPLEMENTAL HEDGE PAYMENT" and is paid in the order of priority of payments set forth under "Description of Securities -- The Notes and the Guarantees -- Priority of Payments". If there are not sufficient amounts available for distribution, with the result that a Supplemental Hedge Payment would not be made, then Airplanes Group will reduce the aggregate notional amount of the Swaptions bought in any given month to reflect the amount that can be bought for the premium payable as a Minimum Hedge Payment. From time to time the Administrative Agent may also sell at market value or unwind part or all of the initial and any future Swaptions, for example, to reflect any decreases in the Target Hedge.

     In the period from March 28, 1996 to December 31, 1997, Airplanes Group purchased Swaptions with an aggregate notional principal balance of $177 million and sold Swaptions with an aggregate notional principal balance of $25 million. The net aggregate notional principal balance of Swaptions at December 31, 1997 therefore amounted to $152 million. The fair value of the Swaptions at December 31, 1997 was $1.5 million and because the Swaptions do not qualify for hedge accounting under U.S. GAAP, this amount has been included in income for the nine months ended December 31, 1997.

     Through the use of Swaps, Swaptions and other interest rate hedging products, it is Airplanes Group's policy not to be adversely exposed to material movements in interest rates. There can be no assurance, however, that Airplanes Group's interest rate risk management strategies will be effective in this regard.

     The Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust are responsible for reviewing and approving the overall interest rate management policy and transaction authority limits. Specific hedging contracts are approved by officers of the Administrative Agent acting within the overall policies and limits. Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust. Airplanes Group's counterparties consist of the affiliates of major U.S. and European financial institutions whose credit ratings are consistent with maintaining the ratings of the Class A Certificates.

     YEAR 2000

     As discussed above under "Risk Factors -- Year 2000 Risk", Airplanes Group has recently begun a process of assessing the potential impact of the Year 2000 issue on its operations. Because such assessment is still at a relatively early stage, Airplanes Group is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate Year 2000 problems. Such expenditures could, however, have a material adverse impact on the ability of Airplanes Group to make payments on the Notes.

THE ACCOUNTS

     Substantially all of Airplanes Group's cash inflows and outflows occur through certain bank accounts prescribed by the Trust Indentures and the Security Trust Agreement, which the Cash Manager, acting on behalf of the Security Trustee, has established. The accounts are as follows: (i) the Collection Account, (ii) the Lessee Funded Account, (iii) the Expense Account and (iv) the Rental Accounts. Each of the Collection Account, the Expense Account, most of the Rental Accounts and the Lessee Funded Account have been established at a bank having (i) a long-term unsecured debt rating of not less than AA, or the equivalent, by certain rating agencies or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's, P-1 by Moody's and that is acceptable to other relevant rating agencies. Where required by the terms of the relevant leases, certain Rental Accounts may be established at banks having ratings of less than AA, or the equivalent, by certain rating agencies or a certificate of deposit rating of less than A-1+ by Standard & Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts are held in the names of the Security Trustee, who has sole dominion and control over the Accounts, including, among others, the sole power to direct withdrawals from or transfers among such accounts. Subject to certain conditions set forth in the Cash Management Agreement, the Security Trustee has delegated such authority over the Accounts to the Cash Manager; provided that the Security Trustee is not responsible for the acts or omissions of the Cash Manager.

     For as long as any Notes remain outstanding, funds on deposit in the Accounts will be invested and reinvested at Airplanes Group's written direction (which direction may be delegated, at Airplanes Group's discretion, to the Cash Manager pursuant to the terms of the Cash Management Agreement) in one or more investments permitted under the Trust Indentures, maturing, in the case of the Collection Account and Expense Account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled interest payment date on the Notes after such investments are made; provided that investment and reinvestment of funds in the Lessee Funded Account must be made in a manner and with maturities that conform to the requirements of the related leases. Investment earnings on funds deposited in any Account, net of losses and investment expenses, will, to the extent permitted by the terms of such related leases in the case of such funds in the Lessee Funded Account, be deposited in the Collection Account and treated as collections.

     RENTAL ACCOUNTS

     The Lessees make all payments under the Leases directly into the applicable Rental Accounts. Pursuant to the Cash Management Agreement, the Cash Manager transfers, or causes to be transferred, all funds deposited into the Rental Accounts into the Collection Account as collections within one business day of receipt thereof (other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons).

     THE COLLECTION ACCOUNT

     Collections include all amounts received by Airplanes Group, including (i) Rental Payments, (ii) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a Lessee's obligations under a Lease, (iii) the Liquidity Reserve Amount in the Collection Account,
(iv) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any Airplanes Group subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with a Lessee's restructuring), (v) net proceeds of any Aircraft sale or amounts received under certain agreements or purchase options under which a person acquires or is entitled to acquire legal title, or the economic benefits of ownership of an Aircraft, (vi) proceeds of any insurance payments in respect of any Aircraft or any indemnification proceeds, (vii) certain amounts transferred from the Lessee Funded Account to the Collection Account, (viii) net payments to Airplanes Group under any Swap Agreement, (ix) investment income, if any, on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related leases) and (x) any other amounts received by any member of Airplanes Group other than certain funds required to be segregated from Airplanes Group's other funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a refinancing issue of Notes and certain amounts required to be paid over to any third-party (collectively, the "COLLECTIONS").

     Collections on deposit in the Collection account are calculated by the Cash Manager on the fourth business day immediately preceding each interest payment date. The portion of the Airplanes Group Expenses that are due and payable or anticipated to become due and payable over the next interest accrual period on the Notes (the Required Expense Amount) and that have not been paid directly by the Cash Manager to Expense payees is transferred into the Expense Account on each interest payment date and the Cash Manager may, from time to time, transfer other amounts into the Expense Account in respect of unanticipated Expenses falling due and payable within such interest accrual period. To the extent funds are available therefor on any interest payment date, the Cash Manager also transfers amounts in respect of expenses and costs that are not regular, monthly recurring expenses but are anticipated to become due and payable in any future interest accrual period ("PERMITTED ACCRUALS"). Amounts received in respect of certain segregated Security Deposits and Maintenance Reserves are transferred directly into the Lessee Funded Account.

     LIQUIDITY RESERVE AMOUNT

     All Collections received by Airplanes Group are either transferred to another Account as described above and below, paid to the appropriate third party on behalf of Airplanes Group or held in the Collection Account as a part of the Liquidity Reserve Amount, a balance required to be held by Airplanes Group in the Collection Account pursuant to the Cash Management Agreement and each Trust Indenture. The Liquidity Reserve Amount is (i) the Maintenance Reserve Amount, currently equal to $80 million as of February 10, 1998, (ii) a "SECURITY DEPOSIT RESERVE AMOUNT", equal to approximately $54.4 million as of February 10, 1998, and (iii) a "MISCELLANEOUS RESERVE AMOUNT", equal to $40 million as of February 10, 1998.

     The Liquidity Reserve Amount at February 10, 1998 equaled approximately $174.4 million and may be increased or decreased from time to time by an action of the Board of Directors or Board of Controlling Trustees in light of significant changes in, among other things, the condition of the Aircraft, the terms and conditions of future leases, the financial condition of the lessees or prevailing industry conditions; provided that the Airplanes Group will obtain confirmation in advance in writing from the applicable rating agencies that any such proposed reduction in the Liquidity Reserve Amount (other than a reduction attributable solely to a decrease in the Security Deposit Reserve Amount as a result of Airplanes Group entering into future leases requiring lower security deposits than expired leases) will not result in a lowering or withdrawal by any such rating agencies of their respective ratings of any class of Certificates. If the balance of funds on deposit in the Collection Account should fall below the Liquidity Reserve Amount at any time (including as a result of

Airplanes Group's determination that the Liquidity Reserve Amount should be increased, as required by the applicable rating agencies or otherwise), Airplanes Group may continue to make all payments, including required payments on the Notes, which rank prior to, or equally with, payments of accrued and unpaid interest on the Class D Notes and any Permitted Accruals, provided that the balance of funds in the Collection Account does not fall below the sum of the Maintenance Reserve Amount and the Miscellaneous Reserve Amount at their then current levels. However, the balance of funds in the Collection Account may fall below the sum of the Maintenance Reserve Amount and the Miscellaneous Reserve Amount, at their then current levels, and Airplanes Group may continue to make payments of (i) all accrued and unpaid interest on, and, on the final maturity date of any class or subclass thereof, principal of such class or subclass of, the most senior class of Notes then outstanding to avoid a Note Event of Default; and (ii) payments under Airplanes Group's swap agreements.

     At such time as the aggregate outstanding principal balance of the Notes is less than or equal to the Liquidity Reserve Amount, the balance of funds, if any, in the Collection Account will be distributed in accordance with the priority of payments established for the Notes.

     THE LESSEE FUNDED ACCOUNTS

     Pursuant to the terms of the Leases, certain Lessee Security Deposits and supplemental rent payments to provide for Maintenance Reserves may be required to be segregated from other Airplanes Group funds. Amounts received from Lessees in respect of such Security Deposits and maintenance obligations are held in the Lessee Funded Account. Amounts on deposit in the Lessee Funded Account are accounted for, and, if required by any Lease, segregated, on a per Lease basis. Funds on deposit in the Lessee Funded Account are used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant Leases) or may be applied against maintenance-related payments otherwise required to be made by the Lessee during the term of the related Lease and will not be used to make payments in respect of the Notes or the Certificates at any time, including after a Note Event of Default. In certain circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the Lessee Funded Account to the Collection Account.

     THE EXPENSE ACCOUNT

     On each Payment Date on the Notes, the Cash Manager withdraws from the funds deposited in the Collection Account an amount equal to the Required Expense Amount, which amount is then used to pay the Expenses. To the extent that the Required Expense Amount has not been paid directly by the Cash Manager to Expense payees, the Required Expense Amount is deposited into the Expense Account. In addition, in the period between interest payment dates on the Notes, the Cash Manager may make further withdrawals of cash from the Collection Account in order to satisfy Expenses due and payable prior to the next interest payment date on the Notes that were not previously anticipated to become so due and payable on the previous interest payment date. If funds on deposit in the Collection Account are less than the Required Expense Amount on any Payment Date on the Notes, Airplanes Group will be unable to pay the Required Expense Amount in full on such date, which may lead to a default under one or more of Airplanes Group's various service agreements or other contracts under which the Expenses arise.

                           DESCRIPTION OF SECURITIES

     The following summary is qualified in its entirety by reference to the Trust Indentures, the Cash Management Agreement, the Reference Agency Agreement, the Administrative Agency Agreement, the Airplanes Trust Agreement, the Notes, the Secretarial Services Agreement, the Security Trust Agreement, the Servicing Agreement, the Stock Purchase Agreements, the Swap Agreements and the Trust Agreement and any supplements thereto (collectively, the "RELATED DOCUMENTS"), forms of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

GENERAL

     In connection with the Offering, the 1998 Refinancing Trusts will be formed under the laws of the State of New York to be referred to collectively with each other trust formed and existing with respect to each other Class or Subclass of Certificates (the "EXISTING TRUSTS") as the "Trust" and each of such trusts shall be referred to individually as a Trust. Each class or subclass of the 1998 Refinancing Certificates will be issued pursuant to a related supplement to the Trust Agreement (collectively, together with the Trust Agreements for the other classes or subclasses of Airplanes Group's Notes, the "TRUST AGREEMENT"), among Airplanes Limited and Airplanes Trust (each, an "ISSUER" or a "RELEVANT ISSUER") and the Trustee.

     The Trust will have no significant assets other than corresponding classes and subclasses of Airplanes Limited Notes and Airplanes Trust Notes (together, the "CORRESPONDING NOTES"), the corresponding Guarantees, and funds from time to time on deposit in the Certificate Accounts.

     The Trust Agreement provides that each Relevant Issuer will pay the fees and expenses of the Trustee in proportion to the initial aggregate principal amount of Notes issued by such Relevant Issuer and held by the Trustee, and further provides that the Trustee will be entitled to indemnification by such entity for, and will be held harmless against, any loss, liability or expenses incurred by the Trustee (other than through its own wilful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Trust Agreement).

     The Trustee may resign with respect to any Trust at any time upon at least 90 days' prior written notice, in which event Airplanes Group will be obligated to appoint a successor trustee for such Trust or Trusts. Certificateholders of each class or subclass may have divergent or conflicting interests from both the Certificateholders of other classes or subclasses and the Trust, as holder of the Notes. As a result, the occurrence of certain circumstances, including the occurrence of an Event of Default under one or more of the Trust Agreements, may give rise to a potential conflict of interest on the part of the Trustee in its capacity as trustee of Trusts in respect of more than one class or subclass of Certificates, upon which event the Trustee may be compelled to resign as trustee of any Trust in respect of more than one class or subclass of Certificates. In addition, the occurrence of certain circumstances including a Note Event of Default under one or both of the Trust Indentures may give rise to a potential conflict of interest on the part of the Trustee in its capacity as trustee of more than one class or subclass of Certificates. If the Trustee ceases to be eligible to continue as trustee with respect to any Trust under the Trust Agreement, becomes incapable of acting as Trustee or becomes insolvent, Airplanes Group may remove such Trustee, or any Certificateholder of the applicable class or subclass who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all other Certificateholders of the same class or subclass, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. In addition, Certificateholders evidencing not less than a majority in aggregate Outstanding Principal Balance of the Certificates of any class or subclass may at any time remove the Trustee with respect to the applicable Trust without cause by delivering written notice of such removal in writing to Airplanes Group, the Cash Manager, the Trustee and the Indenture Trustees. Any resignation or removal of the Trustee and appointment of a successor trustee for the applicable Trust will not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation, removal and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the "Trustee" should be read to include the 1998 Refinancing Trustee and the Trustee for the Existing Notes as well as any successor trustee appointed in the event of such a resignation or removal. All references in this Prospectus to the Trustee are, unless the context otherwise requires, references to the "applicable Trustee".

THE CERTIFICATES

     The Certificates of each class or subclass, as the case may be, represent undivided beneficial interests in each of two corresponding classes or subclasses of Notes and the corresponding Guarantees. The Certificates are not secured by the Aircraft or the Leases, do not represent an interest in, and, other than the Guarantees of Airplanes Limited and Airplanes Trust, are not guaranteed by, any Lessee, Airplanes Limited, Airplanes Trust, the Trustee, either Indenture Trustee, GPA, or any affiliate of any of the foregoing. In addition, the Certificates are not obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

     Each subclass of the Class A Certificates and each class of Class B, Class C and Class D Certificates are issued by a separate Trust. The terms and conditions governing each Trust are substantially similar, except that the subordination provisions, principal amounts, interest rates, timing of payments of principal, Expected Final Payment Dates and Final Maturity Dates applicable to the Notes held by each Trust differ.

     The four classes of Certificates have been issued in fully registered form only. The Class A Notes will, upon completion of the Offering, be subdivided into a total of five subclasses (Subclasses A-4, A-5, A-6, A-7 and A-8). Each Certificate of any class or subclass will represent a fractional undivided interest in the two corresponding classes or subclasses of Notes, the corresponding Guarantees and all monies received thereon and funds from time to time deposited in the Certificate Accounts. All payments and distributions with respect to each Certificate shall be made only to the extent of the assets of the applicable Trust. The Certificates are issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided that a single Certificate of each class or subclass may be issued in a denomination of less than $100,000.

     Each class or subclass of the 1998 Refinancing Certificates will bear interest at the floating rate per annum borne by the corresponding class or subclass of 1998 Refinancing Notes. Interest on the 1998 Refinancing Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an Interest Accrual Period. Payments of interest, principal and premium, if any, on any class or subclass of the 1998 Refinancing Notes are required to be passed through by the corresponding Trust to holders of the corresponding class or subclass of 1998 Refinancing Certificates at the times and in the manner described herein.

     The Existing Certificates currently trade in the over-the-counter institutional debt markets.

Ratings

     Each class or subclass of the Existing Certificates is rated as follows:

                                                                       RATING AGENCIES
                                                             -----------------------------------
                                                             DCR    MOODY'S    STANDARD & POOR'S
                                                             ---    -------    -----------------
Subclass A-4 Certificates................................     AA      Aa2              AA
Subclass A-5 Certificates................................     AA      Aa2              AA
Class C Certificates.....................................    BBB     Baa2             BBB
Class D Certificates.....................................     BB      Ba2              BB

     It is a condition to issuance of the 1998 Refinancing Certificates that each subclass of 1998 Refinancing Certificates be rated as follows:

                                                                       RATING AGENCIES
                                                             ------------------------------------
                                                             DCR    MOODY'S    STANDARD & POOR'S
                                                             ---    -------    ------------------
Subclass A-6 Certificates................................    AA       Aa2              AA
Subclass A-7 Certificates................................    AA       Aa2              AA
Subclass A-8 Certificates................................    AA       Aa2              AA
Class B Certificates.....................................     A        A2               A

     The Rating Agencies define the ratings for the 1998 Refinancing Notes as follows:

     - DCR AA RATING: High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

     - MOODY'S AA2 RATING: Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities. Moody's applies numerical modifiers 1, 2 and 3 in each rating classification: the modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

     - STANDARD & POOR'S AA RATING: An obligation rated 'AA' differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     - DCR A RATING: Protection factors are average but adequate. However, risk factors are more variable in periods of greater economic stress.

     - MOODY'S A2 RATING: Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future. Moody's applies numerical modifiers 1, 2 and 3 in each rating classification: the modifier 1 indicates that the security ranks in the higher end of its generic category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

     - STANDARD & POOR'S A RATING: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     The ratings of the Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Certificates. Payments of principal and interest on all classes or subclasses of the Notes will be payable only after any Expenses and certain other amounts have been paid in full or provided for and only to the extent that Available Collections are sufficient therefor in accordance with the priority of payments established for the Notes. In addition, Airplanes Group's ability to pay Step-Up Interest or principal in full on any class or subclass of the Notes on the Expected Final Payment Date for the corresponding class or subclass of Certificates (or on any other date prior to the Final Maturity Date) has not been rated by any of the Rating Agencies. The ratings assigned to the Certificates do not address the imposition of any withholding tax on any payments under the Leases, the Notes, the Guarantees, the Certificates or otherwise. See "Tax Considerations".

     A rating is not a recommendation to buy, sell or hold Certificates inasmuch as ratings do not comment as to market price or suitability for a particular investor and may be subject to revision or withdrawal at any time by the assigning Rating Agency. In the event that the rating initially assigned to any class or subclass of the Certificates is subsequently lowered, suspended or withdrawn for any reason, no person or entity is obliged to provide any additional support or credit enhancement with respect to the Certificates.

Payments and Distributions

     The Trustee with respect to each 1998 Refinancing Trust is scheduled to receive on each Payment Date, commencing April 15, 1998, payments of interest, principal and, in certain limited circumstances described herein, premium on, the corresponding class or subclass of 1998 Refinancing Notes held by such Trust. The amounts paid with respect to each class or subclass of Notes will be determined from time to time in accordance with the provisions described below under "-- The Notes and the Guarantees -- Priority of Payments".

     On each Payment Date, the applicable Trustee will distribute (or will instruct a paying agent appointed in Luxembourg to distribute) to the applicable Certificateholders all payments of interest, principal and premium, if any, on each of the pair of corresponding Notes of such class or subclass (other than payments received following a Note Event of Default in respect of any class or subclass of Notes), the receipt of which is confirmed by such Trustee or paying agent by 1:00 p.m. (New York time) on such Payment Date or, if such receipt is confirmed after 1:00 p.m. (New York time) on such Payment Date, then on the following Business Day. Each distribution on any Payment Date other than the Final Payment Date with respect to any Certificate will be made by the Trustee or paying agent to the Certificateholders as of the Record Date immediately preceding such Payment Date. If a payment of interest, principal or premium, if any, on any class or subclass of the Notes (other than a payment received following a payment default in respect of such class or subclass of Notes) is not received by the Trustee or paying agent on a Payment Date but is received within five Business Days thereafter, it will be distributed to such Certificateholders on the date receipt thereof is confirmed by such Trustee or paying agent, if such receipt is confirmed by such Trustee or paying agent before 1:00 p.m. (New York time) or, if such receipt is confirmed after 1:00 p.m. (New York time), then on the following Business Day. If such payment is received by such Trustee or paying agent after such five Business Day period, it will be treated as a payment received following a payment default in respect of such class or subclass of Notes and will be distributed as described below. The final distribution with respect to any Certificate, however, will be made only upon presentation and surrender of such Certificate by the Certificateholder or its agent (including any holder in street name) at the office or agency of the applicable Trustee or paying agent specified in the notice given by such Trustee or paying agent with respect to such final payment. So long as the Certificates are listed on the Luxembourg Stock Exchange, Airplanes Group shall appoint and maintain a paying agent in Luxembourg.

     The following table sets forth the Expected Final Payment Date and the Final Maturity Date corresponding to each class or subclass of 1998 Refinancing Certificates. The Expected Final Payment Date represents the date on which the final payment of principal of and interest on each class or subclass of 1998 Refinancing Certificates is expected to be made based on the Assumptions. The Final Maturity Date for each class or subclass of 1998 Refinancing Certificates represents the date on which all principal not previously paid, if any, on the corresponding class or subclass of 1998 Refinancing Notes is due and payable. The actual final payment date for each class or subclass of 1998 Refinancing Certificates is likely to occur earlier or later than the Expected Final Payment Date as a result of numerous factors, including that the Assumptions are unlikely to correspond to actual experience. For a description of certain Redemption events and other factors which could cause the 1998 Refinancing Notes to be paid prior to the Expected Final Payment Date applicable to each corresponding class or subclass of 1998 Refinancing Certificates, see "-- The Notes and the Guarantees -- Redemption". In addition, the 1998 Refinancing Certificates may be repaid later than the Expected Final Payment Date as a result of, among other things, increased levels of Aircraft downtime, reduced Rental Payments, early termination of Leases and, in the case of the Subclass A-7 Certificates and the Subclass A-8 Certificates, any inability of Airplanes Group to issue Refinancing Notes for the purpose of refinancing the Subclass A-7 Certificates and the Subclass A-8 Certificates. See "Risk Factors -- Risks Relating to Payments on the Certificates". Holders of each of the Subclass A-4, A-7 and A-8 Certificates will receive payments of Step-Up Interest in respect of any amounts Outstanding on and after the Expected Final

Payment Date for such subclass. Holders of the Subclass A-5 Certificates will be entitled to payments of Step-Up Interest for any period in which Step-Up Interest is accruing on any other subclass of Class A Notes.

                EXPECTED FINAL PAYMENT DATES OF THE CERTIFICATES

                                        WEIGHTED AVERAGE LIFE     EXPECTED FINAL     FINAL MATURITY
  CLASS OR SUBCLASS OF CERTIFICATES           IN YEARS             PAYMENT DATE           DATE
  ---------------------------------     ---------------------    ----------------    --------------
Subclass A-6..........................           3.1             January 15, 2004    March 15, 2019
Subclass A-7..........................           3.0               March 15, 2001    March 15, 2019
Subclass A-8..........................           5.0               March 15, 2003    March 15, 2019
Class B...............................           6.1               March 15, 2009    March 15, 2019

     Each supplement to the Trust Agreement requires that each Trustee establish and maintain for the benefit of the Certificateholders of such class or subclass of Certificates, a separate non-interest bearing account (each a "CERTIFICATE ACCOUNT") for the deposit of payments on the Notes or the Guarantees held in such Trust. Pursuant to the terms of each Trust Agreement, each Trustee is required to deposit any payments received by it in respect of the applicable class or subclass of Notes in the corresponding Certificate Account. All amounts so deposited will be distributed by such Trustee to Certificateholders of the applicable class or subclass on each Payment Date unless a different date for distribution of such amount is specified in the corresponding Trust Agreement.

     At such time, if any, as the Certificates of any class or subclass are issued in the form of Definitive Certificates, distributions by the applicable Trustee from the applicable Certificate Account on a Payment Date will be made by check mailed to each Certificateholder of a Definitive Certificate on the applicable Record Date at its address appearing on the register maintained with respect to such class or subclass. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Certificateholder of one or more Definitive Certificates of such class or subclass having an aggregate principal amount of not less than $1,000,000, any such distribution will be made by wire transfer to an account designated by such Certificateholder at a financial institution in New York, New York; provided that the final distribution for each class or subclass of Certificates will be made only upon presentation and surrender of the Definitive Certificates of such class or subclass by the Certificateholder or its agent (including any holder in street name) at the office or agency of the Trustee specified in the notice of such final distribution given by such Trustee. Such Trustee will mail such notice of the final distribution of such class or subclass to each of the Certificateholders of such class or subclass, specifying the date and amount of such final distribution.

     If any Payment Date or other date specified herein for distribution of any payments to Certificateholders is not a Business Day, distributions scheduled to be made on such Payment Date or other date may be made on the next succeeding Business Day.

Events of Default

     An event of default with respect to any class of Certificates (an "EVENT OF DEFAULT") is defined as the occurrence and continuance of a Note Event of Default under either Trust Indenture. Holders of a class of Notes (other than the Class A Notes) will not be permitted to deliver a default notice ("DEFAULT NOTICE") with respect to any Note Event of Default or to exercise any remedy in respect of such Note Event of Default until all amounts with respect to Notes of each class ranking senior to such class of Notes have been paid in full. Similar restrictions will apply to Certificateholders.

     The Trust Agreement provides that if an Event of Default shall have occurred and be continuing with respect to any class of Certificates, the Trustee, subject to the limitations described above, (i) may vote all of the corresponding class of Notes to declare due and payable the outstanding principal balance (the "OUTSTANDING PRINCIPAL BALANCE") of, and any accrued but unpaid interest on, such corresponding class of Notes, and (ii) upon the direction of Certificateholders representing not less than 25% of the Outstanding Principal Balance of such class of Certificates, shall vote a corresponding amount of such corresponding class of Notes to direct the Indenture Trustees with respect to such class of Notes to declare the Outstanding

Principal Balance of, and any accrued but unpaid interest on, such corresponding class of Notes to be due and payable; provided that the Trustee and any such Certificateholders will not be permitted to direct the Indenture Trustees until all amounts due and payable with respect to the Notes of each class ranking senior to such corresponding class of Notes have been paid in full.

     As an additional remedy, if any Event of Default shall have occurred and be continuing, the applicable Trust Agreement provides that the Trustee may, and upon the direction of the Certificateholders representing not less than 25% of the Outstanding Principal Balance of such class of Certificates shall, sell all or part of each of the two corresponding classes of Notes and Guarantees held in such Trust for cash to any person. Any proceeds received by such Trustee upon any such sale will be deposited in the Certificate Account for such class (allocated, in the case of the Class A Notes, among subclasses on a equal basis and pro rata in relation to the Outstanding Principal Balances, if any, on each subclass) and will be distributed to the applicable Certificateholders on the next Payment Date. The market for any class of Notes and the related Guarantees in default would necessarily be very limited; therefore, there can be no assurance that such Notes and Guarantees could be sold for an amount sufficient to pay the Outstanding Principal Balance, interest and premium, if any, on the Notes. If the Trustee sells any class of Notes and Guarantees for less than the Notes' respective aggregate Outstanding Principal Balances, the Certificateholders of the corresponding class will receive a smaller amount of principal distributions than anticipated and will have no claim for the shortfall against the Relevant Issuer or the applicable Trustee.

     Any funds representing payments with respect to the corresponding class of Notes in default received by the Trustee (including any payment under the applicable Guarantee) and any proceeds from the sale by the Trustee of such corresponding class of Notes shall, to the extent practicable, be invested and reinvested by such Trustee, at the direction of the Senior Trustee pursuant to the terms of the Cash Management Agreement, in Permitted Account Investments, pending distribution of such funds to Certificateholders.

     The Trust Agreement provides that, within 30 days of the occurrence of an Event of Default in respect of any class of Certificates, the Trustee will give to the Certificateholders of such class notice, transmitted by mail, of all uncured or unwaived defaults under the Trust Agreement known to it on such date. For the purposes of the Trust Agreement and each Trust Indenture, the term "default" shall mean the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an Event of Default or a Note Event of Default, as the case may be.

     The Trust Agreement contains a provision entitling the Trustee, subject to the duty of such Trustee during a default to act with the required standard of care, to be indemnified by the holders of the applicable class or subclass of Certificates before proceeding to exercise any right or power under the Trust Agreement at the request or direction of such Certificateholders.

     In certain cases, Certificateholders representing not less than a majority of the Outstanding Principal Balance of such class or subclass of Certificates may, on behalf of all of the Certificateholders of such class or subclass, waive any past default or Event of Default under the applicable Trust Agreement with respect to such class or subclass of Certificates and thereby annul any previous direction given by the applicable Trustee with respect thereto, except (i) a default in the deposit or distribution of any payment required to be made on the Certificates of such class or subclass, (ii) a payment default on any of the corresponding class or subclass of Notes and (iii) a default in respect of any covenant or provision of the applicable Trust Agreement that cannot by the terms thereof be modified or amended without the consent of each Certificateholder affected thereby. Each Trust Indenture provides that, with exceptions corresponding to those in the Trust Agreement, holders representing not less than a majority of the Outstanding Principal Balance of the senior class of Notes issued thereunder or the Senior Trustee may waive, on behalf of all holders of such class of Notes, any default or Note Event of Default thereunder. In the event of a waiver under the Trust Agreement as described in the first sentence of this paragraph, a corresponding majority of the Outstanding Principal Balance of Notes held by the related Trust will be counted as having voted for a waiver of such past default or a Note Event of Default.

Voting of the Notes

     The Trustee, as sole initial holder of the applicable class or subclass of Notes in each Trust, has the right to vote and give consents and waivers in respect of such class or subclass and to certain provisions of the Related Documents. The Trust Agreement sets forth the circumstances in which the Trustee shall direct any action or cast any vote as the holder of the related class or subclass of Notes held in the applicable Trust on instructions from the Certificateholders of such class or subclass. In circumstances in which the Trustee is required to seek instructions from Certificateholders of the related Trust with respect to any action or vote, the Trustee shall take such action or vote for or against such proposal in proportion to the principal amount of Certificates of such class or subclass, as applicable, held by Certificateholders taking the corresponding position.

Termination of the Trust

     The respective obligations of Airplanes Limited, Airplanes Trust and the applicable Trustee with respect to each class or subclass of Certificates will terminate upon (i) the distribution to Certificateholders of such class or subclass of the property of the related Trust created by the applicable Trust Agreement and the disposition of all property held in such Trust and (ii) final payments having been made in respect of the Notes. The applicable Trustee will mail to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination.

Modification of Agreements

     In the event that any Trustee, as holder of the Notes of any class or subclass held in the related Trust, receives a request for its consent to an amendment, modification or waiver under the related Trust Indenture, such Notes or any Related Document relating to such Notes, such Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such class or subclass as to whether or not to consent to such amendment, modification or waiver. The applicable Trustee shall vote or consent with respect to such Notes in such Trust in the same proportion as the Certificates of such class or subclass were actually voted by the holders thereof by a certain date.

Governing Law

     The 1998 Refinancing Certificates are to be governed by and construed in accordance with the laws of the State of New York. Each of Airplanes Limited, Airplanes Trust and each applicable Trustee has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of, or in connection with, the Certificates and the applicable Trust Agreement, and each has designated a person in The City of New York to accept service of any process on its behalf.

Notices to Certificateholders

     Save as provided below, any notice to the Certificateholders shall be validly given (i) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe, (ii) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Certificateholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and
(iii) until such time as any Definitive Certificates are issued and, so long as the Certificates are registered with Euroclear and/or Cedel

Bank, delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank for communication by them to Certificateholders.

     The Trustee shall be at liberty to sanction some other method of giving notice to the Certificateholders if, in its opinion, such other method is reasonable, having regard to the number and identity of the Certificateholders and/or to market practice then prevailing, is in the best interests of the Certificateholders and will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the Certificates are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Certificateholders in such manner as the Trustee shall require.

     Notwithstanding the requirements for notices to Certificateholders described above, any notice specifying the rate, amount or Payment Date in respect of any Floating Rate Certificates or in respect of any repayment of principal on any Notes or Certificates shall, for so long as the Certificates are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange. The requirement to provide notice of such information to Certificateholders shall be satisfied until such time as any Definitive Certificates are issued and so long as the Notes and Certificates are held by Cedel Bank and Euroclear by delivery of the relevant notice to Cedel Bank and Euroclear for communication by them to the Noteholders and Certificateholders without the need for publication in the Luxemburger Wort provided that notices specifying an increase in the interest rate of any Certificates due to Step-Up Interest or a redemption of the principal amount of any Certificates shall be published in the Luxemburger Wort. Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met. In addition, the Trustee shall be required to provide such information to the Listing Agent in Luxembourg which shall make such information available to Certificateholders.

Assumptions

     The Assumptions and tables set forth below represent possible revenue scenarios designed to illustrate certain payment characteristics of the 1998 Refinancing Certificates and are not intended to be projections, estimates, forecasts or forward-looking statements. The tables have been developed by fixing certain of the Assumptions and by varying other Assumptions and certain other factors which affect Airplanes Group's revenues and costs and expenses. The Assumptions do not represent a complete list of factors which may affect the revenues and costs and expenses of Airplanes Group, but rather indicate those factors which are likely to significantly affect the performance of Airplanes Group in future years. In addition, the range of possible outcomes with respect to each Assumption and the combinations of Assumptions set forth above do not indicate a comprehensive set of possible results for Airplanes Group. In particular, more severe stresses may lead to payments of principal on the Notes being delayed or decreased, or in certain cases, an Event of Default.

     Accordingly, investors should understand that the following tables are intended merely to illustrate certain, but not all, payment sensitivities of the 1998 Refinancing Certificates to certain, but not all, market and economic stresses. Airplanes Group does not intend to update or revise the information presented to reflect changes occurring after February 10, 1998. As of the date of this Prospectus, however, Airplanes Group is not aware of events or circumstances since February 10, 1998 that would cause the Assumptions to be unreliable. It is highly likely that actual experience will vary from the Assumptions and the possible revenue scenarios represented by the tables. The principal factors that could cause Airplanes Group's actual revenues to differ materially from such scenarios are the Stresses and certain "Risk Factors" as set out herein.

     The Expected Final Payment Date, Expected Maturity, Weighted Average Life and yield of the 1998 Refinancing Certificates have been based on the Assumptions.

REVENUE ASSUMPTIONS

     (i) One month LIBOR remains constant at 5.75% per annum and the U.S. Treasury rate used for premium calculations is 5.50%.

     (ii) Six month LIBOR (the most common reference rate for the floating rate Leases) remains constant at 5.75% per annum.

     (iii) Funds on deposit in the Collection Account and Expense Account earn interest at a rate of one month LIBOR. The Liquidity Reserve Amount remains constant.

     (iv) Aircraft coming off-lease in the future are assumed to be re-leased at a monthly rate that is a function of the current contracted monthly lease rate as of February 10, 1998 for, and age of, such Aircraft. Lease rates are assumed to remain constant at the monthly lease rate for the first 60% of an Aircraft's expected useful life, thereafter declining on a straight-line basis to 40% of such lease rate over the remainder of its expected useful life (the "FUTURE LEASE RATE"). Aircraft which are not currently on-lease are assumed to be leased at a rate based upon lease rates currently being received for Aircraft of a similar age and type. The table below sets forth the expected useful life assumed for each aircraft type in the Portfolio.

                                                                                   EXPECTED
                                                               AIRCRAFT TYPE      USEFUL LIFE
                                                              ----------------    -----------
                                                                                   (YEARS)
          Jet Aircraft....................................    A300                       25
                                                              A320-200                   25
                                                              B727-200A                22.5
                                                              B737-200A/C             20-25
                                                              B737-300/400/500           25
                                                              B747-200BC(1)              25
                                                              B757-200                   25
                                                              B767-200ER/300ER           25
                                                              DC8-71F/73CF               20(2)
                                                              DC9-14/15             22.5-25
                                                              DC9-32/51             22.5-25
                                                              F100                       25
                                                              MD11                       25
                                                              MD82/3/7                   25
          Turboprops......................................    ATR42-300                22.5
                                                              DHC8-100/300             22.5
                                                              METRO-III                22.5

---------------

         (1) Airplanes Group's one B747-200BC Aircraft is currently undergoing conversion to freighter configuration.

         (2) Years from the date of conversion to freighter service.

     (v) Aircraft are assumed to have no scrap value at the end of their expected useful life.

     (vi) All contracted and assumed future payments in respect of the Leases are timely received by Airplanes Group on the due date therefor. All payments under restructured Leases, where the Lessee is complying with the terms of such Lease, are made in accordance with their contractual terms. Where a Lessee under a restructured Lease is not complying with the terms of such Lease it is assumed that no further cash flows are received.

     (vii) All net swap cash flows occur in accordance with the contractual terms of the swap agreements. No Swaptions are exercised. Minimum Hedge Payments, Supplemental Hedge Payments, Subordinated Swap Payments and Modification Payments are all assumed to be zero.

     (viii) Future Lease terms are assumed to be five years.

     (ix) No new Purchase Options with respect to the Aircraft are granted to Lessees by Airplanes Group and the only existing Purchase Options exercised are those associated with finance leases or their equivalent.

     (x) No new Lease termination or extension options are granted to Lessees by Airplanes Group and no existing termination or extension options are exercised.

     (xi) With the exception of (a) any Aircraft sales assumed pursuant to a Purchase Option as detailed in paragraph (ix) above and (b) the sale of three Aircraft to Emery (an agreement for the sale of these three Aircraft was signed on December 30, 1997), Airplanes Group sells no Aircraft.

     The above Assumptions (i) to (xi) are used to determine the assumed gross monthly revenue to Airplanes Group before interest payments, principal payments, Swap Payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to Aircraft downtime, Lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business ("GROSS REVENUE"). See Appendix 3 for further data regarding Gross Revenue.

INTEREST, EXPENSE AND OPERATING COST ASSUMPTIONS:

     (xii) The Notes consist of the Classes and Subclasses with aggregate principal amounts and coupons as set forth in the following table and payments are made in accordance with the order of priorities set forth under "Description of Securities -- The Notes and the Guarantees -- Priority of Payments".

          CLASS OR SUBCLASS                               AMOUNT           ASSUMED COUPON
          -----------------                            ------------    ----------------------
                                                       ($ MILLIONS)
          A-4........................................      200.000     1 Month LIBOR+  0.620%
          A-5........................................       94.000     1 Month LIBOR+  0.350%
          A-6........................................      850.000     1 Month LIBOR+  0.340%
          A-7........................................      550.000     1 Month LIBOR+  0.260%
          A-8........................................      700.000     1 Month LIBOR+  0.375%
          B..........................................      337.000     1 Month LIBOR+  0.750%
          C..........................................      375.000             8.150%
          D..........................................      400.000            10.875%
          E..........................................      591.222               *
                                                        ----------
                                                        $4,097.222
                                                        ==========

---------------

         * Stated Interest Rate of 20% (adjustable for inflation); The "CLASS E NOTE MINIMUM INTEREST AMOUNT" is 1%; The "CLASS E NOTE SUPPLEMENTAL INTEREST AMOUNT" is 10%. The Class E Note Minimum Interest Amount and the Class E Note Supplemental Interest Amount are payable on the initial Outstanding Principal Balance of the Class E Notes.

     (xiii) Refinancing Notes are assumed to be issued and sold on the respective Expected Final Payment Dates of the Subclass A-4, A-7 and A-8 Notes (and on each subsequent expected final payment date of any Refinancing Notes) on the same terms with respect to priority, coupon and redemption as the Notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum and Supplemental Principal Payment Amounts.

     (xiv) Airplanes Group realizes no actual liabilities in respect of contingent liabilities of the Transferred Companies.

     (xv) Selling, general and administrative expenses in the amount of $35 million per annum are deducted from Gross Revenue and include fees to the Servicer, Administrative Agent and Cash Manager and other general and administrative expenses of Airplanes Group.

     (xvi) Gross Revenues are reduced each year by 2% to account for certain operating costs incurred in the ordinary course of the operating lease business including insurance expenses, Aircraft related costs and leasing transaction expenses.

     ASSUMED CASE STRESS SCENARIO:

     (xvii) Gross Revenues are assumed to be reduced by 6% per annum in respect of lost rental payments and expenditures required due to Aircraft downtime (known in the industry as "aircraft on ground") ("AOG"), Lessee defaults, aircraft repossession costs and bad debts ("STRESSES"). The following set of Stresses are presented for illustrative purposes and only represent an example of a combination of Stresses which result in approximately a 6% reduction in Gross Revenues. Other Stress combinations could result in Gross Revenue reductions which exceed 6%.

    A:     Weighted Average Portfolio Turnover:              20% per annum (Assumption (viii))
    B:     Average Re-marketing Time:                        6 weeks (.115 years)
    C:     Weighted Average Default Rate:                    4% per annum
    D:     Average Repossession Time:                        18 weeks (.346 years)
    E:     Average Repossession Cost:                        $500,000 per Aircraft
    F:     Weighted Average Bad Debt Expense:                1% per annum

           AOG = (A X B) + (C X (B + D))
           Annual Repossession Expense ("ARE") = (C X (E/Average
           Gross Revenue per Aircraft)) (See Appendix 3)

           AOG = (20% X .115 yrs) + (4% X (.115 yrs + .346 yrs))              4.2%
           ARE = (4% X 21%)                                                   0.8
           Bad Debt Expense                                                  +1.0
                                                                             ----
           Stress Related Gross Revenue Reduction                             6.0%
           Operating costs (see Assumption (xvi))                            +2.0
                                                                             ----
           Gross Revenue Reduction in the Assumed Case                        8.0%
                                                                             ====

     Increasing the above Stresses would result in a greater reduction in annual Gross Revenues. The following table shows the effect upon Gross Revenues of doubling the severity of each Stress (other than Average Repossession Cost) outlined in the above example (in each case holding other Stresses unchanged).

                                                             GROSS REVENUE
STRESS                                        SEVERITY         REDUCTION
------                                      -------------    -------------
Portfolio Turnover                          40% per annum        10.3%
Re-marketing Time                           12 weeks             10.8%
Default Rate                                8% per annum         10.7%
Repossession Time                           36 weeks              9.4%
Bad Debt Expense                            2% per annum          9.0%

     It is highly likely that actual experience will differ from the Assumptions and the Stresses and, therefore, principal payments on certain Notes will likely occur earlier or later, and may occur significantly earlier or later, than assumed.

     PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE

     The table below shows, for each Payment Date presented, the percentage of the initial Outstanding Principal Balance of each subclass of Class A Certificates and the aggregate Class A Certificates, including Refinancing Certificates, and the Class B Certificates expected to be Outstanding on such Payment Date based on the Assumptions. It is highly unlikely that the Assumptions will correspond to actual experience. Therefore, principal payments on the Notes and the corresponding Certificates may occur earlier or later than as set forth in the table. The failure of Airplanes Group to pay principal of any class or subclass of the Notes prior to the Final Maturity Date of such class or subclass because funds are not available therefor in accordance with the priorities described under "The Notes and the Guarantees -- Priority of Payments" will not of itself constitute an Event of Default or a Note Event of Default.

            PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE OF THE
                     CERTIFICATES BASED ON THE ASSUMED CASE

                                                                              AGGREGATE
                                                                               CLASS A
                                                                             CERTIFICATES
                                                                              INCLUDING
PAYMENT DATE                                                                 REFINANCING
OCCURRING IN MARCH                            A-4    A-5   A-6   A-7   A-8   CERTIFICATES    B
------------------                            ----   ---   ---   ---   ---   ------------   ---
1998 (Closing Date)........................    100%   16%  100%  100%  100%      100%       100%
1999.......................................    100%    0%   88%  100%  100%       92%        95%
2000.......................................    100%    0%   70%  100%  100%       86%        85%
2001.......................................    100%    0%   51%    0%  100%       79%        80%
2002.......................................    100%    0%   32%    0%  100%       72%        73%
2003.......................................      0%    0%   14%    0%    0%       65%        63%
2004.......................................      0%    0%    0%    0%    0%       59%        54%
2005.......................................      0%    0%    0%    0%    0%       53%        43%
2006.......................................      0%    0%    0%    0%    0%       48%        33%
2007.......................................      0%    0%    0%    0%    0%       42%        22%
2008.......................................      0%    0%    0%    0%    0%       36%        11%
2009.......................................      0%    0%    0%    0%    0%       30%         0%
2010.......................................      0%    0%    0%    0%    0%       24%         0%
2011.......................................      0%    0%    0%    0%    0%       18%         0%
2012.......................................      0%    0%    0%    0%    0%       10%         0%
2013.......................................      0%    0%    0%    0%    0%        0%         0%
2014.......................................      0%    0%    0%    0%    0%        0%         0%
Weighted Average Life (years)(1)...........    5.0   0.1   3.1   3.0   5.0       7.7        6.1

---------------

(1) The Weighted Average Life ("WEIGHTED AVERAGE LIFE") of a Certificate equals
    (i) the sum of the products on each Payment Date of (A) the Principal Distribution Amount on such Payment Date and (B) the number of years from the date of issuance of such Certificate to such Payment Date (ii) divided by the initial Outstanding Principal Balance of such Certificate.

      DECLINING BALANCES OF THE CERTIFICATES AND EXPECTED PORTFOLIO VALUE
                           BASED ON THE ASSUMED CASE

     The graph under this heading will show the declining balances of the Certificates and the Expected Portfolio Value based on the Assumptions from March of 1998 through March of 2018.

     In each of the following tables, "EXPECTED MATURITY" means the period (expressed in years) from the Closing Date.

     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-4 CERTIFICATES, SUBCLASS A-7 CERTIFICATES AND SUBCLASS A-8 CERTIFICATES

     The table below is based on the Assumptions, except that no further Refinancing Notes are assumed to be issued and sold and the Subclass A-4, A-7 and A-8 Certificates are assumed to amortize according to the Priority of Payments. If such Refinancings do not occur, the Expected Maturities ("EXP") and Weighted Average Lives ("AVG") of each subclass of the 1998 Refinancing Certificates would be as set forth below.

       EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE CERTIFICATES
                         ASSUMING NO REFINANCINGS OCCUR

                                                        EXPECTED MATURITY/
                                                       WEIGHTED AVERAGE LIFE
                                                    ---------------------------
                                                      ASSUMED          NO
                                                       CASE       REFINANCINGS
                                                    -----------   -------------
                                                    EXP    AVG     EXP     AVG
                                                    ----   ----   -----   -----
                                                      (YEARS)        (YEARS)
Subclass A-6 Certificates.........................   5.8    3.1    7.4     3.4
Subclass A-7 Certificates.........................   3.0    3.0   11.2     9.4
Subclass A-8 Certificates.........................   5.0    5.0   14.9    13.5
Class B Certificates..............................  11.0    6.1   13.7     6.6

     MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE CERTIFICATES

     The table below indicates the minimum percentage of Gross Revenue that will be necessary to repay all interest and principal on the Class A Certificates and the Class B Certificates by their respective Final Maturity Dates. If the actual revenue received by Airplanes Group were to fall below the percentages of Gross Revenue indicated below and all of the other Assumptions were to occur as assumed, Airplanes Group would be unable to meet its required payment obligations for the classes of Notes and corresponding classes of Certificates, which would constitute an Event of Default with respect to the Certificates.

               PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE
       CERTIFICATES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR
                                     STATED

                                                        CLOSING DATE    YEAR 3    YEAR 6    YEAR 10
                                                        ------------    ------    ------    -------
Aggregate Class A Certificates(1)...................       59.4%        57.8%     53.6%     46.9%
Class B Certificates................................       66.6%        64.6%     59.7%     50.1%

---------------

(1) Including all Refinancing Certificates

     EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE

     The tables below have been prepared based on the Assumptions, except that the revenue received by Airplanes Group varies from Gross Revenues by the indicated percentages, beginning in years 3 and 6. If the actual revenues received by Airplanes Group were to vary as indicated below and all of the other Assumptions were to occur as assumed, then the Expected Maturities and Weighted Average Lives of the 1998 Refinancing Certificates would be as set forth below.

  EXPECTED MATURITY AND WEIGHTED AVERAGE LIFE OF 1998 REFINANCING CERTIFICATES
       ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 3

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
                                         (YEARS)       (YEARS)       (YEARS)       (YEARS)       (YEARS)
Subclass A-6 Certificates............   4.4    2.6    5.0    2.8    5.8    3.1    6.6    3.5    6.6    3.6
Subclass A-7 Certificates............   3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0
Subclass A-8 Certificates............   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class B Certificates.................  11.0    6.1   11.0    6.1   11.0    6.1   19.0    8.2   20.1    8.4

---------------

* Assumed case

  EXPECTED MATURITY AND WEIGHTED AVERAGE LIFE OF 1998 REFINANCING CERTIFICATES
       ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 6

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
                                         (YEARS)       (YEARS)       (YEARS)       (YEARS)       (YEARS)
Subclass A-6 Certificates............   5.6    3.1    5.7    3.1    5.8    3.1    6.1    3.1    6.3    3.1
Subclass A-7 Certificates............   3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0
Subclass A-8 Certificates............   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class B Certificates.................  11.0    6.1   11.0    6.1   11.0    6.1   16.6    7.8   20.1    8.0

---------------

* Assumed case

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

     To the extent that the Adjusted Portfolio Value is less than the Expected Portfolio Value, the Principal Adjustment Amount may be paid from time to time to holders of Class A Certificates. Such payments may shorten the Weighted Average Lives of the Class A Certificates and lengthen the Weighted Average Lives of the Class B, Class C and Class D Certificates. The following tables show the Expected Maturity and Weighted Average Life of the 1998 Refinancing Notes if the Adjusted Portfolio Value were to permanently decline to a given percentage of the Expected Portfolio Value, beginning in years 1 and 5, respectively.

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                      EXPECTED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
                                                    (YEARS)       (YEARS)       (YEARS)       (YEARS)
Subclass A-6 Certificates.......................   5.8    3.1    5.7    3.0    4.7    2.6    4.7    2.6
Subclass A-7 Certificates.......................   3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0
Subclass A-8 Certificates.......................   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class B Certificates............................  11.0    6.1   12.9    6.9   13.2    7.8   13.6    8.1

---------------

* Assumed case

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                      EXPECTED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
                                                    (YEARS)       (YEARS)       (YEARS)       (YEARS)
Subclass A-6 Certificates.......................   5.8    3.1    5.7    3.1    5.2    3.0    5.2    3.0
Subclass A-7 Certificates.......................   3.0    3.0    3.0    3.0    3.0    3.0    3.0    3.0
Subclass A-8 Certificates.......................   5.0    5.0    5.0    5.0    5.0    5.0    5.0    5.0
Class B Certificates............................  11.0    6.1   13.3    7.3   13.4    7.8   13.9    8.1

---------------

* Assumed case

     EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE "RECESSION SCENARIOS"

     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft as illustrated in the following graph. Operating lease companies, such as Airplanes Group, would be negatively affected by a decline in the demand for aircraft. Such a decline or "recession" (as used in this discussion) is assumed to result in a decline in Aircraft values and an increase in defaults and downtime, as well as a decline in operating lease rates. These effects would result in a decline in Gross Revenues.

     The following tables have been prepared on the basis of a number of assumptions to show the effect on Expected Maturities and Weighted Average Lives of Class B Certificates if recessions having given durations were to occur at certain given times in the future. Actual experience will likely differ from that which is assumed and, therefore, Expected Maturities and Weighted Average Lives of the Certificates actually experienced will likely differ from those shown in the tables below. In preparing the following tables it has been assumed that a recession would have the following effect on Airplanes Group's operations: First, Aircraft values would fall on the first day of the recession to a given percentage of the Expected Portfolio Value which, in turn, may trigger Principal Adjustment Amounts being paid on the Class A Certificates, if amounts are available to do so. Second, after a period of two years following the first day of the recession, Gross Revenues fall by a given percentage as Aircraft are re-leased or Lessees default which would result in less cash flow being available to make payments of interest and principal on the Certificates. Third, the recession lasts a given period of time followed by the Adjusted Portfolio Value returning to the then Expected Portfolio Value on the first day after the recession and, two years following the end of the recession, Gross Revenues returning to the Assumed Case. However, Airplanes Group can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can it be assured that following a recession Aircraft values and Gross Revenues will return to Assumed Case levels.

           EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CLASS B
             CERTIFICATES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES..............................................      0%           8%*           10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF EXPECTED PORTFOLIO VALUE...     100%         100%*          90%             80%
                                                                         ----------    ----------    ----------     ----------
                                                                         EXP    AVG    EXP    AVG    EXP    AVG     EXP    AVG
                                                                         ----   ---    ----   ---    ----   ---     ----   ---
                                                                          (YEARS)        (YEARS)       (YEARS)       (YEARS)
Recession begins at start of Year...............    1 (March 16, 1998)   11.0   6.1    11.0   6.1    13.1   6.2     15.4   8.3
                                                    3                    11.0   6.1    11.0   6.1    13.2   6.3     15.1   8.2
                                                    5                    11.0   6.1    11.0   6.1    13.3   6.5     14.8   8.2
                                                   10                    11.0   6.1    11.0   6.1    12.3   6.5     14.4   6.9

---------------

* Assumed case

           EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF CLASS B
              CERTIFICATES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES..............................................       0%           8%*           10%            20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF EXPECTED PORTFOLIO VALUE...      100%         100%*          90%            80%
                                                                          ----------    ----------    ----------    ----------
                                                                          EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                                          ----   ---    ----   ---    ----   ---    ----   ---
                                                                           (YEARS)       (YEARS)       (YEARS)       (YEARS)
Recession begins at start of Year...............    1 (March 16, 1998)    11.0   6.1    11.0   6.1    13.5   6.6    17.4   8.6
                                                    3                     11.0   6.1    11.0   6.1    13.5   6.8    16.9   8.5
                                                    5                     11.0   6.1    11.0   6.1    13.4   7.0    16.4   8.4
                                                   10                     11.0   6.1    11.0   6.1    13.5   6.6    14.6   7.0

---------------

* Assumed case

THE NOTES AND THE GUARANTEES

     The Notes and the Guarantees are solely the obligations of Airplanes Limited and Airplanes Trust and are not obligations of, or guaranteed by, any Lessee, any Trustee, either Indenture Trustee, GPA Group or any affiliate of any of the foregoing. In addition, the Notes and the Guarantees are not obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

     GENERAL

     Each of Airplanes Limited and Airplanes Trust have issued or, in the case of the 1998 Refinancing Notes, will issue the Airplanes Limited Notes and the Airplanes Trust Notes, respectively. Pursuant to the Trust Indentures, Airplanes Limited has fully and unconditionally guaranteed or, in the case of the 1998 Refinancing Guarantees, will fully and unconditionally guarantee (the "AIRPLANES LIMITED GUARANTEE") the payment of principal, interest and premium, if any, on the Airplanes Trust Notes issued by Airplanes Trust and Airplanes Trust has fully and unconditionally guaranteed or, in the case of the 1998 Refinancing Guarantees, will fully and unconditionally guarantee (the "AIRPLANES TRUST GUARANTEE" and, together with the Airplanes Limited Guarantee, the "GUARANTEES") the payment of interest, principal of and premium, if any, on the Airplanes Limited Notes.

     Pursuant to the terms of the Leases, the Lessees are obliged to make rental payments and certain other payments (collectively, the "RENTAL PAYMENTS") to certain subsidiaries of Airplanes Limited or Airplanes Trust. Pursuant to the terms of the Leases, all Rental Payments and Related Collateral amounts are made directly to the Rental Accounts held in the names of the Security Trustee on behalf of the Secured Parties and then transferred, within one Business Day of receipt thereof, to the Collection Account, except for certain limited amounts, required to be left on deposit for local legal reasons. Unsegregated amounts received by Airplanes Group in respect of the assets of Airplanes Group are transferred directly to the Collection Account pursuant to the Trust Indentures and the Cash Management Agreement. Amounts received by Airplanes Group which are required to be segregated are transferred to the Lessee Funded Account. On the basis of the Assumptions, such Rental Payments, together with such other amounts, are expected to be sufficient to pay the principal, interest and premium, if any, on the Notes and all other amounts payable by Airplanes Group to the creditors referred to in the Cash Management Agreement, including the Servicer, holders of the Class E Notes, the Trustees, the Indenture Trustees, the Cash Manager, the Administrative Agent, the Company Secretary and each Swap Provider in each case when and as due.

     The Notes constitute direct, unsecured obligations of Airplanes Limited and Airplanes Trust and are subordinated to the Expenses and certain obligations and equal or senior to certain other obligations specified in the Trust Indentures. The only source of payment for the Notes, the Guarantees and the obligations of Airplanes Group to its creditors will be (i) the payments made by the Lessees under the Leases, (ii) proceeds from dispositions, if any, of the assets of Airplanes Group, (iii) net payments, if any, under the Swap Agreements or disposals of the Notes by the Indenture Trustees under certain circumstances and, (iv) net cash proceeds received from the sale of Refinancing Certificates.

     Each class and subclass of the Notes and the corresponding Guarantees have the priority set forth in the respective Trust Indentures, the Notes and the Guarantees. Payment in full of the Expenses and certain other amounts rank in priority to payments due on the Notes, in each case, as set forth under "-- Priority of Payments"; provided that, upon the occurrence of a Note Event of Default, the priority of Airplanes Group's payment obligations will be as set forth under "-- Priority of Payments following a Default Notice".

     Pursuant to the subordination provisions of the Trust Indentures and the various classes and subclasses of Notes and the Guarantees, no payment of principal, interest and premium, if any, on any class or subclass of Notes may be made on any Payment Date unless certain required payments have been made in respect of the Notes of each class ranking prior to such class or subclass of Notes on such Payment Date. In addition, any amendment to or modification of the subordination provisions in each Trust Indenture with respect to any class or subclass of Notes issued thereunder will require the consent of each holder of the class or subclass of Notes affected thereby and each holder of any class or subclass of Notes ranking senior to such Notes if such amendment or modification would affect the rights of such holders or any Swap Provider; provided that in no event will the provisions relating to the priority of the Expenses and certain payments to Swap Providers in each Trust Indenture be amended or modified.

     Each Indenture Trustee may resign as to all or any of the classes or subclasses of the Notes at any time without cause by giving at least 30 days' prior written notice to the Relevant Issuer, the Cash Manager and the holders of such class or subclass of Notes. Holders of a majority of the Outstanding Principal Balance of any class or subclass of the Notes may at any time remove the Indenture Trustee as to such class or subclass without cause by an instrument in writing delivered to the Relevant Issuer, the Cash Manager, the Security Trustee, the Senior Trustee and such Indenture Trustee. Upon the giving of notice by the Indenture Trustee, Airplanes Group will be obligated to appoint a successor Indenture Trustee. In addition, the occurrence of certain circumstances, including a Note Event of Default under one or both of the Trust Indentures, may give rise to a potential conflict of interest on the part of one or both of the Indenture Trustees in their respective capacities as trustees in respect of the Notes of the Relevant Issuers.

     In addition, the Administrative Agent, on behalf of the Issuer, may replace the bank at which the Accounts are located (1) if such bank fails to maintain either a short-term unsecured debt rating of A1+ (or the equivalent) or better by each Rating Agency (or A1 (or the equivalent) or better if the amount on deposit at anytime in any Accounts held with such bank does not exceed 20% of the Outstanding Principal Balance of the Notes for any period in excess of 30 days), (2) if such bank is adjudged a bankrupt or an insolvent, (3) if a receiver or public officer takes charge of such bank or its property or (4) if such bank becomes incapable of acting.

     Holders of each class of Notes (other than Class A Notes) will not be permitted to give a Default Notice with respect to any Note Event of Default or to exercise any remedy in respect of such Note Event of Default until all amounts with respect to Notes of each class ranking senior to such class of Notes have been paid in full.

     THE GUARANTEES

     Each of the Issuers has fully and unconditionally guaranteed the obligations of the other under each class or subclass of Notes. Pursuant to the terms of the Guarantees, the obligations of Airplanes Trust under the Airplanes Trust Guarantee with respect to each Airplanes Limited Note will rank equally with Airplanes Trust's obligation under the corresponding class or subclass of Airplanes Trust Notes, and the obligation of Airplanes Limited under the Airplanes Limited Guarantee with respect to each Airplanes Trust Note will rank equally with Airplanes Limited's obligation under the corresponding Airplanes Limited Notes. In addition, the obligations of Airplanes Trust and Airplanes Limited under their respective Guarantees will be limited under the terms of the Trust Indentures so as not to constitute a fraudulent conveyance under applicable laws.

     INTEREST

     Each Note bears interest on the Outstanding Principal Balance thereof, payable monthly in arrears on each Payment Date. The initial Interest Accrual Period for the 1998 Refinancing Notes is the period commencing on and including the Closing Date and ending on but excluding the first Payment Date. Each subsequent Interest Accrual Period will include each period from and including the last preceding Payment Date and to but excluding the next succeeding Payment Date. The final Interest Accrual Period with respect to each class or subclass of Notes will end on but exclude the Final Maturity Date, or, if earlier, the date upon which all principal, interest and premium, if any, on such class or subclass of Notes is paid in full. Each subclass of Notes offered hereby will bear interest for each Interest Accrual Period at the rate per annum set forth on the cover page of this Prospectus.

     Interest on any class or subclass of Floating Rate Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an Interest Accrual Period. Interest on any class of Fixed Rate Notes will be calculated on the basis of one-twelfth of an annual interest payment on the Outstanding Principal Balance and in the case of an incomplete Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

     The interest rate borne by the Subclass A-4, A-7 and A-8 Notes will increase after the Expected Final Payment Date for the corresponding subclass of Certificates, to the extent such Notes are then Outstanding, by the amount of Step-Up Interest. The interest rate borne by the Subclass A-5 Notes will increase with respect to any period in which Step-Up Interest is payable on any other subclass of Class A Notes.

     REFERENCE AGENCY AGREEMENT

     For the purpose of calculating the rate of interest payable on the Floating Rate Notes, Airplanes Group has entered into the Reference Agency Agreement with the Indenture Trustees, Bankers Trust Company as reference agent (the "REFERENCE AGENT") and the Cash Manager. The Reference Agent will determine LIBOR for the 1998 Refinancing Notes for the Initial Interest Accrual Period two Business Days prior to the Closing Date and, for each Interest Accrual Period following the Initial Interest Accrual Period, on a Reference Date. The Reference Agent will determine LIBOR in accordance with the following provisions of the Reference Agency Agreement:

     (a) On each Reference Date, the Reference Agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).

     (b) If the offered LIBOR rate so appearing is replaced by the corresponding rates of more than one bank then paragraph (a) above shall be applied, with any necessary consequential changes, to the arithmetic mean of the rates (being at least two) which so appear, as determined by the Reference Agent. If for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the Reference Agent will request that each of the banks whose offered rates would have been used for the purposes of the relevant page if the event leading to the application of this sentence had not happened or any duly appointed substitute reference bank acting in each case through its principal London office (the "REFERENCE BANKS"), to provide the Reference Agent with its offered quotation to prime banks for dollar deposits in London for the next Interest Accrual Period concerned as at 11:00 a.m. (London time) on the applicable Reference Date. The floating rates of interest for such Interest Accrual Period for each class or subclass of Floating Rate Notes shall be the aggregate of the arithmetic mean of such quotations (or of such of them, being at least two, as are so provided), as determined by the Reference Agent, plus the applicable interest rate spread over LIBOR (for the 1998 Refinancing Notes such spread is as set forth on the cover page of this Prospectus for the 1998 Refinancing Certificates), plus the Step-Up Interest, if any, on any subclass of the Class A Notes.

     (c) If, on any Reference Date, one only or none of the Reference Banks provides such quotation, the floating rate of interest for the next Interest Accrual Period shall be the rate per annum which the Reference Agent determines to be the aggregate of the arithmetic mean of the U.S. dollar lending rates which New York City banks selected by the Reference Agent are quoting on the relevant Reference Date to leading European banks for the next Interest Accrual Period, plus the applicable interest rate spread over LIBOR set forth, for the 1998 Refinancing Certificates representing an interest in the 1998 Refinancing Notes, on the cover page of this Prospectus, plus, if applicable, any Step-up Interest on any subclass of the Class A Notes, except that, if the banks so selected by the Reference Agent are not quoting as mentioned above, the floating rate of interest shall be the floating rate of interest in effect for the last preceding Interest Accrual Period.

     Once having obtained LIBOR or its substitute, the Reference Agent will calculate the interest rate for each class or subclass of Floating Rate Notes and the amount of interest payable on the relevant Payment Date in respect of each class or subclass of Floating Rate Notes. The interest amount for each such class or subclass of Floating Rate Notes will be calculated by the Reference Agent by multiplying the rate of interest for such class or subclass for the relevant Interest Accrual Period by the estimated Outstanding Principal Balance of such class or subclass of Floating Rate notes on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards). The Reference Agent's determination of LIBOR, the interest rate and the interest amount for each such class or subclass of Floating Rate Notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties, including the holders of the Floating Rate Certificates.

     As promptly as is practicable after the determination thereof, the Reference Agent will give notice of applicable LIBOR, the Payment Date, the interest rate for each class or subclass of Floating Rate Notes for the relevant Interest Accrual Period and the amount of interest on each class or subclass of Floating Rate Notes to Airplanes Limited, Airplanes Trust, the listing agent for the Luxembourg Stock Exchange and the Cash Manager. Certificateholders may obtain such information at the offices of the Listing Agent in Luxembourg and such information will be included in the monthly statements filed with the Commission. See "Reports to Certificateholders".

     If the Reference Agent does not determine the interest rate for each class or subclass of Floating Rate Notes or calculate the amount of interest on each class or subclass of Floating Rate Notes for the relevant interest Accrual Period in accordance with the provisions described above, the Cash Manager will determine such rate of interest or calculate such interest amount in accordance with the provisions described above, and each such determination or calculation will be deemed to have been made by the Reference Agent.

     Each of Airplanes Limited and Airplanes Trust reserve the right to terminate the appointment of the Reference Agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of Floating Rate Certificates. The Reference Agent may not be removed or resign its duties without a successor having been appointed.

     PRINCIPAL

     The principal repayment provisions of the Notes are intended to produce increasing levels of "collateralization" with respect to each class of Notes as the Portfolio ages and the value of the Aircraft declines and to ensure that the principal amount of each class of subclass of Notes is repaid in full prior to the Final Maturity Date thereof. There can be no assurance, however, that Airplanes Group will receive sufficient revenues from leasing or selling the Aircraft for the principal repayment provisions to achieve increasing levels of "collateralization" or will be able to repay the initial Outstanding Principal Balance on any class or subclass of the Notes. As used in this "Description of Securities", the term "collateralization" refers to the difference between the Outstanding Principal Balance of the various classes of Notes relative to the Initial Appraised Value of the Aircraft, the Expected Portfolio Value and the Adjusted Portfolio Value, as applicable, and as described further below. The obligations of Airplanes Group to pay interest, principal and premium, if any, will not, in fact, be secured by the Aircraft or the Leases of Airplanes Group.

     The Subclass A-4, A-7 and A-8 Notes. The terms of the Subclass A-4 and A-7 and A-8 Notes (the "SOFT BULLET NOTES") will not require repayment of principal on any Payment Date prior to the applicable date (the "AMORTIZATION COMMENCEMENT DATE") specified below.

     The Amortization Commencement Date of the Subclass A-4 Notes will be the earlier of (i) the date of repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes and any future subclass of Class A Notes designated as a subclass of "Amortizing Notes" (in each case other than through an issue of Refinancing Notes) and (ii) the Expected Final Payment Date for the Subclass A-4 Notes.

     The Amortization Commencement Date of the Subclass A-7 Notes will be the earlier of (i) the date of repayment in full of the Subclass A-4 Notes, the Subclass A-5 Notes, the Subclass A-6 Notes and any future subclass of Class A Notes designated as a subclass of Amortizing Notes (in each case other than through an issue of Refinancing Notes) and (ii) the date on which both (A) the Expected Final Payment Date for the Subclass A-7 Notes has occurred and (B) the Subclass A-4, A-5 and A-6 Notes have been repaid in full.

     The Amortization Commencement Date of the Subclass A-8 Notes will be the earlier of (i) the date of repayment in full of the Subclass A-4 Notes, the Subclass A-5 Notes, the Subclass A-6 Notes and the Subclass A-7 Notes and any future subclass of Class A Notes designated as a subclass of Amortizing Notes (in each case other than through an issue of Refinancing Notes) and (ii) the date on which both (A) the

Expected Final Payment Date for the Subclass A-8 Notes has occurred and (B) the Subclass A-4, A-5, A-6 and A-7 Notes have been repaid in full.

     On or prior to the Expected Final Payment Date of the Soft Bullet Notes, Airplanes Group intends to refinance 100% of the Outstanding Principal Balance of each such subclass by issuing Refinancing Notes to a new trust. Such trust will finance the purchase of these Refinancing Notes through the issuance and sale of a corresponding amount and subclass of Refinancing Certificates. Issuance and sale of such Refinancing Certificates will be subject to market conditions. Failure to repay any Soft Bullet Note in full at its Expected Final Payment Date will not result in a Note Event of Default under the Trust Indentures. If any subclass of the Soft Bullet Notes is not repaid in full on its Amortization Commencement Date, such subclass of Notes will convert automatically into a subclass of amortizing Notes having a principal repayment schedule intended to ensure that the remaining Outstanding Principal Balance of such subclass will be repaid in full on or before its Final Maturity Date. In addition, after its Expected Final Payment Date, each Soft Bullet Note which remains Outstanding will accrue interest at a rate equal to its stated interest rate, plus Step-up Interest.

     The Subclass A-5, A-6 and the Class B Notes. The terms of the Subclass A-5 and the Class B Notes require amortization of the Outstanding Principal Balance thereof, to the extent there are funds available therefor in accordance with "-- Priority of Payments", on each Payment Date. Following the date of repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes will require amortization of the Outstanding Principal Balance thereof, to the extent there are funds available therefor in accordance with "-- Priority of Payments", on each Payment Date. The Subclass A-5 and A-6 Notes and the Class B Notes are referred to herein as the "AMORTIZING NOTES".

     PRINCIPAL AMORTIZATION OF FLOATING RATE NOTES

     With respect to each class and subclass of the Subclass A-5 or A-6 and Class B Notes and, following their respective Amortization Commencement Dates, if applicable, each subclass of the Soft Bullet Notes, there may be distributed on any Payment Date, to the extent there are sufficient funds in the Collection Account, the sum of the Minimum Principal Payment Amount, if any, the Supplemental Principal Payment Amount, if any, and with respect to the Class A Notes only, the Principal Adjustment Amount, if any (the sum of those amounts, if applicable and to the extent paid in respect of any class or subclass, the "PRINCIPAL DISTRIBUTION AMOUNT").

     To the extent that any Minimum Principal Payment Amount, Principal Adjustment Amount or Supplemental Principal Payment Amount is required to be made with respect to the Class A Notes, and sufficient funds are available therefor, such amounts will be applied to repay the subclasses of the Class A Notes in the following order: (i) following their Amortization Commencement Date, any amount Outstanding under the Subclass A-4 Notes, (ii) any amount Outstanding under the Subclass A-5 Notes and, following repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes and (iii) following their respective Amortization Commencement Date, any amount Outstanding under the Subclass A-7 Notes and then the Subclass A-8 Notes. Any future subclass of Refinancing Notes issued to refinance a subclass of Class A Notes will not receive any payments of principal before there has been repaid in full the Outstanding Principal Balance of each subclass of Class A Notes then Outstanding which has passed its Expected Final Payment Date and was issued prior to the issuance of such subclass of Refinancing Notes.

     Minimum Principal Payment Amount. With respect to (i) the Subclass A-5 Notes (or, following repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes) and the Class B Notes and (ii) following their respective Amortization Commencement Dates, if applicable, each subclass of the Soft Bullet Notes to the extent that any amount remains Outstanding thereon, the "MINIMUM PRINCIPAL PAYMENT AMOUNT" for each class of Notes with respect to any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class and the Target Principal Balance on such Payment Date; provided, that, with respect to the Class A Notes only, if on any Payment Date the Outstanding Principal Balance of the Class A Notes is greater than the Adjusted Portfolio Value, then the Class A Minimum Principal Payment Amount shall be equal to the difference between the Outstanding Principal Balance of the Class A Notes and the Adjusted Balance of the Class A Notes.

     On each Payment Date, the "TARGET PRINCIPAL BALANCE" for each class of Notes will equal the product of (i) the applicable "TARGET LOAN TO VALUE RATIO" (as set forth in Appendix 5 to this Prospectus) and (ii) the Expected Portfolio Value (as set forth in Appendix 4 to this Prospectus), on such Payment Date.

     On each Payment Date, the "EXPECTED PORTFOLIO VALUE" will equal the sum of the products of (A) the Initial Appraised Value of each Aircraft then in the Portfolio and (B) the quotient obtained by dividing the applicable Depreciation Factor for such Aircraft (as set forth below) on such Payment Date by the Depreciation Factor for such Aircraft on March 28, 1996. The Depreciation Factors produce a "depreciation curve" that assumes an accelerating decline in the value of Aircraft of increasing age. The accelerating annual decline in aircraft values that is assumed by the depreciation curve has been expressed as an equation below:

      Depreciation Factor = [1 - (kn)] * (1 + g)n

    Where:
         n =                age of the aircraft expressed in years
                                               1
              ------------------------------------------------------------------
         k =      25 years for commercial passenger Aircraft and 15 years for
                               Aircraft converted to freighters
         g =                                 0.03

     The applicable depreciation factor (each, a "DEPRECIATION FACTOR"), and consequently the assumed decline in aircraft value, for any Aircraft on any Payment Date will be determined by reference to (i) for purposes of calculating a Minimum Principal Payment Amount or a Supplemental Principal Payment Amount (as discussed below), the period of time between March 28, 1996 and the relevant Payment Date and (ii) for purposes of calculating a Principal Adjustment Amount (as discussed below), the period of time between the most recent appraisal of the Aircraft and the relevant Payment Date.

     Principal Adjustment Amount. With respect to the Subclass A-5 Notes (or, following repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes) only and, following their Amortization Commencement Date, if applicable, the Soft Bullet Notes, there may also be paid on any Payment Date a Principal Adjustment Amount. This amount is intended to adjust the principal amortization schedule established on March 28, 1996 by the Depreciation Factors for declines in the value of the Aircraft which, at the time of any subsequent appraisal of the Aircraft, are in excess of the decline in value assumed by the Depreciation Factors. The Principal Adjustment Amount for the Subclass A-5 Notes (or, following repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes) or following their respective Amortization Commencement Dates, any subclass of Soft Bullet Notes, with respect to any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of the Class A Notes (after giving effect to payment of the Minimum Principal Payment Amount, if any, for such Payment Date) and the Adjusted Balance of the Class A Notes (the "PRINCIPAL ADJUSTMENT AMOUNT").

     The "ADJUSTED BALANCE" of the Class A Notes on each Payment Date will equal the product of; (i) the Target Loan to Value Ratio of the Class A Notes and (ii) the Adjusted Portfolio Value. On any Payment Date, the "ADJUSTED PORTFOLIO VALUE" will equal the sum of the products of (A) the Adjusted Base Value of each Aircraft then in the Portfolio and (B) the quotient obtained by dividing the applicable Depreciation Factor for such Aircraft on such Payment Date by the Depreciation Factor for such Aircraft as of the Relevant Appraisal. The "ADJUSTED BASE VALUE" of each Aircraft will be the Base Value of such Aircraft as determined in the most recent Appraisal (the "RELEVANT APPRAISAL") preceding such Payment Date.

     Supplemental Principal Payment Amount. With respect to (i) the Subclass A-5 Notes (or, following repayment in full of the Subclass A-5 Notes, the Subclass A-6 Notes) and the Class B Notes and (ii) following their respective Amortization Commencement Dates, if applicable, each subclass of the Soft-Bullet Notes to the extent that any amount remains Outstanding, the "SUPPLEMENTAL PRINCIPAL PAYMENT AMOUNT" for each class of Notes with respect to any Payment Date will equal the difference, if positive, between the Outstanding Principal Balance of such class (after giving effect to the payment of the Minimum Principal Payment Amount and, with respect to the Class A Notes only, any Principal Adjustment Amount to be made on such Payment Date) and the Supplemental Principal Balance on such Payment Date.

     On each Payment Date, the "SUPPLEMENTAL PRINCIPAL BALANCE", for each class of Floating Rate Notes will equal the product of (i) the applicable "SUPPLEMENTAL LOAN TO VALUE RATIO" (as set forth in Appendix 6 to this Prospectus) and (ii) the Expected Portfolio Value on such Payment Date.

     SCHEDULED PRINCIPAL REPAYMENT OF FIXED RATE NOTES

     With respect to each class of Fixed Rate Notes, there may be distributed on any Payment Date to the extent there are sufficient funds available therefor, the Scheduled Principal Payment Amount, if any, for such class.

     Scheduled Principal Payment Amount. For any Payment Date, the "SCHEDULED PRINCIPAL PAYMENT AMOUNT" on the Fixed Rate Notes will equal the difference, if positive, between the Outstanding Principal Balance of each such class of Notes immediately prior to such Payment Date and the product of (i) the initial aggregate Outstanding Principal Balance of each such class of Notes and (ii) the "TARGET POOL FACTOR" for each such class of Notes on such date (as set forth in Appendix 7 and subject to recomputation to reflect any redemption of principal as set forth below).

     The "ACTUAL POOL FACTOR" of each class of Notes on any Payment Date (as reported monthly in the Report to Certificateholders) is computed by dividing
(i) the Outstanding Principal Balance after giving effect to any payment of principal on the Notes of such class on such Payment Date by (ii) the initial aggregate Outstanding Principal Balance of the Notes of such class (and rounded to the seventh decimal place). The Pool Factor for the Class C and Class D Notes was 1.0000000 on March 28, 1996 before any repayments of principal on each such class of Notes. The amount of a Noteholder's pro rata interest of a class of Notes can be determined by multiplying the original denomination of such Holder's Notes of such class by the Actual Pool Factor for such class as of the applicable Payment Date. The Actual Pool Factor for each class of Fixed Rate Notes will be mailed to Certificateholders of such class on each Payment Date. In the event of a partial redemption of such Class of Notes, the applicable Target Pool Factor and the Outstanding Principal Balance of each such class will be recomputed and notice thereof will be mailed to the Certificateholders of such Notes. Each class of Fixed Rate Notes will have a separate Target Pool Factor.

     REDEMPTION

     Airplanes Group may redeem any class or subclass of the Notes out of amounts available for such purpose, if any, on any Payment Date (any such date, a "REDEMPTION DATE"), in whole or in part, at the redemption price specified below (the "REDEMPTION PRICE") plus accrued but unpaid interest thereon. The Redemption Price on the Subclass A-4 Notes redeemed (i) prior to March 15, 1999 will equal 102% of the Outstanding Principal Balance of such subclass being redeemed and (ii) on or after March 15, 1999, will equal the Outstanding Principal Balance of such subclass. The Subclass A-5 Notes are redeemable at a price equal to the Outstanding Principal Balance of such class or subclass, without premium.

     The Redemption Price of the 1998 Refinancing Notes redeemed (1) with the application of Available Collections, will equal the Outstanding Principal Balance of the amount of such class or subclass of Notes being redeemed, without premium and (2) with the application of funds other than Available Collections (including proceeds from Refinancing Certificates and proceeds from third parties), will equal the product of the applicable Redemption Premium set out below and the Outstanding Principal Balance of the amount of such class or subclass of Notes being redeemed.

                                                                REDEMPTION PREMIUM
                                              -------------------------------------------------------
                                              SUBCLASS A-6    SUBCLASS A-7    SUBCLASS A-8    CLASS B
             REDEMPTION DATE                     NOTES           NOTES           NOTES         NOTES
             ---------------                  ------------    ------------    ------------    -------
After the Closing Date....................      101.50%         101.00%         101.50%       102.00%
On or after March 15, 1999................      101.00%         100.50%         101.00%       101.50%
On or after March 15, 2000................      100.50%         100.00%         100.50%       101.00%
On or after March 15, 2001................      100.00%         100.00%         100.25%       100.50%
On or after March 15, 2002................      100.00%              --         100.00%       100.25%
On or after March 15, 2003................      100.00%              --              --       100.00%

     The Redemption Price on any Fixed Rate Notes will be (i) if such redemption occurs prior to March 15, 2001, the Make-Whole Price or (ii) if such redemption occurs on or after March 15, 2001, the product of the applicable Fixed Price Premium (as indicated below for each class of Notes, the "FIXED PRICE PREMIUM") and the Outstanding Principal Balance of such class of Notes or portion thereof being redeemed.

     It is a condition of any such redemption that on the Redemption Date, all payments of interest and other amounts due on or prior to the Redemption Date in respect of all Notes ranking equally with or prior to the Notes to be redeemed shall have been paid or will be paid on the Redemption Date. In addition, Airplanes Group will be required on each Payment Date to redeem Notes to the extent of any Available Collections in excess of the Principal Distribution Amount, with respect to the Floating Rate Notes, and the Scheduled Principal Payment Amounts, with respect to the Fixed Rate Notes, in the manner described in "Principal Amortization" above and "Priority of Payments" below at the Redemption Price plus accrued but unpaid interest thereon. Within each class of Fixed Rate Notes being redeemed in part, the amount of the Outstanding Principal Balance being prepaid will be applied in each case pro rata among all Fixed Rate Notes of such class to the pro rata reduction of the remaining expected principal payments thereof.

     Without limiting the foregoing, each class or subclass of the Notes may also be redeemed on any Payment Date, in whole, at the Redemption Price, plus accrued but unpaid interest, in connection with any sale of all or substantially all of the assets of the Airplanes Group. Certain classes or subclasses of Notes may be redeemed at such time as other classes or subclasses of Notes are being defeased. See "Management of Airplanes Group" and "-- Defeasance".

     The following table sets forth the applicable Fixed Price Premium for the Class C and Class D Notes.

                                                                FIXED PRICE PREMIUM
                                                                --------------------
FIXED PRICE REDEMPTION DATE                                     CLASS C     CLASS D
---------------------------                                     --------    --------
On or after March 15, 2001 but prior to March 15, 2002......      105%        107%
On or after March 15, 2002 but prior to March 15, 2003......      104%        106%
On or after March 15, 2003 but prior to March 15, 2004......      103%        105%
On or after March 15, 2004 but prior to March 15, 2005......      102%        104%
On or after March 15, 2005 but prior to March 15, 2006......      101%        103%
On or after March 15, 2006 but prior to March 15, 2007......      100%        102%
On or after March 15, 2007 but prior to March 15, 2008......      100%        101%
On or after March 15, 2008..................................      100%        100%

     The Make-Whole Price (the "MAKE-WHOLE PRICE") will equal the higher of (i) the discounted present value of Scheduled Principal Payment Amounts and interest from the Redemption Date through, but not including, March 15, 2001, plus the Fixed Rate Redemption Price for the scheduled Outstanding Principal

Balance on March 15, 2001 of the Notes being redeemed, discounted at a rate equal to the Treasury Yield plus a spread equal to, in the case of the Class C Notes, 0.50% and, in the case of the Class D Notes, 1.00% (the "MAKE-WHOLE SPREAD") and (ii) the Outstanding Principal Balance of the Notes being redeemed.

     "TREASURY YIELD" means a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of the 7 3/4% United States Treasury Notes maturing on February 15, 2001.

     The "REMAINING WEIGHTED AVERAGE LIFE" of each class of Certificates will be determined by (i) multiplying each scheduled future payment of principal of such class of Certificates (including the final principal payment to be made on the Expected Final Payment Date) by the number of months remaining until such payment date, (ii) calculating the sum of the resulting products and (iii) dividing such sum by the aggregate amount of principal Outstanding on such Fixed Price Redemption Date.

     Redemption for Taxation Purposes. All payments of principal, interest and premium, if any, made by Airplanes Limited and Airplanes Trust in respect of the Notes or the Guarantees or any inter-company payments supporting the obligations under the Notes or the Guarantees will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should such withholding or deduction be required by law, neither Airplanes Limited nor Airplanes Trust will be obliged to pay any additional amounts in respect of such withholding or deduction. If at any time:

     (a) Airplanes Limited or Airplanes Trust is, or on the next Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any class or subclass of Notes; or

     (b) Airplanes Limited or Airplanes Trust is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would (i) materially increase the cost to Airplanes Limited or Airplanes Trust of making payments in respect of any class or subclass of Notes or of complying with its obligations under or in connection with the Notes; (ii) materially increase the operating or administrative expenses of Airplanes Limited or Airplanes Trust, as the case may be, or the Charitable Trusts under which the ordinary share capital of Airplanes Limited is held; or (iii) otherwise obligate Airplanes Limited or Airplanes Trust or any subsidiary of either of them to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by Airplanes Limited or Airplanes Trust, as the case may be, or by the Cash Manager on behalf of Airplanes Group as contemplated by the Cash Management Agreement;

then Airplanes Limited or Airplanes Trust or both, will inform the Trustee at such time of any such requirement or imposition and shall use its or their best efforts to avoid the effect of the same; provided that no actions shall be taken by either Airplanes Limited or Airplanes Trust to avoid such effects unless each Rating Agency has confirmed that such action will not cause an impairment in the rating of Certificates of any class or subclass. If, after using its best efforts to avoid the adverse effect described above, Airplanes Limited or Airplanes Trust, or both, or any subsidiary of either of them has not avoided such effects, each of Airplanes Limited and Airplanes Trust may, at its election, redeem the Notes of any or all classes or subclasses to which such withholding or deduction applies in whole with accrued and unpaid interest but without premium on any Payment Date. However, any such redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (a) or (b) above is to become effective.

     Method of Redemption. In respect of any redemption of any class or subclass of Notes to be made out of amounts available for such purposes, if any, other than Collections on any Payment Date, at least 20 days but not more than 60 days before such Redemption Date, the Indenture Trustee will give notice of such redemption (a "NOTICE OF REDEMPTION") to each holder of such class or subclass of Notes; provided that such Indenture Trustee shall have determined in advance of giving any such notice that funds are or will, on the Redemption Date, be available therefor. If a redemption is of less than all of the Notes of any class or subclass, Notes of such class or subclass to be redeemed will be repaid principal pro rata, to the extent moneys are available therefor. In the case of any redemption in whole (other than a redemption resulting from taxation reasons), Airplanes Limited and Airplanes Trust will deposit, or will cause to be deposited, in the Defeasance/Redemption Account an amount equal to the Redemption Price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the Redemption Date. In the case of any required redemption by Airplanes Group from Collections on any Payment Date pursuant to the Priority of Payments, such redemptions will be made only in conformance with the order of payments set forth under "Priority of Payments", and no Notice of Redemption will be sent. Each Notice of Redemption will state
(i) the applicable Redemption Date, (ii) the Indenture Trustee's arrangements for making payments due, (iii) the redemption price of the Notes to be redeemed,
(iv) in the case of redemptions in whole, that Notes of the class or subclass to be redeemed must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) to the applicable Indenture Trustee to collect the Redemption Price and accrued and unpaid interest on such Notes, and (v) in the case of redemptions in whole, that, unless Airplanes Limited or Airplanes Trust defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the class of Notes called for redemption will cease to accrue on and after the Redemption Date. Once a Notice of Redemption in respect of a redemption in whole is published and otherwise delivered in accordance with the provisions described in "-- Notice to Certificateholders", each class or subclass of Notes to which such Notice of Redemption applies will become due and payable on the Redemption Date stated in such Notice of Redemption at their Redemption Price, together with accrued and unpaid interest thereon.

     DEFEASANCE

     Airplanes Limited and Airplanes Trust at any time may terminate all of their respective obligations under the Notes and the Trust Indentures ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a register in respect of the Notes. Airplanes Limited or Airplanes Trust at any time may terminate their respective obligations under the covenants described under "Trust Indenture Covenants" and "Operating Covenants" and the events of default described under "Note Events of Default and Remedies" other than clauses
(a), (b), (c), (f) (solely with respect to Airplanes Limited and Airplanes Trust) and (g) (solely with respect to Airplanes Limited and Airplanes Trust) set forth under "-- Note Events of Default and Remedies" ("COVENANT DEFEASANCE").

     Airplanes Limited and Airplanes Trust may exercise their respective legal defeasance options notwithstanding their prior exercise of the covenant defeasance option. If Airplanes Limited and Airplanes Trust exercises their respective legal defeasance options, payment of the Notes may not be accelerated because of a Note Event of Default with respect thereto. If Airplanes Limited and Airplanes Trust exercise their respective covenant defeasance options, payment of the Notes may not be accelerated because of the events of default described under "Note Events of Default and Remedies" other than clauses
(a),(b),(c),(f) (solely with respect to Airplanes Limited and Airplanes Trust) and (g) (solely with respect to Airplanes Limited and Airplanes Trust) set forth under "-- Note Events of Default and Remedies".

     In order to exercise either defeasance option, Airplanes Limited and Airplanes Trust must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the Indenture Trustee any combination of money, obligations of the U.S. Government or obligations of corporate issuers (which corporate obligations shall be rated AA+ or its equivalent or higher and shall not have a maturity of longer than three years from the date of defeasance) for the payment of principal, premium (if any), and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivering to the Indenture Trustee an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

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     PRIORITY OF PAYMENTS

     Pursuant to the terms of each Trust Indenture and the Cash Management Agreement, on each Payment Date, the Cash Manager will withdraw all amounts on deposit in the Collection Amount and distribute such amounts in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full.

     (i) First, to the Expense Account, or in certain cases directly to the relevant Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

     (ii) Second, in no order of priority among themselves, but pro rata, (A) pro rata, to the holders of the Class A Notes, all accrued and unpaid interest excluding the Step-Up Interest, if applicable, on such subclass of Class A Notes; and (B) pro rata, to any Swap Provider, an amount equal to any payment due from Airplanes Limited or Airplanes Trust pursuant to any Swap Agreement;

     (iii) Third, retain in the Collection Account, an amount (the "FIRST COLLECTION ACCOUNT TOP-UP"), if positive, equal to (A) the sum of the Maintenance Reserve Amount and the Miscellaneous Reserve Amount less (B) the amount then on deposit in the Collection Account;

     (iv) Fourth, to any Swap Provider an amount not in excess of the Minimum Hedge Payment;

     (v) Fifth, to the holders of the Class A Notes, in the order of priority by subclass set forth under "Description of the Notes and the Guarantees -- Principal", an amount equal to the aggregate Minimum Principal Payment Amount with respect to each subclass of such Class A Notes;

     (vi) Sixth, to the holders of the Class B Notes, all accrued and unpaid interest on the Class B Notes;

     (vii) Seventh, to the holders of the Class B Notes, an amount equal to the aggregate Minimum Principal Payment Amount with respect to such Class B Notes;

     (viii) Eighth, to the holders of the Class C Notes, all accrued and unpaid interest on the Class C Notes;

     (ix) Ninth, to the holders of the Class D Notes, all accrued and unpaid interest on the Class D Notes;

     (x) Tenth, retain in the Collection Account, an amount (the "SECOND COLLECTION ACCOUNT TOP-UP"), if positive, equal to (A) the Liquidity Reserve Amount less (B) the amount then on deposit in the Collection Account;

     (xi) Eleventh, in the order of priority by subclass set forth under "Description of the Notes and the Guarantees -- Principal", to the holders of the Class A Notes, an amount, if any, equal to the Class A Principal Adjustment Amount with respect to each such subclass;

     (xii) Twelfth, to the holders of the Class C Notes, an amount equal to the Class C Scheduled Principal Payment Amount;

     (xiii) Thirteenth, to the holders of the Class D Notes, an amount equal to the Class D Scheduled Principal Payment Amount;

     (xiv) Fourteenth, to the Permitted Accruals balance in the Expense Account, an amount equal to any Modification Payments (or any part thereof);

     (xv) Fifteenth, to the holders of each subclass of the Class A Notes entitled thereto pro rata, an amount equal to all accrued and unpaid Step-Up Interest on such subclasses, if any;

     (xvi) Sixteenth, to the holders of Class E Notes an amount equal to the Class E Note Minimum Interest Amount for the current Interest Accrual Period, without accruals from prior Interest Accrual Periods;

     (xvii) Seventeenth, to any Swap Provider an amount not in excess of the Supplemental Hedge Payment;

     (xviii) Eighteenth, to the holders of Class B Notes, an amount equal to the Class B Supplemental Principal Payment Amount;

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

     (xix) Nineteenth, in the order of priority by subclass set forth under "Description of the Notes and the Guarantees -- Principal", to the holders of the Class A Notes, an amount equal to the Class A Supplemental Principal Payment Amount with respect to each subclass;

     (xx) Twentieth, to the holders of Class D Notes, an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, on, the Class D Notes;

     (xxi) Twenty-first, to the holders of Class C Notes, an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, on, the Class C Notes;

     (xxii) Twenty-second, to the holders of the Class E Notes, an amount equal to the Class E Note Supplemental Interest Amount for the current Interest Accrual Period, without accruals from prior Interest Accrual Periods;

     (xxiii) Twenty-third, to the holders of Class B Notes, an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, on, the Class B Notes;

     (xxiv) Twenty-fourth, in the order of priority by subclass set forth under "Description of the Notes and the Guarantees -- Principal", to the holders of the Class A Notes, an amount equal to the Redemption Price of the Outstanding Principal Balance, if any, on, each such subclass;

     (xxv) Twenty-fifth, payments to Swap Providers which are subordinated in accordance with the relevant Swap Agreement ("SUBORDINATED SWAP PAYMENTS");

     (xxvi) Twenty-sixth, to the holders of the Class E Notes, an amount equal to all accrued and unpaid interest on the Class E Notes and any amount equal to the Liquidity Reserve Amount then on deposit in the Collection Account; and

     (xxvii) Twenty-seventh, on a pari passu basis to the holders of the Class E
             Notes, an amount equal to the Outstanding Principal Balance of the Class E Notes and to the trustees of the Charitable Trusts, an amount equal to any arrears of the Annual Dividend Amount not previously paid.

     In addition to the above payments, Airplanes Limited will pay annually to the trustees of the Charitable Trusts, to the extent that there are distributable profits in any fiscal year, the Annual Dividend Amount and any arrears of the Annual Dividend Amount to the extent not paid in respect of previous fiscal years.

     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE

     Following delivery to Airplanes Limited, Airplanes Trust or the Cash Manager of a Default Notice, the allocation of payments described above will not apply and all amounts on deposit in the Collection Account will be applied in the following order of priority:

     (i) First, to the Expense Account, or in certain cases directly to the relevant Expense payees, an amount equal to the Required Expense Amount and then to the relevant Expense payees;

     (ii) Second, in no order of priority among themselves, but pro rata in respect of amounts payable on such date, (A) pro rata to the holders of each subclass of the Class A Notes, all accrued and unpaid interest (including Step-Up Interest) on, and all Outstanding principal of, the Class A Notes and (B) pro rata to any Swap Provider, such amounts as are required to make any payments due to such Swap Provider pursuant to any Swap Agreement;

     (iii) Third, to the holders of the Class B Notes, all accrued and unpaid interest on and all Outstanding principal of the Class B Notes;

     (iv) Fourth, to the holders of the Class C Notes, all accrued and unpaid interest on and all Outstanding principal of the Class C Notes;

     (v) Fifth, to the holders of the Class D Notes, all accrued and unpaid interest on and all Outstanding principal of the Class D Notes;

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

     (vi) Sixth, to the holders of the Class E Notes all accrued and unpaid interest on and all Outstanding principal of the Class E Notes; and

     (vii) Seventh, with respect to Airplanes Limited only, to the Charitable Trusts, all accrued and unpaid dividends payable to the Charitable Trusts.

     TRUST INDENTURE COVENANTS

     No Release of Obligations. The Relevant Issuer will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement having substantially similar terms) or discharge or prejudice the validity or effectiveness of the Trust Indentures (other than as permitted therein), the Security Trust Agreement, the Cash Management Agreement, the Administrative Agency Agreement or the Servicing Agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted, and such releases may be permitted, if such Relevant Issuer shall have first obtained an authorizing resolution of the Directors, in the case of Airplanes Limited, or a resolution of the Controlling Trustees, in the case of Airplanes Trust, determining that such action, permitted action or release does not materially adversely affect the interests of the Noteholders, and provided further, that in any case (i) the Relevant Issuer will not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements and
(ii) there must be at all times an administrative agent, a cash manager and, unless the Servicer resigns prior to the appointment of a replacement servicer as a result of Airplanes Group's failure to pay amounts due and owing to it, a servicer.

     Limitation on Encumbrances. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "ENCUMBRANCE"), including, without limitation, any conditional sale, any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of such Relevant Issuer's or subsidiary's assets (excluding Segregated Funds) including, without limitation, all ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares of capital stock ("STOCK") and any Indebtedness of any subsidiary held by such Relevant Issuer or a subsidiary thereof.

     Notwithstanding the foregoing, the Relevant Issuer may create, incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Trust Agreement,
(iii) Encumbrances over rights in or derived from leases, upon confirmation from the Rating Agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the Certificates, provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Relevant Issuer from such Lease had such Encumbrance not been created or (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Relevant Issuer or any of its subsidiaries; provided that if such proceedings continue for a period exceeding 12 months, such continuing proceedings, together with continuing proceedings related to Aircraft under the Trust Indenture relating to the Guarantor of the Relevant Issuer, do not relate to claims exceeding 2% of the Initial Appraised Value of the Portfolio.

     As used in this Prospectus, "AFFILIATE" means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person; "CONTROL" of a person means the possession, direct or indirect, of the power to vote 5% or more of the voting Stock of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting Stock, by contract or otherwise; and "PERMITTED ENCUMBRANCE" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrance on any

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

Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any liens created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant Lessor (provided that if such Lessor becomes aware of any such lien, such Lessor shall use commercially reasonable efforts to have any such liens lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option existing as of March 28, 1996 or Aircraft Agreement meeting the requirements of (iii) (B) of the second paragraph under the "Limitation on Aircraft Sales" covenant; (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Relevant Issuer, or any of its subsidiaries or the Security Trustee; and (viii) any lien not referred to in (i) through (vii) above which would not adversely affect the owner's rights and does not exceed the greater of $2,000,000 in the aggregate for the Portfolio or $250,000 per Aircraft.

     Limitation on Restricted Payments. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any of its subsidiaries to (i) declare or pay any dividend or make any distribution on its Stock held by persons other than the Relevant Issuer or any of its subsidiaries; provided that as long as no Note Event of Default shall have occurred and be continuing and Airplanes Limited has distributable profits which may lawfully be paid as dividends, Airplanes Limited may, subject to the provisions set forth under "Description of the Securities -- The Notes and the Guarantees", pay the Annual Dividend Amount; (ii) purchase, redeem, retire or otherwise acquire for value any shares of Stock of such Relevant Issuer or any of its subsidiaries held by and on behalf of persons other than such Relevant Issuer, any of its subsidiaries or to other Persons permitted under the requirements of (ii)(B) under the "Limitation on the Issuance, Delivery and Sale of Capital Stock" covenant; (iii) make any interest, principal or premium payment on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of such Relevant Issuer or any of its subsidiaries that is not owed to such Relevant Issuer or any of its subsidiaries other than in accordance with "Description of the Securities -- The Notes and the Guarantees" or (iv) make any investments (other than Permitted Account Investments, investments permitted under the "Limitation on Engaging in Business Activities" covenant and allowed Restructurings) provided that no investment by any Airplanes Limited Member in any Airplanes Trust Member or by any Airplanes Trust Member in any Airplanes Limited Member shall be made if such investment would materially adversely affect the Noteholders. "AIRPLANES LIMITED MEMBER" means Airplanes Limited and any of its subsidiaries. "AIRPLANES TRUST MEMBER" means Airplanes Trust and any of its subsidiaries.

     The term "INVESTMENT" for purposes of the above restriction shall mean any loan or advance to a person or entity, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity.

     Limitation on Dividends and Other Payment Restrictions. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to (i) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, the Stock of such Relevant Issuer or such subsidiary, as the case may be, (ii) pay any Indebtedness owed to such Relevant Issuer or such subsidiary, (iii) make loans or advances to such Relevant Issuer or such subsidiary or (iv) transfer any of its property or assets to such Relevant Issuer or any other subsidiary thereof.

     The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) existing as of March 28, 1996 under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the Notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (ii) in the case of clause (iv) in the preceding paragraph, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (B) existing by virtue of any transfer of, agreement to transfer, option
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

or right with respect to, or consensual encumbrance on, any property or assets of the Relevant Issuer or any subsidiary not otherwise prohibited by the Trust Indenture. Nothing contained in this covenant shall prevent such Relevant Issuer or any subsidiary from creating, incurring, assuming or suffering to exist any Encumbrances not otherwise prohibited under the Trust Indenture.

     Limitation on Engaging in Business Activities. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any subsidiary to, engage in any business or activity other than:

     (i) (A) purchasing or otherwise acquiring, directly or indirectly, from GPA Group and its affiliates the stock of the Transferred Companies (including purchases of stock of affiliates of the companies organized in the Isle of Man (the "IOMCOS") who were parties to aircraft sales agreements in connection with the Acquisition), and
            (B) owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the Aircraft and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold (an "ALLOWED RESTRUCTURING") promissory notes, contingent payment obligations or equity interests, of Lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective affiliates in the ordinary course of business and (C) acquiring, directly or indirectly, from an IOMCo any Aircraft that was subject on March 28, 1996 to an existing sales agreement;

     (ii) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, any Airplanes Group member, in each case on such terms and in such manner as the Directors or Controlling Trustees, as the case may be, see fit and (whether or not the Relevant Issuer or such subsidiaries derive a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this covenant; provided that no such loan, guarantee or other support of the obligations or liabilities of any Airplanes Limited Member by any Airplanes Trust Member or of any Airplanes Trust Member by any Airplanes Limited Member shall be made if it would materially adversely affect the Noteholders;

     (iii)  financing or refinancing the business activities described in clause
            (i) of this covenant through the offer, sale and issuance of any securities of Airplanes Limited or Airplanes Trust, upon such terms and conditions as the Directors or Controlling Trustees, as the case may be, see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by the Relevant Issuer;

     (iv) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of such Relevant Issuer or any of its subsidiaries within limits determined by the Directors or the Controlling Trustees from time to time and submitted to the Rating Agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

     (v) (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, syndicates or partnerships of all kinds in any part of the world for the purposes set forth in clause
           (i) above, (B) acquiring, holding and disposing of shares, securities and other interests in any such company, syndicate or partnership and
           (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary other than Holding Co. or AeroUSA, provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and
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

     (vi) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Relevant Issuer or any of its subsidiaries may think fit and to pay the premiums thereon.

     Limitation on Indebtedness. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "INCUR"), Indebtedness.

     For the purposes of the Trust Indentures, "INDEBTEDNESS" means, with respect to any person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all the obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (v) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (vi) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such Indebtedness is assumed by such person, and (vii) all Indebtedness (as defined in clauses (i) through (v) of this paragraph) of other persons guaranteed by such person.

     Notwithstanding the foregoing, the Relevant Issuer and any subsidiary may incur each and all of the following: (i) Indebtedness in respect of any Note, Class E Note or Guarantee, (ii) Indebtedness in respect of any Refinancing Notes; provided that (A) the Refinancing Certificates corresponding to such Refinancing Notes receive ratings from the Rating Agencies at the close of such refinancing equal to or higher than those of the class or subclass being refinanced (determined at the date of incurrence), (B) taking into account such refinancing, the Relevant Issuer receives confirmation prior to such refinancing from the Rating Agencies that such refinancing will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the Certificates corresponding to each class or subclass of Notes Outstanding at such time, (C) such refinancing does not extend the Remaining Weighted Average Life of any other class or subclass of Notes then Outstanding by more than three months and (D) the net proceeds of any such refinancing shall be used only to repay the Outstanding Principal Balance of the class or subclass of the Notes being so refinanced; and provided further, that, in the case of any refinancing of Notes other than the Soft Bullet Notes, the Remaining Weighted Average Life and Expected Final Payment Date of such Refinancing Notes, determined as of the date of incurrence, does not exceed by more than three months (x) with respect to the Fixed Rate Notes, the Remaining Weighted Average Life or Expected Final Payment Date, as the case may be, of such class or subclass of Notes to be so refinanced, and (y) with respect to the Floating Rate Notes, the Expected Final Payment Date of such class or subclass of Notes to be refinanced; (iii) Indebtedness in respect of guarantees by the Relevant Issuer or any subsidiary of any other member of Airplanes Group, provided that no such Indebtedness in respect of any member of Airplanes Group other than of the Relevant Issuer or any subsidiary of the Relevant Issuer shall be incurred if it would materially adversely affect the Noteholders; (iv) obligations to each seller under the Stock Purchase Agreement and the related lease assignment and assumption agreements and the documents related thereto, (v) indebtedness in respect of any issuance of Class E Notes payable in connection with any purchase price adjustment under the Stock Purchase Agreements, (vi) Indebtedness to GPA under intercompany loans or any agreement between the Relevant Issuer or any of its subsidiaries and any other members of Airplanes Group (each an "INTERCOMPANY LOAN"); provided that no such Indebtedness incurred by an Airplanes Limited Member in favor of an Airplanes Trust Member or incurred by an Airplanes Trust Member in favor of an Airplanes Limited Member shall be incurred if it would materially adversely affect the Noteholders and (vii) any subordinated, non-interest paying indebtedness issued in accordance with the terms of the Tax Sharing Agreement.

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

     As used in this Prospectus, "GUARANTEE" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

     Limitation on Aircraft Sales. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any Aircraft or any interest therein.

     Notwithstanding the foregoing, the Relevant Issuer and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any engines being sold pursuant to the Stock Purchase Agreements on March 28, 1996 or any replacements thereof ("ENGINES") or parts installed in or attached to any Aircraft other than Engines ("PARTS"), or
(b) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing on March 28, 1996,
(ii) within or among the Relevant Issuer and its subsidiaries without limitation, and among the Relevant Issuer or any of its subsidiaries and any member of Airplanes Group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the Noteholders, (iii) pursuant to any Aircraft Agreement; provided that such sale does not result in an Event of Default under "Operating Covenants -- Concentration Limits", and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price, (iv) pursuant to receipt of insurance proceeds in connection with an event of loss or
(v) having an aggregate Initial Appraised Value of no more than $50 million per annum and no more than $500 million in aggregate, in each case for Airplanes Group taken as a whole, from March 28, 1996 until the termination of the Trust Indentures by their terms, provided that (x) the Directors of Airplanes Limited or the Controlling Trustees of Airplanes Trust, as applicable, unanimously confirm that each such sale is in the best interests of such Relevant Issuer and the Noteholders, (y) all of the consideration received in respect of such sale shall be in cash and (z) such sale does not result in a Note Event of Default under "Operating Covenants -- Concentration Limits"; provided, however, that this covenant will not apply to any sale, transfer or other disposition of any Aircraft or any interest therein effected as part of a single transaction providing for the redemption or defeasance of the Notes and the Class E Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively.

     For the purpose of this covenant, the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by the Relevant Issuer or one of its subsidiaries from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of Airplanes Group (based on the cost of funds on the Payment Date immediately preceding such date (excluding for such purpose any interest paid or accrued on the Class E Notes other than the Class E Note Minimum Interest Amount, but taking into account any Swap Agreements)).

     The "NOTE TARGET PRICE" means, in respect of any Aircraft, an amount equal to 105% of the aggregate Outstanding Principal Balance of the Notes allocable to such Aircraft on the date of the sale agreement or purchase option granting date, as the case may be. On any date, the Outstanding Principal Balance of Notes allocable to an Aircraft will equal the product of (i) (A) the Adjusted Base Value of such aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of the Notes, in each case on the most recent Payment Date.

     "AIRCRAFT AGREEMENT" means any lease, sub-lease, conditional sale agreement, hire purchase agreement or other agreement (other than an agreement for sale not providing for possession by the purchaser, or an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than the Relevant Issuer or its subsidiaries to purchase an Aircraft pursuant to a purchase option agreement, in each case pursuant to which any person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such aircraft.

     "NET SALE PROCEEDS" means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

     Limitation on Modification Payments and Capital Expenditures. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, for the optional conversion of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business (each such expenditure, a "MODIFICATION PAYMENT"). Notwithstanding the foregoing, the Relevant Issuer may, and may permit any of its subsidiaries to, make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after the Closing Date pursuant to the covenant with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform heavy maintenance (as described in the Servicing Agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) any improvements made as a result of such Modification Payment do not detract from the value of the affected Aircraft;
(iii) such Modification Payment is included in the annual operating budget of Airplanes Group and approved by the Directors or Controlling Trustees, as the case may be; (iv) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to the Trust Indentures or otherwise allowed to be paid under Permitted Indebtedness; and (v) the aggregate amount of all Modification Payments made by members of Airplanes Group, taken as a whole, pursuant to this covenant after March 28, 1996, including such Modification Payment, shall not exceed $200,000,000.

     Limitation on Consolidation, Merger and Transfer of Assets. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into the Relevant Issuer or any subsidiary, unless (i) the resulting entity is a special purpose corporation, the charter of which is substantially similar to the Memorandum of Association of Airplanes Limited, the Trust Agreement pursuant to which Airplanes Trust is organized, or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Noteholders do not give rise to any withholding tax payments less favorable to the Noteholders than the amount of any withholding tax payments which would have been required had such event not occurred, (ii) in the case of consolidation, merger or transfer by the Relevant Issuer, the surviving successor or transferee entity shall expressly assume all of the obligations of the Relevant Issuer in the relevant Trust Indenture, the Notes and each other Related Document to which such Relevant Issuer is then a party,
(iii) the Directors or the Controlling Trustees as the case may be shall have obtained confirmation in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the Certificates, (iv) immediately after giving effect to such transaction, no Note Event of Default shall have occurred and be continuing, and (v) the Relevant Issuer delivers to the applicable Indenture Trustee an officers' certificate or trustee's certificates as the case may be, and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the related Trust Indenture relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Relevant Issuer and any of its subsidiaries and among Airplanes Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Noteholders, (b) complying with the terms of the "Limitation on Aircraft Sales" covenant or (c) effected as part of a single transaction providing for the redemption or defeasance of the Notes and the Class E Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively.

     Limitation on Transactions with Affiliates. Under the terms of each Trust Indenture, the Relevant Issuer will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any affiliate of such Relevant Issuer or any subsidiary, except upon fair and reasonable terms no less favorable to such Relevant Issuer or such subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such an affiliate.

     The foregoing limitation does not limit, and shall not apply to, (i) any transaction pursuant to the terms of the Related Documents; (ii) any transaction within and among the Relevant Issuer or any of its subsidiaries and any other member of Airplanes Group, provided, that no such transaction, other than between the Relevant Issuer and any of its subsidiaries, shall be consummated if it would materially adversely affect the Noteholders; (iii) the payment of reasonable and customary regular fees to, and the provision of reasonable and customary liability insurance in respect of, Directors of Airplanes Limited or Controlling Trustees of Airplanes Trust; (iv) any payments or other transactions pursuant to the Tax-Sharing Agreement; (v) any contracts between the Relevant Issuer and any employee of Airplanes Group pursuant to which the aggregate value of payments does not exceed $200,000 per year; (vi) any payments of the types referred to in clauses (i) or (ii) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder; (vii) payments under any contract for the re-acquisition of an Aircraft from an IOMCo. of a price not exceeding the amount paid therefor by such IOMCo under a conditional sale agreement existing on the date hereof or (viii) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the Notes and the Class E Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance", respectively.

     Limitation on the Issuance, Delivery and Sale of Capital Stock. Under the terms of each Trust Indenture, the Relevant Issuer will not (i) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on March 28, 1996) in equity, including without limitation, all ordinary shares of Airplanes Limited and the Airplanes Trust Residual Interest, as the case may be, or (ii) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on March 28, 1996) in equity except (A) to the Charitable Trust Trustees, (B) issuances or sales of shares of Stock of foreign subsidiaries of the Relevant Issuer to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Board of Directors or the Controlling Trustees, as the case may be, to avoid an adverse tax consequence in any such jurisdiction, (C) the pledge of the shares pursuant to the Security Trust Agreement, (D) the sale, delivery or transfer of any Stock of any member of Airplanes Group in connection with the redemption or defeasance of the Notes and the Class E Notes in accordance with the terms set forth under "-- Redemption" or "-- Defeasance", respectively and (E) the sale of any Stock in connection with any sale of Aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant.

     In addition, under the terms of the Shareholders Agreement, the Charitable Trust Trustees have agreed that while the Airplanes Limited Notes are outstanding they will not, without prior written approval of the Airplanes Limited Indenture Trustee and all of the Directors, take any action in their capacity as shareholders of Airplanes Limited to alter the share capital or issue any additional shares of Airplanes Limited.

     Bankruptcy and Insolvency. Under the terms of each Trust Indenture, the Relevant Issuer (i) will promptly provide the Indenture Trustee and the Rating Agencies with notice of the institution of any proceeding by or against such Relevant Issuer or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property and (ii) each Relevant Issuer will not, without an affirmative unanimous written resolution of the Directors or the Controlling Trustees, as applicable and confirmation from the Rating Agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the Certificates, take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents.

     In addition, under the terms of the Shareholders Agreement, the Charitable Trust Trustees have agreed that while the Airplanes Limited Notes are outstanding they will not, without prior written approval of the Airplanes Limited Indenture Trustee and all of the Directors, take any action in their capacity as shareholders of Airplanes Limited (i) to cause Airplanes Limited to institute any proceeding seeking liquidation or insolvency (or similar proceeding), (ii) in the case of any such proceeding instituted against Airplanes Limited, to authorize or consent to such proceedings, (iii) to terminate Airplanes Limited's corporate existence, (iv) to waive or amend the Memorandum and Articles of Association of Airplanes Limited or (v) to transfer any part of the capital stock of Airplanes Limited or any interest therein unless the transferee (a) is a trustee of a trust formed for charitable purposes substantially identical to those for which the Charitable Trusts are established and (b) enters into an agreement substantially identical to the Shareholders Agreement in favor of the Airplanes Limited Indenture Trustee.

     Maintenance of Taxation Status. Under the terms of each Trust Indenture, the Relevant Issuer shall not, and shall not permit any of its subsidiaries to, take any action or omit to take any action which is inconsistent with the preservation of the certification with respect to taxation of Airplanes Group issued by the Irish Department of Finance (or any similar treatment in other jurisdictions) in connection with business operations in Shannon, Ireland or similar certification for other tax-advantaged zones in Ireland or such other jurisdictions and the taxation treatment awarded to the subsidiaries of Airplanes Group as a consequence thereof.

     OPERATING COVENANTS

     Concentration Limits. Unless the Directors or Controlling Trustees obtain prior written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current rating of any class or subclass of Certificates will result, the Relevant Issuer will not permit any of its subsidiaries to lease or re-lease any Aircraft if entering into such proposed lease would cause the Portfolio to exceed any of the concentration limits set forth below (the "CONCENTRATION LIMITS"); provided that each Trust Indenture will permit breaches of such Concentration Limits upon any renewal, extension or restructuring of any Lease.

LESSEE COVENANTS

                                                                 PERCENTAGE OF MOST RECENT
                                                               APPRAISED VALUE OF PORTFOLIO
                                                               ----------------------------
Single Lessee...............................................                 10%
Five largest Lessees........................................                 35%

COUNTRY COVENANTS

                                                                 PERCENTAGE OF MOST RECENT
COUNTRY RATING                                                APPRAISED VALUE OF PORTFOLIO(2)
--------------                                                -------------------------------
A -- (or the equivalent) or better(1).......................                 20%
Other.......................................................                 15%

REGION COVENANTS

                                                                 PERCENTAGE OF MOST RECENT
                                                              APPRAISED VALUE OF PORTFOLIO(3)
                                                              -------------------------------
Africa......................................................                  5%
Asia........................................................                 45%
Australia...................................................                 10%
Europe (including Turkey, but excluding the CIS and Eastern
  Europe)...................................................                 45%
Middle East.................................................                 15%
North America...............................................                 45%
Latin America (including South America, the Caribbean and
  Mexico)...................................................                 35%
Other (including CIS and Eastern Europe)....................                 10%

---------------

(1) Based on the sovereign foreign currency debt rating assigned by the Rating Agencies to the country in which a Lessee is habitually based at the time the relevant Lease is executed.

(2) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft operated or to be operated by Lessees habitually based in the applicable country by the aggregate most recent Appraised Values of all Aircraft then owned by Airplanes Group.

(3) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft operated or to be operated by Lessees habitually based in the applicable region by the aggregate most recent Appraised Values of all Aircraft then owned by Airplanes Group.

     In addition, each Trust Indenture will not permit the Relevant Issuer or any subsidiary to lease Aircraft operated or to be operated by Lessees domiciled in (i) certain countries and (ii) certain other countries without procuring political risk insurance. The list of prohibited countries and countries with respect to which political risk insurance must be procured may be modified from time to time upon the approval of the Directors of Airplanes Limited or the Controlling Trustees of Airplanes Trust, as the case may be, after consultation with the Administrative Agent.

     The Trust Indentures contain no limitations with respect to the country or region where any sublessees of Aircraft operated or to be operated are domiciled if (i) such sublease is permitted under the relevant Lease (including by reason of consent or waiver, if applicable) or renewed Lease (including by reason of consent or waiver, if applicable) and (ii) the relevant Lessee is either a signatory to a Lease or a renewed Lease.

     Compliance with Law, Maintenance of Permits. Under the terms of each Trust Indenture, the Relevant Issuer will (i) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, (ii) obtain, and cause each of its subsidiaries to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the Aircraft, including, without limitation, a current certificate of airworthiness for each Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, (y) following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Relevant Issuer shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and
(C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under applicable laws, (iii) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any applicable law and (iv) not knowingly permit, directly or indirectly, through any of its subsidiaries, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee's use and operation of any Aircraft under any operating Lease except as provided in clauses (ii)(A) and (ii)(B) above (as if such clauses applied to the Lessee).

     The foregoing covenant shall not be deemed to have been breached by virtue of any act or omission of a Lessee or sub-lessee, or of any person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Relevant Issuer or a subsidiary of such covenant) (each, a "THIRD PARTY EVENT"); provided that (i) no member of Airplanes Group consents or has consented to such Third Party Event; and (ii) the member of Airplanes Group which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, among other things, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

     Appraisal of Portfolio. Under the terms of each Trust Indenture, the Relevant Issuer will, no earlier than 90 nor later than 30 days prior to March 31 of each year, deliver to the Trustee appraisals of the Base Value of each of the Aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization, each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

     Maintenance of Assets. Under the terms of each Trust Indenture, the Relevant Issuer will (i) with respect to each Aircraft and Engine that is subject to a Lease, cause directly or indirectly, through any of its subsidiaries, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease, and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each of its subsidiaries to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. No breach of this covenant, however, shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) no member of Airplanes Group consents or has consented to such Third Party Event; and (ii) the member of Airplanes Group which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

     Notification of Indenture Trustee, Cash Manager and Administrative
Agent. Under the terms of each Trust Indenture, the Relevant Issuer will notify the Indenture Trustee, Cash Manager and Administrative Agent as soon as such Relevant Issuer or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000.

     Leases. Under the terms of each Trust Indenture, the Relevant Issuer shall adopt and has agreed to cause the Servicer to utilize the pro forma lease agreement or agreements then used by the Servicer in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised from time to time by the Servicer (the "SERVICER'S PRO FORMA LEASE"), for use by the Servicer on behalf of each member of Airplanes Group as a starting point in the negotiation of Future Leases with persons who are not members of Airplanes Group; provided, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of an Existing Lease, (y) the leasing of an Aircraft to a person that is or was a Lessee under an Existing Lease or (z) the leasing of an Aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer (such Future Lease, a "RENEWAL LEASE"), a form of lease substantially similar to such Existing Lease or operating lease (a "PRECEDENT LEASE"), as the case may be, may, in lieu of the Servicer's Pro Forma Lease, be used by the Servicer on behalf of any member of Airplanes Group as a starting point in the negotiation of such Future Lease with persons who are not members of Airplanes Group; and provided further, however, that if the Directors or Controlling Trustees, as the case may be, determine, in an annual review of the Servicer's Pro Forma Lease, that any revision to the Servicer's Pro Forma Lease made from time to time since the preceding review by such Directors or Controlling Trustees is substantially inconsistent with the core lease provisions of the Relevant Issuer set forth in the Administrative Agency Agreement (as such provisions may be amended from time to time, the "CORE LEASE PROVISIONS") in a manner and to such a degree as to have a material adverse effect on the Noteholders, taking into consideration, among other things, such revision and any risk that the Aircraft might not be able to be leased on terms inconsistent with the relevant provisions in the Servicer's Pro Forma Lease, then such Directors or Controlling Trustees shall direct the Servicer not to include such revision in the Servicer's Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft. With respect to any such revisions as to which such Directors or Controlling Trustees have not made such determination, such Directors or Controlling Trustees, as the case may be, shall, to the extent relevant, amend the applicable Core Lease Provisions. It shall not be deemed a violation of this covenant if the terms of any Future Lease deviate from the terms of the Servicer's Pro Forma Lease or a Precedent Lease, as applicable, so long as the Servicer's Pro Forma Lease or the applicable Precedent Lease was the starting point for the negotiation of such Future Lease. The foregoing covenant shall not be applicable to any negotiation with respect to, or the execution of, any Future Lease of an Aircraft where such negotiation commenced on or prior to March 28, 1996.

     On the Payment Date occurring three months after each year subsequent to March 28, 1997, the Relevant Issuer shall certify to the Indenture Trustee that, based upon any and all factors considered by it to be relevant and taking into account any advice received from its agents, including the Administrative Agent and the Servicer, the Future Leases executed by or on behalf of the Relevant Issuer or its subsidiaries during the preceding year ending on such anniversary with Persons who are not members of Airplanes Group, having regard to deviations from the Core Lease Provisions in effect as of such anniversary (or, with respect to any Renewal Leases, having regard to deviations from the provisions corresponding to the Core Lease Provisions which had been previously incorporated in the applicable Precedent Leases), taken as a whole, should not be reasonably expected to have a material adverse effect on the Noteholders. If the Relevant Issuer cannot make such certification, then it shall deliver to the Indenture Trustee a Core Lease Provision certificate which sets forth information specifying the nature of the deviations from the Core Lease Provisions or, with respect to the Renewal Leases, such corresponding provisions of the Future Leases executed by or on behalf of the Issuer during the preceding year which should reasonably be expected to have a material adverse effect on the Noteholders. In addition, the Issuer shall furnish an annual report to the Rating Agencies (with a copy to the Indenture Trustee) setting forth the rationale (including, if applicable, trends in the international operating leasing market) for any changes in the Core Lease Provisions during the preceding year.

     Opinions. Under the terms of each Trust Indenture, the Relevant Issuer will not enter into, and will not permit any of its subsidiaries to enter into, any Future Lease with any person that is not a member of Airplanes Group or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction or registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.

     Insurance. Under the terms of each Trust Indenture, the Relevant Issuer will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars), (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the Trust Indentures for each model of aircraft and (iii) airline political risk insurance ("PRI") for each Aircraft subject to a Lease and habitually based in a jurisdiction determined in accordance with the PRI guidelines, as set forth in the Indentures and as amended from time to time by the Directors or Controlling Trustees, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided, however, that, with respect to any such insurance for any Aircraft, such insurance may be subject to (x) deductibles and self-insurance in an amount not exceeding $10,000,000 in the aggregate in respect of any one occurrence in respect of such Aircraft that is subject to a Lease (or sale agreement) with any Lessee (or purchaser) whose long-term unsecured debt obligations are rated not less than A, or its equivalent, by at least one of the Rating Agencies, or (y) commercially reasonable deductible and self-insurance arrangements (taking into account, among other things, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). Apart from the matters covered by the preceding sentence, the coverage and terms (including endorsements) of any insurance maintained (a) with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft and (b) with respect to any Aircraft subject to a Lease, shall be substantially consistent with the relevant provisions of such Lease.

     In determining the amount of insurance required to be maintained by the covenant, the Relevant Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to PRI, any governmental authority or agency of any jurisdiction for which PRI must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Relevant Issuer (or which the Relevant Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by the covenant (taking into account self-insurance permitted by the covenant). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. The Relevant Issuer will not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market from time to time.

     Indemnity. Under the terms of each Trust Indenture, the Relevant Issuer will, and will cause each of its subsidiaries to include in each Lease between a member of Airplanes Group and a person who is not a member of Airplanes Group an indemnity in respect of the Lease in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

     NOTE EVENTS OF DEFAULT AND REMEDIES

     Each of the following events will constitute a "NOTE EVENT OF DEFAULT" with respect to any class of Notes under each applicable Trust Indenture (unless otherwise specified below):

     (a) failure to pay interest on the Notes of such class or any subclass thereof (other than Step-Up Interest), in each case when such amount becomes due, and such default continues for a period of five or more Business Days;

     (b) failure to pay principal of or premium, if any, on the Notes of such class or subclass thereof either on or prior to the applicable Final Maturity Date;

     (c) failure to pay any amount (other than interest) when due and payable in connection with any Note, to the extent that there are at such time Available Collections therefor, and such default continues for a period of two or more Business Days;

     (d) failure by Airplanes Limited or Airplanes Trust to comply with any of the covenants, obligations, conditions or provisions binding on it under the Trust Indentures or the Notes (other than a payment default for which provision is made in clause (a), (b) or (c) above) or any material breach of any of the covenants, obligations, conditions or provisions binding on it under any of the Related Documents to which it is a party or any breach of the representations and warranties given as of the Closing Date by Airplanes Limited, Airplanes Trust or any subsidiary thereof in such agreements, if such failure or such breach materially adversely affects the holders of such class of Notes and continues for a period of 30 days or more after written notice thereof has been given to the Relevant Issuer by the Cash Manager, the Administrative Agent, the Servicer or by holders of at least 25% of the aggregate Outstanding Principal Balance of the Notes of the Senior Class;

     (e) an "Event of Default" by any Guarantor under the Trust Indentures or failure by any Guarantor to pay any amount when due and payable under the Trust Indentures;

     (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of Airplanes Limited, Airplanes Trust or any subsidiary thereof (other than a subsidiary which owns or leases Aircraft having an aggregate Base Value of less than 2% of the Adjusted Portfolio Value at that time (each, a "SIGNIFICANT SUBSIDIARY"), under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of Airplanes Limited, Airplanes Trust, or any Significant Subsidiary; or
          (iii) the winding up or liquidation of the affairs of Airplanes Limited, Airplanes Trust, or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

     (g) Airplanes Limited, Airplanes Trust, or any Significant Subsidiary (i) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of Airplanes Limited, Airplanes Trust or any Significant Subsidiary or for all or substantially all of the property and assets of Airplanes Limited, Airplanes Trust or any Significant Subsidiary or
          (iii) effects any general assignment for the benefit of creditors;

     (h) any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against Airplanes Limited, Airplanes Trust or any subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under the Trust Indentures if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

     (i) the constitutional documents of Airplanes Limited or the documents creating Airplanes Trust cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

     If a Note Event of Default (other than a Note Event of Default under (f) or
(g)above) shall have occurred and be continuing, the Senior Trustee may, and, when instructed by the holders of 25% of the aggregate Outstanding Principal Balance of the Senior Class of Notes, shall, give a Default Notice to the Relevant Issuer and the Cash Manager declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. At any time after the Senior Trustee has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to the Trust Indentures, holders of a majority of the Outstanding Principal Balance of the Senior Class of Notes, by written notice to the Relevant Issuer, the Senior Trustee and the Cash Manager, may rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of and premium, if any, on the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other defaults and Note Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived. If a Note Event of Default under clause (f) or (g) occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party. After the occurrence and during the continuation of a Note Event of Default: (i) the Class B Noteholders will not be permitted to give or direct the giving of a Default Notice or to exercise any remedy in respect of such Note Event of Default until all interest and principal on the Class A Notes have been paid in full; (ii) the Class C Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Note Event of Default until all interest and principal on the Class A Notes and the Class B Notes have been paid in full; (iii) the Class D Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Note Event of Default until all interest and principal on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full and (iv) the Class E Noteholders will not be permitted to give a Default Notice or to exercise any remedy in respect of such Note Event of Default until all interest and principal on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full. The relevant Indenture Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to the Trust Indentures.

     Each Trust Indenture contains a provision entitling the applicable Indenture Trustee, subject to the duty of the Indenture Trustee during a default to act with the required standard of care, to be indemnified by the holders of any class of the Notes before proceeding to exercise any right or power under the applicable Trust Indenture or the Cash Management Agreement at the request or direction of such holders. Except in limited circumstances, no holder of the Notes will have the right, other than through the Senior Trustee acting in accordance with the Trust Agreement and the Trust Indentures to sue for recovery or take any other actions to enforce the obligations of the Relevant Issuer to pay any and all amounts due and payable under the Notes issued under either Trust Indenture, and no holder of the Notes will have the right to take any steps to cause the filing for bankruptcy of such Issuer. The Senior Trustee, as sole initial holder of the senior class of Notes outstanding, is entitled to exercise any and all remedies available under the applicable Trust Indentures.

     INTERCREDITOR RIGHTS

     Subject to the terms of the Trust Indentures, the Senior Trustee will have sole discretion as to whether to direct the Cash Manager to exercise and enforce any and all remedies with respect to the Notes. The Senior Trustee may take various actions in respect of the Notes, without regard to the interests of any other creditors.

     MODIFICATION AND WAIVER

     Each Trust Indenture will provide that, with the consent of the holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such holders (voting as a single class), modifications may be made to any class or subclass of Notes or such Trust Indenture; provided that any modification of the provisions setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any class or subclass of Notes, or reducing the percentage of the aggregate Outstanding Principal Balance of any class or subclass of Notes required to approve any such amendment or waiver, or altering the manner or priority of payment of such class or subclass of Notes (each, a "BASIC TERMS MODIFICATION") is not permitted without the consent of any Swap Provider and the holder of each Outstanding Note affected thereby; provided further, however, that the Senior Trustee may waive any Note Event of Default. Any such modification approved by the required holders of any class or subclass of Notes will be binding on the holders of the relevant class or subclass of Notes and each party to the Trust Indenture. The foregoing, however, shall not prevent Airplanes Group or any subsidiary from amending any Lease; provided that such amendment is otherwise permitted by the relevant Trust Indentures.

     The subordination provisions contained in each Trust Indenture may not be amended or modified without the consent of each Swap Provider, each holder of the class or subclass of Notes affected thereby and each holder of any class or subclass of Notes ranking senior to such Notes.

     Without the consent of each Noteholder, no amendment or modification of the relevant Trust Indenture or the Cash Management Agreement may, among other things, (a) modify the provisions of the relevant Trust Indenture or the Cash Management Agreement with respect to Account payment instructions and the payment thereunder by the Cash Manager or (b) result in the sale of the Relevant Issuer's assets other than pursuant to the provisions of "Trust Indenture Covenants". In no event shall the provisions relating to the priority of the Expenses, Swap Payments or Swap Breakage Costs in each Trust Indenture be amended or modified.

     The Trust Agreement contains provisions permitting the Relevant Issuer and the applicable Trustee to enter into supplemental trust agreements, without the consent of any Certificateholders of the related Trust, among others, (i) to allow the Issuers to issue Refinancing Notes, (ii) to add to the covenants of Airplanes Limited and Airplanes Trust for the benefit of the Certificateholders of any Class, or to surrender any right or power of Airplanes Limited and Airplanes Trust under the Trust Agreement, (iii) to cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of, the Trust Agreement or any supplemental trust agreement; provided that any such actions set forth in clause (iii) above shall not adversely affect the interests of such Certificateholders or (iv) to make any modification necessary to continue the qualification of the Trust Agreement under the Trust Indenture Act.

     The Trust Agreement also contains provisions permitting the Relevant Issuer and the applicable Trustee, with the consent of the holders of each class or subclass of Certificates of the applicable Trust evidencing interests aggregating not less than a majority of the Outstanding Principal Balance of such class or subclass to execute supplemental trust agreements adding any provisions to or changing or eliminating any of the provisions of the Trust Agreement or modifying the rights of the Certificateholders of such class or subclass, except that no such supplemental trust agreement may, without the consent of each Certificateholder so affected, (i) reduce in any manner the amount of, or delay the timing of, the applicable Trustee's receipt of payments on any of the related Notes held in such Trust, or distributions in respect of any related Certificate, change the Final Maturity Date or Payment Date on any Certificate, change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due, (ii) permit the disposition of any of the Notes except as provided in the Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of such Notes, (iii) reduce the percentage of the Outstanding Principal Balance of the Certificates of any class or subclass provided for in the Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in the Trust Agreement, or (iv) adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes.

     In the event that any Trustee, as the holder of each subclass of Notes held in the applicable Trust, receives a request for its consent to an amendment, modification or waiver under the applicable Trust Indenture, such Notes, the Cash Management Agreement, the Administrative Agency Agreement or other Related Document relating to such Notes, such Trustee shall mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such subclass as to whether or not to consent to such amendment, modification or waiver. The applicable Trustee shall vote or consent with respect to such Notes in such Trust in the same proportion as the Certificates of such subclass were actually voted by the holders thereof by a certain date.

     GOVERNING LAW AND JURISDICTION

     Each Trust Indenture and the Cash Management Agreement are to be governed by and construed in accordance with the laws of the State of New York. In each Trust Indenture and the Cash Management Agreement, Airplanes Limited and Airplanes Trust respectively have submitted to the jurisdiction of the United States Federal and New York State courts located in the City of New York for all purposes of or in connection with the Notes and Cash Management Agreement, as the case may be, and have each designated a person in the City of New York to accept service of any process on its behalf.

THE CLASS E NOTES

     The $591 million in aggregate principal amount of Class E Notes have been issued by and constitute direct, unsecured obligations of Airplanes Limited (the "AIRPLANES LIMITED CLASS E NOTES") and Airplanes Trust (the "AIRPLANES TRUST CLASS E NOTES"), pursuant to the Airplanes Limited Indenture and the Airplanes Trust Indenture respectively. GPA holds a majority in aggregate principal amount of the Class E Notes. Approximately $83 million (or 14%) of the aggregate principal amount of the Class E Notes have been issued to subsidiaries of GPA in which minority shareholders have interests representing approximately $23 million (or 4%) of the aggregate principal amount of the Class E Notes. The Class E Notes were issued in transactions exempt from the registration requirements of the Securities Act.

     The Class E Notes rank junior in priority of payment to certain payments on the Notes and certain other obligations of Airplanes Limited and Airplanes Trust and, to the extent held by more than one person, equally among such persons. Pursuant to the subordination provisions of the Trust Indentures and the Class E Notes, payments on any Class E Note, other than the Class E Note Minimum Interest Amount and the Class E Note Supplemental Interest Amount, in each case as set forth in "-- Priority of Payments", are subordinated to all payments of interest and principal on the Notes. Holders of the Class E Notes are not permitted to give a Default Notice with respect to any Note Event of Default or to exercise any remedy in respect of any such Note Event of Default until all amounts owing under each other class of the Notes have been paid in full. In addition, any amendment to or modification of the subordination provisions contained in the Trust Indentures will require the consent of each noteholder if such amendment or modification would adversely affect the rights of such noteholders.

     The Class E Notes have been issued in fully certificated form. The Class E Notes accrue interest for each Interest Accrual Period at a rate of 20% per annum, payable monthly in arrears on each Payment Date, commencing May 15, 1996. The stated interest rate on the Class E Notes is adjusted by reference to the U.S. Consumer Price Index. Except for the Class E Note Minimum Interest Amount plus the Class E Note Supplemental Interest Amount, each of which is paid interest at a rate of 1% and 10% multiplied by the Outstanding Principal Balance of the Class E Notes, respectively, no interest is payable on the Class E Notes until all of the interest, principal and premium, if any, on the Notes have been repaid in full. Interest accrued but not paid on the Class E Notes on each Payment Date will accrue during each Interest Accrual Period until the principal of the Class E Notes shall have been repaid. The Class E Note Minimum Interest Amount plus, in more limited circumstances, the Class E Note Supplemental Interest Amount will be paid on each Payment Date only to the extent that Airplanes Group has Available Collections sufficient to make such payment after paying or providing for each of the items ranking prior to such payment in the order of priority described under "-- Priority of Payments".

     Principal of the Class E Notes will not be payable until the Outstanding Principal Balance of the Notes is reduced to zero.

     The terms of the Class E Notes require, among other things, that the Class E Noteholders pay over to the Cash Manager any money (including principal or interest) paid to them in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment obligations described above under "-- Priority of Payments" or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

     Under Airplanes Limited's Articles of Association and the Airplanes Trust Agreement, the holder or holders of a majority in aggregate principal amount of the Class E Notes have the right to appoint one of Airplanes Limited's Directors and one of Airplanes Trust's Controlling Trustees while the Class E Notes are outstanding. Currently, GPA has appointed Edward Hansom as such Director and Controlling Trustee. If GE Capital exercises its right to acquire at least 90% of the ordinary share capital of GPA Group, the holder of a majority in aggregate principal amount of the Class E Notes will be entitled to dismiss the Directors of Airplanes Limited and all of the Controlling Trustees of Airplanes Trust and to appoint new Directors and

Controlling Trustees. There can be no assurance, however, that GE Capital will elect to acquire any of such ordinary shares. Neither the Certificates nor the Notes are obligations of, or guaranteed by, or offered for sale by, GE Capital, GECAS or any of their affiliates.

     At such time, if any, as the Directors and Controlling Trustees have been appointed by the holder of a majority in aggregate principal amount of the Class E Notes, then the Directors of Airplanes Limited and all of the Controlling Trustees of Airplanes Trust shall have the authority, acting on a majority vote, without any independent committee veto rights, to cause Airplanes Group to sell, directly or indirectly, all of the assets of the Airplanes Group, whether through a stock or an asset sale, to any person who provides, as consideration therefor, any combination of cash, obligations of the United States government or of corporate issuers rated at least AA+ or its equivalent, and Class E Notes which, through the payment of interest, principal and premium, if any, in respect thereof, will be sufficient to repay or defease, as the case may be, the Notes in accordance with their terms and the terms of the Trust Indentures, discharge any Class E Notes not so transferred and pay the Discounted Annual Dividend Amount, plus any arrears of the Annual Dividend Amount.

THE CASH MANAGEMENT AGREEMENT

     The following summary description of the Cash Management Agreement is subject to, and qualified in its entirety by reference to, the provisions of each Trust Indenture and the Cash Management Agreement, forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

     Each payment of cash in respect of any class of Notes and all other payments to be received by Airplanes Limited or Airplanes Trust or made by either of them pursuant to the applicable Trust Indenture will be directed by the Cash Management Agreement.

     The Cash Management Agreement was entered into by Airplanes Limited, Airplanes Trust, the Cash Manager, GPA Group, Indenture Trustees and the Security Trustee. The Cash Management Agreement appoints the Cash Manager to administer the Accounts, to monitor the performance of Airplanes Group, to prepare reports with respect to such performance and to perform certain other specified administrative tasks on behalf of Airplanes Group. The Cash Manager shall ensure that the proceeds of the Airplanes Group assets are deposited in the Collection Account. The Cash Management Agreement and each Trust Indenture set forth a number of covenants of Airplanes Group with respect to the conduct of Airplanes Group's business and the Airplanes Group assets and provides for the establishment and operation of the Accounts. Upon the occurrence of a Note Event of Default, the Cash Manager will distribute funds in the manner set forth in the Indenture.

THE ACCOUNTS

     The Cash Manager, acting on behalf of the Security Trustee, has established the following accounts: (i) the Collection Account, (ii) the Lessee Funded Account, (iii) the Expense Account and (iv) the Rental Accounts (collectively with the Proceeds Account, the Refinancing Account and the Defeasance/Redemption Account, and including any ledger or subledger accounts maintained therein, the "ACCOUNTS"). For a description of the Accounts see "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- The Accounts".

                         REPORTS TO CERTIFICATEHOLDERS

     On each Reference Date with respect to payments to be made on the immediately following Payment Date for each class or subclass of Certificates then Outstanding, the applicable Trustee will circulate and distribute a statement with respect to such distribution to be made on the immediately following Payment Date or other date, as the case may be, setting forth the following information:

          With respect to each Payment Date, (A) the balances on deposit on the
    (i) Calculation Date immediately preceding the prior Payment Date, (B) the aggregate amounts of deposits and withdrawals between such Calculation
          Date and the Calculation Date immediately preceding the Payment Date and (C) the balances on deposit in the Expense Account, Collection
          Account and Lessee Funded Account on the Calculation Date immediately preceding such Payment Date.

    (ii)  Analysis of Expense Account Activity
          Balance on Preceding Calculation Date; .....................
          Payments during period between prior Calculation Date and
          the relevant Calculation Date;
          (1) Payments on prior Payment Date..........................
          (2) Other payments..........................................
          Balance on relevant Calculation Date........................

    (iii) Analysis of Collection Account Activity
          Balance on Preceding Calculation Date.......................
          -- Required Expense Amount (including on preceding Payment
            Date).....................................................
          -- Net Transfer to Lessee Funded Accounts during period.....
          -- Collections during period................................
          -- Aggregate Certificate Payments...........................
          -- Swap Payments............................................
          Balance on relevant Calculation Date (separately stating the components
          of the Liquidity Reserve Amount)............................
          Analysis of current Payment Date distributions..............

    (iv)  Payments on the Certificates

          (a) Floating Rate Certificates (by class or subclass).......
          Applicable LIBOR for the current Interest Accrual Period....
          Applicable Margin for the current Interest Accrual Period...
          Applicable Interest Rate for the current Interest Accrual
               Period.................................................
          Interest Amount Payable.....................................
          Step-Up Interest............................................
          Opening Outstanding Principal Balance.......................
          Minimum Principal Payment Amount............................
          Adjusted Principal Payment Amount...........................
          Supplemental Principal Payment Amount.......................
          Redemption Amount...........................................
          -- amount allocable to principal............................
          -- amount allocable to premium..............................
          Closing Outstanding Principal Balance.......................

          (b) Fixed Rate Certificates (by class)
          Applicable Interest Rate....................................
          Interest Amount Payable.....................................
          Opening Outstanding Principal Balance.......................
          Scheduled Principal Payment Amount..........................
          Redemption Amount
          -- amount allocable to principal............................
          -- amount allocable to premium..............................

          Closing Outstanding Principal Balance.......................
          Pool Factors and scheduled payment amounts in the event of a partial redemption........................................

    (v)   Floating Rate Certificate information for next Interest
          Accrual Period
          (by class or subclass)
          Applicable LIBOR............................................
          Applicable Margin...........................................
          Applicable Interest Rate....................................

    (vi)  Payments per $100,000 Initial Outstanding Principal Balance
          of Certificates
          (by class or subclass)
          Opening Outstanding Principal Balance.......................
          Total Principal Payments....................................
          Closing Outstanding Principal Balance.......................
                                                                        --------
          Total Interest..............................................
          Total Premium...............................................

     These monthly statements are filed with the Securities and Exchange Commission (the "COMMISSION") as a Current Report on Form 8-K. Such monthly statements do not contain financial information with respect to Airplanes Group; however, on the first Payment Date following the filing by Airplanes Group of any Report on Form 10-Q or Form 10-K under the Securities Exchange Act of 1934, as amended, with the Commission with respect to each class or subclass of Certificates then Outstanding, the applicable Trustee will include with each statement accompanying a distribution of any payment as described in (i) through
(vi) above, a supplemental statement setting forth the following information: a copy of the "Airplanes Group Portfolio Analysis" table in this Prospectus, updated and revised to reflect the current composition of the Portfolio. Each Airplanes Group Report on Form 10-Q or Form 10-K includes disclosure with respect to any material adverse effect of any delinquency or loss in connection with the Leases.

     In addition, after the end of each calendar year, the applicable Trustee will furnish to each person who at any time during such calendar year was a holder of any class or subclass of Certificates a statement containing the sum of the amounts determined pursuant to clause (iv) above with respect to such class or subclass for such calendar year or, in the event such person was a holder of record of any class or subclass of Certificates during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. So long as the Certificates of any class or subclass are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to such Trustee by DTC and the DTC Participants, and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the applicable Certificateholders in the manner described above.

     At such time, if any, as the Certificates of any class or subclass are issued in the Form of Definitive Certificates, the applicable Trustee will prepare and deliver the information described above to each holder of record of a Definitive Certificate of such class or subclass as the name and period of beneficial ownership of such holder of record of a Definitive Certificate of such class or subclass appears on the records of the Trustee. The Trustee maintains the records concerning the holders of such Certificates.

     The Trustee will publish or cause to be published following each distribution date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the statement described under "Reports to Certificateholders" will be available at the office of the Listing Agent of Airplanes Group in Luxembourg, Banque Internationale a Luxembourg S.A. (the "LISTING AGENT"), 69 route d'Esch, L-1470 Luxembourg. The Luxembourg Stock Exchange will receive notice promptly following each distribution date. In addition, the Trustee provides such information to Bloomberg Financial Markets promptly following each distribution date for publication on the BLOOMBERG.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION

     Certificateholders will hold their Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as set forth below, the Certificates will be registered in the name of Cede as the nominee for DTC. Certificateholders will be entitled to receive a physical certificate representing such person's interest therein only in the limited circumstances described herein. Unless and until Definitive Certificates are issued, all references herein to actions by Certificateholders will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC (the "DTC PARTICIPANTS"), and all references herein to distributions, notices, reports and statements to Certificateholders will refer to distributions, notices, reports and statements, respectively, to DTC or Cede, as the registered holder of the Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures.

     Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel Bank's and Morgan Guaranty's names on the books of their respective Depositaries which, in turn, will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "DEPOSITARIES").

     Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Cedel Bank (the "CEDEL PARTICIPANTS") and participants in Euroclear (the "EUROCLEAR PARTICIPANTS") will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel and Euroclear.

     Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Cedel or Euroclear, as the case may be, by its respective Depositary. However, such cross-market transactions will require delivery of instructions to Cedel or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Cedel Bank or Euroclear, as the case may be, will deliver instructions to its respective Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of Certificates received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the securities settlement processing day dated the Business Day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account of as only the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC. Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("INDIRECT PARTICIPANTS") .

     Certificateholders who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants. Indirect Participants are required to effect transfers through a DTC Participant. Payments of interest, principal, and premium, if any, in respect of the Certificates will be made to DTC and are the responsibility of the Trust, Certificateholders will receive all distributions of interest, principal and premium, if any, in respect of the Certificates from the Trustee through DTC Participants and Indirect Participants. Disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the Certificateholders will be the responsibility of DTC Participants and Indirect Participants. DTC's practice is to credit DTC Participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC Participants to Certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant. So long as the Certificates are registered in the name of Cede, the only "Certificateholder" will be Cede, as nominee for DTC. While so registered, Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures governing DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of the Certificates among the DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of interest, principal and premium if any, in respect of the Certificates. DTC Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificates. The Rules provide a mechanism by which Certificateholders will receive payments and will be able to transfer their interests.

     DTC has advised Airplanes Limited, Airplanes Trust, and the Trust that it will take any action permitted to be taken by a Certificateholder in respect of each class or subclass of Certificates under the Trust Agreement only at the direction of one or more DTC Participants to whose accounts that class or subclass of Certificates is credited. Additionally, DTC has advised Airplanes Limited, Airplanes Trust and the Trust that it will take such actions with respect to any percentage of the outstanding principal amount of any class or subclass of Certificates only at the direction of and on behalf of the DTC Participants whose holders own such outstanding principal amount. DTC may take conflicting actions with respect to different classes or subclasses of Certificates to the extent that such actions are taken on behalf of DTC Participants whose holdings include such different classes or subclasses of Certificates.

     Distributions with respect to Certificates held beneficially through Cedel will be credited to cash accounts of Cedel Participants in accordance with Cedel's rules and procedures, to the extent received by its Depositary. Cedel will take any other action permitted to be taken by a Certificate owner under the Trust Agreement on behalf of a Cedel Participant only in accordance with its rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular class (or, in the case of the Class A Certificates, subclass) in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by its Depositary. The Euroclear Operator will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Euroclear Participant only in accordance with the Terms and Conditions and subject to its Depositary ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The Certificates of any class or subclass may be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES") to Certificateholders of that class or subclass or their nominees only if (i) Airplanes Limited and Airplanes Trust advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Certificates and Airplanes Limited and Airplanes Trust are unable to locate a qualified successor, (ii) Airplanes Limited and Airplanes Trust at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default with respect to such class or subclass, Certificateholders of such class or subclass representing an aggregate of not less than 51% of the aggregate outstanding principal amount of Certificates of such class or subclass advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateholders of each affected class or subclass through DTC of the availability of Definitive Certificates of such class or subclass. Upon surrender by DTC of the Certificates of that class or subclass and receipt of instructions for re-registration, the Trustee will reissue the Certificates of that class or subclass as Definitive Certificates to Certificateholders of that class or subclass.

     Distributions of principal of, interest and premium, if any, on any Definitive Certificates will thereafter be made by the Trustee in accordance with the procedures set forth in the Trust Agreement directly to holders of Definitive Certificates in whose names the Definitive Certificates were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any such Definitive Certificates, however, will be made only upon presentation and surrender of such Definitive Certificates at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable, in whole or in part, and exchangeable for Definitive Certificates of the same class or subclass at the office of the Trustee or the office of the paying agent in Luxembourg upon compliance with the requirements set forth in the Trust Agreement. Upon transfer of any Definitive Certificate in part, the Trustee will issue in exchange therefor to the transferee one or more Definitive Certificates in the amount being so transferred and will issue to the transferor one or more Definitive Certificates in the remaining amount not being transferred. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

     A Certificate that is mutilated, destroyed lost or stolen may be exchanged or replaced, as the case may be, at the offices of the co-transfer agent and the co-registrar in Luxembourg upon presentation of the Certificate or satisfactory evidence of destruction, loss or theft thereof to the co-transfer agent and co-registrar. An indemnity satisfactory to the co-transfer agent and co-registrar and the Trustee may be required at the expense of the Certificateholder before a replacement Certificate will be issued. The Certificateholder will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the co-transfer agent and co-registrar) connected therewith.

CUSIP, ISIN AND COMMON CODE NUMBERS

     The 1998 Refinancing Certificates have been accepted for clearance through Euroclear and Cedel Bank. The CUSIP number, International Securities Identification Numbers ("ISIN") and the common code numbers ("CCN") are set forth in the table below.

               CLASS OR SUBCLASS                      CUSIP          ISIN          CCN
               -----------------                    ---------    ------------    -------
Subclass A-6....................................    009451AJ4    US009451AJ46    8543275
Subclass A-7....................................    009451AK1    US009451AK19    8543321
Subclass A-8....................................    009451AL9    US009451AL91    8543330
Class B.........................................    009451AM7    US009451AM74    8543348

                               TAX CONSIDERATIONS

CERTAIN JERSEY TAX CONSIDERATIONS

     The following summary is based upon the opinion of Mourant du Feu & Jeune ("JERSEY TAX COUNSEL") as to the tax treatment under Jersey law of Airplanes Limited and the Trust and the tax treatment under Jersey law in relation to the purchase, ownership and disposition of the Airplanes Limited 1998 Refinancing Notes and the 1998 Refinancing Certificates. The discussion is based on an interpretation of laws, regulations, rulings and decisions, including certain letters from the Comptroller of Income Tax in Jersey and the Director of the Jersey Financial Services Department, all of which are currently in effect and are subject to change. Any such change may be applied retroactively and may adversely affect the Jersey tax consequences described herein. Unless otherwise specifically noted, the term "CERTIFICATEHOLDERS" as used in the discussion below (including the discussion with respect to Irish and United States Federal tax consequences) refers to the beneficial owner of the 1998 Refinancing Certificates and the term "CERTIFICATE" refers to both the actual 1998 Refinancing Certificate and the interest in the 1998 Refinancing Certificate held indirectly through Cede, Cedel or Euroclear.

     INCOME TAXES

     Airplanes Limited will qualify as an "exempt company" under Article 123A of the Income Tax (Jersey) Law 1961 as amended (the "1961 LAW") as long as it makes the returns of information and pays the fees (L600 per annum with effect from January 1, 1998) as required by that Article and, subject to the concession referred to below, as long as no Jersey resident has a beneficial interest (for purposes of the 1961 Law) in Airplanes Limited. As an exempt company, Airplanes Limited will be treated for purposes of the 1961 Law as not resident in Jersey and will pay no Jersey income tax other than on income arising in Jersey (but, by long standing concession, excluding bank deposit interest arising in Jersey) and on profits of its trade (if any) carried on through an established place of business in Jersey. For purposes of the 1961 Law the Comptroller of Income Tax in Jersey, among other things, has: (i) granted a concession to the effect that the 1998 Refinancing Certificateholders and holders of Airplanes Limited 1998 Refinancing Notes will not be regarded as having a beneficial interest (for the purposes of Article 123A of the 1961 Law) in Airplanes Limited; (ii) confirmed that the holding of the shares in the capital of Airplanes Limited by or on behalf of the Charitable Trust Trustees will not prejudice the exempt company status of Airplanes Limited; (iii) confirmed that the income generated by the activities undertaken by Airplanes Limited as described herein will not be treated as income arising in Jersey; and (iv) confirmed that the administration in and from Jersey of the business undertaken by Airplanes Limited as described herein will not constitute the carrying on of a trade through an established place of business in Jersey. Accordingly, based upon the foregoing, in the opinion of Jersey Tax Counsel, Airplanes Limited will not be subject to Jersey income tax.

     In addition. in the opinion of Jersey Tax Counsel, there will not be any Jersey income taxes imposed on the 1998 Refinancing Trusts.

     WITHHOLDING TAXES

     In general, Jersey imposes a withholding tax at the rate of 20% on interest and other amounts paid to non-residents of Jersey with respect to a debt obligation of a company resident in Jersey. However, no such withholding tax is imposed with respect to an exempt company (as defined above). Accordingly, based upon Airplanes Limited's qualification as an exempt company, in the opinion of Jersey Tax Counsel, no withholding tax will be deducted from interest and other amounts paid on the Airplanes Limited 1998 Refinancing Notes on account of Jersey taxes.

     In addition, in the opinion of Jersey Tax Counsel, no withholding or deduction on account of Jersey taxes will be imposed with respect to interest and other amounts paid on the 1998 Refinancing Certificates (other than any deduction with respect to payments on the 1998 Refinancing Certificates attributable to withholding on the Airplanes Limited 1998 Refinancing Notes, if any, as described above).

     In the event that any Jersey withholding tax is imposed, 1998 Refinancing Certificateholders should note that there is no income tax treaty between the United States and Jersey that would apply to reduce or eliminate such withholding. 1998 Refinancing Certificateholders should note further that Airplanes Limited will not be obligated under the terms of the Airplanes Limited 1998 Refinancing Notes, and the Trustee will not be obligated under the terms of the 1998 Refinancing Certificates, to make any additional payments in respect of any such withholding tax. Accordingly, in the event that withholding were to be required on account of Jersey taxes, distributions to 1998 Refinancing Certificateholders may be less than those which would be made on the 1998 Refinancing Certificates in the absence of any such withholding tax.

     OTHER TAXES

     There is no taxation of capital gains (other than with respect to certain tax avoidance transactions) in Jersey. As a result, the capital gains of Airplanes Limited on its investments and the capital gains of the 1998 Refinancing Certificateholders on a sale or transfer of their 1998 Refinancing Certificates will not be subject to taxation in Jersey. There is no value added tax or other relevant taxation in Jersey. No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any governmental department or other taxing authority of or in Jersey is payable in connection with the creation, initial issue, delivery or transfer inter vivos of the Airplanes Limited 1998 Refinancing Notes or the 1998 Refinancing Certificates.

     In the event that on the death of a sole individual holder of 1998 Refinancing Certificates who is a non-resident of Jersey, such 1998 Refinancing Certificates or corresponding Airplanes Limited 1998 Refinancing Notes are situated in Jersey (by virtue of their being held on a register in Jersey or in bearer form and held in Jersey at the date of death or otherwise deemed to be so situated under applicable rules of private international law), a grant of probate or letters of administration would have to be obtained in Jersey and a duty of up to 1% of the value of the assets of the deceased situated in Jersey would be payable.

IRISH TAX CONSIDERATIONS

     The following summary is based on the opinion of McCann FitzGerald on principles of Irish taxation law. These principles depend on interpretation of laws, regulations, rulings and decisions, all of which are currently in effect but are subject to change. Any such change may be applied retroactively and may adversely affect the principles of Irish tax on which the opinion is based. This summary does not address all Irish tax principles that may apply to all categories of potential investors, some of which may be subject to special rules.

     IRISH INCOME AND WITHHOLDING TAXES

     A company that is resident in Ireland is subject to Irish tax on its worldwide income and gains, and a company that is not resident in Ireland but which carries on a trade in Ireland through a permanent establishment, branch or agency is subject to Irish taxes on its income and capital gains arising in Ireland. In addition, there generally is an Irish withholding tax imposed on interest paid to non-residents of Ireland by a company resident in Ireland or by a company that is not a resident of Ireland to the extent that such interest is attributable to trade carried on in Ireland through a permanent establishment, branch or agency or is Irish source interest.

     In the opinion of McCann FitzGerald, (i) there will be no Irish taxation on the income of, or any capital gain of, Airplanes Limited, Airplanes Trust or the Trust; and (ii) there will be no withholding or deduction on account of Irish taxes with respect to interest and other amounts paid by Airplanes Limited or Airplanes Trust on the 1998 Refinancing Notes, or by the 1998 Refinancing Trust on the 1998 Refinancing Certificates. The foregoing opinion is based on the assumptions that (i) none of Airplanes Limited, Airplanes Trust or the Trust will (a) be Irish tax resident, (b) have a branch, agency or permanent establishment in Ireland or (c) have any Irish source income or gain other than interest paid by their direct and indirect Irish subsidiaries in the course of carrying on relevant trading operations under their Shannon certificates ("SHANNON CERTIFIED OPERATIONS"), and (ii) the interest and other amounts paid on the 1998 Refinancing Notes and 1998 Refinancing Certificates will not be Irish source income. In relation to the assumption at (c), Shannon Certified Operations will cease on 31 December 2005 and with it, absent a change in law in the intervening period the exemption from Irish tax that Airplanes Limited, Airplanes Trust and the Trust currently enjoy in respect of interest paid by their direct and indirect Irish subsidiaries. This is so because the interest has an Irish source and, as such, whether or not paid gross is, under existing Irish tax law, chargeable to Irish income tax by direct assessment subject to the provisions of any applicable double tax treaty. However, as a matter of practice, the Irish tax authorities do not pursue collection of any such liability to Irish tax in respect of persons who are regarded as not being resident in Ireland except where such persons:

     (a) are chargeable in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management and control of the interest; or

     (b) seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

     (c) are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

     Airplanes Limited, Airplanes Trust and the Trust intend to operate their business in a way which will satisfy these criteria.

     As regards Shannon Certified Operations, and their termination in 2005, see "Risk Factors -- Tax Risks".

     In the event that any Irish withholding tax is imposed, 1998 Refinancing Certificateholders should note that neither Airplanes Limited nor Airplanes Trust will be obliged under the terms of the 1998 Refinancing Notes, and the Trustee will not be obliged under the terms of the 1998 Refinancing Certificates, to make any additional payments in respect of any such withholding tax. Accordingly, distributions to 1998 Refinancing Certificateholders would be less than those which would be made on the 1998 Refinancing Certificates in the absence of any such withholding tax.

     IRISH VALUE ADDED TAX

     Ireland generally imposes a value added tax on the supply of goods and services. In the opinion of McCann FitzGerald, (i) payments under the Existing Leases to the various Aircraft Owning Companies, Special Lessors, AeroUSA and AeroUSA3 by the Lessees will not be subject to Irish value added tax and (ii) any Irish value added tax that may become payable by AeroUSA in connection with any management services performed by the Servicer or GPA Group will be eligible to be reclaimed by AeroUSA. The foregoing opinion is based upon certain covenants by each of Airplanes Limited, Airplanes Trust and AeroUSA regarding its place of business and the location of the Aircraft and on the assumptions that: (i) the Aircraft are used or to be used by a transport undertaking operation for reward chiefly on international routes; (ii) none of Airplanes Limited, Airplanes Trust or AeroUSA supply goods or services within Ireland and
(iii) input credit would not be denied to an Irish person carrying on the same activity as the payor, if that person were in receipt of the management services.

     In general, Irish value added tax will be payable, and may not be reclaimable, in respect of certain management services performed by the Servicer or GPA Group for Airplanes Limited, Airplanes Trust or the Trust.

     OTHER IRISH TAXES

     In the opinion of McCann FitzGerald no stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Ireland will be payable in connection with the creation, initial issue or delivery of the 1998 Refinancing Notes or the 1998 Refinancing Certificates.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Davis Polk & Wardwell ("FEDERAL TAX COUNSEL") the following are the material United States federal tax consequences resulting from the purchase, ownership and disposition of 1998 Refinancing

Certificates. It does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the 1998 Refinancing Certificates, and it is not intended to reflect the individual tax position of any holder. It deals only with 1998 Refinancing Certificates held as capital assets. Except as expressly indicated, it is addressed only to initial holders purchasing 1998 Refinancing Certificates at their "issue price" (as defined below) and does not deal with holders with a special tax status or special tax situation, such as financial institutions or dealers in securities or currencies, 1998 Refinancing Certificates held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a conversion or constructive sale transaction) consisting of a 1998 Refinancing Certificate and one or more other investments, or situations in which the functional currency of the 1998 Refinancing Certificateholder is not the U.S. dollar. Except to the extent discussed below, this discussion is not applicable to non-United States persons not subject to United States federal income tax on a net income basis. It is based upon the United States federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. It does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the 1998 Refinancing Certificates or holders thereof. Persons considering the purchase of 1998 Refinancing Certificates should consult their own tax advisors concerning the application of the United States federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

     At Closing, the Trust will be provided with an opinion of Federal Tax Counsel, special Federal tax counsel to Airplanes Limited and Airplanes Trust regarding certain of the United States federal income tax matters discussed below. An opinion of Federal Tax Counsel is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Accordingly, each prospective investor is urged to consult its own tax advisor with respect to the United States federal income tax consequences of holding an interest in a 1998 Refinancing Certificate.

     For purposes of the discussion below, (i) "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes regardless of its source and (ii) "NON-UNITED STATES PERSON" or "NON-U.S. 1998 REFINANCING CERTIFICATEHOLDER" means a person other than a United States person. The "ISSUE PRICE" of a Certificate is the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of Certificates is sold for money.

     U.S. TAX STATUS OF THE TRUST

     In the opinion of Federal Tax Counsel, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. Accordingly, each 1998 Refinancing Certificateholder will be treated as owning directly the portion of the class or subclass of 1998 Refinancing Notes represented by such 1998 Refinancing Certificate.

     TAXATION OF U.S. CERTIFICATEHOLDERS

     Each 1998 Refinancing Certificateholder that is a United States person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest with respect to the 1998 Refinancing Notes that is allocable to the 1998 Refinancing Certificates held by such 1998 Refinancing Certificateholder. The 1998 Refinancing Notes will be issued either at par, in which case there will be no original issue discount, or at less than par with a minimal amount of original issue discount. A holder of an instrument with minimal original issue discount must include such original issue discount in income on a pro rata basis as principal payments are made.

     In the event any withholding or deduction is required with respect to the 1998 Refinancing Notes on account of Irish or Jersey taxes, 1998 Refinancing Certificateholders that are United States persons will be required to include in gross income the gross amount of interest payable. Such 1998 Refinancing Certificateholders may be entitled to claim foreign tax credits, subject to applicable limitations, with respect to any such withheld taxes. 1998 Refinancing Certificateholders should consult their tax advisors about the treatment of any such taxes.

     A 1998 Refinancing Certificateholder that is a United States person will recognize capital gain or loss upon the sale or exchange of a 1998 Refinancing Certificate equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest accrued between interest payment dates on the underlying 1998 Refinancing Notes, which will be includible in income in accordance with the United States person's method of accounting as described above) and its tax basis in the 1998 Refinancing Certificate. Amounts attributable to accrued interest are treated as interest, subject to the treatment described above. A 1998 Refinancing Certificateholder that is a United States person will have a tax basis in a 1998 Refinancing Certificate equal to the 1998 Refinancing Certificateholder's purchase price for such 1998 Refinancing Certificate, decreased by any principal repayments. Any capital gain will generally be U.S. source gain. Certificateholders should consult their tax advisors regarding the U.S. federal income tax treatment of capital gains (which may be taxed at lower rates than ordinary income for certain taxpayers who are individuals) and losses (the deductibility of which is subject to limitations).

     TAXATION OF NON-U.S. 1998 REFINANCING CERTIFICATEHOLDERS

     To the extent that payments on 1998 Refinancing Certificates are in respect of the underlying Airplanes Trust 1998 Refinancing Notes:

     (a) payments of interest (including original issue discount, if any), principal and premium, if any, on the 1998 Refinancing Notes to any non-United States person will not be subject to United States federal withholding tax, provided that, in the case of interest, such person
          (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of AeroUSA entitled to vote, (ii) is not a controlled foreign corporation related, directly or indirectly, to AeroUSA through stock ownership and (iii) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and provided that the certification requirement described in paragraph
          (b) has been fulfilled with respect to the beneficial owner; and

     (b) Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in paragraph (a), either the beneficial owner of the 1998 Refinancing Certificate, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "FINANCIAL INSTITUTION") and that is holding the 1998 Refinancing Certificate on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the 1998 Refinancing Certificate is not a United States person. Under temporary United States Treasury Regulations which apply to both stated interest and sale or exchange proceeds if either is paid with respect to a Certificate on or before December 31, 1998, such requirement will be fulfilled if (i) the beneficial owner of a 1998 Refinancing Certificate certifies on IRS Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address and (ii) any Financial Institution holding the 1998 Refinancing Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the 1998 Refinancing Certificateholder (and furnishes the withholding agent with a copy thereof). Recently issued final Treasury Regulations (the "FINAL REGULATIONS"), which apply to interest (including original issue discount) and sale or exchange proceeds paid with respect to a Certificate after December 31, 1998, also provide that the requirement of Section 871(h) and 881(c) generally will be fulfilled if beneficial owners (including partners of certain foreign partnerships), as well as certain foreign partnerships, meet the two conditions set forth in the preceding sentence. However, a beneficial owner that is a foreign estate or trust (or fiduciary thereof), a foreign partnership that has entered into a withholding agreement with the Internal Revenue Service, or a Non-U.S. 1998 Refinancing

        Certificateholder holding a 1998 Refinancing Certificate through its U.S. branch will be required to provide its "taxpayer identification number" ("TIN") in addition to its name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.

     To the extent that payments on 1998 Refinancing Certificates are in respect of the underlying Airplanes Limited 1998 Refinancing Notes, interest paid to a 1998 Refinancing Certificateholder that is a non-United States person will not be subject to United States federal withholding tax.

     Notwithstanding the foregoing, if interest or other income received with respect to the 1998 Refinancing Certificate (whether representing the underlying 1998 Refinancing Notes of Airplanes Limited or Airplanes Trust) is effectively connected with a United States trade or business conducted by a non-U.S. 1998 Refinancing Certificateholder, such 1998 Refinancing Certificateholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to United States federal income tax on such interest in the same manner as if it were a United States person. In addition, if such 1998 Refinancing Certificateholder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A Non-U.S. 1998 Refinancing Certificateholder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Certificate, unless (i) such 1998 Refinancing Certificateholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such Holder of a trade or business in the United States.

     A 1998 Refinancing Certificate held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided, to the extent the 1998 Refinancing Certificate represents the underlying Airplanes Trust 1998 Refinancing Notes, that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of AeroUSA entitled to vote and, at the time of such individual's death, payments with respect to such 1998 Refinancing Certificate would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will be required to report annually to the IRS, and to each 1998 Refinancing Certificateholder of record, certain information, including the 1998 Refinancing Certificateholder's name, address and TIN (either the 1998 Refinancing Certificateholder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain United States persons, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

     In the event a United States person subject to the reporting requirements described above fails to supply its correct TIN in the manner required by applicable law or underreports its tax liability, the Trust, its agents or paying agents may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal on the 1998 Refinancing Certificates. This backup withholding is not an additional tax and may be credited against the 1998 Refinancing Certificateholder's United States Federal income tax liability, provided that the required information is furnished to the IRS.

     Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by the Trust or any agent thereof to a 1998 Refinancing Certificateholder that is a non-United States person if the certifications required by Section 871(h) and 881(c) of the Code (described above) are received, provided that the Trust or such agent does not have actual knowledge that the payee is a United States person.

     The Final Regulations modify the backup withholding and information reporting procedures in certain respects for payments made after December 31, 1998. Prospective investors are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.

                              ERISA CONSIDERATIONS

     Any Plan that proposes to purchase 1998 Refinancing Certificates should consult with its counsel with respect to the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code.

     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code (all of which are hereinafter referred to as "PLANS") and or persons who are fiduciaries with respect to such Plans. A person who exercises discretionary authority or control with respect to the management or assets of a Plan will be considered a fiduciary of the Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a 1998 Refinancing Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the 1998 Refinancing Certificates. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("PARTIES IN INTEREST" within the meaning of ERISA or "DISQUALIFIED PERSONS" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in 1998 Refinancing Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code and whether an administrative exemption might be applicable to such investment.

     An investment in 1998 Refinancing Certificates by a Plan might also result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, or actions involving the assets of the Trust, would involve assets of a Plan, which transactions might be or become prohibited transactions under ERISA and/or the Code. Further, in such case the Plan fiduciary might be deemed to have engaged in an improper delegation to the Trustee of its investment management responsibilities with respect to those assets of the Trust deemed Plan assets. Neither ERISA nor the Code defines the term "plan assets". Under Section 2510.3-101 of the United States Department of Labor (the "DOL") regulations (the "REGULATIONS"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Thus, if a Plan acquired a 1998 Refinancing Certificate, for certain purposes (including such fiduciary responsibility and prohibited transaction provisions) the Plan would be considered to own its share of the underlying assets of the Trust allocable to such 1998 Refinancing Certificates unless equity participation by benefit plan investors in the Trust is not "significant". In the event that at any time investment by benefit plan investors in the Trust is "significant", as discussed below, investment by a Plan in a 1998 Refinancing Certificate of any class or subclass would, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding pair of 1998 Refinancing Notes and an ongoing loan to Airplanes Limited and Airplanes Trust.

     Participation by benefit plan investors in 1998 Refinancing Certificates would not be significant if at all times less than 25 percent of the value of the 1998 Refinancing Certificates was held by benefit plan investors, which are defined to include both Plans and employee benefit plans not subject to ERISA (for example, governmental plans, foreign plans and individual retirement accounts and entities whose assets are treated as "plan assets" under the Regulation). Investment in and transfer of the 1998 Refinancing Certificates will not be restricted or monitored with respect to this 25 percent limit. Accordingly, it is possible that during the term of the 1998 Refinancing Certificates 25 percent or more of the 1998 Refinancing Certificates will be held by Plans and other benefit plan investors so that, under the Regulation, an investment by a Plan in 1998 Refinancing Certificates during such period would, in effect, be considered, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding pair of 1998 Refinancing Notes and an ongoing loan to Airplanes Limited and Airplanes Trust.

     Accordingly, if assets of the Trust are considered Plan assets, investment by a Plan or Plans in 1998 Refinancing Certificates could result in a prohibited transaction or impermissible delegation of authority. The acquisition of 1998 Refinancing Certificates by a Plan could be a prohibited transaction if an Underwriter, the Trustee, Airplanes Limited, Airplanes Trust, GPA, GECAS, the Lessees or any of their affiliates are parties in interest or disqualified persons with respect to the Plan. The duties of the Trustee under the Trust, however, are essentially custodial and ministerial in nature and it is not expected that the Trustee will be required to exercise discretionary authority or control in the discharge of its responsibilities under the Trust other than in limited circumstances such as upon a default on the 1998 Refinancing Notes. Moreover, since Airplanes Limited and Airplanes Trust are special-purpose entities whose principal assets are the Aircraft and since GPA (which has, directly or indirectly, sold the Aircraft to Airplanes Limited and Airplanes Trust and owns the Class E Notes) is engaged primarily in the business of owning, selling and leasing aircraft and GECAS is engaged primarily in the business of providing aircraft management services, it is possible that many Plans will be able to determine that Airplanes Limited, Airplanes Trust, GPA and GECAS or any of their other affiliates are not disqualified persons or parties in interest with respect to such Plans.

     Any prohibited transaction could be treated as exempt under ERISA and the Code if the 1998 Refinancing Certificates were acquired pursuant to and in accordance with one or more "class exemptions" issued by the DOL, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker dealers (such as an Underwriter), reporting dealers and banks), PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by a qualified in-house asset manager).

     ERISA also prohibits a fiduciary of a Plan from maintaining the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States except under certain circumstances. Before investing in a 1998 Refinancing Certificate, a Plan fiduciary should consider whether its acquisition and holding of a 1998 Refinancing Certificate would satisfy such indicia of ownership rules.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF 1998 REFINANCING CERTIFICATES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING UNDER WHAT CIRCUMSTANCES THE ASSETS OF THE 1998 REFINANCING TRUSTS WOULD BE CONSIDERED PLAN ASSETS, THE AVAILABILITY, IF ANY, OF EXEMPTIVE RELIEF FROM ANY POTENTIAL PROHIBITED TRANSACTION AND OTHER FIDUCIARY ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an Underwriting Agreement dated as of March 9, 1998 (the "UNDERWRITING AGREEMENT"), the underwriters named below (the "UNDERWRITERS") have severally agreed to purchase, and the Trust has agreed to sell to them, the principal amounts of 1998 Refinancing Certificates set forth opposite the names of such Underwriters below:

                                         SUBCLASS       SUBCLASS       SUBCLASS
                                           A-6            A-7            A-8          CLASS B
                                       ------------   ------------   ------------   ------------
Underwriters:
  Morgan Stanley & Co.
     Incorporated...................   $569,500,000   $368,500,000   $469,000,000   $225,790,000
  Lehman Brothers Inc...............    125,250,000     80,350,000    102,300,000     49,205,000
  Salomon Brothers Inc..............    125,250,000     80,350,000    102,300,000     49,205,000
  BancAmerica Robertson Stephens....      7,500,000      5,200,000      6,600,000      3,200,000
  Credit Suisse First Boston
     Corporation....................      7,500,000      5,200,000      6,600,000      3,200,000
  SBC Warburg Dillon Read Inc.......      7,500,000      5,200,000      6,600,000      3,200,000
  Societe Generale..................      7,500,000      5,200,000      6,600,000      3,200,000
                                       ------------   ------------   ------------   ------------
     Total..........................   $850,000,000   $550,000,000   $700,000,000   $337,000,000
                                       ============   ============   ============   ============

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the 1998 Refinancing Certificates offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obliged to take and pay for all of the 1998 Refinancing Certificates offered hereby if any such 1998 Refinancing Certificates are taken.

     The Underwriters initially propose to offer the 1998 Refinancing Certificates directly to the public at the public offering price set forth on the cover page hereof and to certain dealers at a price that represents a concession not in excess of the percentage of the principal amount thereof specified in the table set forth below. The Underwriters may allow, and such dealers may reallow, concessions not in excess of the percentage of the principal amount thereof specified in the table set forth below to certain brokers and dealers. After the initial public offering, such concessions and reallowances and other selling terms may be changed by the Underwriters.

                                                           UNDERWRITING
           SUBCLASS OR CLASS OF CERTIFICATES               COMMISSIONS     ALLOWANCE    REALLOWANCE
           ---------------------------------               ------------    ---------    -----------
Subclass A-6 Certificates..............................       0.45%          0.27%        0.135%
Subclass A-7 Certificates..............................       0.45%          0.27%        0.135%
Subclass A-8 Certificates..............................       0.60%          0.36%        0.180%
Class B Certificates...................................       0.75%          0.45%        0.225%

     Pursuant to an agreement among the Underwriters (the "AGREEMENT AMONG UNDERWRITERS"), each Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any 1998 Refinancing Certificates, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of 1998 Refinancing Certificates in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each Underwriter has further agreed to send to any dealer who purchases from it any 1998 Refinancing Certificates a notice stating in substance that, by purchasing such 1998 Refinancing Certificates, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such 1998 Refinancing Certificates in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of 1998 Refinancing Certificates in Canada will only be made pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such 1998 Refinancing Certificates a notice to the foregoing effect.

     Pursuant to the Agreement Among Underwriters, each Underwriter represents and agrees that:

     (1) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any 1998 Refinancing Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "1995 REGULATIONS");

     (2) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the 1995 Regulations with respect to anything done by it in relation to the 1998 Refinancing Certificates in, from or otherwise involving the United Kingdom; and

     (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the 1998 Refinancing Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     Each of the Underwriters has agreed that it will not undertake any directed selling efforts with respect to the 1998 Refinancing Certificates in Jersey other than to financial institutions who may acquire 1998 Refinancing Certificates in the normal course of their trade.

     The 1998 Refinancing Certificates have not been and will not be registered under the Securities and Exchange Law of Japan and each of the Underwriters has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the 1998 Refinancing Certificates in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws and regulations of Japan.

     Each of the Underwriters has represented and agreed that it has not offered or sold, and it will not offer or sell, the 1998 Refinancing Certificates by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

     Each of the Underwriters has acknowledged that the Prospectus has not been registered with the Registrar of Companies in Singapore and that the 1998 Refinancing Certificates are issued in Singapore pursuant to an exemption invoked under section 106C of the Companies Act, Chapter 50 of Singapore (the "SINGAPORE COMPANIES ACT"). Accordingly, each of the Underwriters has represented and agreed that the 1998 Refinancing Certificates issued in Singapore may not be offered or sold, nor may the Prospectus or any other offering document or material relating to the 1998 Refinancing Certificates to be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other body or person specified in section 106C of the Singapore Companies Act,
(ii) to a sophisticated investor or other body or person specified in section 106D of the Singapore Companies Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, section 106E(2) of the Singapore Companies Act or any other applicable exemption invoked under Division 5A of Part IV of the Singapore Companies Act.

     Each Underwriter that is not a member of the National Association of Securities Dealers, Inc. (the "NASD") is a foreign broker or dealer not eligible for membership in the NASD which has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group), except that each such Underwriter shall be permitted to make sales to the other Underwriters or their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

     Application has been made for the listing of the 1998 Refinancing Certificates on the Luxembourg Stock Exchange. The Underwriters have advised the Trust that they intend to sell the 1998 Refinancing Certificates so as to meet the distribution requirements of such listing.

     The Trust, Airplanes Limited and Airplanes Trust each have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") it will not, for a period of up to six months from the date of this Prospectus, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or otherwise dispose of, directly or indirectly, any securities of the Trust, Airplanes Limited or Airplanes Trust, other than the 1998 Refinancing Notes, or any 1998 Refinancing Certificates of fractional undivided interests in any debt of Airplanes Limited or Airplanes Trust, which are substantially similar to the 1998 Refinancing Notes or the 1998 Refinancing Certificates other than as contemplated in this Prospectus.

     The Underwriting Agreement provides that Airplanes Limited and Airplanes Trust will, jointly and severally, and that GPA Group separately will, indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws or contribute to payments the Underwriters may be required to make in respect thereof, provided that the foregoing indemnity from GPA Group shall be solely in respect of the information in this Prospectus relating to GPA Group as specified in the Underwriting Agreement. In addition, Airplanes Limited and Airplanes Trust will reimburse the Underwriters for certain of their expenses incurred in connection with the offering of the 1998 Refinancing Certificates, including certain fees and expenses of counsel for the Underwriters.

     There has been no market for the 1998 Refinancing Certificates prior to the sale of the 1998 Refinancing Certificates. The Underwriters have advised the Trust, Airplanes Limited and Airplanes Trust that they presently intend to make a market in the 1998 Refinancing Certificates. The Underwriters are not obliged, however, to make a market in the 1998 Refinancing Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of or trading market for the 1998 Refinancing Certificates.

     Morgan Stanley has provided various investment banking and advisory services to Airplanes Group and to GPA and/or its affiliates and may continue to provide such services to Airplanes Group and to GPA and/or its affiliates. In addition, Morgan Stanley are acting as swap counterparties in Swap Agreements with Airplanes Group.

     It is expected that delivery of the 1998 Refinancing Certificates will be made against payment therefor on or about the date specified on the cover page, which will be the seventh calendar day following the date of pricing of the 1998 Refinancing Certificates. Under rule 15c6-1 adopted by the Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade 1998 Refinancing Certificates on any day prior to the third business day before the date of delivery of any payment for the 1998 Refinancing Certificates will be required, by virtue of the fact that the 1998 Refinancing Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

                                 LEGAL MATTERS

     Certain legal matters relating to the 1998 Refinancing Certificates offered hereby and the 1998 Refinancing Notes will be passed upon for Airplanes Limited and Airplanes Trust by Davis Polk & Wardwell, New York, New York, United States counsel for Airplanes Limited and Airplanes Trust, and Potter Anderson & Corroon LLP, Delaware counsel to Airplanes Trust. Certain legal matters relating to the 1998 Refinancing Notes will be passed upon for Airplanes Limited by Mourant du Feu & Jeune, Jersey counsel to Airplanes Limited. Certain legal matters relating to the 1998 Refinancing Certificates offered hereby and the 1998 Refinancing Notes will be passed upon for the Underwriters by Shearman & Sterling, London, England, United States counsel for the Underwriters.

     Prospective investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, "prudent investor" provisions and percentage-of-assets limitations. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investment for such investors.

     The Trustee, Airplanes Limited, Airplanes Trust and the Underwriters make no representation as to the proper characterization of the 1998 Refinancing Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase 1998 Refinancing Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institutions regulatory characteristics of the 1998 Refinancing Certificates) may adversely affect the liquidity of the 1998 Refinancing Certificates.

                        ENFORCEMENT OF CIVIL LIABILITIES

     Airplanes Limited is a public limited company incorporated and registered in Jersey. All but one of the Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust and certain experts named in this Prospectus are non-residents of the United States. All or a substantial portion of the assets of such non-resident persons and of Airplanes Limited are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or Airplanes Limited or to enforce against them in United States courts judgments obtained in such courts predicted upon the civil liability provisions of the Federal securities laws of the United States. Airplanes Limited has been advised that it is unlikely that the courts of Jersey would adjudge civil liability in an original action predicated solely upon the Federal securities laws of the United States. There is no arrangement in place between Jersey and the United States for the reciprocal enforcement of judgements. There are no limitations on the right of non-residents of Jersey to hold or vote the 1998 Refinancing Certificates under Jersey law or under the Memorandum and Articles of Association of Airplanes Limited.

                                    EXPERTS

     The financial statements of Airplanes Limited and Airplanes Trust included in this Prospectus as of March 31, 1997 and 1996 and for each of the years in the three year period ended March 31, 1997 have been audited by KPMG -- Dublin, Ireland, independent public accountants, as indicated in their report thereon included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to certain matters, Airplanes Group and GPA are not represented by separate counsel and are not expected to be unless it is agreed that separate representation is required to satisfy the professional responsibilities of counsel. Also, certain professionals, appraisers and experts who perform services for Airplanes Group and the Trust have performed services for GECAS and GPA and certain of their respective affiliates in the past and may do so again in the future.

     Valuations of the Aircraft have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this prospectus and are included herein in reliance upon the authority of such firms as experts in giving such appraisals.

                             ADDITIONAL INFORMATION

     A Registration Statement under the Securities Act has been filed with the Commission with respect to the Certificates that are offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits relating thereto, which have been filed with the Commission in Washington, D.C. Copies of the information and the exhibits are available for inspection without charge at the Commission's public reference facilities at 450 Fifth

Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the Registration Statement (of which this Prospectus is a part), filed by Airplanes Group.

     Application has been made to list the 1998 Refinancing Certificates on the Luxembourg Stock Exchange. Once the 1998 Refinancing Certificates have been so listed, trading of the 1998 Refinancing Certificates may be effected on the Luxembourg Stock Exchange. The constitutive documents of Airplanes Group and the legal notice relating to the issue of the 1998 Refinancing Notes and the 1998 Refinancing Certificates have been deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. In accordance with the rules of the Luxembourg Stock Exchange, Airplanes Group states that except as otherwise disclosed in this Prospectus there has been no material adverse change in the financial position of Airplanes Limited and Airplanes Trust since March 31, 1997.

     The transactions contemplated in this Prospectus were authorized by resolutions adopted by the Directors of the Airplanes Limited and the Controlling Trustees of Airplanes Trust on February 2, 1998.

     Copies of the Prospectus, the annual report of independent public accountants, quarterly financial statements of Airplanes Group, the related documents and the reports to Certificateholders referred to under "Reports to Certificateholders" are available at the office of the Listing Agent whose address is 69 route d'Esch, L-1470 Luxembourg. Financial information regarding Airplanes Group is included in the Airplanes Group Annual Report and Form 10-K for each fiscal year and is available at the office of the Listing Agent in Luxembourg after the Annual Report and Form 10-K for each fiscal year is filed with the Commission.

                                AIRPLANES GROUP

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
Independent Auditors' Report................................     F-2
Balance Sheets..............................................     F-3
Statements of Operations....................................     F-4
Statements of Changes in Shareholders' Deficit/Net
  Liabilities...............................................     F-5
Statements of Cash Flows....................................     F-6
Notes to the Financial Statements...........................     F-7
Unaudited Interim Financial Statements......................    F-26
Notes to the Unaudited Interim Financial Statements.........    F-30

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Airplanes Limited and the Controlling Trustees of Airplanes U.S. Trust

     We have audited the accompanying balance sheets of Airplanes Limited and Airplanes U.S. Trust as of March 31, 1997 and 1996, and the related statements of operations, changes in shareholders' deficit/net liabilities and cashflows for each of the years in the three year period ended March 31, 1997. These financial statements represent certain specified leasing operations of GPA Group plc (as defined in Notes 1 and 2) up to March 28, 1996 and the leasing operations of Airplanes Limited and Airplanes U.S. Trust in the period from March 28, 1996 to March 31, 1997 (as defined in Notes 1 and 2). These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Airplanes Limited and Airplanes U.S. Trust as at March 31, 1997 and 1996, and the results of their operations and cash flows for each of the years in the three year period ended March 31, 1997, in conformity with generally accepted accounting principles in the United States.

                                                   KPMG
                                                   Chartered Accountants

Dublin, Ireland
June 26, 1997

                                AIRPLANES GROUP

                                 BALANCE SHEETS

                                                                         MARCH 31,
                                            -------------------------------------------------------------------
                                                          1996                               1997
                                            --------------------------------   --------------------------------
                                            AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                    NOTES    LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                    -----   ---------   ---------   --------   ---------   ---------   --------
                                                                       ($ MILLIONS)
ASSETS
Cash..............................    5         214           6         220        219           6         225
Accounts receivable...............    6
  Trade receivables...............               40           2          42         39           2          41
  Allowance for doubtful debts....              (12)         (1)        (13)       (12)         (1)        (13)
Amounts due from Airplanes
  Trust...........................    7          --          --          --         56          --          56
Amounts due from GPA..............    8          12           1          13         --           2           2
Net investment in capital and
  sales type leases...............    9         113          --         113         94          --          94
Aircraft, net.....................   10       3,471         381       3,852      3,242         395       3,637
Other assets......................                8           1           9          5           1           6
                                              -----       -----      ------     ------       -----      ------
Total assets......................            3,846         390       4,236      3,643         405       4,048
                                              =====       =====      ======     ======       =====      ======
LIABILITIES
Accrued expenses and other
  liabilities.....................   11         163          17         180        295          24         319
Amounts due to Airplanes
  Limited.........................               --          --          --         --          56          56
Amounts due to GPA................   12          12          --          12          4          --           4
Indebtedness......................   13       4,221         413       4,634      4,005         392       4,397
Provision for maintenance.........   14         276          35         311        287          26         313
Deferred income taxes.............   20          67          48         115         57          48         105
                                              -----       -----      ------     ------       -----      ------
Total liabilities.................            4,739         513       5,252      4,648         546       5,194
                                              -----       -----      ------     ------       -----      ------
Net liabilities...................             (893)       (123)     (1,016)    (1,005)       (141)     (1,146)
                                              -----       -----      ------     ------       -----      ------
                                              3,846         390       4,236      3,643         405       4,048
                                              =====       =====      ======     ======       =====      ======
Commitments and Contingent Liabilities (Notes 21 and 22)

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

                            STATEMENTS OF OPERATIONS

                                                          YEARS ENDED MARCH 31,
                                   -------------------------------------------------------------------
                                                 1995                               1996
                                   --------------------------------   --------------------------------
                                   AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                           NOTES    LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                           -----   ---------   ---------   --------   ---------   ---------   --------
                                             ($ MILLIONS)                       ($ MILLIONS)
REVENUES
Aircraft leasing.........   16         547         61         608         556         60         616
EXPENSES
Depreciation and
  amortization...........             (183)       (25)       (208)       (183)       (24)       (207)
Net interest expense.....   17        (317)       (31)       (348)       (335)       (33)       (368)
Provision for
  maintenance............              (74)       (14)        (88)        (79)       (18)        (97)
Bad and doubtful debts...              (34)         1         (33)         27          1          28
Provision for loss making
  leases, net............   18          (4)        (1)         (5)         18         (3)         15
Other lease costs........              (16)        (1)        (17)        (20)        (1)        (21)
Selling, general and
  administrative
  expenses...............   19         (31)        (3)        (34)        (32)        (3)        (35)
                                     -----       ----       -----       -----       ----       -----
OPERATING LOSS BEFORE
  INCOME TAXES...........             (112)       (13)       (125)        (48)       (21)        (69)
Income tax benefit.......   20          11          5          16           5          8          13
                                     -----       ----       -----       -----       ----       -----
NET LOSS.................             (101)        (8)       (109)        (43)       (13)        (56)
                                     =====       ====       =====       =====       ====       =====

                                YEARS ENDED MARCH 31,
                           --------------------------------
                                         1997
                           --------------------------------
                           AIRPLANES   AIRPLANES
                            LIMITED      TRUST     COMBINED
                           ---------   ---------   --------
                                     ($ MILLIONS)
REVENUES
Aircraft leasing.........      532         72         604
EXPENSES
Depreciation and
  amortization...........     (191)       (32)       (223)
Net interest expense.....     (343)       (40)       (383)
Provision for
  maintenance............      (70)       (21)        (91)
Bad and doubtful debts...       --         --          --
Provision for loss making
  leases, net............        5          7          12
Other lease costs........      (20)        (1)        (21)
Selling, general and
  administrative
  expenses...............      (35)        (3)        (38)
                             -----       ----       -----
OPERATING LOSS BEFORE
  INCOME TAXES...........     (122)       (18)       (140)
Income tax benefit.......       10         --          10
                             -----       ----       -----
NET LOSS.................     (112)       (18)       (130)
                             =====       ====       =====

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

         STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT/NET LIABILITIES

                   YEARS ENDED MARCH 31, 1995, 1996 AND 1997

                                                                                   AIRPLANES
                                                 AIRPLANES LIMITED                   TRUST         COMBINED
                                     ------------------------------------------   ------------   ------------
                                        SHARE                                                    SHAREHOLDERS
                                       CAPITAL          NET        SHAREHOLDERS       NET        DEFICIT/NET
                                      (NOTE 15)     LIABILITIES      DEFICIT      LIABILITIES    LIABILITIES
                                     ------------   ------------   ------------   ------------   ------------
                                     ($ MILLIONS)   ($ MILLIONS)   ($ MILLIONS)   ($ MILLIONS)   ($ MILLIONS)
BALANCES AT MARCH 31, 1994........        --             557            557            51             608
Net loss for the fiscal year......        --             101            101             8             109
Distributions to/(Contributions
  from) GPA, net..................        --             158            158            15             173
Deferred interest on indebtedness
  to GPA (Note 2 (iii))...........        --             (44)           (44)           (4)            (48)
                                         ---           -----          -----           ---           -----
BALANCE AT MARCH 31, 1995.........        --             772            772            70             842
Net loss for the fiscal year......        --              43             43            13              56
Distributions to/(Contributions
  from) GPA, net..................        --             124            124            45             169
Deferred interest on indebtedness
  to GPA (Note 2 (iii))...........        --             (46)           (46)           (5)            (51)
Ordinary shares issued, $1 par
  value per share (Note 15).......        --              --             --            --              --
                                         ---           -----          -----           ---           -----
BALANCE AT MARCH 31, 1996.........        --             893            893           123           1,016
                                         ===           =====          =====           ===           =====
Net loss for the fiscal year......        --             112            112            18             130
                                         ---           -----          -----           ---           -----
BALANCE AT MARCH 31, 1997.........        --           1,005          1,005           141           1,146
                                         ===           =====          =====           ===           =====

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

                            STATEMENTS OF CASH FLOWS

                                                        YEARS ENDED MARCH 31,
                                 -------------------------------------------------------------------
                                               1995                               1996
                                 --------------------------------   --------------------------------
                                 AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                  LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                 ---------   ---------   --------   ---------   ---------   --------
                                           ($ MILLIONS)                       ($ MILLIONS)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss.......................     (101)         (8)       (109)       (43)        (13)        (56)
Adjustments to reconcile net
  loss to net cash provided by
  operating activities:
Depreciation and
  amortization.................      183          25         208        183          24         207
Aircraft maintenance, net......       49           2          51         34           9          43
Deferred income taxes..........      (11)         (5)        (16)        (5)         (8)        (13)
Provision for loss making
  leases.......................        4           1           5        (18)          3         (15)
Accrued and deferred interest
  expense......................       49           5          54         48           5          53
Changes in operating assets and
  liabilities:
Accounts receivable............       (8)          1          (7)        18          --          18
Other accruals and
  liabilities..................       (2)         (4)         (6)       (19)         --         (19)
Other assets...................       (2)         (1)         (3)        (2)         --          (2)
                                  ------      ------      ------     ------      ------      ------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES...................      161          16         177        196          20         216
                                  ======      ======      ======     ======      ======      ======
CASH FLOWS FROM INVESTING
  ACTIVITIES
Sale/(Purchase) of aircraft....      (26)         (1)        (27)        (3)         --          (3)
Aircraft deposits and
  pre-delivery payments........      (10)         --         (10)        --          --          --
Capital and sales type
  leases.......................       14          --          14         16          --          16
                                  ------      ------      ------     ------      ------      ------
NET CASH PROVIDED BY/(USED IN)
  INVESTING ACTIVITIES.........      (22)         (1)        (23)        13          --          13
                                  ======      ======      ======     ======      ======      ======
CASH FLOWS FROM FINANCING
  ACTIVITIES
Repayment of notes.............       --          --          --         --          --          --
Issue of A-E notes.............       --          --          --      4,221         413       4,634
Amounts due from Airplanes
  Trust to Airplanes Limited...
Increase in/(repayment of)
  indebtedness -- GPA..........       19          --          19     (4,192)       (410)     (4,602)
(Distributions
  to)/Contributions from GPA
  Group plc....................     (158)        (15)       (173)      (147)        (29)       (176)
                                  ------      ------      ------     ------      ------      ------
NET CASH PROVIDED BY/(USED IN)
  FINANCING ACTIVITIES.........     (139)        (15)       (154)      (118)        (26)       (144)
                                  ------      ------      ------     ------      ------      ------
Net Increase/(Decrease) in
  Cash.........................       --          --          --         91          (6)         85
Cash at beginning of year......      123          12         135        123          12         135
                                  ------      ------      ------     ------      ------      ------
Cash at end of year............      123          12         135        214           6         220
                                  ======      ======      ======     ======      ======      ======
CASH PAID IN RESPECT OF:
Interest.......................      276          27         303        294          29         323
                                  ======      ======      ======     ======      ======      ======

                                      YEARS ENDED MARCH 31,
                                 --------------------------------
                                               1997
                                 --------------------------------
                                 AIRPLANES   AIRPLANES
                                  LIMITED      TRUST     COMBINED
                                 ---------   ---------   --------
                                           ($ MILLIONS)
CASH FLOWS FROM OPERATING
  ACTIVITIES
Net loss.......................     (112)        (18)       (130)
Adjustments to reconcile net
  loss to net cash provided by
  operating activities:
Depreciation and
  amortization.................      191          32         223
Aircraft maintenance, net......       11          (9)          2
Deferred income taxes..........      (10)         --         (10)
Provision for loss making
  leases.......................       (5)         (7)        (12)
Accrued and deferred interest
  expense......................      123          11         134
Changes in operating assets and
  liabilities:
Accounts receivable............        1          --           1
Other accruals and
  liabilities..................       18           3          21
Other assets...................       (3)         (2)         (5)
                                  ------      ------      ------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES...................      214          10         224
                                  ======      ======      ======
CASH FLOWS FROM INVESTING
  ACTIVITIES
Sale/(Purchase) of aircraft....       44         (44)         --
Aircraft deposits and
  pre-delivery payments........       --          --          --
Capital and sales type
  leases.......................       19          --          19
                                  ------      ------      ------
NET CASH PROVIDED BY/(USED IN)
  INVESTING ACTIVITIES.........       63         (44)         19
                                  ======      ======      ======
CASH FLOWS FROM FINANCING
  ACTIVITIES
Repayment of notes.............     (216)        (22)       (238)
Issue of A-E notes.............       --          --          --
Amounts due from Airplanes
  Trust to Airplanes Limited...      (56)         56          --
Increase in/(repayment of)
  indebtedness -- GPA..........       --          --          --
(Distributions
  to)/Contributions from GPA
  Group plc....................       --          --
                                  ------      ------      ------
NET CASH PROVIDED BY/(USED IN)
  FINANCING ACTIVITIES.........     (272)         34        (238)
                                  ------      ------      ------
Net Increase/(Decrease) in
  Cash.........................        5          --           5
Cash at beginning of year......      214           6         220
                                  ------      ------      ------
Cash at end of year............      219           6         225
                                  ======      ======      ======
CASH PAID IN RESPECT OF:
Interest.......................      237          28         265
                                  ======      ======      ======

    The accompanying notes are an integral part of the financial statements.

                                AIRPLANES GROUP

                       NOTES TO THE FINANCIAL STATEMENTS

1.   SECURITIZATION TRANSACTION

     On March 28, 1996 (the "CLOSING DATE") GPA Group plc and its subsidiary undertakings ("GPA") re-financed on a long term basis certain indebtedness due to commercial banks and other senior secured debt. The re-financing was effected through a major aircraft securitization transaction (the "TRANSACTION").

     Under the terms of the Transaction, a combination ("AIRPLANES GROUP") comprising Airplanes Limited, a special purpose company formed under the laws of Jersey, Channel Islands ("AIRPLANES LIMITED") and Airplanes U.S. Trust, a trust formed under the laws of Delaware ("AIRPLANES TRUST") together acquired directly or indirectly from GPA a portfolio of 229 commercial aircraft (collectively the "AIRCRAFT") and related leases (the "LEASES"). The Transaction was effected by transferring existing subsidiaries of GPA that owned the Aircraft to Airplanes Limited and Airplanes Trust, respectively. References to Airplanes Group in these notes to the financial statements may relate to Airplanes Limited and Airplanes Trust on a combined or individual basis as applicable.

     Simultaneously with such transfers, Airplanes Group issued notes of $4,048 million in aggregate principal amount in four classes: Class A, Class B, Class C and Class D ("NOTES") with approximately 91% of the principal amount of notes in each class being issued by Airplanes Limited and 9% approximately by Airplanes Trust. Airplanes Group also issued Class E Notes ranking after the Notes and these were taken up by GPA as part consideration for the transfer of the Aircraft and certain related lease receivables. Airplanes Limited and Airplanes Trust have each fully and unconditionally guaranteed each others' obligations under the relevant notes.

2.   BASIS OF PREPARATION

     The accompanying financial statements of Airplanes Limited, Airplanes Trust and the combined balance sheets, statements of operations, statements of changes in shareholders' deficit/net liabilities and cash flows of Airplanes Group (together, the "FINANCIAL STATEMENTS") have been prepared on a going concern basis and on the bases and using the assumptions set out below and in accordance with the accounting policies set out in Note 4 and in conformity with United States generally accepted accounting principles:

     The financial statements are presented on an historical cost basis as if Airplanes Limited and Airplanes Trust had been organized as single economic entities for all periods presented.

     Accordingly, the financial statements reflect the results of operations, assets and liabilities relating to the 229 aircraft transferred to Airplanes Limited and Airplanes Trust, from the date of original acquisition of controlling interest by GPA of each aircraft. For all periods prior to the Closing Date, the financial statements have been prepared on the bases and assumptions set out below. For the period subsequent to the Closing Date the financial statements reflect the actual results of Airplanes Limited and Airplanes Trust.

  Bases and Assumptions

     (i) Prior to the Closing Date, an allocation of certain costs such as selling, general and administrative expenses of GPA to Airplanes Limited and Airplanes Trust was made. The most significant element of these costs related to aircraft management fees, substantially all of which were asset based fees calculated as an annual percentage of a reference net book value of aircraft under management. The balance of such costs have been allocated in proportion to rental revenues. Management believes that the basis for these allocations are reasonable.

     Airplanes Group has entered into a Servicing Agreement with GE Capital Aviation Services Limited ("GECAS") under which GECAS provides, among other things, lease management and aircraft asset management services in return for a fee. Airplanes Group has also entered into an Administrative Agency Agreement and a Cash Management Agreement with GPA. (Note 19)

                                AIRPLANES GROUP

2.   BASIS OF PREPARATION -- (CONTINUED)
     (ii) In the period prior to the Closing Date it was assumed that Airplanes Group was financed with indebtedness to GPA in an amount equivalent to the aggregate amount of all classes of Notes (A, B, C, D and E) originally expected to be issued by Airplanes Group pursuant to the Transaction of $4,602 million. It was also assumed that such indebtedness built up as and when Airplanes Group acquired aircraft, at an amount equal to the appraised value (based on the value of each Aircraft given a stable market with a reasonable balance of supply and demand and a reasonable period of time available for marketing) of the aircraft at October 31, 1995. In addition, it was assumed that no repayment of debt was made prior to the Closing Date.

     At the Closing Date the actual aggregate amount of all classes of Notes issued was $4,652 million. Of the $604 million Class E Notes issued, approximately $13 million were surrendered and cancelled under the terms of the Transaction (after giving effect to certain purchase price adjustments). It was assumed that the indebtedness to GPA (explained above) was repaid from the proceeds of the Notes and the Class E Notes. Details of the terms of the various classes of Notes issued by Airplanes Group are set out in Note 13.

     Indebtedness at March 31, 1997 represents the aggregate of the Class A-E Notes in issue.

     (iii) The interest charged on Airplanes Group's indebtedness to GPA in the periods prior to the Closing Date is based on GPA's average cost of debt of 7.83% and 8.25% for the years ended March 31, 1995 and 1996, respectively. In the period subsequent to the Closing Date interest expense is based on the terms of the notes issued. Details of the interest rates applicable to the various classes of Notes are set out in Note 13.

     In respect of the portion of the indebtedness to GPA which is represented by the E Note (assumed in these financial statements to be approximately 15% of total indebtedness up until the Closing Date), the Statements of Cash Flows in the periods prior to the Closing Date gives effect to cash payments for interest of only 1% per annum and the balance is deferred and reflected as a movement in net liabilities.

     (iv) Airplanes Group's cash balances were maintained throughout the period to the Closing Date at the amount originally assumed to be retained by Airplanes Group on completion of the securitization transaction of $135 million. Cash generated from or absorbed by the activities of Airplanes Group during the period up to the Closing Date is reflected as distributions to or transfers from GPA. The cash balances as at March 31, 1997, and March 31, 1996, represent the actual cash balances held by Airplanes Group at those dates.

     (v) In the period prior to the Closing Date, Airplanes Group's tax provisions and deferred income tax assets and liabilities have been determined as if the underlying taxable entities of Airplanes Limited and Airplanes Trust were separate taxable entities from GPA.

     At March 31, 1997 and March 31, 1996 the deferred income tax assets and liabilities represent the assets and liabilities of Airplanes Limited and Airplanes Trust at that date.

3.   RELATIONSHIP WITH GPA GROUP PLC AND MANAGEMENT ARRANGEMENTS

     Airplanes Group's portfolio has been acquired entirely from GPA pursuant to the Transaction.

     With effect from the Closing Date, GECAS provides, in consideration for management fees, certain management services to Airplanes Group pursuant to a servicing agreement entered into by GECAS with certain members of Airplanes Group and their subsidiaries. Under certain circumstances GECAS may resign from the performance of its duties in relation to the management of all the aircraft generally, or the management of one or more aircraft individually, provided in either case that a replacement has been appointed to manage the aircraft. In addition, Airplanes Group will, under certain circumstances, have the right to terminate the servicing agreement.

                                AIRPLANES GROUP

3. RELATIONSHIP WITH GPA GROUP PLC AND MANAGEMENT ARRANGEMENTS -- (CONTINUED) As a holder of the majority of the Class E Notes, GPA has the right to appoint one director to the board of Airplanes Limited and one of the controlling trustees of Airplanes Trust. Airplanes Limited initially has a board of directors of five directors, including the director appointed by the holders of the Class E Notes. The controlling trustees of Airplanes Trust are the same individuals. GE Capital Corporation ("GE CAPITAL"), GECAS' indirect parent, has an option to acquire at least 90% of the ordinary shares of GPA Group at any time up to October 29, 2001. If GE Capital acquires 90% or more of the ordinary share capital of GPA Group and certain other conditions are met, the holder of a majority in aggregate principal amount of the Class E Notes will have the right to appoint all of the directors of Airplanes Limited and the trustees of Airplanes Trust, provided that an independent committee of at least three directors/trustees is established and maintained to review the terms of certain transactions between Airplanes Limited and Airplanes Trust on the one hand, and GECAS or any of its affiliates on the other.

     Certain cash management and administrative services are being provided by GPA subsidiaries to Airplanes Group, pursuant to a cash management agreement and administrative agency agreement entered into by such GPA subsidiaries with Airplanes Group.

     Although Airplanes Group's portfolio will at all times be held in two different entities, Airplanes Limited and Airplanes Trust, Airplanes Group is managed and the note covenants structured on the basis of a single economic entity owning a single aircraft portfolio.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Airplanes Group's accounting policies conform with United States generally accepted accounting principles. The following paragraphs describe the main accounting policies followed in these financial statements.

  (a) Revenue Recognition

     Revenue from aircraft on operating leases is recognized as income as it accrues over the period of the leases. Unearned revenue from capital and sales type leases is amortized and included in income.

  (b) Aircraft

     Aircraft, including engines, are stated at cost less accumulated depreciation.

     Airplanes Group adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("FAS 121") with effect from April 1, 1996. The statement requires the recognition of an impairment loss for an asset held for use when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. Measurement of impairment loss is to be recognized based on the fair value of the asset. Fair market value reflects the underlying economic value of aircraft, including engines, in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. The fair market value of the assets is based on independent valuations of the aircraft in the fleet and estimates of discounted future cash flows.

     FAS 121 also requires that long-lived assets to be disposed of, be reported at the lower of the carrying amount or fair value less estimated disposal costs.

                                AIRPLANES GROUP

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Prior to the adoption of FAS 121, additional depreciation was charged to reduce the book value of specific assets to fair market value where a permanent diminution was considered to have occurred. Where fair market value was greater than book value, no adjustment was made. Additionally, prior to the implementation of FAS 121, Airplanes Group made a separate provision for downtime costs where aircraft were off lease and were expected to be on the ground for a period prior to re-leasing. Following the adoption of FAS 121, Airplanes Group's assessment of the need for downtime provisions is incorporated in its impairment assessment.

     The adoption of FAS 121 did not have a material impact on these financial statements.

     Cost comprises the invoiced cost net of manufacturers' discounts. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 15% of cost, and for useful lives are as follows:

                                                                YEARS          FROM
                                                                -----    ----------------
Stage 2 aircraft............................................    20-25    Manufacture date
Refurbished and upgraded aircraft -- converted to
  freighters................................................       20    Conversion date
Turboprop aircraft..........................................     22.5    Manufacture date
All other aircraft..........................................       25    Manufacture date

  (c) Net Investment in Capital and Sales Type Leases

     The amounts due by lessees under capital leases, where the entire cost of the asset is recovered, are shown in the balance sheet at the net amount receivable under these leases. The related finance revenue is recognized as income over the period of the lease in proportion to the amounts outstanding.

  (d) Provision for Maintenance

     In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines and in many lease contracts the lessee makes a full or partial prepayment, calculated at an hourly rate, from which maintenance expenditures for major checks are disbursed. The undisbursed portion of these prepayments are included in the provision for maintenance.

     Maintenance provisions also include an estimate of maintenance costs which are Airplanes Group's primary responsibility and certain amounts in respect of the risk of lessees defaulting on obligations, which could result in Airplanes Group incurring maintenance costs which are the lessee's primary responsibility.

  (e) Allowance for doubtful debts

     Allowances are made for doubtful debts where it is considered that there is a significant risk of non recovery.

     The assessment of risk of non recovery is primarily based on the extent to which amounts outstanding exceed the expected value of security held, together with an assessment of the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment.

  (f) Provision for Loss Making Leases

     A lease agreement is deemed to be "Loss Making" in circumstances where the contracted rental payments are insufficient to cover the depreciation and allocated interest cost attributable to the relevant aircraft, together with direct costs such as legal fees and other costs attributable to the lease over its term. At

                                AIRPLANES GROUP

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
March 31, 1997 and March 31, 1996, the attributable allocated interest cost excludes the element of the interest on the Class E Notes, 9% per annum, which is payable only in the event that the principal amount on all the Notes is repaid. Provision is made for the expected losses on such leases.

  (g) Taxation

     Deferred income tax assets and liabilities recognize the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     Income tax is provided based on the results for the year. Airplanes Limited's underlying taxable entities in Ireland are subject to Irish Corporate Income Tax on approved trading operations at a rate of 10% until December 31, 2005. Airplanes Trust's underlying taxable entities in the US are subject to US Federal and State taxes on their trading operations.

  (h) Concentrations of Credit Risk

     Financial instruments which potentially subject Airplanes Group to significant concentrations of credit risk consist primarily of trade accounts receivable and interest rates swaps and similar hedging instruments. Details of Airplanes Group's interest rate swaps and similar hedging instruments are set out at (i) below.

     Credit risk with respect to trade accounts receivable is generally diversified due to the number of lessees comprising Airplanes Group's customer base and the different geographic areas in which they operate. At March 31, 1997 Airplanes Group had leased aircraft to 79 lessees in 40 countries. The geographic concentrations of leasing revenues is set out in Note 16.

     Many of Airplanes Group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general, weakly capitalized airlines are more likely to seek operating leases.

     The exposure of Airplanes Group's aircraft to particular countries and customers is managed partly through concentration limits provided for under the terms of the notes and through obtaining security from lessees by way of deposits, letters of credit and guarantees. Airplanes Group will continue to manage its exposure to particular countries, regions and lessees through concentration limits. In the normal course of its business Airplanes Group (and in the past GPA) has reached agreements with certain of its lessees to restructure their leases and defer certain receivable balances. Details of accounts receivable, deferred balances and provision for bad and doubtful debts are set out in Note 6.

     Mexico is a significant market for Airplanes Group's aircraft and at March 31, 1997, 28 of Airplanes Group's aircraft were being operated by three Mexican lessees. Difficult market conditions and substantial over-capacity continue to have an adverse effect on the Mexican air transport sector and restructuring negotiations with certain of Airplanes Group's Mexican lessees have been concluded, while negotiations with other lessees are continuing. Receivable balances with Mexican lessees in total were $15.4 million at March 31, 1997, of which $8 million has been deferred, and in respect of which allowances of $4.7 million for doubtful debts have been made.

     Airplanes Group's Brazilian lessees also continue to experience significant difficulties due to over-capacity and adverse market conditions. At March 31, 1997, 14 of Airplanes Group's aircraft were being

                                AIRPLANES GROUP

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) operated by four Brazilian lessees. Restructuring arrangements have been agreed with certain of the Brazilian lessees allowing for rescheduling of balances owing to Airplanes Group. Receivable balances with Brazilian lessees in total were $10 million at March 31, 1997, of which $8 million has been deferred, and in respect of which no allowances for doubtful debts have been made.

     Canadian Airlines, Airplanes Group's second largest lessee at March 31, 1997 by appraised value, approached its creditors including Airplanes Group, with proposals to reschedule its obligations. A rescheduling plan which granted Canadian Airlines a deferral of operating lease rentals for a three month period and a deferral of finance lease principal payments for the six month period commencing from December 1996 has been reached in principle. The deferred payments are to be repaid with interest over a two and a half year period commencing October 1998. Receivable balances at March 31, 1997 were $6.9 million against which $2.4 million of doubtful debt provisions have been made.

  (i) Derivative Financial Instruments

     Airplanes Group uses interest rate swaps and options to enter into interest rate swaps ("Swaptions") to manage its interest rate exposures which arise in the normal course of its business.

     The differential paid or received on interest rate derivatives that qualify for hedge (deferral) accounting is recognised as an adjustment to interest expense. Interest rate derivatives contracts that do not qualify for hedge accounting are marked to market with unrealised gains and losses recorded in the statement of operations. Gains and losses realised upon termination of derivative contracts designated as hedges are deferred and amortised over the shorter of the term of the derivative or the term of the hedged indebtedness.

     Airplanes Group does not hold or issue derivative financial instruments for trading purposes.

  (j) Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107 "Disclosures about Fair Value of Financial Instruments" defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair values of financial instruments have been determined with reference to available market information and the valuation methodologies discussed below. However, considerable management judgement is required in interpreting market data to arrive at estimates of fair values. Accordingly, the estimates presented herein may not be indicative of the amounts that Airplanes Group could realize in a current market exchange.

          (i) The fair value of cash, trade receivables and trade payables approximates the carrying amount because of the nature and short maturity of these instruments.

          (ii) The fair value of the A, B, C and D Notes issued by Airplanes Group outstanding at March 31, 1997 and 1996 were $3,865 million and $4,055 million respectively, as compared to the carrying values (before discounts) of $3,810 million and $4,048 million at March 31, 1997 and 1996 respectively. While the amount subscribed for the E Notes was based on the appraised value of the aircraft at the Closing Date, the fair value of these Notes at March 31, 1997 and 1996 cannot be determined, as it represents the holders' residual interest in the aircraft owned by Airplanes Group.

          (iii) Airplanes Group manages its interest rate exposure through the use of interest rate swaps and Swaptions. At March 31, 1997 and 1996 Airplanes Group had entered into interest rate swaps with an aggregate notional principal amount of $2.79 billion and $2.62 billion, respectively. Under these swap arrangements Airplanes Group will pay fixed and receive floating amounts on a monthly basis. The objective of Airplanes Group's interest rate risk management policy is to correlate the contracted fixed

                                AIRPLANES GROUP

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) and floating rental payments in its portfolio to the fixed and floating interest payments on the bonds, taking into account the expected amortization of Class A and Class B Notes. The fair value of these swaps at March 31, 1997 and 1996 were $8.77 million and nil, respectively.

     Interest rate exposures which may arise in the event that lessees paying rate rentals default are managed in part through the purchase of Swaptions. At March 31, 1997 Airplanes Group had entered into Swaptions with a notional principal amount of $76 million. The fair value of the Swaptions at March 31, 1997 was $0.3 million and this amount has been included in income for the year ended March 31, 1997. At March 31, 1996, Airplanes Group had no Swaptions.

     Airplanes Group is exposed to losses in the event of non-performance by counterparties to interest rate swap agreements or in the event of defaults by lessees. However, Airplanes Group does not anticipate non-performance by the counterparties and other parties and accounts for hedging losses resulting from lessee defaults as they are incurred.

     Counterparty risk is monitored on an ongoing basis. Counterparties are subject to the prior approval of the Directors of Airplanes Limited and the Controlling Trustees of Airplanes Trust. Airplanes Group's counterparties at March 31, 1997 comprise three major U.S./European financial institutions.

  (k) Foreign Currency Transactions

     Airplanes Group's foreign currency transactions are not significant as virtually all revenues and most costs are denominated in US dollars. The US dollar is the currency of the primary economic environment in which Airplanes Group operates and accordingly is its functional currency.

5.   CASH

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Cash..............................................       214            6          219            6
                                                         ===          ===          ===          ===

     Substantially all of the cash balances at March 31, 1997 and March 31, 1996 are held for specific purposes under the terms of the Transaction. Included in the cash balances at March 31, 1997 and 1996 is restricted cash of $6 million.

                                AIRPLANES GROUP

6.   ACCOUNTS RECEIVABLE

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Trade receivables..................................       40            2           39            2
Allowance for doubtful debts.......................      (12)          (1)         (12)          (1)
                                                         ---          ---          ---          ---
                                                          28            1           27            1
                                                         ===          ===          ===          ===
Included in trade receivables are deferred amounts
  as follows:--
Gross deferred lease receivables...................       25           --           16           --
Allowance for doubtful debts.......................       (4)          --           (2)          --
                                                         ---          ---          ---          ---
                                                          21           --           14           --
                                                         ===          ===          ===          ===

     Deferred lease receivables at March 31, 1997 represent deferrals of rent, maintenance and miscellaneous payments due from lessees. The most significant of these lessees are located in Mexico and Brazil where the air transport sector is suffering from substantial over capacity and the effects of difficult economic conditions (see Note 4(h)). In December 1996, Canadian Airlines deferred operating lease rentals for a three month period and finance lease principal payments for a six month period.

     Receivables include amounts classified as due after one year of $8 million (Airplanes Limited $8 million and Airplanes Trust $Nil) at March 31, 1997 and $17 million (Airplanes Limited $17 and Airplanes Trust $Nil) at March 31, 1996.

7.   AMOUNTS DUE FROM AIRPLANES TRUST TO AIRPLANES LIMITED

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Amount receivable from Airplanes Trust.............       --           --           56          (56)
                                                         ===          ===          ===          ===

     Included in the balance of $56 million at March 31, 1997 was $43 million in respect of aircraft sales and purchases. This amount bears interest based on the interest terms of the Class A-D Notes. The remaining balance represents the net amount due to Airplanes Limited in respect of Airplanes Trust's trading activities, including servicing of its debt obligations.

8.   AMOUNTS DUE FROM GPA

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Amounts due from GPA..............................        12            1           --            2
                                                         ===          ===          ===          ===

     The amounts due from GPA at March 31, 1996 related to a cash adjustment amount in respect of the difference between the collateralized value of the receivables which were originally assumed to be transferred

                                AIRPLANES GROUP

8.   AMOUNTS DUE FROM GPA -- (CONTINUED)
and the actual balances which were transferred at the Closing Date. The balance at March 31, 1997 represents cash received by GPA, in respect of aircraft owned by Airplanes Trust.

9.   NET INVESTMENT IN CAPITAL AND SALES TYPE LEASES

     The following are the components of the net investment in capital and sales type leases of Airplanes Limited:

                                                               MARCH 31,
                                                              ------------
                                                              1996    1997
                                                              ----    ----
                                                              ($ MILLIONS)
Total minimum lease payments receivable...................    112      77
Estimated residual values of leased assets................     37      39
Less unearned revenue.....................................    (36)    (22)
                                                              ---     ---
Net investment in capital and sales type leases...........    113      94
                                                              ===     ===

     Aggregate lease rentals in respect of such capital and sales type leases for the years ended March 31, 1995, 1996 and 1997 amounted to $26 million, $28 million and $28 million respectively.

     Unearned revenue of $13 million, $8 million and $9 million for the years ended March 31, 1995, 1996 and 1997, respectively, was amortized and included in revenue.

     Minimum future payments to be received on such capital leases for aircraft at March 31, 1997 are as follows:

                                                               MINIMUM LEASE
                                                            PAYABLES RECEIVABLE
                                                            -------------------
                                                               ($ MILLIONS)
Years ending March 31, 1998.............................             27
  1999..................................................             15
  2000..................................................             14
  2001..................................................             13
  2002..................................................              7
Thereafter..............................................              1
                                                                    ---
                                                                     77
                                                                    ===

                                AIRPLANES GROUP

10. AIRCRAFT

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Aircraft
Cost..............................................      4,332          510         4,281         554
Less Accumulated depreciation.....................       (861)        (129)       (1,039)       (159)
                                                        -----        -----       -------       -----
                                                        3,471          381         3,242         395
                                                        =====        =====       =======       =====
Fleet Analysis
On operating lease for a further period of:
  More than five years............................        683           --           425          74
  From one to five years..........................      1,950          322         2,277         283
  Less than one year..............................        722           25           493          25
Non revenue earning aircraft:
  Available for lease.............................         31           25             6          --
  Available for lease, subject to letters of
     intent.......................................         85            9            41          13
                                                        -----        -----       -------       -----
                                                        3,471          381         3,242         395
                                                        =====        =====       =======       =====

     Certain aircraft are subject to purchase options granted to existing lessees.

                                                              YEARS ENDED MARCH 31,
                                      ---------------------------------------------------------------------
                                              1995                    1996                    1997
                                      ---------------------   ---------------------   ---------------------
                                      AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                       LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                      ---------   ---------   ---------   ---------   ---------   ---------
                                          ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
Depreciation expense...............      180         24          180         23          185         30
                                         ===         ==          ===         ==          ===         ==

11. ACCRUED EXPENSES AND OTHER LIABILITIES

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Accrued expenses and other liabilities include:
Unearned revenue..................................        15           2            17           2
Provisions for loss making leases.................        63          13            58           6
Interest accrued..................................         3          --           126          11
Other accruals....................................        26          --            34           2
Trade payables....................................         1          --             1          --
Deposits received.................................        55           2            59           3
                                                         ---          --           ---          --
                                                         163          17           295          24
                                                         ===          ==           ===          ==
Of which:
Payable within one year...........................        66          10            87           5
Payable after one year............................        97           7           208          19
                                                         ---          --           ---          --
                                                         163          17           295          24
                                                         ===          ==           ===          ==

                                AIRPLANES GROUP

12. AMOUNTS DUE TO GPA

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Amounts due.......................................        12          --             4          --
                                                         ===          ==           ===          ==

     The amounts due to GPA relate to cash balances retained by Airplanes Group on the Closing Date in excess of those required in accordance with the terms of the Transaction, in respect of security deposits and letters of credit which were not novated from GPA at the Closing Date. The balance at March 31, 1997 represents cash received by Airplanes Limited, in respect of aircraft owned by GPA.

13. INDEBTEDNESS

     The components of the debt are as follows:

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Indebtedness in respect of Notes issued:
Subclass A-1......................................        773           77          773           77
Subclass A-2......................................        683           67          683           67
Subclass A-3......................................        455           45          455           45
Subclass A-4......................................        182           18          182           18
Subclass A-5......................................        548           50          345           29
Class B...........................................        341           34          328           33
Class C...........................................        341           34          341           34
Class D...........................................        364           36          364           36
Class E...........................................        538           53          538           53
                                                        -----        -----        -----        -----
                                                        4,225          414        4,009          392
Discounts arising on issue of Notes...............         (4)          (1)          (4)          --
                                                        -----        -----        -----        -----
                                                        4,221          413        4,005          392
                                                        =====        =====        =====        =====

                                AIRPLANES GROUP

13. INDEBTEDNESS -- (CONTINUED)
  Debt maturity

     The repayment terms of the A, B, C and D Notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "EXPECTED FINAL PAYMENT DATE") or refinanced through the issue of new Notes by specified Expected Final Payment Dates but in any event are ultimately due for repayment on specified final maturity dates (the "FINAL MATURITY DATE"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each class of note are set out below:

                               INTEREST                         EXPECTED FINAL       FINAL
CLASS/SUBCLASS OF NOTES          RATES       PRINCIPAL AMOUNT    PAYMENT DATE    MATURITY DATE
-----------------------      -------------   ----------------   --------------   --------------
                                               ($ MILLIONS)
Subclass A-1...............  (LIBOR+ 0.25%)         850         March 15, 1998   March 15, 2006
Subclass A-2...............  (LIBOR+ 0.32%)         750         March 15, 1999   March 15, 2009
Subclass A-3...............  (LIBOR+ 0.47%)         500         March 15, 2001   March 15, 2015
Subclass A-4...............  (LIBOR+ 0.62%)         200         March 15, 2003   March 15, 2019
Subclass A-5...............  (LIBOR+ 0.35%)         374         April 15, 1999   March 15, 2019
Class B....................  (LIBOR+ 1.10%)         361         March 15, 2009   March 15, 2019
Class C....................         (8.15%)         375         March 15, 2011   March 15, 2019
Class D....................       (10.875%)         400         March 15, 2012   March 15, 2019
Class E....................     (see below)         591              See below        See below
                                                  -----
                                                  4,401
                                                  =====

     The dates on which principal repayments on the Notes will actually occur will depend on the cash generated by Airplanes Group and in the event that the sub-class A-1, A-2, A-3 and A-4 are not repaid or refinanced by the Expected Final Maturity Date, additional interest will arise.

     LIBOR on the Class A and Class B Notes equates to the London interbank offered rate for one month US dollar deposits.

     Interest on the Class C and Class D fixed rate Notes is calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     The Class E Notes accrue interest at a rate of 20% per annum adjusted by reference to the U.S. Consumer Price Index. Except for a minimum interest amount and a supplemental interest amount of 1% and 10%, respectively, no interest will be payable on the Class E Notes until all of the interest, principal and premium, if any, on the Notes have been repaid in full. The principal on the Class E notes will be repaid, subject to adequate funds being available, after payment of all interest due on the E Note.

     In general the priority of the principal payments on the Notes is as set out below;

     1. Specified minimum principal amounts on the A and the B Notes in that order.

     2. Additional amounts on the A Notes in the event that the value of the fleet falls below specified amounts.

     3.    Scheduled principal repayments on the C and D Notes in that order.

     4. Specified additional amounts on the B Notes and the A Notes in that order.

     5. Thereafter cash available to repay the principal on the Notes is applied on each payment date to repay the outstanding principal on the D Notes, the C Notes, the B Notes and the A Notes in that order.

                                AIRPLANES GROUP

13. INDEBTEDNESS -- (CONTINUED)
     On each payment date the priority of the principal amounts outstanding in respect of the various sub-classes of A Notes is A-5, A-1, A-2, A-3 and A-4 in that order.

14. PROVISION FOR MAINTENANCE

                                                                         MARCH 31,
                                                      ------------------------------------------------
                                                               1996                      1997
                                                      ----------------------    ----------------------
                                                      AIRPLANES    AIRPLANES    AIRPLANES    AIRPLANES
                                                       LIMITED       TRUST       LIMITED       TRUST
                                                      ---------    ---------    ---------    ---------
                                                           ($ MILLIONS)              ($ MILLIONS)
Balance at April, 1...............................       242           26          276           35
Receivable during year............................        78           14           70           21
Expenditure/Transfer..............................       (44)          (5)         (59)         (30)
                                                         ---          ---          ---          ---
Balance at March, 31..............................       276           35          287           26
                                                         ===          ===          ===          ===

     The reserve for maintenance includes maintenance reserve funds received from lessees, provisions to cover the directors'/trustees' estimate of maintenance costs where Airplanes Group has the primary obligation for maintenance and provisions to cover the risk of lessees defaulting on obligations, which could result in Airplanes Group incurring maintenance costs which are the lessees' primary responsibility.

15. SHARE CAPITAL

                                                                AIRPLANES LIMITED
                                                                ------------------
                                                                    MARCH 31,
                                                                ------------------
                                                                 1996       1997
                                                                -------    -------
                                                                       ($)
Ordinary shares, par value $1
  Authorized 10,000.........................................    10,000     10,000
                                                                ======     ======
  Issued 30.................................................        30         30
                                                                ======     ======

     The holders of the issued ordinary shares are entitled to an annual cumulative preferential dividend of $4,500. As Airplanes Limited does not have distributable profits this dividend has not been paid. As at March 31, 1997 the total unpaid cumulative preferential dividend amounted to $4,500.

                                AIRPLANES GROUP

16. REVENUES

                                                                   YEARS ENDED MARCH 31,
                                           ---------------------------------------------------------------------
                                                   1995                    1996                    1997
                                           ---------------------   ---------------------   ---------------------
                                           AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                            LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                           ---------   ---------   ---------   ---------   ---------   ---------
                                               ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
The distribution of revenues by
  geographic area is as follows:
Europe...................................     136          1          195          2          193          1
North America............................      58         59           58         56           51         58
South America............................     216          1          185          1          180         12
Asia/rest of world.......................     137         --          118          1          108          1
                                              ---         --          ---         --          ---         --
                                              547         61          556         60          532         72
                                              ===         ==          ===         ==          ===         ==
Of which, maintenance revenue
  represents.............................      74         14           78         14           70         21
                                              ===         ==          ===         ==          ===         ==

     At March 31, 1997, Airplanes Group had contracted to receive the following minimum rentals under operating leases:

                                                                         1997
                                                                ----------------------
                                                                AIRPLANES    AIRPLANES
                                                                 LIMITED       TRUST
                                                                ---------    ---------
                                                                     ($ MILLIONS)
Year ending March 31,
  1998......................................................        402          48
  1999......................................................        319          41
  2000......................................................        230          37
  2001......................................................        154          30
  2002......................................................        104          10
  Thereafter................................................         28          --
                                                                  -----         ---
                                                                  1,237         166
                                                                  =====         ===

     Contracted rentals are based on actual rates up to the first recalculation date, and thereafter are based on a budget LIBOR of 5.6%, and include aircraft subject to letters of intent to lease.

     Each of Airplanes Limited and Airplanes Trust operates in one business segment, the leasing of aircraft.

     For Airplanes Limited no customer accounted for more than 10% of revenue in fiscal 1995, 1996 or 1997. For Airplanes Trust: (a) two lessees each accounted for more than 10% of leasing revenue for the year ended March 31, 1995, and individually these lessees accounted for 38% and 27% of leasing revenue, respectively, (b) two lessees each accounted for more than 10% of leasing revenue for the year ended March 31, 1996, and individually these lessees accounted for 32% and 31% of leasing revenue respectively and (c) two lessees each accounted for more than 10% of leasing revenue in the year ended March 31, 1997 and individually these lessees accounted for 37% and 31% of leasing revenue respectively.

                                AIRPLANES GROUP

17. NET INTEREST EXPENSE

                                                                   YEARS ENDED MARCH 31,
                                           ---------------------------------------------------------------------
                                                   1995                    1996                    1997
                                           ---------------------   ---------------------   ---------------------
                                           AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                            LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                           ---------   ---------   ---------   ---------   ---------   ---------
                                               ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
Interest on indebtedness to GPA..........     325          32         339          34          --          --
Interest on Notes issued.................      --          --           3          --         360          40
Interest income..........................      (8)         (1)         (7)         (1)        (17)         --
                                              ---         ---         ---         ---         ---         ---
                                              317          31         335          33         343          40
                                              ===         ===         ===         ===         ===         ===
Cash paid in respect of interest.........     276          27         294          29         237          28
                                              ===         ===         ===         ===         ===         ===

     As set out in Note 2, Basis of Preparation, interest charges included in the Statement of Operations relating to indebtedness to GPA are based on GPA's average cost of debt of 7.83% and 8.25% for the years ended March 31, 1995, and the period to March 28, 1996 respectively. For periods up to March 28, 1996 the Statement of Cash Flows gives effect to cash payments for interest only of 1% per annum on that portion of the indebtedness assumed to be refinanced by the E Notes (assumed in these financial statements to be approximately 15% of total indebtedness) and the balance is deferred and reflected as a movement in net liabilities.

     For all periods subsequent to March 28, 1996 the Statement of Operations and the Statement of Cash Flows includes the actual amounts charged and paid respectively.

18. LOSS MAKING LEASES

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                         1997
                                                                -----------------------
                                                                AIRPLANES     AIRPLANES
                                                                 LIMITED        TRUST
                                                                ---------     ---------
                                                                     ($ MILLIONS)
Provision...................................................        54             2
Utilization.................................................       (59)           (9)
                                                                   ---           ---
Net Utilization.............................................        (5)           (7)
                                                                   ===           ===

     Provision is made for the expected losses where a lease agreement is deemed to be loss making. The charge in respect of the loss making lease provisions and the utilization of these provisions are reflected on a net basis in the Statement of Operations. These provisions are utilized as the corresponding actual losses arise over the period of the lease. The actual losses are reflected within the depreciation expense, interest expense or other costs within the Statement of Operations.

                                AIRPLANES GROUP

19. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                                   YEARS ENDED MARCH 31,
                                           ---------------------------------------------------------------------
                                                   1995                    1996                    1997
                                           ---------------------   ---------------------   ---------------------
                                           AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES   AIRPLANES
                                            LIMITED      TRUST      LIMITED      TRUST      LIMITED      TRUST
                                           ---------   ---------   ---------   ---------   ---------   ---------
                                               ($ MILLIONS)            ($ MILLIONS)            ($ MILLIONS)
GECAS Management fees....................      21           2          20           2          24           2
Other selling, general and administrative
  expenses...............................      10           1          12           1          11           1
                                              ---         ---         ---         ---         ---         ---
                                               31           3          32           3          35           3
                                              ===         ===         ===         ===         ===         ===

     In the year ended March 31, 1997 other selling, general and administrative expenses included an amount of $9 million (Airplanes Limited $8 million, Airplanes Trust $1 million) payable to GPA in respect of Administration and Cash Management fees.

20. PROVISION FOR INCOME TAXES

     References to Airplanes Limited and Airplanes Trust in the context of this footnote refer to the underlying taxable entities of Airplanes Limited (primarily Irish entities) and Airplanes Trust (primarily US entities). Substantially all of the net loss before taxes of Airplanes Trust is subject to US income taxes and substantially all of the net loss before taxes of Airplanes Limited is subject to Irish income taxes.

  (a) Airplanes Limited

     Income tax benefit of Airplanes Limited consists of the following:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1995     1996     1997
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Current income tax..........................................      --       --       --
Deferred income tax benefit.................................      11        5       10
                                                                 ---      ---      ---
                                                                  11        5       10
                                                                 ===      ===      ===

     Airplanes Limited's income from approved activities in Ireland is taxable at a rate of 10% until December 31, 2005.

     A reconciliation of differences between actual income tax benefit of Airplanes Limited for 1995, 1996 and 1997 and the expected tax benefit based on a tax rate of 10% is shown below:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1995     1996     1997
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Tax benefit at 10%..........................................      11        5       12
Non deductible E Note interest..............................      --       --      (12)
Reversal of prior year over provision.......................      --       --       10
                                                                 ---      ---      ---
Actual tax benefit..........................................      11        5       10
                                                                 ===      ===      ===

     E Note interest is not deductible for tax purposes in Ireland.

                                AIRPLANES GROUP

20. PROVISION FOR INCOME TAXES -- (CONTINUED)
     The deferred tax provision at March 31, 1996 was based on calculations of losses forward and capital allowances of Airplanes Limited at December 31, 1995 adjusted on an estimated basis to March 31, 1996. The reversal of the over provision in respect of the prior year primarily relates to the finalization of these estimates.

     Airplanes Limited has net operating loss carryforwards of approximately $788 million as of March 31, 1997, which are available for offset against future taxable income with no restrictions to expiration.

     The deferred tax assets and liabilities of Airplanes Limited are summarized below:

                                                                 MARCH 31,
                                                                ------------
                                                                1996    1997
                                                                ----    ----
                                                                ($ MILLIONS)
Deferred tax assets relating to:
  Net operating loss carryforwards..........................     40      79
Deferred tax liability relating to:
  Aircraft..................................................    107     136
                                                                ---     ---
Net deferred tax liability..................................     67      57
                                                                ===     ===

  (b) Airplanes Trust

     Income tax benefit of Airplanes Trust consists of the following:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1995     1996     1997
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Current income tax:
  Federal...................................................      --       --       --
  State.....................................................      --       --       --
                                                                 ---      ---      ---
Total Current...............................................      --       --       --
                                                                 ---      ---      ---
Deferred income tax:
  Federal...................................................       4        6       --
  State.....................................................       1        2       --
                                                                 ---      ---      ---
Total deferred..............................................       5        8       --
                                                                 ---      ---      ---
                                                                   5        8       --
                                                                 ---      ---      ---

     A reconciliation of differences between actual income tax benefit of Airplanes Trust for 1995, 1996, and 1997 and the expected tax benefit based on the U.S. Federal statutory tax rate of 35% in 1995, 1996, and 1997 is shown below:

                                                                 YEARS ENDED MARCH 31,
                                                                -----------------------
                                                                1995     1996     1997
                                                                -----    -----    -----
                                                                     ($ MILLIONS)
Tax benefit at statutory rate...............................       4        7        6
State taxes, net of Federal tax.............................       1        1        1
Non deductible E-Note interest..............................      --       --       (5)
Increase on valuation allowance.............................      --       --       (2)
                                                                 ---      ---      ---
                                                                   5        8       --
                                                                 ===      ===      ===

                                AIRPLANES GROUP

20. PROVISION FOR INCOME TAXES -- (CONTINUED)
     E Note interest is not deductible for tax purposes.

     Airplanes Trust has Federal tax net operating loss carryforwards of approximately $97 million as of March 31, 1997 which expire in the following years:

                                                                ($ MILLION)
                                                                -----------
2007........................................................         10
2008........................................................          2
2009........................................................         11
2010........................................................          0
2011........................................................         34
2012........................................................         40

     Deferred tax assets and liabilities of Airplanes Trust are summarized below:

                                                                 MARCH 31,
                                                                ------------
                                                                1996    1997
                                                                ----    ----
                                                                ($ MILLIONS)
Deferred tax assets relating to:
  Net operating loss carryforwards..........................     22      40
  Other.....................................................     10       6
  Valuation allowance.......................................    (17)    (19)
                                                                ---     ---
                                                                 15      27
                                                                ---     ---
Deferred tax liability relating to:
  Aircraft..................................................     63      75
                                                                ---     ---
Net deferred tax liability..................................     48      48
                                                                ===     ===

     The valuation allowance of $19 million arises as it is believed that a portion of the net operating loss carryforwards will be utilized in future years.

     Although all of the aircraft are owned by Airplanes Trust, for tax purposes, certain of the aircraft are treated as being leased from third parties under US "safe-harbor lease" tax rules (see Note 5). Under existing tax laws, certain events could reverse the cumulative effect of this tax treatment, in which case Airplanes Trust would be required to make payments to the third parties under the tax indemnification clauses included in the lease agreements. As of March 31, 1995, 1996 and 1997 the maximum potential exposure under these provisions is $11 million, $9 million and $7 million, respectively. However, it is believed that no events have taken place which could cause such payments to become due.

     Pursuant to a tax sharing agreement between Airplanes Trust and GPA, Airplanes Trust is liable to GPA for its share of the consolidated tax liability in years subsequent to the completion of the Transaction, in which Airplanes Trust generates taxable income. However, Airplanes Trust shall satisfy this liability in cash only to the extent that payments due to tax authorities from GPA are attributable to Airplanes Trust's share of the consolidated tax liability; the remainder will be paid in the form of subordinated notes. Conversely, Airplanes Trust is entitled to be reimbursed by GPA for any tax benefits provided subsequent to the completion of the Transaction, to GPA from Airplanes Trust's tax losses. GPA has also indemnified Airplanes Trust for any tax liabilities of AeroUSA, Inc. (a subsidiary of Airplanes Trust) that relate to tax years prior to the completion of the Transaction. In the year ended March 31, 1997 no tax sharing will occur as both groups will be in a loss position.

                                AIRPLANES GROUP

21. COMMITMENTS

  Capital Commitments

     Airplanes Group did not have any material contractual commitments for capital expenditures at March 31, 1997.

22. CONTINGENT LIABILITIES

  Guarantees

     Airplanes Limited and Airplanes Trust have unconditionally guaranteed each others' obligations under all classes of notes issued by Airplanes Limited and Airplanes Trust, respectively, pursuant to the securitization transaction, details of which are set out in Note 1.

  Foreign Taxation

     The international character of Airplanes Group's operations gives rise to some uncertainties with regard to the impact of taxation in certain countries. The position is kept under continuous review and Airplanes Group provides for all known liabilities.

                                AIRPLANES GROUP

                        UNAUDITED INTERIM BALANCE SHEETS

                                                     MARCH 31, 1997                         DECEMBER 31, 1997
                                          -------------------------------------   -------------------------------------
                                           AIRPLANES    AIRPLANES                  AIRPLANES    AIRPLANES
                                            LIMITED       TRUST      COMBINED       LIMITED       TRUST      COMBINED
                                          -----------   ---------   -----------   -----------   ---------   -----------
                                                      ($ MILLIONS)                            ($ MILLIONS)
ASSETS
Cash....................................         219         6             225           324         6              330
Accounts receivable
  Trade receivables.....................          39         2              41            24         3               27
  Allowance for doubtful debts..........         (12)       (1)            (13)          (11)       (1)             (12)
Amounts due from Airplanes Trust........          56        --              56            28        --               28
Amounts due from GPA....................          --         2               2             1        --                1
Net investment in capital and sales type
  leases................................          94        --              94            58        --               58
Aircraft, net...........................       3,242       395           3,637         3,073       350            3,423
Other assets............................           5         1               6             5        --                5
                                          -----------     ----      -----------   -----------     ----      -----------
Total assets............................       3,643       405           4,048         3,502       358            3,860
                                          ===========     ====      ===========   ===========     ====      ===========
LIABILITIES
Accrued expenses and other
  liabilities...........................         295        24             319           416        33              449
Amounts due to Airplanes Limited........          --        56              56            --        28               28
Amounts due to GPA......................           4        --               4            --        --               --
Indebtedness............................       4,005       392           4,397         3,848       376            4,224
Provision for maintenance...............         287        26             313           291        23              314
Deferred income taxes...................          57        48             105            55        48              103
                                          -----------     ----      -----------   -----------     ----      -----------
Total liabilities.......................       4,648       546           5,194         4,610       508            5,118
                                          -----------     ----      -----------   -----------     ----      -----------
Net liabilities.........................      (1,005)     (141)         (1,146)       (1,108)     (150)          (1,258)
                                          -----------     ----      -----------   -----------     ----      -----------
                                               3,643       405           4,048         3,502       358            3,860
                                          ===========     ====      ===========   ===========     ====      ===========

 The accompanying notes are an integral part of the unaudited interim financial statements.

                                AIRPLANES GROUP

                   UNAUDITED INTERIM STATEMENTS OF OPERATIONS

                                                            NINE MONTHS ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
                                                        1996                               1997
                                          --------------------------------   --------------------------------
                                          AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                           LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                          ---------   ---------   --------   ---------   ---------   --------
                                                    ($ MILLIONS)                       ($ MILLIONS)
REVENUES
Aircraft leasing........................     405          54         459        394          56         450
Aircraft sales..........................      --          --          --         46          48          94
EXPENSES
Cost of aircraft sales..................      --          --          --        (41)        (49)        (90)
Depreciation and amortisation...........    (136)        (19)       (155)      (129)        (17)       (146)
Net interest expense....................    (260)        (26)       (286)      (278)        (30)       (308)
Provision for maintenance...............     (57)        (15)        (72)       (54)        (16)        (70)
Bad and doubtful debts..................      --          --          --         --          --          --
Provision for loss making leases, net...       9           5          14          5           2           7
Other lease costs.......................     (23)         (7)        (30)       (21)         (1)        (22)
Selling, general and administrative
  expenses..............................     (24)         (3)        (27)       (27)         (2)        (29)
                                            ----        ----        ----       ----        ----        ----
OPERATING (LOSS) BEFORE
PROVISION FOR INCOME TAXES..............     (86)        (11)        (97)      (105)         (9)       (114)
Income tax benefit/(charge).............      (1)          1          --          2          --           2
                                            ----        ----        ----       ----        ----        ----
NET (LOSS)..............................     (87)        (10)        (97)      (103)         (9)       (112)
                                            ====        ====        ====       ====        ====        ====

 The accompanying notes are an integral part of the unaudited interim financial statements.

                                AIRPLANES GROUP

    UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT/NET LIABILITIES

                                                  NINE MONTHS ENDED DECEMBER 31, 1996 AND DECEMBER 31, 1997
                                            ----------------------------------------------------------------------
                                                                                         AIRPLANES      COMBINED
                                                        AIRPLANES LIMITED                  TRUST      ------------
                                            -----------------------------------------   -----------   SHAREHOLDERS
                                               SHARE          NET       SHAREHOLDERS'       NET       DEFICIT/NET
                                              CAPITAL     LIABILITIES      DEFICIT      LIABILITIES   LIABILITIES
                                            -----------   -----------   -------------   -----------   ------------
                                                                         ($ MILLIONS)
BALANCE AT MARCH 31 1996..................         0           893            893            123         1,016
Net loss for the period...................                      87             87             10            97
                                               -----         -----          -----          -----         -----
BALANCE AT DECEMBER 31, 1996..............         0           980            980            133         1,113
                                               =====         =====          =====          =====         =====
BALANCE AT MARCH 31 1997..................         0         1,005          1,005            141         1,146
Net loss for the period...................                     103            103              9           112
                                               -----         -----          -----          -----         -----
BALANCE AT DECEMBER 31, 1997..............         0         1,108          1,108            150         1,258
                                               =====         =====          =====          =====         =====

 The accompanying notes are an integral part of the unaudited interim financial statements.

                                AIRPLANES GROUP

                   UNAUDITED INTERIM STATEMENTS OF CASHFLOWS

                                                            NINE MONTHS ENDED DECEMBER 31,
                                          -------------------------------------------------------------------
                                                        1996                               1997
                                          --------------------------------   --------------------------------
                                          AIRPLANES   AIRPLANES              AIRPLANES   AIRPLANES
                                           LIMITED      TRUST     COMBINED    LIMITED      TRUST     COMBINED
                                          ---------   ---------   --------   ---------   ---------   --------
                                                    ($ MILLIONS)                       ($ MILLIONS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss................................     (87)        (10)        (97)      (103)         (9)       (112)
Adjustment to reconcile (net loss) to
  net cash provided by operating
  activities:
Depreciation and amortisation...........     136          19         155        129          17         146
Aircraft maintenance, net...............      14           7          21          7           1           8
Profit on disposal of aircraft..........      --          --          --         (5)          1          (4)
Deferred income taxes...................       1          (1)         --         (2)         --          (2)
Provision for loss making leases........      (9)         (5)        (14)        (5)         (2)         (7)
Accrued and deferred interest expense...      90           9          99        102          19         121
CHANGES IN OPERATING ASSETS &
  LIABILITIES:
Accounts receivable, net................      (9)         (6)        (15)        14          (1)         13
Intercompany account movements..........       9          (7)          2         28         (28)         --
Amounts due to GPA......................      --          --          --         (5)          2          (3)
Other accruals and liabilities..........      25           7          32         27          (9)         18
Other assets............................      (1)         --          (1)        (1)         --          (1)
                                            ----        ----        ----       ----        ----        ----
NET CASH PROVIDED BY OPERATING
  ACTIVITIES............................     169          13         182        186          (9)        177
                                            ====        ====        ====       ====        ====        ====
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase/Sale of aircraft...............      44         (45)         (1)        64          25          89
Intercompany movements - Airplanes
  Group.................................     (44)         44          --         --          --          --
Capital and sales type leases...........      14          --          14         14          --          14
                                            ----        ----        ----       ----        ----        ----
NET CASH PROVIDED BY INVESTING
  ACTIVITIES............................      14          (1)         13         78          25         103
                                            ====        ====        ====       ====        ====        ====
CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in indebtedness................    (163)        (12)       (175)      (159)        (16)       (175)
                                            ----        ----        ----       ----        ----        ----
NET CASH USED IN FINANCING ACTIVITIES...    (163)        (12)       (175)      (159)        (16)       (175)
                                            ====        ====        ====       ====        ====        ====
NET INCREASE IN CASH....................      20          --          20        105          --         105
CASH AT BEGINNING OF PERIOD.............     214           6         220        219           6         225
                                            ----        ----        ----       ----        ----        ----
CASH AT END OF PERIOD...................     234           6         240        324           6         330
                                            ====        ====        ====       ====        ====        ====
CASH PAID IN RESPECT OF:
Interest................................     182          18         200        173          17         190
                                            ====        ====        ====       ====        ====        ====

 The accompanying notes are an integral part of the unaudited interim financial statements.

                                AIRPLANES GROUP

              NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

1.   BASIS OF PREPARATION

     The accompanying unaudited interim financial statements of Airplanes Limited, Airplanes Trust and the balance sheets, statements of operations, statement of changes in shareholders deficit/net liabilities and statements of cash flows of Airplanes Group have been prepared on a going concern basis in conformity with United States generally accepted accounting principles. The financial statements are presented on a historical cost basis.

     The accompanying financial statements for Airplanes Limited and Airplanes Trust reflect all adjustments which in the opinion of management are necessary to present a fair statement of the information presented as of December 31, 1997 and for the nine month periods ending December 31, 1997 and December 31, 1996. Such adjustments are of a normal, recurring nature. The results of operations for the nine months ended December 31, 1997 are not necessarily indicative of the results to be expected for the full year.

2.   POST BALANCE SHEET EVENTS -- CONTINGENT LIABILITY

     At December 31, 1997 Airplanes Group had six aircraft on lease to two aircraft operators in Indonesia.

     As of February 27, 1998 three aircraft had been recovered from one of these lessees and the one remaining on lease to this lessee is scheduled to be recovered by March 2, 1998. Airplanes Group is currently in the process of terminating the leases relating to these aircraft.

     Airplanes is also in the process of recovering possession of the two aircraft on lease to its other Indonesian lessee and terminating the related leases.

     Airplanes Group may encounter delay or difficulties in recovering possession of the aircraft or terminating the leases for those aircraft. Maintenance and technical costs will be incurred to ensure the aircraft are in suitable condition for releasing. Airplanes Group holds maintenance reserves in respect of these aircraft and in addition has made further provisions for maintenance costs which arise as a result of lessees defaulting on maintenance obligations. However the amount of maintenance and technical costs that will be required in respect of the aircraft referred to above cannot be determined at this time.

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors of Airplanes Limited and the Controlling Trustees of Airplanes U.S. Trust

     Under date of June 26, 1997, we reported on the balance sheets of Airplanes Limited and Airplanes U.S. Trust as of March 31, 1996 and 1997, and the related statements of operations, changes in shareholders' deficit/net liabilities and cash flows for each of the years in the three year period ended March 31, 1997, which are included in this Registration Statement on form S-1. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule in this Registration Statement on form S-1. This financial statement schedule is the responsibility of the companies' management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to the use of our reports included herein and to references to our firm under the headings "Summary Combined Financial Data", "Selected Financial Data" and "Experts" in the Registration Statement.

                                                   KPMG
                                                   Chartered Accountants

Dublin, Ireland
March 5, 1998

                                AIRPLANES GROUP

                       VALUATION AND QUALIFYING ACCOUNTS

                              ACCOUNTS RECEIVABLE

                                    SCHEDULE

                                             BALANCE AT   CHARGED/(RELEASED)    DEDUCTION
                                             BEGINNING       TO COSTS AND      (WRITE-OFFS/   BALANCE AT
AIRPLANES LIMITED                             OF YEAR          EXPENSES         TRANSFERS)    END OF YEAR
-----------------                            ----------   ------------------   ------------   -----------
                                                                     ($ MILLIONS)
Year ended March 31,
  1994....................................       25               17                (3)            39
  1995....................................       39               34                (7)            66
  1996....................................       66              (27)              (27)            12
  1997....................................       12                2                (2)            12

                                             BALANCE AT   CHARGED/(RELEASED)    DEDUCTION
                                             BEGINNING       TO COSTS AND      (WRITE-OFFS/   BALANCE AT
AIRPLANES TRUST                               OF YEAR          EXPENSES         TRANSFERS)    END OF YEAR
---------------                              ----------   ------------------   ------------   -----------
                                                                     ($ MILLIONS)
  Year ended March 31,
  1994....................................        3                3                (1)             5
  1995....................................        5               (1)                1              5
  1996....................................        5               (1)               (3)             1
  1997....................................        1               --                --              1

                                   APPENDIX 1

                             TABLE OF DEFINED TERMS

                                           PAGE
                                           ----
$..................................           2
1958 Order.........................           3
1961 Law...........................         165
1995 Regulations...................         175
1996 Assumptions...................         107
1996 Offering......................           5
1998 Refinancing
  Certificateholders...............          14
1998 Refinancing Certificates......       Cover
1998 Refinancing Guarantees........          14
1998 Refinancing Notes.............       Cover
1998 Refinancing Trust A-6.........           5
1998 Refinancing Trust A-7.........           5
1998 Refinancing Trust A-8.........           5
1998 Refinancing Trust B...........           5
1998 Refinancing Trustee...........   Cover, 13
1998 Refinancing Trust.............       Cover
1998 Refinancing Trusts............       Cover
Accounts...........................         158
Acquisition........................           5
Actual Pool Factor.................         135
Adjusted Balance...................         134
Adjusted Base Value................         134
Adjusted Portfolio Value...........         134
Administrative Agency Agreement....          23
Administrative Agent...............          23
Administrative Agent's Conflict
  Duties...........................          34
Administrative Agent's Services
  Standard.........................          34
Administrative Fee.................          91
ADs................................          39
Aeromexico.........................          63
AeroUSA............................           6
AeroUSA 3..........................          30
affiliate..........................         141
Agreement Among Underwriters.......         174
Air Europa.........................          63
Aircraft...........................           6
Aircraft Agreement.................         145
Aircraft Owning Companies..........           6
Airplanes Group....................    Cover, 5
Airplanes Limited..................   Cover, 15
Airplanes Limited 1998 Refinancing
  Notes............................          16
Airplanes Limited Class E Notes....         156
Airplanes Limited Guarantee........         129
Airplanes Limited Indenture........          16
Airplanes Limited Indenture
  Trustee..........................          16
Airplanes Limited Member...........         142
Airplanes Limited Notes............          16
Airplanes Pass Through Trust.......          13

                                           PAGE
                                           ----
Airplanes Trust....................   Cover, 15
Airplanes Trust 1998 Refinancing
  Notes............................          16
Airplanes Trust Agreement..........          15
Airplanes Trust Class E Notes......         156
Airplanes Trust Guarantee..........         129
Airplanes Trust Indenture..........          16
Airplanes Trust Indenture
  Trustee..........................          16
Airplanes Trust Member.............         142
Airplanes Trust Notes..............          16
Airplanes Trust Residual
  Interest.........................          19
Airtours...........................          63
Allowed Restructuring..............         143
ALPS 94-1..........................          32
Amortization Commencement Date.....         132
Amortizing Notes...................         133
Annual Dividend Amount.............          51
AOG................................         123
Appraisals.........................          19
Appraised Value....................          20
Appraisers.........................          19
ARE................................         123
Asset Based Servicing Fee..........          88
Assumptions........................           6
Available Collections..............          14
Avg................................         125
Avianca............................          63
Base Value.........................          20
Basic Terms Modification...........         154
Burlington Air.....................          63
Business Day.......................          13
CAA................................          37
Calculation Date...................          13
Call Right.........................          51
Canadian Airlines..................          63
Capital Stock......................          19
Cash Management Agreement..........          23
Cash Manager.......................          23
CCN................................         164
Cedel Bank.........................           2
Cedel Participants.................         161
Certificate........................         165
Certificate Account................         117
Certificateholders.................      14,165
Certificates.......................           5
Charitable Trust Trustees..........          84
Charitable Trusts..................          19
Chicago Convention.................          62
Class B Certificates...............           5
CIS................................          77

                                           PAGE
                                           ----
Class E Note Minimum Interest
  Amount...........................         122
Class E Note Supplemental Interest
  Amount...........................         122
Class E Notes......................           5
Closing Date.......................          13
Code...............................          25
Collection Account.................          21
Collections........................         111
Commission.........................         160
Committee..........................           3
Company Secretary..................          92
Concentration Limits...............         148
control............................         141
Controlling Trustees...............          52
Core Lease Provisions..............         151
Corresponding Notes................         113
covenant defeasance................         138
DCR................................          15
Default Notice.....................         117
defeasance trust...................         138
Definitive Certificates............         163
Delaware Trustee...................          15
Depositaries.......................         161
Depreciation Factor................         134
Directors..........................          51
Discounted Annual Dividend
  Amount...........................          52
disqualified persons...............         172
DOL................................         172
DTC................................           2
DTC Participants...................         161
Emery..............................           6
Encumbrance........................         141
Engines............................         145
ERISA..............................          25
EU.................................          44
Euroclear..........................           2
Euroclear Participants.............         161
Event of Default...................         117
Existing Certificates..............           5
Existing Guarantees................          14
Existing Leases....................           6
Existing Notes.....................           5
Existing Trusts....................         113
Exp................................         125
Expected Final Payment Date........           8
Expected Maturity..................         125
Expected Portfolio Value...........         134
Expense Account....................          22
Expenses...........................          18
FAS 121............................          28
Federal Tax Counsel................         167
Final Maturity Date................           8
Final Regulations..................         169

                                           PAGE
                                           ----
Financial Institution..............         169
Financial Statements...............         F-7
First Collection Account Top-up....         139
Fixed Price Premium................         136
Fixed Rate Certificates............          16
Fixed Rate Notes...................          16
Floating Rate Certificates.........          16
Floating Rate Notes................          16
Future Lease Rate..................         121
Future Leases......................           7
GE Capital.........................           2
GE Group...........................          32
GE Policy..........................          86
GECAS..............................       Cover
GECAS Conflicts Standard...........          33
GECAS Managed Portfolio............          32
GECAS Services Standard............          32
General Agreement..................          55
General Offer......................          51
GPA................................       Cover
GPA Cash Manager...................          23
GPA Financial......................          23
GPA Group..........................       Cover
GPA, Inc...........................          15
GPA Management Agreement...........          32
GPA Servicing Agreement............          55
GPA U.S. Tax Group.................          30
Gross Revenue......................         122
guarantee..........................         145
Guarantees.........................      14,129
High Court.........................          56
Holding Co.........................           6
incur..............................         144
Indebtedness.......................         144
Indenture Trustees.................          16
Independent Directors..............          51
Independent Trustees...............          53
Indirect Participants..............         162
Initial Appraised Value............          36
Initial Loan to Aircraft Value.....           8
Intercompany Loan..................         144
Interest Accrual Period............          13
investment.........................         142
IOMCos.............................         143
IRS................................         168
ISIN...............................         164
issue price........................         168
Issuer.............................         113
Jersey Tax Counsel.................         165
Lease LOI..........................          69
Leases.............................           7
legal defeasance...................         138
Lessee Funded Account..............          21
Lessees............................          21

                                           PAGE
                                           ----
Lessor.............................          70
LIBOR..............................       Cover
Liens..............................          37
Liquidity Reserve Amount...........          22
Listing Agent......................         160
Losses.............................          33
Maintenance Reserve Amount.........          42
Maintenance Reserves...............          42
Make-Whole Price...................         136
Make-Whole Spread..................         137
Mexicana...........................          63
Minimum Hedge Payment..............         109
Minimum Principal Payment Amount...         133
Miscellaneous Reserve Amount.......         111
Modification Payment...............         146
Moody's............................          15
Morgan Stanley.....................         176
NASD...............................         175
Net Sale Proceeds..................         146
Nominees...........................          19
Non-U.S. 1998 Refinancing
  Certificateholder................         168
non-United States person...........         168
Note Event of Default..............         152
Note Target Price..................         145
Notes..............................           5
Notice of Redemption...............         137
Offering...........................           5
Outstanding Principal Balance......         117
parties in interest................         172
Parts..............................         145
Payment Date.......................          13
Permitted Account Investments......          92
Permitted Accruals.................         111
Permitted Encumbrance..............         141
Plans..............................         172
Portfolio..........................           6
Precedent Lease....................         150
PRI................................         151
Principal Adjustment Amount........         134
Principal Distribution Amount......         133
PTCE...............................         173
Purchase Option....................          60
Purchase Price.....................          30
Rating Agencies....................          15
Re-Leasing Guidelines..............          24
Record Date........................          13
Redemption Date....................         135
Redemption Price...................         135
Reducing Fee.......................          91
Reference Agent....................         131
Reference Banks....................         131
Reference Date.....................          13
Refinancing Certificates...........          17

                                           PAGE
                                           ----
Refinancing Notes..................          33
Regulations........................         172
Related Collateral.................          20
Related Documents..................         113
Relevant Appraisal.................         134
Relevant Issuer....................         113
Remaining Weighted Average Life....         137
Renewal Lease......................         150
Rental Accounts....................          21
Rental Payments....................         129
Repossessed Assets.................          56
Required Expense Amount............          14
RPMs...............................          76
Rules..............................         162
Scheduled Principal Payment
  Amount...........................         135
Second Collection Account Top-up...         139
Securities Act.....................       Cover
Security Deposit Reserve Amount....         111
Security Deposits..................          20
Segregated Funds...................          21
Servicer...........................           7
Servicer's Pro Forma Lease.........         150
Services...........................          86
Servicing Agreement................           7
Settlor............................          15
Shannon Certified Operations.......         166
Shareholders Agreement.............          84
Significant Subsidiary.............         153
Singapore Companies Act............         175
Soft Bullet Notes..................         132
Special Lessors....................           6
Stage 2 aircraft...................          62
Stage 3 aircraft...................          62
Stand-alone Tax Liability..........          30
Standard & Poor's..................          15
Step-Up Interest...................          18
Stock..............................         141
Stock Purchase Agreements..........          30
Stresses...........................         123
Subclass A-6 Certificates..........           5
Subclass A-7 Certificates..........           5
Subclass A-8 Certificates..........           5
Subordinated Swap Payments.........         140
Supplemental Hedge Payment.........         109
Supplemental Loan to Value Ratio...         135
Supplemental Principal Balance.....         135
Supplemental Principal Payment
  Amount...........................         134
Swap Agreements....................          46
Swap Providers.....................          18
Swaps..............................         109
Swaptions..........................         109
TAM................................          63
Target Hedge.......................         109

                                           PAGE
                                           ----
Target Loan to Value Ratio.........         134
Target Pool Factor.................         135
Target Principal Balance...........         134
Tax Liabilities....................          30
Tax Sharing Agreement..............          30
Terms and Conditions...............         162
Third Party Event..................         150
THY................................          63
TIN................................         170
Transferred Companies..............           6
Treasury Yield.....................         137
Treaty.............................          49

                                           PAGE
                                           ----
Trust..............................          13
Trust Agreement....................         113
Trust Assets.......................          13
Trust Indenture Act................         113
Trust Indentures...................          16
Trustee............................          13
U.S. GAAP..........................          26
Underwriters.......................         174
Underwriting Agreement.............         174
United States person...............         168
Varig..............................          41
Weighted Average Life..............         124

                                   APPENDIX 2

                              AIRCRAFT TYPES DATA

                                                      NO. AND       STAGE 3
                                          TYPICAL     MFR. OF        NOISE       PROD.       NO.      CURRENT    ON      NO. OF
  TYPE & VARIANT                           SEATS      ENGINES      COMPLIANCE    YEARS    DELIVERED    FLEET    ORDER   OPERATORS
  --------------                          -------   ------------   ----------   -------   ---------   -------   -----   ---------
Airbus A300B4-200     Widebody Jet.....    250       2 X GE/PW       Yes        1975-88       188       129        0        30
Airbus A320-200       Narrowbody Jet...    150      2 X CFM/IAE      Yes         1988-        564       553      166        60
AI(R) ATR42-300       Turboprop........     46        2 X PWC       Yes(2)       1985-        325       310        8        72
Boeing 727-200 Adv    Narrowbody Jet...    150         3 X PW       No(1)       1972-84       950       841        0       118
Boeing 737-200 Adv    Narrowbody Jet...    110         2 X PW       No(1)       1971-88       846       743        0       122
Boeing 737-300        Narrowbody Jet...    130        2 X CFM        Yes         1984-      1,001       971       54        89
Boeing 737-400        Narrowbody Jet...    150        2 X CFM        Yes         1988-        433       421       28        53
Boeing 737-500        Narrowbody Jet...    110        2 X CFM        Yes         1990-        334       330       37        36
Boeing 747-200B       Widebody Jet.....    370      4 X GE/PW/RR     Yes        1970-89       462       397        0        69
Boeing 757-200        Narrowbody Jet...    180       2 X RR/PW       Yes         1982-        764       758       91        68
Boeing 767-200ER      Widebody Jet.....    210       2 X GE/PW       Yes         1984-        131       126        0        28
Boeing 767-300ER      Widebody Jet.....    250      2 X GE/PW/RR     Yes         1988-        346       340       61        51
De Havilland Dash 8   Turboprop........   36-50       2 X PWC       Yes(2)       1984-        462       434       23        69
Fairchild Metro       Turboprop........     20         2 X GT       Yes(2)       1970-        602       489        9       137
Fokker 100            Narrowbody Jet...    100         2 X RR        Yes        1988-96       277       258        0        26
MDC DC-8-70           Narrowbody Jet...   Cargo       4 X CFM        Yes        1981-86         0       101        0        12
MDC DC-9-10           Narrowbody Jet...     70         2 X PW       No(1)       1965-68       133        95        0        25
MDC DC-9-30           Narrowbody Jet...    100         2 X PW       No(1)       1967-82       651       542        0        40
MDC DC-9-50           Narrowbody Jet...    120         2 X PW       No(1)       1975-81        96        91        0         9
MDC MD-82/83          Narrowbody Jet...    150         2 X PW        Yes         1981-        802       784        0        55
MDC MD-87             Narrowbody Jet...    115         2 X PW        Yes        1986-92        75        68        0        10
MDC DC-10-30          Widebody Jet.....    260         3 X GE        Yes        1971-88       266       230        0        39
MDC MD-11             Widebody Jet.....    290       3 X GE/PW       Yes         1991-        166       157        9        24

---------------

Notes -- CFM = CFM International; GE = General Electric; GT = Garrett; IAE = International Aero Engines; PW = Pratt & Whitney; PWC = Pratt & Whitney Canada; RR = Rolls-Royce. DC-8 production is years since conversion or re-engining.

Source -- Airclaims CASE Database.

(1) Certain aircraft classified as Stage 2 are capable of meeting Stage 3 compliance requirements through either re-engining or hushkitting. For a description of the Stage compliance categorization of each aircraft in the Portfolio, see "-- Portfolio Information".

(2) Turboprop aircraft have been classified as Stage 3 compliant.

                                   APPENDIX 3

                MONTHLY GROSS REVENUES BASED ON THE ASSUMPTIONS

                              GROSS
          MONTH              REVENUES
          -----            ------------
                           ($ MILLIONS)
March 1998................     40.764
April 1998................     86.488
May 1998..................     40.086
June 1998.................     40.874
July 1998.................     41.178
August 1998...............     39.798
September 1998............     40.900
October 1998..............     39.605
November 1998.............     39.652
December 1998.............     39.289
January 1999..............     41.677
February 1999.............     41.179
March 1999................     40.528
April 1999................     41.985
May 1999..................     41.588
June 1999.................     41.121
July 1999.................     41.874
August 1999...............     41.619
September 1999............     41.182
October 1999..............     41.488
November 1999.............     41.050
December 1999.............     40.781
January 2000..............     41.503
February 2000.............     41.645
March 2000................     40.294
April 2000................     40.641
May 2000..................     40.596
June 2000.................     40.563
July 2000.................     40.860
August 2000...............     40.276
September 2000............     40.138
October 2000..............     40.082
November 2000.............     40.031
December 2000.............     39.782
January 2001..............     47.521
February 2001.............     39.686
March 2001................     39.554
April 2001................     39.460
May 2001..................     39.644
June 2001.................     39.644
July 2001.................     41.444
August 2001...............     39.335
September 2001............     39.329
October 2001..............     39.327
November 2001.............     39.142
December 2001.............     39.142
January 2002..............     39.142
February 2002.............     39.142
March 2002................     39.142
April 2002................     39.123
May 2002..................     39.308
June 2002.................     41.450
July 2002.................     38.939
August 2002...............     38.928
September 2002............     46.633
October 2002..............     38.625
November 2002.............     38.310
December 2002.............     38.218
January 2003..............     38.218
February 2003.............     38.153

                              GROSS
          MONTH              REVENUES
          -----            ------------
                           ($ MILLIONS)
March 2003................     38.120
April 2003................     38.117
May 2003..................     38.148
June 2003.................     38.148
July 2003.................     38.118
August 2003...............     38.118
September 2003............     38.086
October 2003..............     38.080
November 2003.............     37.755
December 2003.............     37.730
January 2004..............     37.652
February 2004.............     37.652
March 2004................     37.652
April 2004................     37.606
May 2004..................     37.584
June 2004.................     37.514
July 2004.................     37.505
August 2004...............     37.465
September 2004............     37.240
October 2004..............     37.240
November 2004.............     37.100
December 2004.............     36.972
January 2005..............     36.972
February 2005.............     36.755
March 2005................     36.674
April 2005................     36.603
May 2005..................     36.432
June 2005.................     36.337
July 2005.................     36.039
August 2005...............     36.006
September 2005............     36.006
October 2005..............     35.959
November 2005.............     35.930
December 2005.............     35.861
January 2006..............     35.820
February 2006.............     35.820
March 2006................     35.820
April 2006................     35.814
May 2006..................     35.814
June 2006.................     35.814
July 2006.................     35.805
August 2006...............     35.643
September 2006............     35.643
October 2006..............     35.629
November 2006.............     35.597
December 2006.............     35.564
January 2007..............     35.563
February 2007.............     35.563
March 2007................     35.561
April 2007................     35.467
May 2007..................     35.446
June 2007.................     35.447
July 2007.................     35.435
August 2007...............     35.434
September 2007............     35.357
October 2007..............     35.273
November 2007.............     35.065
December 2007.............     34.838
January 2008..............     34.827
February 2008.............     34.762

                              GROSS
          MONTH              REVENUES
          -----            ------------
                           ($ MILLIONS)
March 2008................     34.372
April 2008................     34.114
May 2008..................     33.780
June 2008.................     33.661
July 2008.................     33.513
August 2008...............     33.414
September 2008............     33.323
October 2008..............     33.239
November 2008.............     32.974
December 2008.............     32.746
January 2009..............     32.746
February 2009.............     32.692
March 2009................     32.629
April 2009................     32.375
May 2009..................     32.111
June 2009.................     31.936
July 2009.................     31.920
August 2009...............     31.789
September 2009............     31.626
October 2009..............     31.574
November 2009.............     31.310
December 2009.............     31.159
January 2010..............     31.159
February 2010.............     30.895
March 2010................     30.792
April 2010................     30.551
May 2010..................     30.309
June 2010.................     30.145
July 2010.................     30.068
August 2010...............     30.009
September 2010............     29.946
October 2010..............     29.946
November 2010.............     29.761
December 2010.............     29.698
January 2011..............     29.592
February 2011.............     29.592
March 2011................     29.525
April 2011................     29.496
May 2011..................     29.413
June 2011.................     29.349
July 2011.................     29.251
August 2011...............     29.098
September 2011............     28.969
October 2011..............     28.775
November 2011.............     28.545
December 2011.............     28.307
January 2012..............     28.076
February 2012.............     28.076
March 2012................     27.998
April 2012................     27.612
May 2012..................     27.342
June 2012.................     27.342
July 2012.................     26.989
August 2012...............     26.919
September 2012............     26.919
October 2012..............     26.449
November 2012.............     26.117
December 2012.............     25.792
January 2013..............     25.712
February 2013.............     25.632

                              GROSS
          MONTH              REVENUES
          -----            ------------
                           ($ MILLIONS)
March 2013................     24.479
April 2013................     23.653
May 2013..................     23.143
June 2013.................     22.874
July 2013.................     22.545
August 2013...............     22.292
September 2013............     22.096
October 2013..............     21.987
November 2013.............     21.664
December 2013.............     21.182
January 2014..............     21.182
February 2014.............     20.951
March 2014................     20.804
April 2014................     20.405
May 2014..................     19.950
June 2014.................     19.795
July 2014.................     19.771
August 2014...............     19.587
September 2014............     19.197
October 2014..............     19.112
November 2014.............     18.674
December 2014.............     18.358
January 2015..............     18.358
February 2015.............     17.933
March 2015................     17.834

                              GROSS
          MONTH              REVENUES
          -----            ------------
                           ($ MILLIONS)
April 2015................     17.438
May 2015..................     17.197
June 2015.................     16.974
July 2015.................     16.850
August 2015...............     16.746
September 2015............     16.676
October 2015..............     16.676
November 2015.............     16.304
December 2015.............     16.188
January 2016..............     16.117
February 2016.............     16.117
March 2016................     16.035
April 2016................     15.983
May 2016..................     15.874
June 2016.................     15.800
July 2016.................     15.670
August 2016...............     15.398
September 2016............     15.258
October 2016..............     14.900
November 2016.............     14.396
December 2016.............     13.929
January 2017..............     13.391
February 2017.............     13.391
March 2017................     13.209

                              GROSS
          MONTH              REVENUES
          -----            ------------
                           ($ MILLIONS)
April 2017................     12.681
May 2017..................     12.080
June 2017.................     12.080
July 2017.................     11.268
August 2017...............     11.105
September 2017............     11.105
October 2017..............     10.094
November 2017.............      9.839
December 2017.............      9.527
January 2018..............      9.352
February 2018.............      9.180
March 2018................      8.339
April 2018................      7.315
May 2018..................      6.955
June 2018.................      6.914
July 2018.................      6.540
August 2018...............      6.295
September 2018............      6.169
October 2018..............      6.060
November 2018.............      5.663
December 2018.............      5.009
January 2019..............      5.009
February 2019.............      4.524
March 2019................      4.245

                                   APPENDIX 4

           EXPECTED PORTFOLIO VALUE BASED ON THE DEPRECIATION FACTORS
            AND THE AIRCRAFT IN THE PORTFOLIO AS OF JANUARY 31, 1998

                           EXPECTED
         MONTH          PORTFOLIO VALUE
         -----          ---------------
                         ($ MILLIONS)
March 1998.............    4,073.049
April 1998.............    4,009.782
May 1998...............    3,996.288
June 1998..............    3,982.703
July 1998..............    3,969.027
August 1998............    3,955.259
September 1998.........    3,941.399
October 1998...........    3,927.447
November 1998..........    3,913.401
December 1998..........    3,899.263
January 1999...........    3,885.031
February 1999..........    3,870.705
March 1999.............    3,856.285
April 1999.............    3,841.770
May 1999...............    3,827.160
June 1999..............    3,812.455
July 1999..............    3,797.654
August 1999............    3,782.783
September 1999.........    3,767.879
October 1999...........    3,752.877
November 1999..........    3,737.812
December 1999..........    3,722.724
January 2000...........    3,707.683
February 2000..........    3,692.746
March 2000.............    3,677.712
April 2000.............    3,662.582
May 2000...............    3,647.356
June 2000..............    3,632.176
July 2000..............    3,616.972
August 2000............    3,601.671
September 2000.........    3,586.273
October 2000...........    3,570.838
November 2000..........    3,555.450
December 2000..........    3,539.990
January 2001...........    3,518.165
February 2001..........    3,502.635
March 2001.............    3,487.085
April 2001.............    3,471.566
May 2001...............    3,455.948
June 2001..............    3,440.232
July 2001..............    3,420.098
August 2001............    3,404.525
September 2001.........    3,388.855
October 2001...........    3,373.087
November 2001..........    3,357.220
December 2001..........    3,341.254
January 2002...........    3,325.190
February 2002..........    3,309.026
March 2002.............    3,292.761
April 2002.............    3,276.397
May 2002...............    3,259.932
June 2002..............    3,223.647
July 2002..............    3,207.125
August 2002............    3,190.501
September 2002.........    3,161.022
October 2002...........    3,144.246
November 2002..........    3,127.368
December 2002..........    3,110.388
January 2003...........    3,093.305
February 2003..........    3,076.119

                           EXPECTED
         MONTH          PORTFOLIO VALUE
         -----          ---------------
                         ($ MILLIONS)
March 2003.............    3,058.829
April 2003.............    3,041.436
May 2003...............    3,023.937
June 2003..............    3,006.335
July 2003..............    2,988.626
August 2003............    2,970.813
September 2003.........    2,952.893
October 2003...........    2,934.866
November 2003..........    2,916.733
December 2003..........    2,898.493
January 2004...........    2,880.171
February 2004..........    2,861.801
March 2004.............    2,843.323
April 2004.............    2,824.759
May 2004...............    2,806.240
June 2004..............    2,787.927
July 2004..............    2,770.012
August 2004............    2,751.992
September 2004.........    2,733.867
October 2004...........    2,715.635
November 2004..........    2,697.297
December 2004..........    2,678.937
January 2005...........    2,660.669
February 2005..........    2,642.295
March 2005.............    2,623.838
April 2005.............    2,605.432
May 2005...............    2,587.066
June 2005..............    2,568.649
July 2005..............    2,550.146
August 2005............    2,531.606
September 2005.........    2,513.080
October 2005...........    2,494.637
November 2005..........    2,476.252
December 2005..........    2,458.136
January 2006...........    2,440.056
February 2006..........    2,421.973
March 2006.............    2,404.164
April 2006.............    2,386.564
May 2006...............    2,368.975
June 2006..............    2,351.449
July 2006..............    2,333.960
August 2006............    2,316.369
September 2006.........    2,298.885
October 2006...........    2,281.301
November 2006..........    2,263.616
December 2006..........    2,245.830
January 2007...........    2,227.943
February 2007..........    2,210.164
March 2007.............    2,192.619
April 2007.............    2,175.117
May 2007...............    2,157.897
June 2007..............    2,140.917
July 2007..............    2,123.899
August 2007............    2,106.783
September 2007.........    2,089.571
October 2007...........    2,072.261
November 2007..........    2,055.082
December 2007..........    2,037.958
January 2008...........    2,020.738
February 2008..........    2,003.469

                           EXPECTED
         MONTH          PORTFOLIO VALUE
         -----          ---------------
                         ($ MILLIONS)
March 2008.............    1,986.314
April 2008.............    1,969.151
May 2008...............    1,952.072
June 2008..............    1,935.148
July 2008..............    1,918.300
August 2008............    1,901.437
September 2008.........    1,884.661
October 2008...........    1,867.798
November 2008..........    1,850.915
December 2008..........    1,833.973
January 2009...........    1,817.187
February 2009..........    1,800.399
March 2009.............    1,783.598
April 2009.............    1,766.703
May 2009...............    1,749.714
June 2009..............    1,732.631
July 2009..............    1,715.453
August 2009............    1,698.179
September 2009.........    1,680.862
October 2009...........    1,663.573
November 2009..........    1,646.189
December 2009..........    1,628.708
January 2010...........    1,611.131
February 2010..........    1,593.458
March 2010.............    1,575.687
April 2010.............    1,557.820
May 2010...............    1,539.854
June 2010..............    1,521.791
July 2010..............    1,503.629
August 2010............    1,485.368
September 2010.........    1,467.008
October 2010...........    1,448.548
November 2010..........    1,429.989
December 2010..........    1,411.329
January 2011...........    1,392.568
February 2011..........    1,373.706
March 2011.............    1,354.743
April 2011.............    1,335.784
May 2011...............    1,316.974
June 2011..............    1,298.180
July 2011..............    1,279.561
August 2011............    1,260.843
September 2011.........    1,242.025
October 2011...........    1,223.106
November 2011..........    1,204.086
December 2011..........    1,184.965
January 2012...........    1,165.742
February 2012..........    1,146.418
March 2012.............    1,126.991
April 2012.............    1,107.461
May 2012...............    1,087.949
June 2012..............    1,068.578
July 2012..............    1,049.105
August 2012............    1,029.529
September 2012.........    1,009.851
October 2012...........      990.123
November 2012..........      970.417
December 2012..........      950.608
January 2013...........      930.695
February 2013..........      910.789

           EXPECTED PORTFOLIO VALUE BASED ON THE DEPRECIATION FACTORS
    AND THE AIRCRAFT IN THE PORTFOLIO AS OF JANUARY 31, 1998 -- (Continued)

                           EXPECTED
         MONTH          PORTFOLIO VALUE
         -----          ---------------
                         ($ MILLIONS)
March 2013.............      890.898
April 2013.............      871.091
May 2013...............      851.315
June 2013..............      831.440
July 2013..............      811.581
August 2013............      791.931
September 2013.........      772.329
October 2013...........      752.657
November 2013..........      733.036
December 2013..........      713.527
January 2014...........      694.159
February 2014..........      674.692
March 2014.............      655.154
April 2014.............      635.585
May 2014...............      615.917
June 2014..............      596.209
July 2014..............      576.704
August 2014............      557.300
September 2014.........      537.824
October 2014...........      518.353
November 2014..........      498.919
December 2014..........      479.517
January 2015...........      460.146
February 2015..........      440.753
March 2015.............      421.261

                           EXPECTED
         MONTH          PORTFOLIO VALUE
         -----          ---------------
                         ($ MILLIONS)
April 2015.............      401.733
May 2015...............      382.253
June 2015..............      362.779
July 2015..............      343.422
August 2015............      324.398
September 2015.........      305.892
October 2015...........      287.503
November 2015..........      269.576
December 2015..........      251.871
January 2016...........      234.410
February 2016..........      216.982
March 2016.............      199.980
April 2016.............      183.614
May 2016...............      167.998
June 2016..............      152.627
July 2016..............      137.803
August 2016............      123.841
September 2016.........      110.581
October 2016...........       97.907
November 2016..........       85.610
December 2016..........       73.415
January 2017...........       61.550
February 2017..........       51.306
March 2017.............       42.346

                           EXPECTED
         MONTH          PORTFOLIO VALUE
         -----          ---------------
                         ($ MILLIONS)
April 2017.............       35.004
May 2017...............       29.071
June 2017..............       23.610
July 2017..............       18.651
August 2017............       14.041
September 2017.........       10.044
October 2017...........        7.236
November 2017..........        5.239
December 2017..........        4.087
January 2018...........        3.389
February 2018..........        2.917
March 2018.............        2.443
April 2018.............        2.197
May 2018...............        1.949
June 2018..............        1.700
July 2018..............        1.450
August 2018............        1.198
September 2018.........        0.946
October 2018...........        0.692
November 2018..........        0.437
December 2018..........        0.180
January 2019...........        0.000
February 2019..........        0.000
March 2019.............        0.000

                                   APPENDIX 5

           TARGET LOAN TO VALUE RATIO AND TARGET PRINCIPAL BALANCE OF
                        CLASS A AND CLASS B CERTIFICATES

                          TARGET LOAN TO
                           VALUE RATIO         TARGET PRINCIPAL BALANCE
                       --------------------   ---------------------------
                        AGGREGATE               AGGREGATE
                         CLASS A                 CLASS A
    PAYMENT DATE        INCLUDING     CLASS     INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS     B     REFINANCINGS         B
    ------------       ------------   -----   -------------   -----------
                           (%)         (%)         ($)            ($)
March 1998...........     62.71        8.28   2,554,209,068   337,248,462
April 1998...........     62.65        8.28   2,512,128,523   332,009,963
May 1998.............     62.57        8.28   2,500,477,500   330,892,659
June 1998............     62.50        8.28   2,489,189,503   329,767,825
July 1998............     62.43        8.28   2,477,863,517   328,635,430
August 1998..........     62.36        8.28   2,466,499,503   327,495,444
September 1998.......     62.28        8.28   2,454,703,286   326,347,836
October 1998.........     62.20        8.28   2,442,871,757   325,192,575
November 1998........     62.13        8.28   2,431,396,249   324,029,630
December 1998........     62.05        8.28   2,419,492,658   322,858,972
January 1999.........     61.97        8.28   2,407,553,721   321,680,568
February 1999........     61.89        8.28   2,395,579,430   320,494,388
March 1999...........     61.81        8.28   2,383,569,777   319,300,401
April 1999...........     61.72        8.28   2,371,140,579   318,098,574
May 1999.............     61.64        8.28   2,359,061,644   316,888,878
June 1999............     61.55        8.28   2,346,566,092   315,671,279
July 1999............     61.46        8.28   2,334,038,122   314,445,748
August 1999..........     61.38        8.25   2,321,872,399   312,079,624
September 1999.......     61.29        8.25   2,309,332,784   310,849,983
October 1999.........     61.20        8.24   2,296,760,923   309,237,092
November 1999........     61.10        8.24   2,283,802,832   307,995,668
December 1999........     61.01        8.24   2,271,234,055   306,752,477
January 2000.........     60.92        8.23   2,258,720,432   305,142,304
February 2000........     60.82        8.23   2,245,927,993   303,912,979
March 2000...........     60.72        8.22   2,233,106,996   302,307,963
April 2000...........     60.62        8.22   2,220,257,500   301,064,280
May 2000.............     60.53        8.21   2,207,744,295   299,447,888
June 2000............     60.42        8.21   2,194,560,786   298,201,656
July 2000............     60.32        8.20   2,181,757,638   296,591,721
August 2000..........     60.22        8.20   2,168,926,432   295,337,043
September 2000.......     60.11        8.19   2,155,708,600   293,715,745
October 2000.........     60.01        8.19   2,142,860,061   292,451,656
November 2000........     59.90        8.18   2,129,714,701   290,835,831
December 2000........     59.79        8.18   2,116,560,168   289,571,202
January 2001.........     59.68        8.17   2,099,640,912   287,434,086
February 2001........     59.57        8.16   2,086,519,819   285,815,036
March 2001...........     59.46        8.16   2,073,420,977   284,546,168
April 2001...........     59.34        8.15   2,060,027,044   282,932,599
May 2001.............     59.23        8.14   2,046,958,058   281,314,175
June 2001............     59.11        8.14   2,033,521,382   280,034,919
July 2001............     58.99        8.13   2,017,515,704   278,053,953
August 2001..........     58.87        8.12   2,004,243,955   276,447,442
September 2001.......     58.75        8.11   1,990,952,232   274,836,129
October 2001.........     58.63        8.11   1,977,640,659   273,557,321
November 2001........     58.50        8.10   1,963,973,639   271,934,812
December 2001........     58.38        8.09   1,950,624,341   270,307,484
January 2002.........     58.25        8.08   1,936,923,063   268,675,337
February 2002........     58.12        8.07   1,923,205,689   267,038,367
March 2002...........     57.99        8.06   1,909,472,376   265,396,574
April 2002...........     57.86        8.06   1,895,723,288   264,077,596
May 2002.............     57.72        8.05   1,881,632,593   262,424,504
June 2002............     57.59        8.04   1,856,498,197   259,181,203
July 2002............     57.45        8.03   1,842,493,067   257,532,103
August 2002..........     57.32        8.02   1,828,795,308   255,878,199
September 2002.......     57.18        8.01   1,807,472,372   253,197,861
October 2002.........     57.04        8.00   1,793,478,005   251,539,692
November 2002........     56.89        7.99   1,779,159,851   249,876,731
December 2002........     56.75        7.97   1,765,145,281   247,897,936
January 2003.........     56.61        7.96   1,751,120,073   246,227,094
February 2003........     56.46        7.95   1,736,776,819   244,551,465

                          TARGET LOAN TO
                           VALUE RATIO         TARGET PRINCIPAL BALANCE
                       --------------------   ---------------------------
                        AGGREGATE               AGGREGATE
                         CLASS A                 CLASS A
    PAYMENT DATE        INCLUDING     CLASS     INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS     B     REFINANCINGS         B
    ------------       ------------   -----   -------------   -----------
                           (%)         (%)         ($)            ($)
March 2003...........     56.31        7.94   1,722,426,794   242,871,049
April 2003...........     56.16        7.93   1,708,070,236   241,185,843
May 2003.............     56.01        7.92   1,693,707,384   239,495,849
June 2003............     55.86        7.91   1,679,338,480.. 237,801,063
July 2003............     55.70        7.89   1,664,664,904.. 235,802,623
August 2003..........     55.54        7.88   1,649,989,326   234,100,034
September 2003.......     55.39        7.87   1,635,607,313   232,392,662
October 2003.........     55.23        7.85   1,620,926,765   230,387,020
November 2003........     55.07        7.84   1,606,245,044   228,671,893
December 2003........     54.90        7.83   1,591,272,585   226,951,992
January 2004.........     54.74        7.81   1,576,605,358   224,941,320
February 2004........     54.57        7.80   1,561,684,638   223,220,454
March 2004...........     54.40        7.79   1,546,767,553   221,494,839
April 2004...........     54.23        7.77   1,531,866,618   219,483,747
May 2004.............     54.06        7.76   1,517,053,577   217,764,257
June 2004............     53.89        7.74   1,502,413,704   215,785,527
July 2004............     53.72        7.73   1,488,050,544   214,121,942
August 2004..........     53.54        7.71   1,473,416,694   212,178,609
September 2004.......     53.36        7.69   1,458,791,298   210,234,353
October 2004.........     53.18        7.68   1,444,174,705   208,560,770
November 2004........     53.00        7.66   1,429,567,272   206,612,930
December 2004........     52.82        7.65   1,415,014,375   204,938,659
January 2005.........     52.63        7.63   1,400,310,150   203,009,053
February 2005........     52.44        7.61   1,385,619,545   201,078,656
March 2005...........     52.26        7.59   1,371,217,785   199,149,311
April 2005...........     52.07        7.58   1,356,648,262   197,491,719
May 2005.............     51.87        7.56   1,341,911,025   195,582,174
June 2005............     51.68        7.54   1,327,477,708   193,676,121
July 2005............     51.48        7.52   1,312,815,185   191,770,983
August 2005..........     51.29        7.50   1,298,460,584   189,870,431
September 2005.......     51.09        7.48   1,283,932,529   187,978,378
October 2005.........     50.88        7.46   1,269,271,286   186,099,917
November 2005........     50.68        7.45   1,254,964,593   184,480,786
December 2005........     50.48        7.43   1,240,867,160   182,639,521
January 2006.........     50.27        7.41   1,226,615,961   180,808,122
February 2006........     50.06        7.38   1,212,439,787   178,741,623
March 2006...........     49.85        7.36   1,198,475,759   176,946,471
April 2006...........     49.64        7.34   1,184,690,608   175,173,833
May 2006.............     49.42        7.32   1,170,747,285   173,408,946
June 2006............     49.20        7.30   1,156,913,027   171,655,795
July 2006............     48.99        7.28   1,143,406,802   169,912,258
August 2006..........     48.77        7.26   1,129,693,337   168,168,416
September 2006.......     48.54        7.23   1,115,878,997   166,209,418
October 2006.........     48.32        7.21   1,102,324,743   164,481,817
November 2006........     48.09        7.19   1,088,573,054   162,754,008
December 2006........     47.86        7.16   1,074,854,325   160,801,441
January 2007.........     47.63        7.14   1,061,169,068   159,075,103
February 2007........     47.40        7.12   1,047,617,534   157,363,646
March 2007...........     47.17        7.09   1,034,258,513   155,456,707
April 2007...........     46.93        7.07   1,020,782,295   153,780,755
May 2007.............     46.69        7.04   1,007,521,926   151,915,921
June 2007............     46.45        7.02     994,455,845   150,292,358
July 2007............     46.21        6.99     981,453,545   148,460,512
August 2007..........     45.96        6.97     968,277,679   146,842,807
September 2007.......     45.71        6.94     955,142,895   145,016,226
October 2007.........     45.46        6.91     942,049,752   143,193,220
November 2007........     45.21        6.89     929,102,437   141,595,129
December 2007........     44.96        6.86     916,266,017   139,803,934
January 2008.........     44.70        6.83     903,269,789   138,016,391
February 2008........     44.45        6.80     890,542,032   136,235,901

           TARGET LOAN TO VALUE RATIO AND TARGET PRINCIPAL BALANCE OF
                CLASS A AND CLASS B CERTIFICATES -- (Continued)

                          TARGET LOAN TO
                           VALUE RATIO         TARGET PRINCIPAL BALANCE
                       --------------------   ---------------------------
                        AGGREGATE               AGGREGATE
                         CLASS A                 CLASS A
    PAYMENT DATE        INCLUDING     CLASS     INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS     B     REFINANCINGS         B
    ------------       ------------   -----   -------------   -----------
                           (%)         (%)         ($)            ($)
March 2008...........     44.19        6.78     877,752,164   134,672,090
April 2008...........     43.92        6.75     864,851,262   132,917,714
May 2008.............     43.66        6.72     852,274,750   131,179,256
June 2008............     43.39        6.69     839,660,736   129,461,404
July 2008............     43.13        6.66     827,362,863   127,758,791
August 2008..........     42.85        6.63     814,765,720   126,065,268
September 2008.......     42.58        6.60     802,488,866   124,387,659
October 2008.........     42.31        6.57     790,265,369   122,714,334
November 2008........     42.03        6.54     777,939,528   121,049,834
December 2008........     41.75        6.50     765,683,754   119,208,249
January 2009.........     41.47        6.47     753,587,366   117,571,986
February 2009........     41.18        6.44     741,404,244   115,945,686
March 2009...........     40.90        6.41     729,491,564   114,328,629
April 2009...........     40.61        6.38     717,458,188   112,715,667
May 2009.............     40.31        6.34     705,309,856   110,931,890
June 2009............     40.02        6.31     693,398,894   109,329,011
July 2009............     39.72        6.27     681,377,763   107,558,876
August 2009..........     39.43        6.24     669,591,964   105,966,367
September 2009.......     39.13        6.21     657,721,443   104,381,553
October 2009.........     38.82        6.17     645,799,111   102,642,466
November 2009........     38.52        6.13     634,111,813   100,911,355
December 2009........     38.21        6.10     622,329,311    99,351,185
January 2010.........     37.90        6.06     610,618,715    97,634,549
February 2010........     37.58        6.03     598,821,435    96,085,504
March 2010...........     37.27        5.99     587,258,701    94,383,676
April 2010...........     36.95        5.95     575,614,382    92,690,273
May 2010.............     36.63        5.91     564,048,623    91,005,388
June 2010............     36.31        5.87     552,562,227    89,329,118
July 2010............     35.98        5.84     541,005,636    87,811,921
August 2010..........     35.66        5.80     529,682,214    86,151,342
September 2010.......     35.32        5.76     518,147,196    84,499,656
October 2010.........     34.99        5.72     506,847,043    82,856,962
November 2010........     34.66        5.68     495,634,071    81,223,356
December 2010........     34.32        5.63     484,368,008    79,457,805
January 2011.........     33.98        5.59     473,194,601    77,844,550
February 2011........     33.63        5.55     461,977,379    76,240,691
March 2011...........     33.29        5.51     450,993,882    74,646,329
April 2011...........     32.94        5.47     440,007,350    73,067,402
May 2011.............     32.59        5.42     429,201,724    71,379,974
June 2011............     32.23        5.38     418,403,430    69,842,087
July 2011............     31.88        5.34     407,924,199    68,328,583
August 2011..........     31.52        5.29     397,417,767    66,698,604
September 2011.......     31.16        5.25     387,014,913    65,206,299
October 2011.........     30.79        5.20     376,594,288    63,601,504
November 2011........     30.43        5.16     366,403,387    62,130,841
December 2011........     30.06        5.11     356,200,485    60,551,713
January 2012.........     29.68        5.06     345,992,327    58,986,563
February 2012........     29.31        5.02     336,015,010    57,550,166
March 2012...........     28.93        4.97     326,038,360    56,011,429
April 2012...........     28.55        4.92     316,180,006    54,487,062
May 2012.............     28.16        4.87     306,366,372    52,983,105
June 2012............     27.78        4.82     296,850,932    51,505,453
July 2012............     27.39        4.77     287,349,808    50,042,299
August 2012..........     27.00        4.72     277,972,884    48,593,778
September 2012.......     26.60        4.67     268,620,273    47,160,025
October 2012.........     26.20        4.62     259,412,110    45,743,662
November 2012........     25.80        4.57     250,367,539    44,348,049
December 2012........     25.40        4.52     241,454,396    42,967,475
January 2013.........     24.99        4.47     232,580,753    41,602,079
February 2013........     24.58        4.41     223,871,858    40,165,781

                          TARGET LOAN TO
                           VALUE RATIO         TARGET PRINCIPAL BALANCE
                       --------------------   ---------------------------
                        AGGREGATE               AGGREGATE
                         CLASS A                 CLASS A
    PAYMENT DATE        INCLUDING     CLASS     INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS     B     REFINANCINGS         B
    ------------       ------------   -----   -------------   -----------
                           (%)         (%)         ($)            ($)
March 2013...........     24.17        4.36     215,330,035    38,843,151
April 2013...........     23.75        4.31     206,884,205    37,544,039
May 2013.............     23.33        4.25     198,611,817    36,180,893
June 2013............     22.91        4.20     190,482,969    34,920,492
July 2013............     22.49        4.14     182,524,603    33,599,460
August 2013..........     22.06        4.08     174,700,081    32,310,804
September 2013.......     21.63        4.03     167,054,690    31,124,845
October 2013.........     21.19        3.97     159,487,988    29,880,477
November 2013........     20.76        3.91     152,178,247    28,661,703
December 2013........     20.32        3.85     144,988,785    27,470,808
January 2014.........     19.87        3.80     137,929,489    26,378,060
February 2014........     19.43        3.74     131,092,579    25,233,466
March 2014...........     18.98        3.68     124,348,141    24,109,650
April 2014...........     18.53        3.62     117,773,952    23,008,187
May 2014.............     18.07        3.56     111,296,114    21,926,628
June 2014............     17.61        3.49     104,992,378    20,807,689
July 2014............     17.15        3.43      98,904,772    19,780,954
August 2014..........     16.68        3.37      92,957,696    18,781,021
September 2014.......     16.22        3.31      87,235,117    17,801,987
October 2014.........     15.74        3.24      81,588,821    16,794,649
November 2014........     15.27        3.18      76,184,943    15,865,627
December 2014........     14.79        3.11      70,920,534    14,912,972
January 2015.........     14.31        3.05      65,846,923    14,034,460
February 2015........     13.82        2.98      60,912,047    13,134,436
March 2015...........     13.34        2.92      56,196,227    12,300,823
April 2015...........     12.84        2.85      51,582,548    11,449,397
May 2015.............     12.35        2.78      47,208,296    10,626,645
June 2015............     11.85        2.71      42,989,323     9,831,314
July 2015............     11.35        2.64      38,978,427     9,066,348
August 2015..........     10.84        2.57      35,164,780     8,337,037
September 2015.......     10.34        2.50      31,629,271     7,647,309
October 2015.........      9.82        2.43      28,232,803     6,986,325
November 2015........      9.31        2.36      25,097,533     6,361,995
December 2015........      8.79        2.29      22,139,463     5,767,846
January 2016.........      8.27        2.22      19,385,694     5,203,899
February 2016........      7.74        2.14      16,794,425     4,643,420
March 2016...........      7.21        2.07      14,418,570     4,139,590
April 2016...........      6.68        1.99      12,265,385     3,653,910
May 2016.............      6.14        1.92      10,315,067     3,225,558
June 2016............      5.60        1.84       8,547,110     2,808,336
July 2016............      5.06        1.77       6,972,827     2,439,112
August 2016..........      4.51        1.69       5,585,219     2,092,909
September 2016.......      3.96        1.61       4,379,008     1,780,354
October 2016.........      3.41        1.53       3,338,624     1,497,975
November 2016........      2.85        1.45       2,439,899     1,241,352
December 2016........      2.29        1.37       1,681,196     1,005,781
January 2017.........      1.72        1.29       1,058,655       793,991
February 2017........      1.15        1.21         590,023       620,807
March 2017...........      0.58        1.13         245,609       478,514
April 2017...........      0.00        1.05               0       367,546
May 2017.............      0.00        0.96               0       279,081
June 2017............      0.00        0.88               0       207,764
July 2017............      0.00        0.79               0       147,341
August 2017..........      0.00        0.71               0        99,691
September 2017.......      0.00        0.62               0        62,272
October 2017.........      0.00        0.54               0        39,073
November 2017........      0.00        0.45               0        23,577
December 2017........      0.00        0.36               0        14,712
January 2018.........      0.00        0.27               0         9,151
February 2018........      0.00        0.18               0         5,251
March 2018...........      0.00        0.09               0         2,199
April 2018...........      0.00        0.00               0             0

                                   APPENDIX 6

      SUPPLEMENTAL LOAN TO VALUE RATIO AND SUPPLEMENTAL PRINCIPAL BALANCE

                            SUPPLEMENTAL          SUPPLEMENTAL PRINCIPAL
                        LOAN TO VALUE RATIO               BALANCE
                       ----------------------   ---------------------------
                        AGGREGATE                 AGGREGATE
                         CLASS A                   CLASS A
    PAYMENT DATE        INCLUDING      CLASS      INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS      B      REFINANCINGS         B
    ------------       ------------   -------   -------------   -----------
                           (%)          (%)          ($)            ($)
March 1998...........     57.70         8.28    2,350,149,310   337,248,462
April 1998...........     57.61         8.28    2,310,035,502   332,009,963
May 1998.............     57.41         8.28    2,294,269,031   330,892,659
June 1998............     57.11         8.28    2,274,521,800   329,767,825
July 1998............     56.81         8.28    2,254,804,203   328,635,430
August 1998..........     56.51         8.28    2,235,116,853   327,495,444
September 1998.......     56.21         8.28    2,215,460,368   326,347,836
October 1998.........     55.90         8.28    2,195,442,624   325,192,575
November 1998........     55.59         8.28    2,175,459,802   324,029,630
December 1998........     55.28         8.28    2,155,512,557   322,858,972
January 1999.........     54.97         8.28    2,135,601,550   321,680,568
February 1999........     54.65         8.28    2,115,340,375   320,494,388
March 1999...........     54.33         8.28    2,095,119,657   319,300,401
April 1999...........     54.01         8.28    2,074,940,095   318,098,574
May 1999.............     53.68         8.28    2,054,419,680   316,888,878
June 1999............     53.35         8.28    2,033,944,777   315,671,279
July 1999............     53.02         8.28    2,013,516,128   314,445,748
August 1999..........     52.69         7.90    1,993,148,529   298,839,882
September 1999.......     52.36         7.89    1,972,861,226   297,285,620
October 1999.........     52.02         7.88    1,952,246,784   295,726,733
November 1999........     51.68         7.87    1,931,700,988   294,165,766
December 1999........     51.33         7.86    1,910,874,349   292,606,125
January 2000.........     50.98         7.85    1,890,176,750   291,053,109
February 2000........     50.63         7.83    1,869,637,196   289,141,996
March 2000...........     50.28         7.82    1,849,153,817   287,597,113
April 2000...........     49.93         7.81    1,828,727,433   286,047,692
May 2000.............     49.57         7.80    1,807,994,130   284,493,730
June 2000............     49.21         7.79    1,787,393,848   282,946,516
July 2000............     48.84         7.78    1,766,529,228   281,400,438
August 2000..........     48.48         7.77    1,746,090,226   279,849,857
September 2000.......     48.11         7.76    1,725,355,860   278,294,772
October 2000.........     47.73         7.75    1,704,361,119   276,739,968
November 2000........     47.36         7.74    1,683,861,239   275,191,850
December 2000........     46.98         7.73    1,663,087,418   273,641,246
January 2001.........     46.60         7.69    1,639,464,921   270,546,894
February 2001........     46.21         7.73    1,618,567,750   270,753,705
March 2001...........     45.82         7.71    1,597,782,529   268,854,284
April 2001...........     45.43         7.68    1,577,132,265   266,616,240
May 2001.............     45.04         7.66    1,556,559,023   264,725,624
June 2001............     44.64         7.63    1,535,719,751   262,489,733
July 2001............     44.24         7.60    1,513,051,275   259,927,434
August 2001..........     43.84         7.57    1,492,543,825   257,722,554
September 2001.......     43.43         7.55    1,471,779,667   255,858,542
October 2001.........     43.02         7.52    1,451,101,844   253,656,110
November 2001........     42.61         7.49    1,430,511,398   251,455,770
December 2001........     42.20         7.48    1,410,009,373   249,925,832
January 2002.........     41.78         7.47    1,389,264,302   248,391,679
February 2002........     41.35         7.46    1,368,282,093   246,853,311
March 2002...........     40.93         7.45    1,347,727,269   245,310,729
April 2002...........     40.50         7.41    1,326,940,773   242,781,016
May 2002.............     40.07         7.38    1,306,254,643   240,582,961
June 2002............     39.63         7.34    1,277,531,230   236,615,676
July 2002............     39.20         7.30    1,257,192,833   234,120,094
August 2002..........     38.75         7.26    1,236,319,228   231,630,390
September 2002.......     38.31         7.22    1,210,987,523   228,225,787
October 2002.........     37.86         7.18    1,190,411,593   225,756,874
November 2002........     37.41         7.13    1,169,948,497   222,981,363
December 2002........     36.95         7.10    1,149,288,425   220,837,559
January 2003.........     36.50         7.04    1,129,056,397   217,768,686
February 2003........     36.03         7.01    1,108,325,696   215,635,946

                            SUPPLEMENTAL          SUPPLEMENTAL PRINCIPAL
                        LOAN TO VALUE RATIO               BALANCE
                       ----------------------   ---------------------------
                        AGGREGATE                 AGGREGATE
                         CLASS A                   CLASS A
    PAYMENT DATE        INCLUDING      CLASS      INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS      B      REFINANCINGS         B
    ------------       ------------   -------   -------------   -----------
                           (%)          (%)          ($)            ($)
March 2003...........     35.57         6.97    1,088,025,591   213,200,404
April 2003...........     35.10         6.91    1,067,543,897   210,163,200
May 2003.............     34.63         6.90    1,047,189,550   208,651,686
June 2003............     34.15         6.86    1,026,663,249   206,234,550
July 2003............     33.67         6.81    1,006,270,508   203,525,458
August 2003..........     33.19         6.76      986,012,707   200,826,933
September 2003.......     32.71         6.71      965,891,230   198,139,106
October 2003.........     32.22         6.65      945,613,985   195,168,622
November 2003........     31.72         6.60      925,187,812   192,504,400
December 2003........     31.23         6.55      905,199,323   189,851,283
January 2004.........     30.73         6.49      885,076,409   186,923,069
February 2004........     30.22         6.43      864,836,169   184,013,785
March 2004...........     29.71         6.37      844,751,177   181,119,657
April 2004...........     29.20         6.25      824,829,527   176,547,416
May 2004.............     28.69         6.21      805,110,380   174,267,531
June 2004............     28.17         6.19      785,358,954   172,572,663
July 2004............     27.65         6.13      765,908,368   169,801,747
August 2004..........     27.12         6.07      746,340,320   167,045,935
September 2004.......     26.59         6.00      726,935,169   164,032,005
October 2004.........     26.06         5.93      707,694,487   161,037,157
November 2004........     25.52         5.87      688,350,128   158,331,319
December 2004........     24.98         5.80      669,198,393   155,378,330
January 2005.........     24.44         5.73      650,267,529   152,456,340
February 2005........     23.89         5.65      631,244,297   149,289,673
March 2005...........     23.33         5.52      612,141,426   144,835,862
April 2005...........     22.78         5.45      593,517,331   141,996,025
May 2005.............     22.22         5.43      574,846,019   140,477,672
June 2005............     21.65         5.35      556,112,469   137,422,712
July 2005............     21.09         5.27      537,825,801   134,392,697
August 2005..........     20.51         5.19      519,232,337   131,390,338
September 2005.......     19.94         5.11      501,108,135   128,418,384
October 2005.........     19.36         5.03      482,961,716   125,480,239
November 2005........     18.77         4.95      464,792,530   122,574,482
December 2005........     18.19         4.86      447,134,977   119,465,420
January 2006.........     17.59         4.77      429,205,784   116,390,653
February 2006........     17.00         4.60      411,735,445   111,410,767
March 2006...........     16.40         4.59      394,282,898   110,351,128
April 2006...........     15.79         4.50      376,838,532   107,395,402
May 2006.............     15.18         4.41      359,610,356   104,471,783
June 2006............     14.57         4.31      342,606,155   101,347,462
July 2006............     13.96         4.22      325,820,758    98,493,095
August 2006..........     13.33         4.12      308,772,036    95,434,418
September 2006.......     12.71         4.02      292,188,340    92,415,195
October 2006.........     12.08         3.92      275,581,186    89,427,007
November 2006........     11.45         3.81      259,184,060    86,243,779
December 2006........     10.81         3.71      242,774,243    83,320,300
January 2007.........     10.17         3.60      226,581,764    80,205,934
February 2007........      9.52         3.49      210,407,572    77,134,709
March 2007...........      8.87         3.38      194,485,330    74,110,532
April 2007...........      8.21         3.27      178,577,086    71,126,318
May 2007.............      7.55         3.04      162,921,194    65,600,057
June 2007............      6.89         2.90      147,509,166    62,086,587
July 2007............      6.22         2.84      132,106,493    60,318,720
August 2007..........      5.55         2.73      116,926,482    57,515,189
September 2007.......      4.87         2.68      101,762,107    56,000,502
October 2007.........      4.19         2.56       86,827,727    53,049,876
November 2007........      3.50         2.44       71,927,860    50,143,993
December 2007........      2.81         2.31       57,266,626    47,076,835
January 2008.........      2.11         2.18       42,637,567    44,052,084
February 2008........      1.41         2.05       28,248,915    41,071,117

                      SUPPLEMENTAL LOAN TO VALUE RATIO AND
                 SUPPLEMENTAL PRINCIPAL BALANCE -- (Continued)

                            SUPPLEMENTAL          SUPPLEMENTAL PRINCIPAL
                        LOAN TO VALUE RATIO               BALANCE
                       ----------------------   ---------------------------
                        AGGREGATE                 AGGREGATE
                         CLASS A                   CLASS A
    PAYMENT DATE        INCLUDING      CLASS      INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS      B      REFINANCINGS         B
    ------------       ------------   -------   -------------   -----------
                           (%)          (%)          ($)            ($)
March 2008...........      0.71         1.92       14,102,830    38,137,229
April 2008...........      0.00         1.78                0    35,050,894
May 2008.............      0.00         1.65                0    32,209,192
June 2008............      0.00         1.51                0    29,220,735
July 2008............      0.00         1.37                0    26,280,712
August 2008..........      0.00         1.22                0    23,197,530
September 2008.......      0.00         1.08                0    20,354,344
October 2008.........      0.00         0.93                0    17,370,522
November 2008........      0.00         0.78                0    14,437,136
December 2008........      0.00         0.63                0    11,554,030
January 2009.........      0.00         0.48                0     8,722,497
February 2009........      0.00         0.32                0     5,761,276
March 2009...........      0.00         0.00                0             0
April 2009...........      0.00         0.00                0             0
May 2009.............      0.00         0.00                0             0
June 2009............      0.00         0.00                0             0
July 2009............      0.00         0.00                0             0
August 2009..........      0.00         0.00                0             0
September 2009.......      0.00         0.00                0             0
October 2009.........      0.00         0.00                0             0
November 2009........      0.00         0.00                0             0
December 2009........      0.00         0.00                0             0
January 2010.........      0.00         0.00                0             0
February 2010........      0.00         0.00                0             0
March 2010...........      0.00         0.00                0             0
April 2010...........      0.00         0.00                0             0
May 2010.............      0.00         0.00                0             0
June 2010............      0.00         0.00                0             0
July 2010............      0.00         0.00                0             0
August 2010..........      0.00         0.00                0             0
September 2010.......      0.00         0.00                0             0
October 2010.........      0.00         0.00                0             0
November 2010........      0.00         0.00                0             0
December 2010........      0.00         0.00                0             0
January 2011.........      0.00         0.00                0             0
February 2011........      0.00         0.00                0             0
March 2011...........      0.00         0.00                0             0
April 2011...........      0.00         0.00                0             0
May 2011.............      0.00         0.00                0             0
June 2011............      0.00         0.00                0             0
July 2011............      0.00         0.00                0             0
August 2011..........      0.00         0.00                0             0
September 2011.......      0.00         0.00                0             0
October 2011.........      0.00         0.00                0             0
November 2011........      0.00         0.00                0             0
December 2011........      0.00         0.00                0             0
January 2012.........      0.00         0.00                0             0
February 2012........      0.00         0.00                0             0
March 2012...........      0.00         0.00                0             0
April 2012...........      0.00         0.00                0             0
May 2012.............      0.00         0.00                0             0
June 2012............      0.00         0.00                0             0
July 2012............      0.00         0.00                0             0
August 2012..........      0.00         0.00                0             0
September 2012.......      0.00         0.00                0             0
October 2012.........      0.00         0.00                0             0
November 2012........      0.00         0.00                0             0
December 2012........      0.00         0.00                0             0
January 2013.........      0.00         0.00                0             0
February 2013........      0.00         0.00                0             0

                            SUPPLEMENTAL          SUPPLEMENTAL PRINCIPAL
                        LOAN TO VALUE RATIO               BALANCE
                       ----------------------   ---------------------------
                        AGGREGATE                 AGGREGATE
                         CLASS A                   CLASS A
    PAYMENT DATE        INCLUDING      CLASS      INCLUDING        CLASS
    OCCURRING IN       REFINANCINGS      B      REFINANCINGS         B
    ------------       ------------   -------   -------------   -----------
                           (%)          (%)          ($)            ($)
March 2013...........      0.00         0.00                0             0
April 2013...........      0.00         0.00                0             0
May 2013.............      0.00         0.00                0             0
June 2013............      0.00         0.00                0             0
July 2013............      0.00         0.00                0             0
August 2013..........      0.00         0.00                0             0
September 2013.......      0.00         0.00                0             0
October 2013.........      0.00         0.00                0             0
November 2013........      0.00         0.00                0             0
December 2013........      0.00         0.00                0             0
January 2014.........      0.00         0.00                0             0
February 2014........      0.00         0.00                0             0
March 2014...........      0.00         0.00                0             0
April 2014...........      0.00         0.00                0             0
May 2014.............      0.00         0.00                0             0
June 2014............      0.00         0.00                0             0
July 2014............      0.00         0.00                0             0
August 2014..........      0.00         0.00                0             0
September 2014.......      0.00         0.00                0             0
October 2014.........      0.00         0.00                0             0
November 2014........      0.00         0.00                0             0
December 2014........      0.00         0.00                0             0
January 2015.........      0.00         0.00                0             0
February 2015........      0.00         0.00                0             0
March 2015...........      0.00         0.00                0             0
April 2015...........      0.00         0.00                0             0
May 2015.............      0.00         0.00                0             0
June 2015............      0.00         0.00                0             0
July 2015............      0.00         0.00                0             0
August 2015..........      0.00         0.00                0             0
September 2015.......      0.00         0.00                0             0
October 2015.........      0.00         0.00                0             0
November 2015........      0.00         0.00                0             0
December 2015........      0.00         0.00                0             0
January 2016.........      0.00         0.00                0             0
February 2016........      0.00         0.00                0             0
March 2016...........      0.00         0.00                0             0
April 2016...........      0.00         0.00                0             0
May 2016.............      0.00         0.00                0             0
June 2016............      0.00         0.00                0             0
July 2016............      0.00         0.00                0             0
August 2016..........      0.00         0.00                0             0
September 2016.......      0.00         0.00                0             0
October 2016.........      0.00         0.00                0             0
November 2016........      0.00         0.00                0             0
December 2016........      0.00         0.00                0             0
January 2017.........      0.00         0.00                0             0
February 2017........      0.00         0.00                0             0
March 2017...........      0.00         0.00                0             0
April 2017...........      0.00         0.00                0             0
May 2017.............      0.00         0.00                0             0
June 2017............      0.00         0.00                0             0
July 2017............      0.00         0.00                0             0
August 2017..........      0.00         0.00                0             0
September 2017.......      0.00         0.00                0             0
October 2017.........      0.00         0.00                0             0
November 2017........      0.00         0.00                0             0
December 2017........      0.00         0.00                0             0
January 2018.........      0.00         0.00                0             0
February 2018........      0.00         0.00                0             0
March 2018...........      0.00         0.00                0             0
April 2018...........      0.00         0.00                0             0

                                   APPENDIX 7

                    SCHEDULED PRINCIPAL PAYMENT AMOUNTS AND
                TARGET POOL FACTORS FOR FIXED RATE CERTIFICATES

                            SCHEDULED PRINCIPAL          TARGET
                              PAYMENT AMOUNTS         POOL FACTORS
                           ----------------------   -----------------
PAYMENT DATE OCCURRING IN   CLASS C     CLASS D     CLASS C   CLASS D
-------------------------  ---------   ----------   -------   -------
                              ($)         ($)         (%)       (%)
March 1998.............            0            0   100.00    100.00
April 1998.............            0            0   100.00    100.00
May 1998...............      900,000            0    99.76    100.00
June 1998..............      900,000            0    99.52    100.00
July 1998..............      900,000            0    99.28    100.00
August 1998............      937,500            0    99.03    100.00
September 1998.........      937,500            0    98.78    100.00
October 1998...........      937,500            0    98.53    100.00
November 1998..........      975,000            0    98.27    100.00
December 1998..........      975,000            0    98.01    100.00
January 1999...........    1,012,500            0    97.74    100.00
February 1999..........    1,012,500            0    97.47    100.00
March 1999.............    1,012,500            0    97.20    100.00
April 1999.............    1,050,000            0    96.92    100.00
May 1999...............    1,050,000      320,000    96.64     99.92
June 1999..............    1,050,000      320,000    96.36     99.84
July 1999..............    1,087,500      360,000    96.07     99.75
August 1999............    1,087,500      360,000    95.78     99.66
September 1999.........    1,125,000      400,000    95.48     99.56
October 1999...........    1,125,000      400,000    95.18     99.46
November 1999..........    1,162,500      400,000    94.87     99.36
December 1999..........    1,162,500      440,000    94.56     99.25
January 2000...........    1,162,500      440,000    94.25     99.14
February 2000..........    1,200,000      480,000    93.93     99.02
March 2000.............    1,200,000      480,000    93.61     98.90
April 2000.............    1,200,000      520,000    93.29     98.77
May 2000...............    1,237,500      520,000    92.96     98.64
June 2000..............    1,237,500      560,000    92.63     98.50
July 2000..............    1,275,000      560,000    92.29     98.36
August 2000............    1,312,500      560,000    91.94     98.22
September 2000.........    1,275,000      600,000    91.60     98.07
October 2000...........    1,312,500      640,000    91.25     97.91
November 2000..........    1,350,000      640,000    90.89     97.75
December 2000..........    1,350,000      640,000    90.53     97.59
January 2001...........    1,350,000      680,000    90.17     97.42
February 2001..........    1,387,500      720,000    89.80     97.24
March 2001.............    1,387,500      720,000    89.43     97.06
April 2001.............    1,425,000      720,000    89.05     96.88
May 2001...............    1,425,000      760,000    88.67     96.69
June 2001..............    1,462,500      800,000    88.28     96.49
July 2001..............    1,462,500      800,000    87.89     96.29
August 2001............    1,500,000      840,000    87.49     96.08
September 2001.........    1,500,000      840,000    87.09     95.87
October 2001...........    1,537,500      880,000    86.68     95.65
November 2001..........    1,537,500      880,000    86.27     95.43
December 2001..........    1,537,500      920,000    85.86     95.20
January 2002...........    1,575,000      920,000    85.44     94.97
February 2002..........    1,612,500      960,000    85.01     94.73
March 2002.............    1,612,500      960,000    84.58     94.49
April 2002.............    1,612,500    1,040,000    84.15     94.23
May 2002...............    1,650,000    1,000,000    83.71     93.98
June 2002..............    1,650,000    1,080,000    83.27     93.71
July 2002..............    1,687,500    1,040,000    82.82     93.45
August 2002............    1,725,000    1,120,000    82.36     93.17
September 2002.........    1,725,000    1,120,000    81.90     92.89
October 2002...........    1,725,000    1,160,000    81.44     92.60
November 2002..........    1,762,500    1,160,000    80.97     92.31
December 2002..........    1,800,000    1,200,000    80.49     92.01
January 2003...........    1,800,000    1,240,000    80.01     91.70
February 2003..........    1,800,000    1,240,000    79.53     91.39

                            SCHEDULED PRINCIPAL          TARGET
                              PAYMENT AMOUNTS         POOL FACTORS
                           ----------------------   -----------------
PAYMENT DATE OCCURRING IN   CLASS C     CLASS D     CLASS C   CLASS D
-------------------------  ---------   ----------   -------   -------
                              ($)         ($)         (%)       (%)
March 2003.............    1,837,500    1,280,000    79.04     91.07
April 2003.............    1,875,000    1,280,000    78.54     90.75
May 2003...............    1,875,000    1,320,000    78.04     90.42
June 2003..............    1,912,500    1,360,000    77.53     90.08
July 2003..............    1,912,500    1,400,000    77.02     89.73
August 2003............    1,950,000    1,400,000    76.50     89.38
September 2003.........    1,950,000    1,440,000    75.98     89.02
October 2003...........    1,987,500    1,480,000    75.45     88.65
November 2003..........    1,987,500    1,480,000    74.92     88.28
December 2003..........    2,025,000    1,520,000    74.38     87.90
January 2004...........    2,062,500    1,520,000    73.83     87.52
February 2004..........    2,062,500    1,600,000    73.28     87.12
March 2004.............    2,100,000    1,600,000    72.72     86.72
April 2004.............    2,100,000    1,640,000    72.16     86.31
May 2004...............    2,137,500    1,680,000    71.59     85.89
June 2004..............    2,137,500    1,680,000    71.02     85.47
July 2004..............    2,175,000    1,720,000    70.44     85.04
August 2004............    2,212,500    1,760,000    69.85     84.60
September 2004.........    2,212,500    1,800,000    69.26     84.15
October 2004...........    2,250,000    1,800,000    68.66     83.70
November 2004..........    2,250,000    1,840,000    68.06     83.24
December 2004..........    2,287,500    1,880,000    67.45     82.77
January 2005...........    2,325,000    1,920,000    66.83     82.29
February 2005..........    2,325,000    1,960,000    66.21     81.80
March 2005.............    2,362,500    1,960,000    65.58     81.31
April 2005.............    2,400,000    2,000,000    64.94     80.81
May 2005...............    2,400,000    2,040,000    64.30     80.30
June 2005..............    2,437,500    2,080,000    63.65     79.78
July 2005..............    2,437,500    2,120,000    63.00     79.25
August 2005............    2,475,000    2,120,000    62.34     78.72
September 2005.........    2,512,500    2,200,000    61.67     78.17
October 2005...........    2,512,500    2,200,000    61.00     77.62
November 2005..........    2,550,000    2,240,000    60.32     77.06
December 2005..........    2,550,000    2,280,000    59.64     76.49
January 2006...........    2,625,000    2,320,000    58.94     75.91
February 2006..........    2,625,000    2,360,000    58.24     75.32
March 2006.............    2,625,000    2,400,000    57.54     74.72
April 2006.............    2,662,500    2,440,000    56.83     74.11
May 2006...............    2,700,000    2,440,000    56.11     73.50
June 2006..............    2,737,500    2,520,000    55.38     72.87
July 2006..............    2,737,500    2,520,000    54.65     72.24
August 2006............    2,775,000    2,600,000    53.91     71.59
September 2006.........    2,812,500    2,600,000    53.16     70.94
October 2006...........    2,812,500    2,680,000    52.41     70.27
November 2006..........    2,887,500    2,680,000    51.64     69.60
December 2006..........    2,850,000    2,720,000    50.88     68.92
January 2007...........    2,925,000    2,800,000    50.10     68.22
February 2007..........    2,925,000    2,800,000    49.32     67.52
March 2007.............    2,962,500    2,840,000    48.53     66.81
April 2007.............    3,000,000    2,920,000    47.73     66.08
May 2007...............    3,000,000    2,920,000    46.93     65.35
June 2007..............    3,037,500    2,960,000    46.12     64.61
July 2007..............    3,075,000    3,040,000    45.30     63.85
August 2007............    3,112,500    3,040,000    44.47     63.09
September 2007.........    3,112,500    3,120,000    43.64     62.31
October 2007...........    3,150,000    3,160,000    42.80     61.52
November 2007..........    3,187,500    3,200,000    41.95     60.72
December 2007..........    3,225,000    3,200,000    41.09     59.92
January 2008...........    3,225,000    3,280,000    40.23     59.10
February 2008..........    3,262,500    3,360,000    39.36     58.26

                    SCHEDULED PRINCIPAL PAYMENT AMOUNTS AND
         TARGET POOL FACTORS FOR FIXED RATE CERTIFICATES -- (Continued)

                            SCHEDULED PRINCIPAL          TARGET
                              PAYMENT AMOUNTS         POOL FACTORS
                           ----------------------   -----------------
PAYMENT DATE OCCURRING IN   CLASS C     CLASS D     CLASS C   CLASS D
-------------------------  ---------   ----------   -------   -------
                              ($)         ($)         (%)       (%)
March 2008.............    3,300,000    3,360,000    38.48     57.42
April 2008.............    3,337,500    3,400,000    37.59     56.57
May 2008...............    3,375,000    3,480,000    36.69     55.70
June 2008..............    3,375,000    3,480,000    35.79     54.83
July 2008..............    3,412,500    3,560,000    34.88     53.94
August 2008............    3,450,000    3,600,000    33.96     53.04
September 2008.........    3,487,500    3,680,000    33.03     52.12
October 2008...........    3,487,500    3,680,000    32.10     51.20
November 2008..........    3,562,500    3,760,000    31.15     50.26
December 2008..........    3,562,500    3,800,000    30.20     49.31
January 2009...........    3,600,000    3,840,000    29.24     48.35
February 2009..........    3,637,500    3,880,000    28.27     47.38
March 2009.............    3,637,500    3,960,000    27.30     46.39
April 2009.............    3,712,500    3,960,000    26.31     45.40
May 2009...............    3,712,500    4,080,000    25.32     44.38
June 2009..............    3,750,000    4,080,000    24.32     43.36
July 2009..............    3,787,500    4,160,000    23.31     42.32
August 2009............    3,825,000    4,200,000    22.29     41.27
September 2009.........    3,862,500    4,240,000    21.26     40.21
October 2009...........    3,900,000    4,320,000    20.22     39.13
November 2009..........    3,900,000    4,360,000    19.18     38.04
December 2009..........    3,975,000    4,400,000    18.12     36.94
January 2010...........    3,975,000    4,480,000    17.06     35.82
February 2010..........    4,012,500    4,520,000    15.99     34.69
March 2010.............    4,087,500    4,600,000    14.90     33.54
April 2010.............    4,087,500    4,640,000    13.81     32.38
May 2010...............    4,125,000    4,680,000    12.71     31.21
June 2010..............    4,125,000    4,760,000    11.61     30.02
July 2010..............    4,200,000    4,800,000    10.49     28.82
August 2010............    4,237,500    4,880,000     9.36     27.60
September 2010.........    4,275,000    4,920,000     8.22     26.37
October 2010...........    4,275,000    5,000,000     7.08     25.12
November 2010..........    4,350,000    5,040,000     5.92     23.86
December 2010..........    4,350,000    5,120,000     4.76     22.58
January 2011...........    4,425,000    5,160,000     3.58     21.29
February 2011..........    4,425,000    5,200,000     2.40     19.99
March 2011.............    9,000,000    5,320,000     0.00     18.66
April 2011.............            0    5,360,000     0.00     17.32
May 2011...............            0    5,400,000     0.00     15.97
June 2011..............            0    5,480,000     0.00     14.60
July 2011..............            0    5,520,000     0.00     13.22
August 2011............            0    5,640,000     0.00     11.81
September 2011.........            0    5,680,000     0.00     10.39
October 2011...........            0    5,720,000     0.00      8.96
November 2011..........            0    5,800,000     0.00      7.51
December 2011..........            0    5,880,000     0.00      6.04
January 2012...........            0    5,920,000     0.00      4.56
February 2012..........            0    6,040,000     0.00      3.05
March 2012.............            0   12,200,000     0.00      0.00
April 2012.............            0            0     0.00      0.00
May 2012...............            0            0     0.00      0.00
June 2012..............            0            0     0.00      0.00
July 2012..............            0            0     0.00      0.00
August 2012............            0            0     0.00      0.00
September 2012.........            0            0     0.00      0.00
October 2012...........            0            0     0.00      0.00
November 2012..........            0            0     0.00      0.00
December 2012..........            0            0     0.00      0.00
January 2013...........            0            0     0.00      0.00
February 2013..........            0            0     0.00      0.00

                            SCHEDULED PRINCIPAL          TARGET
                              PAYMENT AMOUNTS         POOL FACTORS
                           ----------------------   -----------------
PAYMENT DATE OCCURRING IN   CLASS C     CLASS D     CLASS C   CLASS D
-------------------------  ---------   ----------   -------   -------
                              ($)         ($)         (%)       (%)
March 2013.............            0            0     0.00      0.00
April 2013.............            0            0     0.00      0.00
May 2013...............            0            0     0.00      0.00
June 2013..............            0            0     0.00      0.00
July 2013..............            0            0     0.00      0.00
August 2013............            0            0     0.00      0.00
September 2013.........            0            0     0.00      0.00
October 2013...........            0            0     0.00      0.00
November 2013..........            0            0     0.00      0.00
December 2013..........            0            0     0.00      0.00
January 2014...........            0            0     0.00      0.00
February 2014..........            0            0     0.00      0.00
March 2014.............            0            0     0.00      0.00
April 2014.............            0            0     0.00      0.00
May 2014...............            0            0     0.00      0.00
June 2014..............            0            0     0.00      0.00
July 2014..............            0            0     0.00      0.00
August 2014............            0            0     0.00      0.00
September 2014.........            0            0     0.00      0.00
October 2014...........            0            0     0.00      0.00
November 2014..........            0            0     0.00      0.00
December 2014..........            0            0     0.00      0.00
January 2015...........            0            0     0.00      0.00
February 2015..........            0            0     0.00      0.00
March 2015.............            0            0     0.00      0.00
April 2015.............            0            0     0.00      0.00
May 2015...............            0            0     0.00      0.00
June 2015..............            0            0     0.00      0.00
July 2015..............            0            0     0.00      0.00
August 2015............            0            0     0.00      0.00
September 2015.........            0            0     0.00      0.00
October 2015...........            0            0     0.00      0.00
November 2015..........            0            0     0.00      0.00
December 2015..........            0            0     0.00      0.00
January 2016...........            0            0     0.00      0.00
February 2016..........            0            0     0.00      0.00
March 2016.............            0            0     0.00      0.00
April 2016.............            0            0     0.00      0.00
May 2016...............            0            0     0.00      0.00
June 2016..............            0            0     0.00      0.00
July 2016..............            0            0     0.00      0.00
August 2016............            0            0     0.00      0.00
September 2016.........            0            0     0.00      0.00
October 2016...........            0            0     0.00      0.00
November 2016..........            0            0     0.00      0.00
December 2016..........            0            0     0.00      0.00
January 2017...........            0            0     0.00      0.00
February 2017..........            0            0     0.00      0.00
March 2017.............            0            0     0.00      0.00
April 2017.............            0            0     0.00      0.00
May 2017...............            0            0     0.00      0.00
June 2017..............            0            0     0.00      0.00
July 2017..............            0            0     0.00      0.00
August 2017............            0            0     0.00      0.00
September 2017.........            0            0     0.00      0.00
October 2017...........            0            0     0.00      0.00
November 2017..........            0            0     0.00      0.00
December 2017..........            0            0     0.00      0.00
January 2018...........            0            0     0.00      0.00
February 2018..........            0            0     0.00      0.00

                                   APPENDIX 8

                PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE
                 OF THE CERTIFICATES BASED ON THE ASSUMED CASE

                                                                                                         AGGREGATE
                                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS     CLASS A
PAYMENT DATE OCCURRING IN                          A-4        A-5        A-6        A-7        A-8      CERTIFICATES   CLASS B
-------------------------                        --------   --------   --------   --------   --------   ------------   -------
March 1998....................................   100.00%     15.72%    100.00%    100.00%    100.00%      100.00%      100.00%
April 1998....................................   100.00%      6.37%    100.00%    100.00%    100.00%       97.66%       98.52%
May 1998......................................   100.00%      4.33%    100.00%    100.00%    100.00%       97.16%       98.19%
June 1998.....................................   100.00%      2.18%    100.00%    100.00%    100.00%       96.62%       97.85%
July 1998.....................................   100.00%      0.00%     99.96%    100.00%    100.00%       96.06%       97.52%
August 1998...................................   100.00%      0.00%     98.57%    100.00%    100.00%       95.56%       97.18%
September 1998................................   100.00%      0.00%     97.04%    100.00%    100.00%       95.02%       96.84%
October 1998..................................   100.00%      0.00%     95.63%    100.00%    100.00%       94.52%       96.50%
November 1998.................................   100.00%      0.00%     94.23%    100.00%    100.00%       94.02%       96.15%
December 1998.................................   100.00%      0.00%     92.83%    100.00%    100.00%       93.53%       95.80%
January 1999..................................   100.00%      0.00%     91.20%    100.00%    100.00%       92.95%       95.45%
February 1999.................................   100.00%      0.00%     89.61%    100.00%    100.00%       92.38%       95.10%
March 1999....................................   100.00%      0.00%     87.99%    100.00%    100.00%       91.81%       94.75%
April 1999....................................   100.00%      0.00%     86.30%    100.00%    100.00%       91.21%       94.39%
May 1999......................................   100.00%      0.00%     84.65%    100.00%    100.00%       90.62%       94.03%
June 1999.....................................   100.00%      0.00%     83.07%    100.00%    100.00%       90.06%       93.67%
July 1999.....................................   100.00%      0.00%     81.38%    100.00%    100.00%       89.46%       93.31%
August 1999...................................   100.00%      0.00%     81.38%    100.00%    100.00%       89.46%       88.80%
September 1999................................   100.00%      0.00%     79.87%    100.00%    100.00%       88.93%       88.22%
October 1999..................................   100.00%      0.00%     78.23%    100.00%    100.00%       88.34%       87.75%
November 1999.................................   100.00%      0.00%     76.67%    100.00%    100.00%       87.79%       87.29%
December 1999.................................   100.00%      0.00%     75.10%    100.00%    100.00%       87.23%       86.83%
January 2000..................................   100.00%      0.00%     73.47%    100.00%    100.00%       86.65%       86.37%
February 2000.................................   100.00%      0.00%     71.85%    100.00%    100.00%       86.08%       85.80%
March 2000....................................   100.00%      0.00%     70.27%    100.00%    100.00%       85.52%       85.34%
April 2000....................................   100.00%      0.00%     68.71%    100.00%    100.00%       84.97%       84.88%
May 2000......................................   100.00%      0.00%     67.12%    100.00%    100.00%       84.40%       84.42%
June 2000.....................................   100.00%      0.00%     65.56%    100.00%    100.00%       83.85%       83.96%
July 2000.....................................   100.00%      0.00%     63.93%    100.00%    100.00%       83.27%       83.50%
August 2000...................................   100.00%      0.00%     62.38%    100.00%    100.00%       82.72%       83.04%
September 2000................................   100.00%      0.00%     60.84%    100.00%    100.00%       82.17%       82.58%
October 2000..................................   100.00%      0.00%     59.27%    100.00%    100.00%       81.61%       82.12%
November 2000.................................   100.00%      0.00%     57.74%    100.00%    100.00%       81.07%       81.66%
December 2000.................................   100.00%      0.00%     56.18%    100.00%    100.00%       80.52%       81.20%
January 2001..................................   100.00%      0.00%     53.92%    100.00%    100.00%       79.71%       80.28%
February 2001.................................   100.00%      0.00%     52.22%    100.00%    100.00%       79.11%       80.28%
March 2001....................................   100.00%      0.00%     50.61%      0.00%    100.00%       78.54%       79.78%
April 2001....................................   100.00%      0.00%     49.17%      0.00%    100.00%       78.03%       79.11%
May 2001......................................   100.00%      0.00%     47.63%      0.00%    100.00%       77.48%       78.55%
June 2001.....................................   100.00%      0.00%     46.17%      0.00%    100.00%       76.96%       77.89%
July 2001.....................................   100.00%      0.00%     44.48%      0.00%    100.00%       76.36%       77.13%
August 2001...................................   100.00%      0.00%     43.03%      0.00%    100.00%       75.85%       76.48%
September 2001................................   100.00%      0.00%     41.53%      0.00%    100.00%       75.31%       75.92%
October 2001..................................   100.00%      0.00%     40.04%      0.00%    100.00%       74.78%       75.27%
November 2001.................................   100.00%      0.00%     38.59%      0.00%    100.00%       74.27%       74.62%
December 2001.................................   100.00%      0.00%     37.01%      0.00%    100.00%       73.71%       74.16%
January 2002..................................   100.00%      0.00%     35.47%      0.00%    100.00%       73.16%       73.71%
February 2002.................................   100.00%      0.00%     33.93%      0.00%    100.00%       72.61%       73.25%
March 2002....................................   100.00%      0.00%     32.26%      0.00%    100.00%       72.02%       72.79%
April 2002....................................   100.00%      0.00%     30.82%      0.00%    100.00%       71.51%       72.04%
May 2002......................................   100.00%      0.00%     29.28%      0.00%    100.00%       70.96%       71.39%
June 2002.....................................   100.00%      0.00%     27.72%      0.00%    100.00%       70.41%       70.21%
July 2002.....................................   100.00%      0.00%     26.23%      0.00%    100.00%       69.88%       69.47%
August 2002...................................   100.00%      0.00%     24.79%      0.00%    100.00%       69.37%       68.73%
September 2002................................   100.00%      0.00%     22.52%      0.00%    100.00%       68.57%       67.72%
October 2002..................................   100.00%      0.00%     21.05%      0.00%    100.00%       68.04%       66.99%
November 2002.................................   100.00%      0.00%     19.67%      0.00%    100.00%       67.55%       66.17%
December 2002.................................   100.00%      0.00%     18.19%      0.00%    100.00%       67.03%       65.53%
January 2003..................................   100.00%      0.00%     16.84%      0.00%    100.00%       66.55%       64.62%
February 2003.................................   100.00%      0.00%     15.39%      0.00%    100.00%       66.03%       63.99%

                PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE
          OF THE CERTIFICATES BASED ON THE ASSUMED CASE -- (Continued)

                                                                                                         AGGREGATE
                                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS     CLASS A
PAYMENT DATE OCCURRING IN                          A-4        A-5        A-6        A-7        A-8      CERTIFICATES   CLASS B
-------------------------                        --------   --------   --------   --------   --------   ------------   -------
March 2003....................................     0.00%      0.00%     13.86%      0.00%      0.00%       65.49%       63.26%
April 2003....................................     0.00%      0.00%     12.50%      0.00%      0.00%       65.01%       62.36%
May 2003......................................     0.00%      0.00%     10.92%      0.00%      0.00%       64.45%       61.91%
June 2003.....................................     0.00%      0.00%      9.48%      0.00%      0.00%       63.93%       61.20%
July 2003.....................................     0.00%      0.00%      8.03%      0.00%      0.00%       63.42%       60.39%
August 2003...................................     0.00%      0.00%      6.60%      0.00%      0.00%       62.91%       59.59%
September 2003................................     0.00%      0.00%      5.17%      0.00%      0.00%       62.40%       58.79%
October 2003..................................     0.00%      0.00%      3.74%      0.00%      0.00%       61.90%       57.91%
November 2003.................................     0.00%      0.00%      2.33%      0.00%      0.00%       61.39%       57.12%
December 2003.................................     0.00%      0.00%      0.88%      0.00%      0.00%       60.88%       56.34%
January 2004..................................     0.00%      0.00%      0.00%      0.00%      0.00%       60.39%       55.47%
February 2004.................................     0.00%      0.00%      0.00%      0.00%      0.00%       59.90%       54.60%
March 2004....................................     0.00%      0.00%      0.00%      0.00%      0.00%       59.38%       53.74%
April 2004....................................     0.00%      0.00%      0.00%      0.00%      0.00%       58.95%       52.39%
May 2004......................................     0.00%      0.00%      0.00%      0.00%      0.00%       58.42%       51.71%
June 2004.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       57.87%       51.21%
July 2004.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       57.35%       50.39%
August 2004...................................     0.00%      0.00%      0.00%      0.00%      0.00%       56.84%       49.57%
September 2004................................     0.00%      0.00%      0.00%      0.00%      0.00%       56.35%       48.67%
October 2004..................................     0.00%      0.00%      0.00%      0.00%      0.00%       55.85%       47.79%
November 2004.................................     0.00%      0.00%      0.00%      0.00%      0.00%       55.34%       46.98%
December 2004.................................     0.00%      0.00%      0.00%      0.00%      0.00%       54.84%       46.11%
January 2005..................................     0.00%      0.00%      0.00%      0.00%      0.00%       54.35%       45.24%
February 2005.................................     0.00%      0.00%      0.00%      0.00%      0.00%       53.87%       44.30%
March 2005....................................     0.00%      0.00%      0.00%      0.00%      0.00%       53.42%       42.98%
April 2005....................................     0.00%      0.00%      0.00%      0.00%      0.00%       52.93%       42.14%
May 2005......................................     0.00%      0.00%      0.00%      0.00%      0.00%       52.38%       41.68%
June 2005.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       51.90%       40.78%
July 2005.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       51.42%       39.88%
August 2005...................................     0.00%      0.00%      0.00%      0.00%      0.00%       50.95%       38.99%
September 2005................................     0.00%      0.00%      0.00%      0.00%      0.00%       50.48%       38.11%
October 2005..................................     0.00%      0.00%      0.00%      0.00%      0.00%       49.99%       37.23%
November 2005.................................     0.00%      0.00%      0.00%      0.00%      0.00%       49.51%       36.37%
December 2005.................................     0.00%      0.00%      0.00%      0.00%      0.00%       49.04%       35.45%
January 2006..................................     0.00%      0.00%      0.00%      0.00%      0.00%       48.56%       34.54%
February 2006.................................     0.00%      0.00%      0.00%      0.00%      0.00%       48.17%       33.06%
March 2006....................................     0.00%      0.00%      0.00%      0.00%      0.00%       47.59%       32.75%
April 2006....................................     0.00%      0.00%      0.00%      0.00%      0.00%       47.10%       31.87%
May 2006......................................     0.00%      0.00%      0.00%      0.00%      0.00%       46.61%       31.00%
June 2006.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       46.13%       30.07%
July 2006.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       45.62%       29.23%
August 2006...................................     0.00%      0.00%      0.00%      0.00%      0.00%       45.14%       28.32%
September 2006................................     0.00%      0.00%      0.00%      0.00%      0.00%       44.66%       27.42%
October 2006..................................     0.00%      0.00%      0.00%      0.00%      0.00%       44.16%       26.54%
November 2006.................................     0.00%      0.00%      0.00%      0.00%      0.00%       43.68%       25.59%
December 2006.................................     0.00%      0.00%      0.00%      0.00%      0.00%       43.18%       24.72%
January 2007..................................     0.00%      0.00%      0.00%      0.00%      0.00%       42.69%       23.80%
February 2007.................................     0.00%      0.00%      0.00%      0.00%      0.00%       42.20%       22.89%
March 2007....................................     0.00%      0.00%      0.00%      0.00%      0.00%       41.68%       21.99%
April 2007....................................     0.00%      0.00%      0.00%      0.00%      0.00%       41.18%       21.11%
May 2007......................................     0.00%      0.00%      0.00%      0.00%      0.00%       40.78%       19.47%
June 2007.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       40.30%       18.42%
July 2007.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       39.75%       17.90%
August 2007...................................     0.00%      0.00%      0.00%      0.00%      0.00%       39.23%       17.07%
September 2007................................     0.00%      0.00%      0.00%      0.00%      0.00%       38.67%       16.62%
October 2007..................................     0.00%      0.00%      0.00%      0.00%      0.00%       38.16%       15.74%
November 2007.................................     0.00%      0.00%      0.00%      0.00%      0.00%       37.65%       14.88%
December 2007.................................     0.00%      0.00%      0.00%      0.00%      0.00%       37.16%       13.97%
January 2008..................................     0.00%      0.00%      0.00%      0.00%      0.00%       36.67%       13.07%
February 2008.................................     0.00%      0.00%      0.00%      0.00%      0.00%       36.17%       12.19%

                PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE
          OF THE CERTIFICATES BASED ON THE ASSUMED CASE -- (Continued)

                                                                                                         AGGREGATE
                                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS     CLASS A
PAYMENT DATE OCCURRING IN                          A-4        A-5        A-6        A-7        A-8      CERTIFICATES   CLASS B
-------------------------                        --------   --------   --------   --------   --------   ------------   -------
March 2008....................................     0.00%      0.00%      0.00%      0.00%      0.00%       35.68%       11.32%
April 2008....................................     0.00%      0.00%      0.00%      0.00%      0.00%       35.21%       10.40%
May 2008......................................     0.00%      0.00%      0.00%      0.00%      0.00%       34.74%        9.56%
June 2008.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       34.28%        8.67%
July 2008.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       33.81%        7.80%
August 2008...................................     0.00%      0.00%      0.00%      0.00%      0.00%       33.36%        6.88%
September 2008................................     0.00%      0.00%      0.00%      0.00%      0.00%       32.90%        6.04%
October 2008..................................     0.00%      0.00%      0.00%      0.00%      0.00%       32.44%        5.15%
November 2008.................................     0.00%      0.00%      0.00%      0.00%      0.00%       32.00%        4.28%
December 2008.................................     0.00%      0.00%      0.00%      0.00%      0.00%       31.55%        3.43%
January 2009..................................     0.00%      0.00%      0.00%      0.00%      0.00%       31.10%        2.59%
February 2009.................................     0.00%      0.00%      0.00%      0.00%      0.00%       30.66%        1.71%
March 2009....................................     0.00%      0.00%      0.00%      0.00%      0.00%       30.33%        0.00%
April 2009....................................     0.00%      0.00%      0.00%      0.00%      0.00%       29.77%        0.00%
May 2009......................................     0.00%      0.00%      0.00%      0.00%      0.00%       29.22%        0.00%
June 2009.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       28.67%        0.00%
July 2009.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       28.12%        0.00%
August 2009...................................     0.00%      0.00%      0.00%      0.00%      0.00%       27.58%        0.00%
September 2009................................     0.00%      0.00%      0.00%      0.00%      0.00%       27.04%        0.00%
October 2009..................................     0.00%      0.00%      0.00%      0.00%      0.00%       26.50%        0.00%
November 2009.................................     0.00%      0.00%      0.00%      0.00%      0.00%       25.97%        0.00%
December 2009.................................     0.00%      0.00%      0.00%      0.00%      0.00%       25.44%        0.00%
January 2010..................................     0.00%      0.00%      0.00%      0.00%      0.00%       24.91%        0.00%
February 2010.................................     0.00%      0.00%      0.00%      0.00%      0.00%       24.39%        0.00%
March 2010....................................     0.00%      0.00%      0.00%      0.00%      0.00%       23.87%        0.00%
April 2010....................................     0.00%      0.00%      0.00%      0.00%      0.00%       23.36%        0.00%
May 2010......................................     0.00%      0.00%      0.00%      0.00%      0.00%       22.85%        0.00%
June 2010.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       22.35%        0.00%
July 2010.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       21.85%        0.00%
August 2010...................................     0.00%      0.00%      0.00%      0.00%      0.00%       21.36%        0.00%
September 2010................................     0.00%      0.00%      0.00%      0.00%      0.00%       20.86%        0.00%
October 2010..................................     0.00%      0.00%      0.00%      0.00%      0.00%       20.36%        0.00%
November 2010.................................     0.00%      0.00%      0.00%      0.00%      0.00%       19.87%        0.00%
December 2010.................................     0.00%      0.00%      0.00%      0.00%      0.00%       19.38%        0.00%
January 2011..................................     0.00%      0.00%      0.00%      0.00%      0.00%       18.89%        0.00%
February 2011.................................     0.00%      0.00%      0.00%      0.00%      0.00%       18.40%        0.00%
March 2011....................................     0.00%      0.00%      0.00%      0.00%      0.00%       18.09%        0.00%
April 2011....................................     0.00%      0.00%      0.00%      0.00%      0.00%       17.41%        0.00%
May 2011......................................     0.00%      0.00%      0.00%      0.00%      0.00%       16.73%        0.00%
June 2011.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       16.05%        0.00%
July 2011.....................................     0.00%      0.00%      0.00%      0.00%      0.00%       15.37%        0.00%
August 2011...................................     0.00%      0.00%      0.00%      0.00%      0.00%       14.69%        0.00%
September 2011................................     0.00%      0.00%      0.00%      0.00%      0.00%       14.02%        0.00%
October 2011..................................     0.00%      0.00%      0.00%      0.00%      0.00%       13.35%        0.00%
November 2011.................................     0.00%      0.00%      0.00%      0.00%      0.00%       12.68%        0.00%
December 2011.................................     0.00%      0.00%      0.00%      0.00%      0.00%       12.03%        0.00%
January 2012..................................     0.00%      0.00%      0.00%      0.00%      0.00%       11.37%        0.00%
February 2012.................................     0.00%      0.00%      0.00%      0.00%      0.00%       10.72%        0.00%
March 2012....................................     0.00%      0.00%      0.00%      0.00%      0.00%       10.32%        0.00%
April 2012....................................     0.00%      0.00%      0.00%      0.00%      0.00%        9.42%        0.00%
May 2012......................................     0.00%      0.00%      0.00%      0.00%      0.00%        8.53%        0.00%
June 2012.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        7.63%        0.00%
July 2012.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        6.74%        0.00%
August 2012...................................     0.00%      0.00%      0.00%      0.00%      0.00%        5.85%        0.00%
September 2012................................     0.00%      0.00%      0.00%      0.00%      0.00%        4.95%        0.00%
October 2012..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
November 2012.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
December 2012.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
January 2013..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
February 2013.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%

                PERCENT OF INITIAL OUTSTANDING PRINCIPAL BALANCE
          OF THE CERTIFICATES BASED ON THE ASSUMED CASE -- (Continued)

                                                                                                         AGGREGATE
                                                 SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS     CLASS A
PAYMENT DATE OCCURRING IN                          A-4        A-5        A-6        A-7        A-8      CERTIFICATES   CLASS B
-------------------------                        --------   --------   --------   --------   --------   ------------   -------
March 2013....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
April 2013....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
May 2013......................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
June 2013.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
July 2013.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
August 2013...................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
September 2013................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
October 2013..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
November 2013.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
December 2013.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
January 2014..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
February 2014.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
March 2014....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
April 2014....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
May 2014......................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
June 2014.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
July 2014.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
August 2014...................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
September 2014................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
October 2014..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
November 2014.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
December 2014.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
January 2015..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
February 2015.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
March 2015....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
April 2015....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
May 2015......................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
June 2015.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
July 2015.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
August 2015...................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
September 2015................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
October 2015..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
November 2015.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
December 2015.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
January 2016..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
February 2016.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
March 2016....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
April 2016....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
May 2016......................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
June 2016.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
July 2016.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
August 2016...................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
September 2016................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
October 2016..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
November 2016.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
December 2016.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
January 2017..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
February 2017.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
March 2017....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
April 2017....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
May 2017......................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
June 2017.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
July 2017.....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
August 2017...................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
September 2017................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
October 2017..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
November 2017.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
December 2017.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
January 2018..................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
February 2018.................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
March 2018....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%
April 2018....................................     0.00%      0.00%      0.00%      0.00%      0.00%        0.00%        0.00%

                AIRPLANES LIMITED                                  AIRPLANES U.S. TRUST
               22 Grenville Street                             c/o Wilmington Trust Company
                    St. Helier                                   1100 North Market Street
                  Jersey JE4 8PX                                   Rodney Square North
                 Channel Islands                                Wilmington, Delaware 19890

   1998 REFINANCING TRUSTEE,                CASH MANAGER                      PAYING AGENT
       INDENTURE TRUSTEE,                                                    AND REGISTRAR
        SECURITY TRUSTEE              GPA CASH MANAGER LIMITED
      AND REFERENCE AGENT                    GPA House                   BANKERS TRUST COMPANY
                                              Shannon                      Four Albany Street
     BANKERS TRUST COMPANY                   Co. Clare                       Mail Stop 5091
       Four Albany Street                     Ireland                   New York, New York 10006
         Mail Stop 5091                                                           USA
    New York, New York 10006
              USA

               ADMINISTRATIVE AGENT                                      SERVICER

     GPA FINANCIAL SERVICES (IRELAND) LIMITED             GE CAPITAL AVIATION SERVICES, LIMITED
                    GPA House                                           GPA House
                     Shannon                                             Shannon
                    Co. Clare                                           Co. Clare
                     Ireland                                             Ireland

                            LUXEMBOURG PAYING AGENT
                                AND CO-REGISTRAR

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route d'Esch
                               L-1470 Luxembourg

                                 LEGAL ADVISORS

To Airplanes Group as  To Airplanes Group   To Airplanes Group   To Airplanes Group   To the Underwriters
         to                as special           as special           as special              as to
  United States Law      Jersey counsel        Irish counsel      Delaware counsel     United States law

DAVIS POLK & WARDWELL   MOURANT DU FEU &     MCCANN FITZGERALD    POTTER ANDERSON &   SHEARMAN & STERLING
 1 Frederick's Place          JEUNE           2 Harbourmaster        CORROON LLP        199 Bishopsgate
   London EC2R 8AB     22 Grenville Street         Place           Delaware Trust       London EC2M 3TY
       England             St. Helier        Custom House Dock        Building              England
                         Jersey JE4 8PX          Dublin 1           P.O. Box 951
                         Channel Islands          Ireland            Wilmington,
                                                                   Delaware 19899
                                                                         USA

                                 LISTING AGENT

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                69, route D'Esch
                               L-1470 Luxembourg

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